UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12
PEAKSTONE REALTY TRUST

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☒	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1520 E. Grand Avenue
El Segundo, California 90245
March 16, 2026
Dear Fellow Shareholder,
You are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) of Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), to be held on April 29, 2026, at 9:00 a.m. Pacific Time. The Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PKST2026SM. You will not be able to attend the Special Meeting in person.
The board of trustees of the Company (the “Board”) has approved an Agreement and Plan of Merger, dated as of February 2, 2026 (as may be amended from time to time, the “Merger Agreement”), by and among the Company, PKST OP, L.P., a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P., each a Delaware limited partnership (collectively, “Parent”), Neon REIT Merger Sub LLC, a Delaware limited liability company and an indirect subsidiary of Parent (“REIT Merger Sub”), and Neon OP Merger Sub LLC, a Delaware limited liability company and a subsidiary of Parent (“Operating Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Operating Merger Sub will be merged with and into the Operating Partnership, with the Operating Partnership surviving the merger (the “Surviving Partnership” and such merger, the “Partnership Merger”), and (ii) immediately following the consummation of the Partnership Merger, REIT Merger Sub will be merged with and into the Company, with the Company surviving the merger (the “Surviving Entity” and such merger, the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Mergers, the Surviving Entity and the Surviving Partnership will be controlled by Parent.
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers (the “Advisory Merger-Related Compensation Proposal”) and (iii) a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).
If the Company Merger is completed, you, as a holder of common shares of beneficial interest, par value $0.001 per share, of the Company (each, a “Company Common Share”), will be entitled to receive $21.00 in cash, without interest, subject to certain adjustments as further described in the enclosed proxy statement, in exchange for each Company Common Share you own as of immediately prior to the effective time of the Company Merger, as more fully described in the enclosed proxy statement.
Our Board has unanimously (i) determined and declared that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders, (ii) duly authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement, (iii) directed that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Shares at the Special Meeting and (iv) recommended that the Company’s shareholders vote in favor of the Merger Proposal. The Board recommends that you vote “FOR” the approval of the Merger Proposal (Proposal 1 below), which approval is necessary to complete the Company Merger, “FOR” the Advisory Merger-Related Compensation Proposal (Proposal 2 below) and “FOR” the Adjournment Proposal (Proposal 3 below).
The Merger Proposal must be approved by the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal. The Notice of Special Meeting and proxy statement accompanying this letter provide you with more specific information concerning the Special Meeting, the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement. The Company encourages you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about the Company from it or from documents filed with the U.S. Securities and Exchange Commission.
Your vote is very important regardless of the number of Company Common Shares that you own. Whether or not you plan to attend the virtual Special Meeting, the Company requests that you authorize a proxy to vote your shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the Special Meeting, you will be able to personally vote even if you have previously submitted your proxy, as your proxy is revocable at your option, but you may also continue to have your shares voted as instructed in your proxy, as your attendance alone will not revoke any proxy that you have previously given. If you fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” approval of the Merger Proposal.
On behalf of the Board, thank you for your continued support.
Sincerely,

/s/ Casey Wold	/s/ Michael J. Escalante
Casey Wold Chairperson of the Board and Independent Trustee	Michael J. Escalante Chief Executive Officer, President and Trustee

This proxy statement is dated March 16, 2026 and, together with the enclosed proxy card, is first being mailed to our shareholders on or about March 16, 2026.

1520 E. Grand Avenue
El Segundo, California 90245
March 16, 2026
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2026
March 16, 2026
To the Shareholders of Peakstone Realty Trust:
NOTICE IS HEREBY GIVEN that the special meeting of shareholders (including any adjournment or postponement thereof, the “Special Meeting”) of Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), will be held on April 29, 2026, at 9:00 a.m. Pacific Time, virtually via live webcast, at www.virtualshareholdermeeting.com/PKST2026SM, for the following purposes:
(1)
To consider and vote on a proposal to approve the merger (the “Company Merger”) of Neon REIT Merger Sub LLC, a Delaware limited liability company (“REIT Merger Sub”) and a subsidiary of BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P., each a Delaware limited partnership (collectively, “Parent”), with and into the Company, with the Company surviving the Company Merger, pursuant to the Agreement and Plan of Merger, dated as of February 2, 2026 (as may be amended from time to time, the “Merger Agreement”), by and among the Company, PKST OP, L.P., a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Parent, REIT Merger Sub and Neon OP Merger Sub LLC, a Delaware limited liability company and an indirect subsidiary of Parent (“Operating Merger Sub”), and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”);

(2)
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers (the “Advisory Merger-Related Compensation Proposal”); and

(3)
To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to the Company’s Second Amended and Restated Bylaws, only the matters set forth in this Notice of Special Meeting may be brought before the Special Meeting. The board of trustees of the Company (the “Board”) has fixed the close of business on March 13, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. The Company knows of no other matters to come before the Special Meeting. Only shareholders of record of common shares of beneficial interest, par value $0.001 per share, of the Company (each, a “Company Common Share”), at the close of business on March 13, 2026, are entitled to notice of and to vote at the Special Meeting or at any postponements or adjournments thereof. On or around March 16, 2026, the Company intends to commence mailing of this Notice to all shareholders entitled to vote at the Special Meeting.
The Board unanimously approved the Merger Agreement and determined and declared the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Company Merger, to be advisable and in the best interests of the Company and its shareholders. The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal.

The Merger Proposal must be approved by the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal. Accordingly, your vote is very important regardless of the number of Company Common Shares that you own. Whether or not you plan to virtually attend the Special Meeting, the Company requests that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you virtually attend the Special Meeting, you will be able to personally vote at the Special Meeting even if you have previously submitted your proxy, as your proxy is revocable at your option, but you may also continue to have your shares voted as instructed in your proxy, as your attendance alone will not revoke any proxy that you have previously given. If you fail to authorize a proxy to vote your shares or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the Company Common Shares that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting. A failure to authorize a proxy to vote your shares, failure to personally vote at the Special Meeting, or failure to instruct your broker, bank or other nominee on how to vote will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have the same effect as voting “AGAINST” the Merger Proposal. The approval of the Advisory Merger-Related Compensation Proposal and the approval of the Adjournment Proposal require the affirmative vote of a majority of the votes cast on each such proposal. If you fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker on how to vote, it will have no effect on the outcome of the Advisory Merger-Related Compensation Proposal or the Adjournment Proposal. Abstentions, while present for purposes of determining the presence of a quorum, are not considered votes cast and therefore will have no effect on the outcome of the Advisory Merger-Related Compensation Proposal and the Adjournment Proposal.
Any proxy may be revoked at any time prior to its exercise by authorizing a proxy to vote again over the Internet or by telephone prior to 11:59 p.m. Eastern Time, on April 28, 2026, signing and returning another proxy card with a later date, provided the Company receives the updated proxy card before the date of the Special Meeting, or personally voting at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously authorized proxy.
The Company encourages you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your Company Common Shares will be represented and voted even if you do not attend the Special Meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 717-3930.
Regardless of the number of Company Common Shares you hold, as a shareholder your role is very important, and the Board strongly encourages you to exercise your right to vote.

By order of the Board of Trustees,

/s/ Nina Momtazee Sitzer
Nina Momtazee Sitzer
Chief Operating Officer, Chief Legal Officer and Secretary

i

ii

SUMMARY
This summary highlights only selected information from this proxy statement relating to the merger of Peakstone Realty Trust, a Maryland real estate investment trust (the “Company” or “Peakstone”), with Neon REIT Merger Sub LLC, a Delaware limited liability company (“REIT Merger Sub”) and an indirect subsidiary of BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P., each a Delaware limited partnership (collectively, “Parent”), with the Company surviving the merger (the “Company Merger”), and the other transactions contemplated by the Merger Agreement (as defined herein). This summary does not contain all of the information about the Company Merger and the related transactions contemplated by the Merger Agreement that may be important to you. As a result, to understand the Company Merger and the related transactions fully and for a more complete description of the terms of the Company Merger and the related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which the Company has referred you, including the Agreement and Plan of Merger, dated as of February 2, 2026, by and among the Company, the Operating Partnership (as defined herein), Parent, Operating Merger Sub (as defined herein) and REIT Merger Sub (as may be amended from time to time, the “Merger Agreement”), which is attached as Annex A. This proxy statement is first being mailed to the Company’s shareholders on or about March 16, 2026.
The Parties to the Mergers (See Page 25)
Peakstone Realty Trust and PKST OP, L.P.
Corporate Headquarters:
1520 E. Grand Avenue
El Segundo, California 90245
(310) 606-3200
Peakstone Realty Trust (the “Company,” “Peakstone,” “we,” “us” or “our”) is an industrial real estate investment trust (“REIT”) within the meaning of Sections 856-860 of the Code (defined below), with a strategic focus on growth in the industrial outdoor storage (“IOS”) sector.
PKST OP, L.P., the Company’s operating partnership (the “Operating Partnership”), owns, directly and indirectly, all of the Company’s assets. As of December 31, 2025, the Company owned, directly and indirectly through a wholly-owned subsidiary, approximately 93.2% of the outstanding common units of limited partnership interest in the Operating Partnership (“Operating Partnership Common Units”).
As of December 31, 2025, our portfolio consisted of 76 industrial properties within one reportable segment. The portfolio included 60 IOS properties and 16 Traditional Industrial properties. IOS properties have a low building-to-land coverage ratio, maximizing yard space for the display, movement and storage of materials and equipment. “Traditional Industrial” properties include distribution, warehouse, and light manufacturing facilities. Of the 76 properties in our portfolio, 72 were operating properties and four were designated for redevelopment or repositioning.
The Company is a Maryland real estate investment trust with corporate headquarters located in El Segundo, California. The Company’s website is www.pkst.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the U.S. Securities and Exchange Commission (“SEC”). The common shares of beneficial interest, par value $0.001 per share, of the Company (each, a “Company Common Share”), are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “PKST.” For additional information about the Company and the Company’s business, please refer to the section of this proxy statement captioned “Where You Can Find Additional Information.”
The Company and the Operating Partnership are at times referred to in this proxy statement together, as the “Company Parties.”
BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P., BSREP V Brookfield Neon Sub
L.P., Neon REIT Merger Sub LLC and Neon OP Merger Sub LLC
c/o Brookfield Asset Management
250 Vesey Street, 15th Floor
New York, New York 10281
(212) 417-7000

BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P., each a Delaware limited partnership (collectively, “Parent”), are affiliates of private real estate funds managed by affiliates of Brookfield Asset Management Ltd. (“Brookfield”) and were formed solely for the purpose of acquiring the Company. Neon REIT Merger Sub LLC, a Delaware limited liability company (“REIT Merger Sub”), and Neon OP Merger Sub LLC, a Delaware limited liability company (“Operating Merger Sub”), are wholly owned subsidiaries of Parent and were formed solely for the purpose of facilitating Parent’s acquisition of the Company. None of Parent, REIT Merger Sub or Operating Merger Sub have carried on any activities to date, except for activities incidental to formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.
Parent, Operating Merger Sub and REIT Merger Sub are at times referred to in this proxy statement together, as the “Parent Parties.”
The Special Meeting (See Page 26)
The Proposals
The special meeting of the Company’s shareholders (the “Special Meeting”) will be held on April 29, 2026, at 9:00 a.m. Pacific Time. The Special Meeting will be held virtually via live webcast, at www.virtualshareholdermeeting.com/PKST2026SM. At the Special Meeting, holders of Company Common Shares as of the record date, which was the close of business on March 13, 2026 (the “Record Date”), will be asked to consider and vote on (i) a proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers (the “Advisory Merger-Related Compensation Proposal”), and (iii) a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).
Pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.
Record Date, Notice and Quorum (See Page 26)
All holders of record of Company Common Shares as of the Record Date, which was the close of business on March 13, 2026, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each such shareholder of record will be entitled to cast one vote on each matter presented at the Special Meeting for each Company Common Share that such holder owned as of the Record Date. As of the Record Date, there were 37,187,359 Company Common Shares outstanding and entitled to vote at the Special Meeting.
A quorum will be established for purposes of the Special Meeting if shareholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on any matter are present, either virtually or by proxy. A quorum is necessary to transact business at the Special Meeting. Abstentions and broker non-votes, if any, will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, the Company expects that the Special Meeting will be adjourned to a later date.
The Mergers (See Page 30)
Partnership Merger
Pursuant to the Merger Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the Delaware Limited Liability Company Act (the “DLLCA”), at the effective time of the Partnership Merger, Operating Merger Sub will merge with and into the Operating Partnership, and the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger (the Operating Partnership, as the surviving entity in the Partnership Merger, is at times referred to in this proxy statement as the “Surviving Partnership”).
Substantially contemporaneously with the closing of the Mergers (the “Closing”), Operating Merger Sub, the Operating Partnership, the Company and Parent will (i) cause the certificate of merger with respect to the Partnership Merger to be duly executed and filed with the Delaware Secretary of State (the “DE SOS”) in accordance with the DRULPA and DLLCA (the “Articles of Partnership Merger”), and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Operating Merger Sub under the DRULPA or the DLLCA in connection with the Partnership Merger. The Partnership Merger will become effective at such time as the Articles of Partnership Merger are duly filed with the DE SOS or on such other date and time as specified in the Articles of Partnership Merger (such date and time, the “Partnership Merger Effective Time”). The parties will cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time (as defined herein).
Company Merger
Pursuant to the Merger Agreement and in accordance with the Maryland REIT Law (the “MRL”) and the DLLCA, at the effective time of the Company Merger, the REIT Merger Sub will merge with and into the Company, and the separate existence of the REIT Merger Sub will cease, with the Company surviving the Company Merger (the Company, as the surviving entity in the Company Merger, is referred to at times in this proxy statement as the “Surviving Entity”), such that following and as a result of the Company Merger, the Surviving Entity and the Surviving Partnership will be indirectly controlled by Parent.
On the date on which the Closing occurs (the “Closing Date”), and immediately after the filing of the Articles of Partnership Merger, REIT Merger Sub, the Company and Parent will (i) cause articles of merger with respect to the Company Merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MRL and a certificate of merger to be duly executed and filed with the DE SOS in accordance with the DLLCA (collectively, the “Articles of Company Merger”), and (ii) make any other filings, recordings or publications required to be made by the Company or REIT Merger Sub under the MRL or the DLLCA in connection with the Company Merger. The Company Merger will become effective at such time as the Articles of Company Merger are accepted for record by the SDAT or on such other date and time (not to exceed 30 days after the Articles of Company Merger are accepted for record by the SDAT) as specified in the Articles of Company Merger (such date and time, the “Company Merger Effective Time”). The parties will cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.
Reasons for the Mergers (See Page 38)
The Mergers were determined and declared to be advisable and in the best interests of the Company and its shareholders and approved by all members of the board of trustees of the Company (the “Board”), as more fully described in the section of this proxy statement captioned “The Mergers—Background of the Mergers.” In considering the Mergers, the Board consulted with members of Company management, as well as the Company’s financial and legal advisors, and considered a number of factors, including the following material factors, which the Board viewed as supporting its decision:
•
the Board’s knowledge of the business, operations, financial condition, earnings and prospects of the Company, including the Company’s potential challenges to accessing capital, and the limited liquidity float of the Company Common Shares;

•
the Board’s knowledge of the current and prospective environment in which the Company operates, including economic, market and capital raising conditions, including inflation, and the Company’s size relative to its peers (including relative disadvantages with respect to scale, cost of capital, G&A efficiency and other matters);

•
the fact that the proposed Company Merger Consideration (as defined herein) in the cash amount of $21.00 per Company Common Share provides the Company’s shareholders with certainty of value and liquidity immediately upon the Closing, in comparison to the risks and uncertainty that would be inherent in remaining a stand-alone public company, including the inherent risks and uncertainties currently present in the economy generally, the Company’s potential need to raise capital due to the Company’s growth plan as well as the difficulty and increasing cost of obtaining capital in the current interest rate environment and the relative trading price of the Company Common Shares compared to the Company’s net asset value, as well as the potential for activism threats;

•
the current and historical trading prices of Company Common Shares and the fact that the proposed Company Merger Consideration in the cash amount of $21.00 per Company Common Share provides a 34.4% premium over the closing price of the Company Common Shares on January 30, 2026, a 46.4% premium to the Company’s 30-day volume-weighted average share price ending January 30, 2026, and a 50.9% premium to the Company’s 90-day volume-weighted average share price ending January 30, 2026;

•
the fact that the proposed price was the result of an arm’s-length negotiation with Parent, that the Company negotiated with more than one interested party, and that the Company was able to negotiate to improve the initial price proposed by Parent and for other terms in the Merger Agreement that the Board believes were meaningfully improved over the course of negotiations;

•
the fact that the Merger Agreement provides for customary go-shop and fiduciary out provisions, which, subject to the terms thereof, authorizes the Company to undergo a post-signing market-check, during which time other potential interested parties can propose a competing proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and Obligations of the Board with Respect to its Recommendation—Go-Shop Period”), which, subject to the terms of the Merger Agreement, if the Board concludes it constitutes a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and Obligations of the Board with Respect to its Recommendation—Go-Shop Period”), the Board can terminate the Merger Agreement and enter into an alternative agreement with that party prior to the Cut-Off Time (as defined in the Merger Agreement), and, in such case, the Company Termination Payment (as defined in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Company Termination Payment”) would be limited to $16 million (i.e., approximately 1.9% of the equity value of the Company), which the Board believes, based on feedback from its advisors, is not likely to preclude any other interested party from making a proposal;

•
advice from the Company’s independent financial advisor and outside legal counsel that the Company’s right to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a Superior Proposal and the Company Termination Payment, both before and after the Go-Shop Period (as defined herein), are reasonable and not likely to preclude any other interested party from making a competing proposal;

•	that the Merger Agreement contains terms that, taken as a whole, the Board believes provides a significant degree of certainty that the Mergers will be completed as quickly as possible;
•
the probability that the Mergers will be completed based on, among other things, Parent’s substantial available capital and Parent’s extensive experience in the real estate industry, the absence of a financing contingency or condition, the substantial Parent Termination Payment equal to $122 million (i.e., approximately 14.25% of the Company’s equity value), payable to the Company if the Merger Agreement is terminated in certain circumstances, including a material breach or failure to close, the limited number of conditions to the Mergers, and the absence of any significant regulatory approvals;

•	the fact that Parent executed equity commitment letters and debt commitment letters representing the full merger consideration and other capitalization payable under the Merger Agreement;
•	the fact that the limited guaranty is being executed by affiliates of Parent, which Parent has informed us have sufficient available capital to pay the full amount of the limited guaranty;
•
the opinion of BofA Securities, Inc. (“BofA Securities”), dated February 2, 2026, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Company Merger Consideration to be received by holders of Company Common Shares, as more fully described below in the section of this proxy statement captioned “The Mergers—Opinion of the Company’s Financial Advisor,” and the advice from counsel regarding the terms of the Merger Agreement; and

•
the fact that the Mergers are subject to the Company’s receipt of the approval of the Company Merger by a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal, and that the Company’s shareholders are free to vote against the Merger Proposal for any reason, including if a higher offer were to be made prior to the Special Meeting (in certain cases subject to the Company Termination Payment if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, any alternative acquisition).

Recommendation of Our Board (See Page 40)
The Board has unanimously:
•
determined and declared that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders;

•
duly authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement;

•
directed that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Shares at the Special Meeting; and

•	recommended that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
Opinion of the Company’s Financial Advisor (See Page 43)
In connection with the Mergers, BofA Securities, Inc. (“BofA Securities”), the Company’s financial advisor, delivered to the Board a written opinion, dated February 2, 2026, as to the fairness, from a financial point of view and as of the date of the opinion, of the Company Merger Consideration to be received by holders of Company Common Shares. The full text of the written opinion, dated February 2, 2026, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board in connection with and for purposes of its evaluation of the Company Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Mergers and no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Mergers. BofA Securities’ opinion does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed Company Merger or any related matter.
Litigation Related to the Mergers (See Page 52)
After filing its Preliminary Proxy Statement on March 5, 2026, the Company received a demand letter from a purported shareholder asserting that the Company's disclosures were incomplete and misleading, and contained omissions in violation of federal securities laws. The Company does not believe that the allegations in this demand letter are meritorious and intends to defend against them vigorously.
Material U.S. Federal Income Tax Consequences of the Company Merger (See Page 52)
If you are a U.S. holder (as defined in the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger”), the exchange of your Company Common Shares for the Company Merger Consideration (including any amounts required to be withheld for tax purposes) pursuant to the Company Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of Company Merger Consideration you receive pursuant to the Merger Agreement (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger”) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s Company Common Shares for Company Merger Consideration in the Company Merger unless such non-U.S. holder has certain connections to the United States or Company Common Shares are treated as a United States real property interest in such holder’s hands. You should consult your tax advisor to determine the U.S. federal income tax consequences to you of the Company Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Company Merger is provided in the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger.”

Delisting and Deregistration of Company Common Shares (See Page 55)
If the Mergers are completed, the Company Common Shares will be delisted, will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Merger Agreement
Treatment of Operating Partnership Common Units and Company Common Shares
Operating Partnership Common Units (See Page 57)
At the Partnership Merger Effective Time, each Operating Partnership Common Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the REIT Shares Amount (as defined in the Merger Agreement) multiplied by (ii) the Company Merger Consideration, without interest (the “Partnership Merger Consideration”).
Notwithstanding the foregoing, each issued and outstanding Operating Partnership Common Unit held by (i) the Parent Parties or any of their respective subsidiaries or (ii) the Company or any of its subsidiaries (the “Acquired Companies”) as of the Partnership Merger Effective Time will be automatically cancelled and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such Operating Partnership Common Units in connection with or as a consequence of the Mergers.
Company Common Shares (See Page 57)
At the Company Merger Effective Time, each Company Common Share that is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $21.00 per share, without interest and subject to certain adjustments described herein (the “Company Merger Consideration”).
Notwithstanding the foregoing, each issued and outstanding Company Common Share held by (i) the Parent Parties or any of their respective subsidiaries or (ii) any of the Acquired Companies as of the Company Merger Effective Time will be automatically cancelled and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such Company Common Shares in connection with or as a consequence of the Mergers.
Treatment of Company RSU Awards
The Merger Agreement provides that, effective at the Company Merger Effective Time, awards of restricted share units granted under the Company’s Second Amended and Restated Employee and Trustee Long-Term Incentive Plan, as amended (each, a “Company RSU Award”), whether vested or unvested, that are outstanding as of immediately prior to the Company Merger Effective Time shall be automatically cancelled and terminated and converted into the right to receive a cash payment (subject to applicable withholding taxes) equal to the sum of (i) the product obtained by multiplying (x) the number of Company Common Shares underlying such Company RSU Award immediately prior to the Company Merger Effective Time by (y) the Company Merger Consideration, plus (ii) the amount of any unpaid amounts payable with respect to distribution equivalent rights corresponding to such Company RSU Award (the “Company RSU Award Consideration”).
Financing of the Mergers (See Page 47)
The Mergers are not conditioned on any financing arrangements. The Parent Parties have represented in the Merger Agreement that Parent, REIT Merger Sub or Operating Merger Sub had fully paid any and all commitment fees or other fees due as of or prior to the date of the Merger Agreement in connection with the Financing Commitment Letters (as defined in the Merger Agreement). The Parent Parties have also represented that the net proceeds contemplated by the Financing Commitment Letters (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letters (as defined in the Merger Agreement)) in the aggregate will be sufficient for the Parent Parties and the Surviving Entity to pay all amounts required to be paid by them on the Closing Date in connection with the Mergers and Financing Commitment Letters (including payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, repayment or assumption of debt of any Acquired Company contemplated by the Merger Agreement or the Debt Commitment Letters, payment of all amounts discussed in the section of this proxy statement captioned “The Mergers—Interests of the Company’s Trustees and Executive

Officers in the Mergers—Treatment of Company RSU Awards,” in each case, on the Closing Date, and payment of all other fees and expenses and obligations required to be paid or satisfied by Parent, REIT Merger Sub or Operating Merger Sub on the Closing Date in connection with the Mergers and the Financing (as defined in the Merger Agreement)).
Financing Cooperation (See Page 76)
The Company has agreed to use its commercially reasonable efforts to provide, and to cause its representatives to provide, and to cause each of its subsidiaries to use their commercially reasonable efforts to provide, to the Parent Parties, in each case at Parent’s sole expense, all cooperation reasonably necessary and customary in connection with the arrangement of the debt financing committed pursuant to the Debt Commitment Letters (collectively, the “Debt Financing”), which cooperation is reasonably requested in writing by Parent. Such requested cooperation may not unreasonably interfere with the ongoing operations of the Acquired Companies. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Financing Cooperation.”
Financing; Assumption (See Page 78)
Each of the Parent Parties has agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing in an amount required to satisfy the Required Amount (as defined in the Merger Agreement) not later than the Closing Date on the terms and conditions described in or contemplated by the Financing Commitment Letters. Furthermore, each of the Parent Parties has agreed to cause their respective subsidiaries and affiliates to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to obtain or complete any assumption, consent or other approval required in connection with the Merger Agreement or the transactions contemplated thereby related to the existing indebtedness of the Acquired Companies (each, an “Assumption”). Parent has agreed that obtaining any Assumption is not a condition to Closing and that the consummation of the transactions contemplated by the Merger Agreement will not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) any Assumption. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Financing; Assumption.”
Interests of the Company’s Trustees and Executive Officers in the Mergers (See Page 47)
When considering the recommendation of our Board that you vote to approve the Merger Proposal, you should be aware that our trustees and executive officers may have interests in the Mergers that are different from, or in addition to, your interests as a shareholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Mergers and in recommending that the Merger Proposal be approved by our shareholders. These interests include the following:
•
all trustees and executive officers hold outstanding Company RSU Awards that will be cancelled and terminated and converted into the right to receive the Company RSU Award Consideration (subject to applicable withholding taxes);

•
all of our executive officers are parties to arrangements with the Company or its affiliates that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the Mergers;

•	certain of our executive officers may receive cash retention bonuses in connection with the Mergers; and
•
the Merger Agreement provides for continued indemnification and directors’ and officers’ liability and fiduciary liability insurance to be provided by the Surviving Entity for six years from and after the Closing Date.

These interests are discussed in more detail in the section of this proxy statement captioned “The Mergers—Interests of the Company’s Trustees and Executive Officers in the Mergers.” The members of our Board were aware of the different or additional interests described in such section and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Mergers, and in recommending to the shareholders that the Merger Proposal be approved.

Competing Proposals (See Page 66)
During the period beginning on February 2, 2026 and ending on March 4, 2026 at 11:59 p.m. (New York City time) (the “No-Shop Period Start Date”, and such period of time, the “Go-Shop Period”), the Company, its subsidiaries and its representatives have the right to, directly or indirectly:
•	solicit, initiate, or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to result in any competing proposal;
•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or, subject to the following bullet point, furnish to any other person information in connection with or for the purpose of facilitating, a competing proposal subject to the terms of the Merger Agreement;

•
enter into an Acceptable Confidentiality Agreement (as defined in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and Obligations of the Board with Respect to its Recommendation—Go-Shop Period”) with, and only following such entry into an Acceptable Confidentiality Agreement, (i) furnish information (including non-public information) relating to any of the Acquired Companies to, or (ii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the Acquired Companies pursuant to an Acceptable Confidentiality Agreement to, any person or group of persons or to such person’s representatives (including potential financing sources of such person); and

•
otherwise cooperate with or assist any competing proposal or inquiry, including by granting a waiver, amendment or release under any “standstill provision” or similar obligation of any third party with respect to the Company, the Operating Partnership or any of their respective subsidiaries solely to allow for a competing proposal or amendment to a competing proposal to be made to the Board on a non-public basis (except as required by law).

No Solicitation of Transactions (See Page 68)
Except as expressly permitted in the Merger Agreement, during the period commencing on (a) with respect to any third party who is an Excluded Party (as defined in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and Obligations of the Board with Respect to its Recommendation—Go-Shop Period”) as of the No-Shop Period Start Date, the date on which such third party is no longer an Excluded Party, or (b) with respect to any other person, the No-Shop Period Start Date, and continuing until the earlier of the Company Merger Effective Time or termination of the Merger Agreement in accordance with its terms, the Company and its subsidiaries, and their respective representatives, are subject to restrictions on its and their ability to solicit any competing proposals, including, among others, restrictions on its and their ability to furnish to any third parties any information in connection with any competing proposal, or engage in any discussions or negotiations regarding any competing proposal. Subject to the terms of the Merger Agreement, the Company or its subsidiaries may furnish information (including non-public information) to, and engage in discussions or negotiations with, a third party if the Company receives an unsolicited competing proposal from such third party after the date of the Merger Agreement that did not result from a breach of the obligations as specified in the Merger Agreement, and the Board (or, if appropriate, any committee thereof), after consultation with the Company’s financial advisor and outside legal counsel, determines in good faith based upon the information then-available that such competing proposal constitutes or would reasonably be expected to result in a Superior Proposal, and after consultation with the Company’s outside legal counsel, determines in good faith that failure to do so would be inconsistent with the duties of the trustees of the Board under applicable law. Under certain circumstances and after following certain procedures and adhering to certain restrictions, the Company is permitted to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal (subject to payment of the Company Termination Payment).
Conditions to the Mergers (See Page 81)
Completion of the Mergers depends upon the satisfaction or waiver of a number of conditions, including, among others, that:
•
the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal (the “shareholder approval”) must be obtained;

•
no judgment, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting consummation of the Mergers is in effect, and no law has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers;

•
the Company Parties’ and the Parent Parties’ respective representations and warranties in the Merger Agreement must be true and correct in the manner described in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”;

•
Parent must have received a tax opinion of Hogan Lovells US LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to both Parent and the Company), dated as of the Closing Date;

•
the Company and Parent must have received closing certificates from the other, each dated as of the Closing Date, each signed by an applicable executive officer, certifying that certain specified conditions have been satisfied;

•
from the date of the Merger Agreement through the Closing Date, there must not have occurred a Company material adverse effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) that is continuing; and

•
the Company Parties and the Parent Parties must have performed and complied in all material respects with its and their respective covenants required by the Merger Agreement to be performed or complied with on or prior to the Closing Date.

Termination of the Merger Agreement (See Page 82)
The Company and Parent may mutually agree to terminate the Merger Agreement and abandon the Mergers at any time prior to the Partnership Merger Effective Time, even after the Company has obtained the shareholder approval.
Termination by Either the Company or Parent (See Page 82)
In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement upon prior written notice to the other party at any time prior to the Partnership Merger Effective Time, even after the Company has obtained the shareholder approval, if:
•
the Mergers have not occurred on or before 11:59 p.m., New York City time, on August 2, 2026 (the “Outside Date”); provided, however, that the right to terminate the Merger Agreement under this bullet point is not available to any party to the Merger Agreement if the proximate cause of such failure of the Mergers to be consummated by the Outside Date was the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under the Merger Agreement;

•
any governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement; provided, however, that the right to terminate the Merger Agreement under this bullet point is not available to any party to the Merger Agreement if the issuance of such final, non-appealable order was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under the Merger Agreement; or

•	the shareholder approval has not been obtained upon a vote taken at the Special Meeting (or any postponement or adjournment thereof) at which a vote on the approval of the Company Merger was taken.
Termination by Parent (See Page 83)
Parent may also terminate the Merger Agreement, upon prior written notice to the Company, at any time prior to the Closing, even after the Company has obtained the shareholder approval, if:
•
the Company Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement (other than the covenants discussed in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and

Obligations of the Board with Respect to its Recommendation”), in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the Mergers or the additional conditions to the obligations of the Parent Parties to effect the Mergers not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from Parent to the Company and the Outside Date; provided, that Parent will not have the right to terminate the Merger Agreement under this bullet point if, at the time Parent delivers notice of its election to terminate the Merger Agreement, the Parent Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the closing conditions relating to their representations, warranties or obligations of the Parent Parties not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of Parent’s election to terminate; or
•
prior to receipt of the shareholder approval, the Board (or any committee thereof) has effected an Adverse Recommendation Change (as discussed in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”).

Parent Termination Payment (See Page 83)
Parent has agreed to pay the Company $122 million (the “Parent Termination Payment”) if:
•
the Company terminates the Merger Agreement pursuant to the provision described in the first bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”; or

•
the Company terminates the Merger Agreement pursuant to the provision described in the third bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” where the Company Termination Payment is not payable pursuant thereto.

Termination by the Company (See Page 83)
The Company may also terminate the Merger Agreement, upon prior written notice to Parent, at any time prior to the Closing, even after the Company has obtained the shareholder approval, if:
•
the Parent Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the Mergers or the additional conditions to the Company’s obligation to effect the Mergers not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from the Company to Parent and the Outside Date; provided, however, that the Company will not have the right to terminate the Merger Agreement under this bullet point if, at the time the Company delivers notice of its election to terminate the Merger Agreement, the Company Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the closing conditions relating to the representations, warranties or obligations of the Company Parties not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of the Company’s election to terminate;

•
prior to receipt of the shareholder approval, the Board (or a committee thereof) has determined to terminate the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement and the Board has approved, and concurrently with such termination the Company enters into, an alternative acquisition agreement providing for the implementation of such Superior Proposal in accordance with the terms of the Merger Agreement; provided, however, that such termination will not be effective until the Company has paid in full the Company Termination Payment; or

•	all of the following requirements are satisfied:

•
the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of the Parent Parties to effect the Mergers (other than those conditions that by their nature are to be satisfied at the Closing; provided, that each such condition is, at the time of delivery of the notice referred to in the following bullet point, capable of being satisfied as if such time were the Closing) have been satisfied or waived by Parent;

•
on or after the date the Closing should have occurred pursuant to the Merger Agreement, the Company has delivered an irrevocable written notice to Parent that the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of the Parent Parties to effect the Mergers (other than those conditions that by their nature are to be satisfied at the Closing; provided, that each such condition is then capable of being satisfied as if such time were the Closing) have been satisfied or waived by Parent and the Company is ready, willing and able to consummate, and will consummate, the Mergers at such time; and

•	the Parent Parties fail to consummate the Mergers within four business days after the Company’s delivery to Parent of such notice.
Company Termination Payment (See Page 84)
The Company has agreed to pay Parent a termination payment of $34 million (the “Company Termination Payment”), if:
•
Parent terminates the Merger Agreement pursuant to the provision described in the second bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”;

•
the Company terminates the Merger Agreement pursuant to the provision described in the second bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”;

•
the Company terminates the Merger Agreement pursuant to the provision described in the third bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent” (at a time where Parent could have terminated the Merger Agreement pursuant to the provision described in the second bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”); or

•	all of the following requirements are satisfied:
•
the Company or Parent terminates the Merger Agreement pursuant to the provisions described in the first bullet point or the third bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent” or Parent terminates the Merger Agreement pursuant to the provision described in the first bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”; and

•
(i) a competing proposal has been publicly announced or has become publicly disclosed or publicly known after the date of the Merger Agreement and prior to the Special Meeting and, in either case, has not been publicly withdrawn or otherwise publicly abandoned, and (ii) within 12 months following such termination, the Company enters into a definitive written agreement providing for such competing proposal that is later consummated or consummates any competing proposal (provided, that for purposes of this sub-bullet point, each percentage in the definition of “competing proposal” will be increased to “50%”).

Notwithstanding the foregoing, the Merger Agreement definition of “Company Termination Payment” provides that the Company has agreed to pay Parent a termination payment of $16 million if, prior to the Cut-Off Time, the Company enters into a definitive agreement with an Excluded Party with respect to a Superior Proposal.
Specific Performance; Remedies (See Page 85)
Unless and until the Merger Agreement is terminated in accordance with its terms and any dispute over the right to termination has been finally resolved, the Parent Parties are entitled to an injunction or injunctions, specific performance, or other equitable relief as specified in the Merger Agreement to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. No party will oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or that an injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The Company Parties are not entitled to an injunction or injunctions, specific performance, or other equitable relief to prevent and/or remedy a breach of the Merger Agreement (except for certain limited rights set forth in the Merger Agreement) by any of the Parent Parties or to enforce specifically the terms and provisions of the Merger Agreement and each Company Party’s sole and exclusive remedy relating to a breach of the Merger Agreement shall be the remedy set forth in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Parent Termination Payment.”
Efforts Obligations; Regulatory Approvals (See Page 72)
Each party to the Merger Agreement has agreed to use its reasonable best efforts to, and will cause its respective subsidiaries to, as promptly as practicable and in any event prior to the Outside Date: (i) take all actions necessary to cause the conditions to Closing set forth in the Merger Agreement to be satisfied; (ii) make all applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any governmental authority in order to consummate the transactions contemplated by the Merger Agreement; (iii) execute and deliver any additional instruments necessary to consummate the Mergers and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement; (iv) obtain all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from governmental authorities necessary in connection with the consummation of the Mergers; and (v) make all necessary or advisable registrations and filings (including filings with governmental authorities, if any) and take all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, including, as described more fully in the section of this proxy statement captioned “The Merger Agreement—Efforts Obligations; Regulatory Approvals,” (a) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, sales or dispositions of such assets or businesses as are required to be divested, or a license or grant of commercialization rights to business, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of Parent or its affiliates (including, after the Closing, the Surviving Entity, the Surviving Partnership and their respective affiliates), (b) amending any venture or other arrangement of Parent or its affiliates (including the Surviving Entity, the Surviving Partnership and their respective affiliates) (c) cooperating with each other and using their respective reasonable best efforts to contest and resist any action and to have vacated, lifted, reversed or overturned any order that may result from such action, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement, and (d) otherwise taking or committing to take actions that after the Closing would limit Parent’s or its subsidiaries’ (including the Surviving Entity’s and Surviving Partnership’s) freedom of action with respect to, or their ability to retain, one or more of their assets (whether tangible or intangible), products, or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would otherwise have the effect of preventing or delaying the Closing.
Each of the parties will use, and cause each of their respective affiliates to use, its and their respective commercially reasonable efforts in obtaining all necessary consents from any persons (other than governmental authorities) required for or triggered by the Mergers and the other transactions contemplated by the Merger Agreement (excluding any Assumption) that are requested by Parent in writing.
Subject to certain exceptions, neither the Company nor any of its subsidiaries will be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its subsidiaries, unless such requirement, condition, understanding, agreement or order has been approved by Parent and is binding on or otherwise applicable to the Company or its subsidiaries only from and after the Closing in the event that the Closing occurs. In no event will the Company or any of its subsidiaries be required to pay (and the Company Parties will not, without the consent of Parent, commit to pay), directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any consent required for or triggered by the consummation of the transactions contemplated by the Merger Agreement.

Market Price of Company Common Shares (See Page 87)
Company Common Shares are listed on the NYSE under the trading symbol “PKST.” On January 30, 2026, the last trading day before the Company publicly announced the execution of the Merger Agreement, the reported closing price per Company Common Share on the NYSE was $15.62. On March 13, 2026, the last trading day before the date of this proxy statement, the reported closing price per Company Common Share on the NYSE was $20.82. You are encouraged to obtain current market quotations for Company Common Shares.
No Dissenters’ Rights of Appraisal (See Page 93)
The Company’s shareholders will not have appraisal rights in connection with the Company Merger and the other transactions contemplated by the Merger Agreement. See the section of this proxy statement captioned “No Dissenters’ Rights of Appraisal” for more information.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS
The following questions and answers briefly address some questions you may have regarding the Special Meeting and the proposed Mergers. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.
Q.	What is the proposed transaction?
A.
The proposed transaction is the acquisition of the Company, the Operating Partnership and their subsidiaries, by Parent and certain of its subsidiaries pursuant to the Merger Agreement. If the Merger Proposal is approved by the requisite vote of the Company’s shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, (i) Operating Merger Sub will merge with and into the Operating Partnership, with the Operating Partnership continuing as the Surviving Partnership and (ii) the REIT Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Entity, with the Surviving Partnership and the Surviving Entity being controlled by Parent. Upon the consummation of the Company Merger, each of the Company’s shareholders will be entitled to receive $21.00 in cash, without interest and subject to certain adjustments described herein, per Company Common Share held by such holder. Upon the consummation of the Partnership Merger, each holder of Operating Partnership Common Units will be entitled to receive an amount in cash equal to the product of (i) the REIT Shares Amount in effect on such date with respect to such Operating Partnership Common Units, which, as of the date hereof, is 1.00, multiplied by (ii) the Company Merger Consideration, without interest and subject to certain adjustments described herein. For additional information about the Mergers, please review with your advisors the Merger Agreement attached to this proxy statement as Annex A, and incorporated by reference into this proxy statement. The Company encourages you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the Mergers.

Q.	As a shareholder, what will I receive in the Mergers?
A.
For each outstanding Company Common Share that you own immediately prior to the Company Merger Effective Time, you will receive $21.00 in cash, without interest and subject to certain adjustments. The Merger Agreement permits the Company to declare and pay dividends to its shareholders solely as may be reasonably required in order for the Company to maintain its qualification as a REIT or to avoid or to continue to avoid incurring entity level income or excise taxes. The Company Merger Consideration is subject to decrease in the event the Company declares and pays any such dividends. As of the date of this proxy statement, no such dividend is currently anticipated.

Q.	Will I receive dividends with respect to the Company Common Shares that I own?
A.
Under the terms of the Merger Agreement, the Company is not permitted to issue its regular quarterly dividends during the pendency of the Mergers. The Company may declare and pay dividends to its shareholders solely as may be reasonably required in order for the Company to maintain its qualification as a REIT or to avoid or to continue to avoid incurring entity level income or excise taxes. The amount in cash payable to the shareholders as the Company Merger Consideration is subject to decrease in the event the Company declares and pays any such dividends in cash or property other than stock. As of the date of this proxy statement, no such dividend is currently anticipated. On November 4, 2025, the Board declared an all-cash dividend for the quarter ended December 31, 2025 in the amount of $0.10 per Company Common Share and all-cash distribution in the amount of $0.10 per Operating Partnership Common Unit. The Company paid such distributions on January 19, 2026 to shareholders and holders of Operating Partnership Common Units of record as of December 31, 2025.

Q.	When do you expect the Mergers to be completed?
A.
If the Company’s shareholders vote to approve the Company Merger and the other transactions contemplated by the Merger Agreement, and assuming that the other conditions to the Mergers are satisfied or waived, it is anticipated that the Mergers will be completed five business days after the Special Meeting. However, there can be no assurances that the conditions will be satisfied or waived, or that the Mergers will be completed on that anticipated timeline, or at all. Pursuant to the Merger Agreement, the Closing will take place on (i) the fifth business day after all closing conditions are satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing) or (ii) at such other date as mutually agreed to by the parties to the Merger Agreement. Unless extended by mutual agreement, the Merger Agreement provides that either party may terminate the agreement if the Mergers have not been consummated on or prior to the Outside Date. For further information regarding the timing of the Closing, see the sections of this proxy statement captioned “The Merger Agreement—Closing Date; Partnership Merger Effective Time and Company Merger Effective Time.”
Q.	What happens if the Mergers are not completed?
A.
If the Merger Proposal is not approved by the Company’s shareholders, or if the Company Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their Company Common Shares pursuant to the Merger Agreement. Instead, the Company will remain a public company, and the Company Common Shares will continue to be registered under the Exchange Act and listed on the NYSE. Upon a termination of the Merger Agreement, under certain circumstances and pursuant to the terms of the Merger Agreement, the Company will be required to pay Parent the Company Termination Payment. For further information regarding the circumstances giving rise to payment of the Company Termination Payment, see the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Company Termination Payment.”

Q.	If the Mergers are completed, how do I obtain the Company Merger Consideration for the Company Common Shares I hold?
A.
Following the completion of the Mergers, your Company Common Shares will automatically be converted into the right to receive your portion of the per share Company Merger Consideration. Shortly after the Mergers are completed, if you are a record holder of shares, you will receive a letter of transmittal describing how you may exchange your Company Common Shares for the Company Merger Consideration. If your Company Common Shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Company Merger Consideration.

Q.	When and where is the Special Meeting?
A.
The Special Meeting will be held on April 29, 2026 at 9:00 a.m. Pacific Time. The Special Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/PKST2026SM. You will also be able to vote your shares online by attending the Special Meeting by webcast.

Q.	Who can vote at and attend the Special Meeting?
A.
All holders of record of Company Common Shares as of the Record Date, which was the close of business on March 13, 2026, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each such shareholder will be entitled to cast one vote on each matter presented at the Special Meeting for each Company Common Share that such holder owned as of the Record Date. To participate in the Special Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. You will need to enter your control number printed on your proxy card to participate in the Special Meeting. The Special Meeting will begin promptly at 9:00 a.m. Pacific Time. You are encouraged to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/PKST2026SM.

Q.	What is the quorum requirement?
A.
The presence, virtually or represented by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on any matter will constitute a quorum for purposes of the Special Meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the Special Meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so the Company does not expect there to be any broker non-votes at the Special Meeting.
Q.	What vote of shareholders is required to approve the Company Merger and the other transactions contemplated by the Merger Agreement?
A.
Approval of the Merger Proposal requires the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal. Because the required vote for the Merger Proposal is based on the number of votes the Company’s shareholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the Merger Proposal.

Q.
What vote of shareholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers?

A.
Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers requires the affirmative vote of a majority of the votes cast on the Advisory Merger-Related Compensation Proposal. For the purpose of the Advisory Merger-Related Compensation Proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q.	What vote of shareholders is required to approve adjournments of the Special Meeting?
A.
Approval of any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal requires the affirmative vote of a majority of the votes cast on the Adjournment Proposal. For the purpose of the Adjournment Proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting. Pursuant to the Bylaws, the chair of the meeting may also adjourn the Special Meeting from time to time without the approval of the shareholders, subject to the terms of the Merger Agreement.

Q.	Why is my vote important?
A.
If you do not authorize your proxy or submit voting instructions or personally vote at the Special Meeting, it will be more difficult for the Company to obtain the necessary quorum to hold the Special Meeting. In addition, because the Merger Proposal must be approved by the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal, your failure to authorize your proxy or voting instructions or to personally vote at the Special Meeting will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.

Q.	How does the proposed Company Merger Consideration of $21.00 per Company Common Share compare to the market price of Company Common Shares?
A.
The proposed Company Merger Consideration of $21.00 per Company Common Share provides approximately a 34% premium over the closing price of Company Common Shares on January 30, 2026, the last trading day before the Company publicly announced the execution of the Merger Agreement, approximately a 46% premium to the Company’s 30-day volume-weighted average share price ending January 30, 2026, and approximately a 50.9% premium to the Company’s 90-day volume-weighted average share price ending January 30, 2026.

Q.	How does the Board recommend that I vote?
A.	The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal.
Q.	Do any of the Company’s trustees and executive officers have any interest in the Company Merger and the other transactions contemplated by the Merger Agreement that is different than mine?
A.
Certain of the Company’s trustees and executive officers have certain interests in the Company Merger and the other transactions contemplated by the Merger Agreement that are different from, or in addition to, the interests of the Company’s shareholders generally, including payment in respect of Company RSU Awards (whether vested or unvested), potential severance benefits and rights to ongoing indemnification and insurance coverage. See the section of this proxy statement captioned “The Mergers—Interests of the Company’s Trustees and Executive Officers in the Mergers” for additional information about interests that the Company’s trustees and executive officers have in the Company Merger and the other transactions contemplated by the Merger Agreement that are different than yours.
Q.	What do I need to do now?
A.
After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your Company Common Shares or authorize a proxy to vote your Company Common Shares in one of the ways described below as soon as possible. You will be entitled to one vote for each Company Common Shares that you owned as of the Record Date.

Q.	How do I cast my vote?
A.
If you are a shareholder of record on the Record Date, you may vote at the Special Meeting or authorize a proxy to vote your shares at the Special Meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, the Company strongly encourages you to use it because it is faster and less costly. Registered shareholders can transmit their voting instructions by telephone by calling (800) 690-6903 or on the Internet at www.proxyvote.com. Telephone and Internet proxy authorization are available 24 hours a day until 11:59 p.m. Eastern Time, on the day immediately prior to the Special Meeting. You will need the control number included on your proxy card or your paper voting instruction form (if you received a paper copy of the proxy materials) if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card. You can also personally cast your vote at the Special Meeting.

Q.	How do I cast my vote if my Company Common Shares are held of record in “street name”?
A.
All of the proposals in this proxy statement are non-routine matters, so brokers, banks and other nominees will not have authority to vote on any proposals unless instructed. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. If you own Company Common Shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee, who can give you directions on how to vote your Company Common Shares. If you hold your Company Common Shares through a broker, bank or other nominee and wish to personally vote at the Special Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q.	What will happen if I fail to provide voting instructions for shares I hold in “street name”?
A.
With respect to the Merger Proposal, if you hold shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal. With respect to the Advisory Merger-Related Compensation Proposal and the Adjournment Proposal, if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the Special Meeting.

Q.	What will happen if I abstain from voting or fail to vote?
A.
With respect to the Merger Proposal, if you abstain from voting or fail to personally cast your vote at the Special Meeting or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal. With respect to the Advisory Merger-Related Compensation Proposal and the Adjournment Proposal, if you abstain from voting or fail to personally cast your vote at the Special Meeting or by proxy, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the Special Meeting.

Q.	How will proxy holders vote my Company Common Shares?
A.
If you properly authorize a proxy prior to the Special Meeting, your Company Common Shares will be voted as you direct. If you properly authorize a proxy but no direction is otherwise made, your Company Common Shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal. Pursuant to the Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Q.	What happens if I sell my Company Common Shares before the Special Meeting?
A.
If you held Company Common Shares on the Record Date but transfer them after the Record Date and prior to the Company Merger Effective Time, you will retain your right to vote at the Special Meeting, but not the right to receive the Company Merger Consideration for those shares. The right to receive such consideration when the Company Merger becomes effective will pass to the person who at that time owns the Company Common Shares you previously owned.

Q.	Can I change my vote or revoke my proxy after I have mailed my proxy card?
A.
Yes. If you own Company Common Shares as a record holder on the Record Date, you may revoke a previously authorized proxy at any time before it is exercised by authorizing a proxy to vote again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on April 28, 2026, signing and returning another proxy card with a later date, provided the Company receives the updated proxy card before the date of the Special Meeting, or personally voting at the Special Meeting. Attendance at the virtual meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the applicable instructions received from such broker to change your vote.

Q.	What are the material U.S. federal income tax consequences of the Company Merger?
A.
If you are a U.S. holder, the exchange of your Company Common Shares for Company Merger Consideration (including any amounts required to be withheld for tax purposes) pursuant to the Company Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of Company Merger Consideration you receive pursuant to the Company Merger (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s Company Common Shares for Company Merger Consideration in the Company Merger unless such non-U.S. holder has certain connections to the United States or Company Common Shares are treated as a United States real property interest in such holder’s hands. You should consult your tax advisor to determine the U.S. federal income tax consequences to you of the Company Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Company Merger is provided in the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger.”

Q.	What rights do I have if I oppose the Company Merger and the other transactions contemplated by the Merger Agreement?
A.
If you are a shareholder of record on the Record Date, you can vote against the Merger Proposal. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting shareholder to receive the fair value of your shares in connection with the Company Merger. As permitted by Maryland law, the Company’s declaration of trust (the “Declaration of Trust”) provides that shareholders are not entitled to exercise such rights and, accordingly, shareholders who object to the Company Merger do not have any appraisal rights, dissenters’ rights or the rights of an objecting shareholder in connection with the Company Merger. For more information, see the section of this proxy statement captioned “No Dissenters’ Rights of Appraisal.”

Q.	Where can I find the voting results of the Special Meeting?
A.
The Company intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available on the SEC’s website at www.sec.gov.

Q.	Can I participate if I am unable to attend the Special Meeting?
A.
If you are unable to attend the virtual meeting, the Company encourages you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

Q.	Have any shareholders already agreed to vote to approve the Merger Proposal?
A.	There are no contractual voting agreements in place with respect to the Merger Proposal.
Q.	Where can I find more information about the Company?
A.
The Company files certain information with the SEC. This information is available on the SEC’s website at www.sec.gov and on the Company’s website at www.pkst.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the SEC. You can also request copies of these documents from the Company. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q.	Who will solicit and pay the cost of soliciting proxies?
A.
The Company will bear the full cost of solicitation of proxies for the Special Meeting. The Board is soliciting your proxy on the Company’s behalf. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by the Company’s trustees, officers and other employees. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for a fee of $50,000.00, plus, subject to certain exceptions and at the Company’s sole discretion, a success fee of up to 50% conditioned on the Closing, as well as certain additional per-service fees and reimbursement of reasonable fees and expenses. The Company also will request persons, firms and corporations holding Company Common Shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q.	Who can help answer my other questions?
A.	If after reading this proxy statement you have more questions about the Special Meeting or the Mergers, you should contact Innisfree, the Company’s proxy solicitor, as follows:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 717-3930
Banks and Brokers may call collect: (212) 750-5833
If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents that the Company incorporates by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). Also, documents the Company subsequently files with the SEC and incorporates by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the Mergers, the expected timing and completion of the Mergers and the future business, performance and opportunities of the Company. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:
•
risks associated with the Company’s ability to obtain the shareholder approval required to consummate the Mergers and the timing of the Closing, including the risks that a condition to Closing will not be satisfied within the expected timeframe or at all or that the Closing will not occur;

•	the outcome of any legal proceedings that may be instituted against the parties to, and others related to, the Mergers and the Merger Agreement;
•	the risk that shareholder litigation in connection with the Mergers may affect the timing or occurrence of the Mergers or result in significant costs of defense, indemnification and liability;
•
unanticipated difficulties or expenditures relating to the Mergers, the response of business partners and competitors to the announcement of the Mergers, potential difficulties in the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the Mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the Mergers;

•	general economic and financial conditions;
•	political uncertainty in the U.S.;
•	the impact of tariffs and global trade disruptions on the Company and its tenants;
•	market volatility;
•	inflation;
•	any potential recession or threat of recession;
•	interest rates;
•	disruption in the debt and banking markets;
•	concentration in asset type;
•	tenant concentration, geographic concentration, and the financial condition of the Company’s tenants;
•	whether the Company is able to monitor the credit quality of the Company’s tenants and/or their parent companies and guarantors;
•	competition for tenants and competition with sellers of similar properties if the Company elects to dispose of its properties;
•	the Company’s access to, and the availability of capital;
•	whether the Company will be able to refinance or repay debt;
•	whether the Company will be successful in renewing leases or selling an applicable property, as leases expire;
•	whether the Company will re-lease available space above or at current market rental rates;

•	future financial and operating results;
•	the Company’s ability to manage cash flows;
•	the Company’s ability to manage expenses, including as a result of tenant failure to maintain the Company’s net-leased properties;
•	dilution resulting from equity issuances;
•
expected sources of financing, including the ability to maintain the commitments under the Company’s revolving credit facility, and the availability and attractiveness of the terms of any such financing;

•	legislative and regulatory changes that could adversely affect the Company’s business;
•	changes in zoning, occupancy, land use and safety regulations and/or changes in their applicability to the Company’s properties;
•	cybersecurity incidents or disruptions to the Company’s or third party information technology systems;
•
the Company’s ability to maintain its status as a REIT within the meaning of Section 856 through 860 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the Operating Partnership as a partnership for U.S. federal income tax purposes;

•	the Company’s future capital expenditures, operating expenses, net income or loss, operating income, cash flow and developments and trends of the real estate industry;
•	whether the Company will be successful in the pursuit of its objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including the acquisition of IOS assets;
•	whether the Company is able to identify, source or complete acquisitions on acceptable terms;
•	the Company’s ability to meet budgeted or stabilized returns on the Company’s redevelopment projects within expected time frames, or at all;
•	whether the Company will succeed in its investment objectives;
•	whether the Company is able to successfully operate its IOS properties;
•	any fluctuation and/or volatility of the trading price of Company Common Shares;
•	risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed; and
•
other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s other filings with the SEC, including any subsequent reports on Form 10-Q and Current Reports on Form 8-K.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s other filings with the SEC, including any subsequent reports on Form 10-Q and Current Reports on Form 8-K.

PROPOSAL 1
MERGER PROPOSAL
The Company is asking its shareholders to vote on the Merger Proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement.
For detailed information regarding the Merger Proposal, see the information about the Company Merger, the Merger Agreement and the other transactions contemplated thereby throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Mergers” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.
Approval of the Merger Proposal requires the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 1. Because the required vote for the Merger Proposal is based on the number of votes the Company’s shareholders are entitled to cast rather than on the number of votes cast, if you abstain from voting, fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have the same effect as voting “AGAINST” the Merger Proposal.
Shareholder approval of the Merger Proposal is a condition to the completion of the Company Merger and the other transactions contemplated by the Merger Agreement. In the event the Merger Proposal does not receive shareholder approval, the Company Merger and the other transactions contemplated by the Merger Agreement cannot be completed.
Recommendation of Our Board
THE BOARD RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL 2
ADVISORY MERGER-RELATED COMPENSATION PROPOSAL
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, the Company is required to submit the Advisory Merger-Related Compensation Proposal to our shareholders to approve, on an advisory, non-binding basis, the “golden parachute” compensation payments that will or may be made by the Company and its subsidiaries to its named executive officers that are based on or otherwise relate to the Mergers. This proposal, commonly known as a “say on golden parachute” proposal, gives shareholders the opportunity to vote on an advisory, non-binding basis on the “golden parachute” compensation payments that will or may be paid by the Company and its subsidiaries to its named executive officers that are based on or otherwise relate to the Mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section of this proxy statement captioned “The Mergers—Interests of the Company’s Trustees and Executive Officers in the Mergers.”
The Company is asking its shareholders to vote “FOR” the following resolution:
“RESOLVED, that Peakstone Realty Trust shareholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Peakstone Realty Trust that is based on or otherwise relates to the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers-Interests of the Company’s Trustees and Executive Officers in the Mergers”.”
Approval and adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the Advisory Merger-Related Compensation Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 2. If you abstain from voting, fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have no effect on the outcome of the Advisory Merger-Related Compensation Proposal (assuming a quorum is present).
Shareholder approval of the Advisory Merger-Related Compensation Proposal is not a condition to the completion of the Company Merger and the other transactions contemplated by the Merger Agreement. The vote on the Advisory Merger-Related Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Advisory Merger-Related Compensation Proposal and vice versa. Because the vote on the Advisory Merger-Related Compensation Proposal is advisory only, it will not be binding on either the Company or Parent or their respective affiliates. Accordingly, if the Merger Proposal is approved and the Company Merger is completed, the compensation that is contractually required to be paid will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s shareholders on the Advisory Merger-Related Compensation Proposal.
Recommendation of Our Board
THE BOARD RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ADVISORY MERGER-RELATED COMPENSATION PROPOSAL.

PROPOSAL 3
ADJOURNMENT PROPOSAL
The Company is asking its shareholders to vote on the Adjournment Proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the Adjournment Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 3. If you abstain from voting, fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have no effect on the outcome of the Adjournment Proposal (assuming a quorum is present).
Shareholder approval of the Adjournment Proposal is not a condition to the completion of the Company Merger and the other transactions contemplated by the Merger Agreement.
Recommendation of Our Board
THE BOARD RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE PARTIES TO THE MERGERS

Peakstone Realty Trust and PKST OP, L.P.
Corporate Headquarters:
1520 E. Grand Avenue
El Segundo, California 90245
(310) 606-3200
Peakstone Realty Trust (the “Company” or “Peakstone”) is an industrial real estate investment trust (“REIT”) within the meaning of Sections 856-860 of the Code (defined below), with a strategic focus on growth in the industrial outdoor storage (“IOS”) sector.
PKST OP, L.P., the Company’s operating partnership (the “Operating Partnership”), owns, directly and indirectly, all of the Company’s assets. As of December 31, 2025, the Company owned, directly and indirectly through a wholly-owned subsidiary, approximately 93.2% of the outstanding common units of limited partnership interest in the Operating Partnership (“Operating Partnership Common Units”).
As of December 31, 2025, our portfolio consisted of 76 industrial properties within one reportable segment. The portfolio included 60 IOS properties and 16 Traditional Industrial properties. IOS properties have a low building-to-land coverage ratio, maximizing yard space for the display, movement and storage of materials and equipment. “Traditional Industrial” properties include distribution, warehouse, and light manufacturing facilities. Of the 76 properties in our portfolio, 72 were operating properties and four were designated for redevelopment or repositioning.
The Company is a Maryland real estate investment trust with corporate headquarters located in El Segundo, California. The Company’s website is www.pkst.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the SEC. The Company Common Shares are listed on the NYSE under the ticker symbol “PKST.” For additional information about the Company and the Company’s business, please refer to the section of this proxy statement captioned “Where You Can Find Additional Information.”
The Company and the Operating Partnership are at times referred to in this proxy statement together, as the “Company Parties.”
BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P., BSREP V Brookfield Neon Sub L.P.,
Neon REIT Merger Sub LLC and Neon OP Merger Sub LLC
c/o Brookfield Asset Management
250 Vesey Street, 15th Floor
New York, New York 10281
(212) 417-7000
BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P., each a Delaware limited partnership (collectively, “Parent”), are affiliates of private real estate funds managed by affiliates of Brookfield Asset Management Ltd. (“Brookfield”) and were formed solely for the purpose of acquiring the Company. Neon REIT Merger Sub LLC, a Delaware limited liability company (“REIT Merger Sub”), and Neon OP Merger Sub LLC, a Delaware limited liability company (“Operating Merger Sub”), are wholly owned subsidiaries of Parent and were formed solely for the purpose of facilitating Parent’s acquisition of the Company. None of Parent, REIT Merger Sub or Operating Merger Sub have carried on any activities to date, except for activities incidental to formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.
Parent, Operating Merger Sub and REIT Merger Sub are at times referred to in this proxy statement together, as the “Parent Parties.”

THE SPECIAL MEETING
Date, Time and Purpose of the Special Meeting
Your proxy is solicited on behalf of the Board for exercise at the Special Meeting to be held on April 29, 2026, at 9:00 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/PKST2026SM, or at any postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Special Meeting.
The purpose of the Special Meeting is for you to consider and vote on the following matters:
(1)	a proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”);
(2)
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers (the “Advisory Merger-Related Compensation Proposal”); and

(3)
a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Pursuant to the Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting. The affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal is required to approve the Merger Proposal and for the Company Merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which the Company encourages you to read carefully in its entirety.
Attending the Meeting
The Special Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/PKST2026SM. You will be able to vote your shares online by attending the Special Meeting by webcast if you are a shareholder of record or obtain a legal proxy from your bank, broker or other nominee.
To participate in the Special Meeting, you will need to review the information included on your proxy card or the instructions that accompanied your proxy materials. You will need to enter your control number printed on your proxy card to participate in the Special Meeting.
The Special Meeting will begin promptly at 9:00 a.m. Pacific Time. You are encouraged to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/PKST2026SM.
Record Date, Notice and Quorum
Record holders of outstanding Company Common Shares as of the close of business on March 13, 2026, the Record Date for the Special Meeting, are entitled to vote at the Special Meeting on all matters to be voted upon. As of the Record Date, there were 37,187,359 Company Common Shares outstanding. On each matter presented to the Company’s shareholders for vote at the Special Meeting, the holders of Company Common Shares are entitled to one vote per share held as of the Record Date.
A quorum will be established for purposes of the Special Meeting if shareholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on any matter are present, either virtually or by proxy.
Required Vote
Completion of the Company Merger requires approval of the Merger Proposal by the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal. Each shareholder is entitled to cast one vote on each matter presented at the Special Meeting for each Company Common Share owned by such shareholder on the Record Date. Because the required vote for the

Merger Proposal is based on the number of votes holders of Company Common Shares are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or fail to vote online during the virtual Special Meeting, or fail to instruct your broker on how to vote, such failure will have the same effect as voting “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.
The approval of the Advisory Merger-Related Compensation Proposal and the approval of the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal. Approval of either or both of these proposals is not a condition to completion of the Company Merger. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the meeting. Abstentions, while present for purposes of determining presence of a quorum, are not considered votes cast and therefore will have no other effect on the outcome of these two proposals.
In order for your Company Common Shares to be voted, if you are a shareholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or personally vote at the Special Meeting.
As of the Record Date, the Company’s trustees and executive officers beneficially owned and are entitled to vote an aggregate of approximately 497,804 of the outstanding Company Common Shares, entitling them to exercise approximately 1.34% of the voting power of Company Common Shares entitled to vote at the Special Meeting.
Votes cast by proxy or virtually at the Special Meeting will be counted by the person appointed by the Company to act as inspector of election for the Special Meeting. The inspector of election will also determine the number of Company Common Shares represented at the Special Meeting, virtually or by proxy.
Solicitation of Proxies
The Board is soliciting proxies for the Special Meeting from the Company’s shareholders. The Company will bear the entire cost of soliciting proxies from its shareholders. The Company has retained the services of Innisfree to assist with the solicitation of proxies in connection with the Special Meeting, and it will pay Innisfree $50,000, plus, subject to certain exceptions and at the Company’s sole discretion, a success fee of up to 50% conditioned on the Closing, as well as certain additional per-service fees and reimbursement of reasonable fees and expenses for these services. In addition to the solicitation of proxies by delivery of the proxy statement by mail, the Company will request that brokers, banks and other nominees that hold Company Common Shares, which are beneficially owned by its shareholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. The Company may also use several of its regular employees, who will not be specially compensated, to solicit proxies from its shareholders, either personally or by telephone, Internet, facsimile or special delivery letter.
Voting of Shares
You may vote by attending the Special Meeting and personally voting, or you may vote by authorizing a proxy to vote on your behalf. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your Company Common Shares as a record holder and you are reviewing a paper copy of this proxy statement, you may authorize a proxy to vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
If you hold your Company Common Shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to authorize your vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker, bank or other nominee by following the instructions on the notice provided by your broker, bank or other nominee.
All of the proposals in this proxy statement are non-routine matters, so brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, and the Company does not expect there to be any broker non-votes at the Special Meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own Company Common Shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your Company Common Shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your Company Common Shares. If you hold your Company Common Shares through a broker, bank or other nominee and wish to personally vote at the Special Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the Merger Proposal requires the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Because the approval of each of (i) the Advisory Merger-Related Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is otherwise present.
If you authorize a proxy to vote your shares through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you authorize a proxy to vote your shares by Internet or telephone, then you need not return a written proxy card by mail.
YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the Special Meeting, the Company requests that you authorize a proxy for your Company Common Shares as described above as promptly as possible. If you properly give your proxy and submit it to the Company in time to vote, one of the individuals named as your proxy will vote your shares as described below.
All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows: “FOR” the Merger Proposal, as described in this proxy statement, “FOR” the Advisory Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal. This proxy gives each of Michael J. Escalante, Javier F. Bitar and Nina Momtazee Sitzer discretionary authority to vote your shares in accordance with his or her discretion with respect to all additional matters that might come before the Special Meeting.
Proxies and Revocation
If you authorize a proxy, your Company Common Shares will be voted at the Special Meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your Company Common Shares will be voted in accordance with the recommendations of the Board. The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
If you are a shareholder of record, you may revoke your proxy at any time before your proxy is voted at the Special Meeting by taking any of the following actions:
•
filing a written notice revoking the proxy with the Company’s Secretary at 1520 E. Grand Avenue, El Segundo, California 90245 (for submitting documents prior to March 23, 2026), or at 400 North Continental Boulevard, Suite 200, El Segundo, CA 90245 (for submitting documents on or after March 23, 2026);

•	properly submitting to the Company a proxy with a later date; or
•	attending the Special Meeting by webcast and personally voting, although attendance at the Special Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, California 90245
(for submitting documents prior to March 23, 2026)
400 North Continental Boulevard, Suite 200, El Segundo, CA 90245
(for submitting documents on or after March 23, 2026)
Attention: Nina Momtazee Sitzer, Chief Operating Officer, Chief Legal Officer and Secretary
If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See above regarding how to personally vote at the Special Meeting if your shares are held in “street name.”
Pursuant to the Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.
Availability of Proxy Materials for the Special Meeting
The Company’s proxy materials, including this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, are available online at the Company’s website at www.pkst.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Adjournments and Postponements
Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of Company Common Shares are not present at the Special Meeting, virtually or by proxy, to constitute a quorum or if the Company believes it is reasonably likely that the Merger Proposal will not be approved at the Special Meeting when convened on April 29, 2026, or when convened or reconvened following any postponement or adjournment. Pursuant to the Bylaws, the chairman of the meeting, acting in his or her own discretion and without any action by our shareholders, may adjourn the Special Meeting (whether or not a quorum is present) to a later date and time and at a place announced at the Special Meeting. The adjourned meeting may take place without further notice other than by an announcement made at the Special Meeting unless the adjournment is for more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the Special Meeting (subject to certain restrictions in the Merger Agreement, including that the Company shall consult with Parent in advance of such adjournment).
In addition, at any time prior to convening the Special Meeting, the Company may postpone the Special Meeting for any reason without the approval of its shareholders to a date not more than 120 days after the original record date without setting a new record date (subject to the restrictions in the Merger Agreement described above).
Voting at the Special Meeting
If you plan to attend the virtual Special Meeting and wish to vote online, you will need the control number included on your proxy card or on the instructions that accompany your proxy materials. Please note, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the virtual Special Meeting, you must have a legal proxy from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the Special Meeting.

THE MERGERS
General Description of the Mergers
Partnership Merger
Pursuant to the Merger Agreement and in accordance with the DRULPA and DLLCA, at the Partnership Merger Effective Time, Operating Merger Sub will merge with and into the Operating Partnership, and the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger.
Company Merger
Pursuant to the Merger Agreement and in accordance with the MRL and the DLLCA, at the Company Merger Effective Time, REIT Merger Sub will merge with and into the Company, and the separate existence of REIT Merger Sub will cease, with the Company surviving the Company Merger.
Background of the Mergers
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation and correspondence among representatives of the Company, potential buyers and their respective affiliates or advisors. All dates and times referred to in the following chronology are Eastern Time unless otherwise indicated.
In the ordinary course of business, the Board and Company management regularly evaluate a range of financial and strategic opportunities aimed at enhancing shareholder value. In connection with these evaluations, the Board and Company management have regularly considered options that could inform the Company’s long-term strategies, such as raising capital, potential acquisitions or other investments in industrial assets, disposing of certain Company assets, pursuing joint ventures, implementing share repurchases, and exploring other transactions that could complement or expand the Company’s operations on a stand-alone basis or otherwise. The Company also routinely engages in ordinary course discussions with significant investors and market participants concerning publicly available information about the Company, including the Company’s business and future plans.
Since the Company’s listing on the NYSE through 2025, the Company has been contacted by various shareholders, including several shareholders with a history of activist behavior and a shareholder referred to herein as “Shareholder Party A”, to discuss publicly available information about the Company, including the Company’s business and future plans. Company management engaged in such discussions, and, during those discussions, certain of the shareholders, including Shareholder Party A, expressed their independent respective views regarding the Company’s strategy, including suggestions regarding the Company’s potential strategic alternatives and the composition of the Board. However, during the course of those discussions, no such party submitted to the Company a strategic proposal to acquire all or a portion of the Company, nor did any such party agree to sign a confidentiality agreement with the Company to discuss nonpublic information, except as described below.
Prior to December 2025, representatives of Company management and representatives of Parent met on several occasions to discuss the Company’s business and potential opportunities for the Company and Parent to do business with one another, although during those discussions, the parties did not discuss a potential acquisition of the Company.
On September 10, 2025, representatives of Company management met with representatives of Shareholder Party A, at Shareholder Party A’s request, at the BofA Securities 2025 Global Real Estate Conference. During that meeting, the representatives of Shareholder Party A indicated that Shareholder Party A might be interested in a variety of ways to engage with the Company, including participating in a capital raising transaction for the Company or in a potential acquisition of the Company, although no proposed terms were shared at that time.
On September 18, 2025, the Board met telephonically, with representatives of Company management, Latham & Watkins LLP, the Company’s outside corporate, securities and M&A counsel (“Latham”) and BofA Securities, Inc., the Company’s existing financial advisor (“BofA Securities”) attending, to discuss the progress being made regarding the Company’s planned disposition of all of its office assets by December 2025, the current prospects of the Company as a stand-alone company, and Company management’s recent discussions with Shareholder Party A and other activist shareholders. The Board also reviewed with Company management and its advisors various potential activism tactics and strategies, and the Company’s potential responses thereto. During those discussions, the Board noted that the Company’s trustee nomination window was open between November 12, 2025 and December 12, 2025. Following discussion, the Board directed Company management to continue its engagement with the various activist shareholders.

From September 2025 to November 2025, the Company continued to engage with the various activist shareholders and Shareholder Party A, and held meetings with several of the shareholders to understand their perspectives on the Company, although no party submitted a proposal with respect to any transaction during that time.
In mid-November 2025, in connection with representatives of Company management seeking to schedule a potential meeting with representatives of Shareholder Party A, Shareholder Party A requested that Company management share a copy of the Company’s form of trustee and officer questionnaire. The Company promptly provided Shareholder Party A with a copy of the requested form questionnaire on November 17, 2025.
In late November 2025, in connection with a scheduled December 2, 2025 meeting with Shareholder Party A, representatives of Company management proposed entering into a confidentiality agreement with Shareholder Party A containing customary standstill provisions, to enable the Company to share further information at the December 2 meeting. Representatives of Shareholder Party A declined the proposal.
On December 2, 2025, members of Company management met with representatives of Shareholder Party A, at which time the representatives of Shareholder Party A indicated that Shareholder Party A intended to submit a proposal to acquire all of the outstanding Company Common Shares, and also that Shareholder Party A might also seek to submit trustee nominees prior to the closing of the trustee nomination window.
Separately, on December 2, 2025, at the request of Parent, members of Company management and representatives of BofA Securities met with representatives of Parent to discuss the Company’s business and operations. During such meeting, representatives of Parent verbally indicated an interest in potentially acquiring all of the outstanding Company Common Shares, and stated that Parent was open to engaging in friendly negotiations with the Board if the Board was prepared to do so.
That evening, Shareholder Party A submitted to the Company a non-binding indication of interest for an acquisition of all of the outstanding Company Common Shares for a purchase price of $17.00 per share in cash (the “December 2 Shareholder Party A Proposal”). The December 2 Shareholder Party A Proposal further included a highly confident letter from a potential debt financing source regarding the acquisition financing for the proposal, and indicated a willingness to include a 30-day go-shop period in the definitive agreement so long as the Company’s negotiations with Shareholder Party A were exclusive. As of the date of the December 2 Shareholder Party A Proposal, the closing share price of the Company Common Shares was $13.75.
On December 3, 2025, the Board met telephonically, with representatives of Company management, BofA Securities, Latham, and Sullivan & Cromwell LLP, the Company’s outside shareholder activism counsel (“Sullivan & Cromwell”), attending, to review the December 2 Shareholder Party A Proposal and the recent communications with Shareholder Party A and Parent. During this meeting, the Board discussed with Company management and its advisors the terms of the December 2 Shareholder Party A Proposal, certain preliminary financial analyses related thereto prepared by BofA Securities at the direction of the Board, the potential strategic alternatives available to the Company (including continuing as a stand-alone company or engaging in a more expansive strategic review process), Parent’s potential interest in submitting a proposal to acquire all of the outstanding Company Common Shares, and the potential benefits and drawbacks of various potential responses to the December 2 Shareholder Party A Proposal. Following these discussions, the Board instructed BofA Securities to inform Shareholder Party A that the Board viewed the price reflected in the December 2 Shareholder Party A Proposal to be inadequate to grant exclusivity, but that the Board remained open to engaging in further discussions with Shareholder Party A, including in respect of a potential sale transaction, and to encourage Shareholder Party A to sign a confidentiality agreement with customary standstill provisions with the Company to facilitate those further discussions. The Board also instructed Company management and its advisors to seek additional information about Parent’s potential interest in submitting an acquisition proposal. The Board also discussed engaging BofA Securities as the Company’s financial advisor with respect to a potential sale transaction for the Company, and directed Company management to negotiate an engagement letter to formalize such engagement.
On December 5, 2025, representatives of Parent again contacted representatives of BofA Securities to reiterate their willingness to engage in discussions regarding a potential negotiated sale transaction.
On December 7, 2025, the Board met telephonically, with representatives of Company management, BofA Securities and Latham attending, to discuss the recent communications with Parent and to review the terms of the draft confidentiality agreement proposed to be entered into with Shareholder Party A, including the terms of the standstill provisions thereof. The Board discussed with Company management and its advisors the potential outcomes of negotiations related to the confidentiality agreement, including the potential submission of trustee nominees by Shareholder Party A in the event the parties were unable to agree on the terms of the confidentiality agreement prior to the expiration of the Company’s nomination window on December 12, 2025. Following these discussions, the Board directed Company management and its advisors to seek to negotiate the confidentiality agreement with Shareholder Party A, reflecting a one-year standstill provision, subject to customary “fall-away” rights. The Board also instructed representatives of BofA Securities to remain in contact with Parent regarding submitting a proposal to acquire the Company for the Board’s consideration.
On December 8, 2025, representatives of Latham delivered to Shareholder Party A’s counsel a proposed draft confidentiality agreement, which included a one-year standstill provision, subject to customary “fall-away” rights.
From December 8, 2025 to December 11, 2025, representatives of Latham negotiated the terms of the confidentiality agreement with Shareholder Party A’s counsel, during which time representatives of Shareholder Party A indicated that Shareholder Party A was unwilling to enter into any standstill provision with a term in excess of 45 days, and that it would only be prepared to enter into such an arrangement if Shareholder Party A was able to preserve its rights to nominate its own slate of trustees at the Company’s next annual meeting.
On December 9, 2025, at the direction of the Board, representatives of BofA Securities contacted representatives of Parent to inquire as to whether Parent remained interested in submitting a proposal to acquire the Company based on publicly available information for the Board’s consideration. The representatives of Parent indicated that they expected to do so in the coming days.
On December 11, 2025, the Board met telephonically, with representatives of Company management, Latham and Sullivan & Cromwell attending, to review the status of negotiations regarding the confidentiality agreement with Shareholder Party A and the remaining open issues with respect thereto. The Board discussed with Company management and its advisors the potential responses to Shareholder Party A’s positions, including the potential benefits and drawbacks of executing a confidentiality agreement with Shareholder Party A, the potential submission of trustee nominees by Shareholder Party A, the value of having a standstill in place that provided adequate time to allow the Company to evaluate its options without forcing public disclosure, and the potential options to address Shareholder Party A’s concerns regarding preserving its nomination rights. Following these discussions, the Board authorized Company management and its advisors to agree to offer to preserve Shareholder Party A’s right to nominate trustees by agreeing to schedule the Company’s annual shareholders meeting so that the trustee nomination window would be subsequently reopened prior to the next annual meeting, provided that Shareholder Party A agreed to no less than a two-month standstill.
Promptly following the meeting, representatives of Latham delivered to Shareholder Party A’s counsel a revised draft of the confidentiality agreement, reflecting the terms authorized by the Board.
On December 12, 2025, counsel for Shareholder Party A indicated that they were not prepared to accept a two-month standstill, and later that day, Shareholder Party A submitted to representatives of Company management a written notice proposing to nominate four trustees at the Company’s next annual meeting of shareholders. In that notice, Shareholder Party A indicated that it would withdraw the notice if the parties were able to execute a mutually agreeable confidentiality agreement to facilitate continued private negotiations.
Thereafter, on December 12, 2025, representatives of BofA Securities, acting at the direction of the Board, and representatives of Shareholder Party A held a call regarding the terms of the confidentiality agreement, and, on December 14, 2025, counsel for Shareholder Party A contacted Latham to express Shareholder Party A’s willingness to accept the terms of a confidentiality agreement with the Company containing a two-month standstill period. Later that day, the parties entered into a confidentiality agreement containing a two-month standstill period and a withdrawal of Shareholder Party A’s nomination notice.
On December 15, 2025, representatives of Company management received a non-binding indication of interest from Parent, proposing to acquire all of the outstanding Company Common Shares at a price of $20.50 per share in cash (the “December 15 Parent Proposal”). The December 15 Parent Proposal stated that the offer would expire on December 19, 2025 and indicated an ability to enter into a definitive transaction agreement by the end of January assuming entry into an exclusivity agreement for that period. On December 15, 2025, the closing share price of the Company Common Shares was $14.22.

On December 15, 2025, BofA Securities provided to Latham and the Board certain relationship disclosures, as of December 15, 2025, which included disclosure of certain relationships between BofA Securities and its affiliates, on the one hand, and the Company, Shareholder Party A, Parent and, as applicable, their affiliates, on the other hand.
On December 16, 2025, the Board met telephonically, with representatives of Company management, BofA Securities and Latham attending, to discuss, among other things, the December 15 Parent Proposal, the December 2 Shareholder Party A Proposal and the execution of the confidentiality agreement with Shareholder Party A. In the course of evaluating the two different proposals, the Board considered a variety of factors, including the price per share offered by each potential counterparty, the background and track record of each potential counterparty as an acquiror, the contemplated financing of each potential counterparty and the requests for exclusivity received from each potential counterparty. The Board also reviewed and discussed with Company management a draft of its financial projections, reflecting the prior feedback from the Board. Following discussions, the Board provided additional feedback on the draft financial projections and directed Company management to further update the projections accordingly for the Board’s further review. Representatives of BofA Securities also presented, at the Board’s request, to the Board certain preliminary financial analyses of the Company and the proposals, and the Board again reviewed the Company’s prospects as a stand-alone company. The Board then discussed with Company management and its advisors its potential responses to the two different proposals, including the benefits and drawbacks of continuing to engage with either or both of the potential counterparties, launching a more expansive strategic review process, either through a public or private auction, the potential bidders that might be interested in participating in such a process, or the option of continuing as a stand-alone company. The Board also noted the potential strategic benefits of having two active bidders, and the options for creating competitive tension. The Board also discussed timing, particularly in light of its two-month standstill with Shareholder Party A, and the potential risks that a more fulsome private auction process could be impacted by a proxy contest launched by Shareholder Party A or another activist investor. The Board also discussed its concerns with granting exclusivity, and the potential use of post-signing market-checks, including go-shop provisions, to provide other potential bidders with an opportunity to submit proposals. Following these discussions, the Board directed representatives of BofA Securities to indicate to both Shareholder Party A and Parent that the Company had received more than one offer to acquire the Company, and to solicit improved offers from each of Shareholder Party A and Parent by December 22, 2025 for the Board’s consideration, noting that any potential grant of exclusivity would be predicated on, in addition to an improved price, the potential counterparty agreeing to include a customary go-shop provision in any definitive transaction agreement. The Board also instructed BofA Securities to obtain additional information regarding both parties’ respective financing plans with respect to a sale transaction.
On December 16, 2025, at the direction of the Board, representatives of BofA Securities separately contacted representatives for each of Shareholder Party A and Parent to communicate the Board’s instructions. Between December 16, 2025 and December 22, 2025, at the direction of the Board, representatives of BofA Securities and members of Company management held multiple separate calls with representatives of each of Parent and Shareholder Party A to provide information, receive updates on the status of their revised proposals, and gather additional information regarding their intended financing.
On December 17, 2025, BofA Securities provided updated relationship disclosures as of December 17, 2025 to Latham and the Board.
On December 18, 2025, the Board met telephonically, with representatives of Company management, BofA Securities and Latham attending. At the meeting, members of Company management presented a revised draft of the Company’s financial projections to the Board. Following discussions, the Board provided more feedback on the draft financial projections and directed Company management to further update the projections accordingly for the Board’s further review.
On December 22, 2025, representatives of Shareholder Party A submitted a revised non-binding indication of interest, proposing to acquire all of the outstanding Company Common Shares at a price of $18.00 per share in cash (the “December 22 Shareholder Party A Proposal”). The December 22 Shareholder Party A Proposal reiterated Shareholder Party A’s request for exclusivity, and confirmed its willingness to include customary go-shop provisions in any definitive transaction agreement.
Also on December 22, 2025, representatives of Parent submitted a revised non-binding indication of interest, proposing to acquire all of the outstanding Company Common Shares at a price of $21.00 per share in cash (the “December 22 Parent Proposal”). The December 22 Parent Proposal confirmed that Parent would agree to include customary go-shop provisions in any definitive transaction agreement, and submitted a draft exclusivity agreement that proposed granting Parent exclusivity with respect to a potential acquisition through January 31, 2026. Representatives of Parent also communicated to representatives of BofA Securities that the per-share offer price reflected in the December 22 Parent Proposal was its best and final offer price.
On December 22, 2025, the closing share price of the Company Common Shares was $14.25.
On December 23, 2025, the Board met telephonically, with representatives of Company management, BofA Securities, Venable LLP, the Company’s Maryland counsel (“Venable”) and Latham attending, to discuss the December 22 Shareholder Party A Proposal and the December 22 Parent Proposal. Representatives of Venable and Latham explained the trustees’ statutory duties under Maryland law in evaluating and responding to these proposals. The Board reviewed each proposal and each request for exclusivity, including comparing the terms thereof, and weighed the benefits and risks of each, including the revised price per share offered by each potential counterparty, the significant premium represented by the proposed price per share reflected in the December 22 Parent Proposal, the background and track record of each potential counterparty as an acquiror, and the contemplated financing of each potential counterparty. Representatives of BofA Securities, at the request of the Board, also provided certain preliminary financial analyses of the Company and the revised proposals, and the Board reviewed the Company’s prospects as a stand-alone company. The Board then discussed with Company management and its advisors its potential responses to each proposal including the potential benefits and drawbacks of granting exclusivity to Parent, including the significant premium represented by the December 22 Parent Proposal, the fact that both Shareholder Party A and Parent had the opportunities to provide an improved offer, the fact that entry into exclusivity with Parent would result in an inability to engage with other potential interested parties, including Shareholder Party A, during the exclusivity period, Parent’s willingness to agree to include customary go-shop provisions in the definitive transaction agreement, and the risk of Parent being unwilling to engage without exclusivity. The Board also discussed the implications to the Company if the Company were to enter into exclusivity and the Company and Parent were unable to reach an agreement, including the remaining term of the standstill with Shareholder Party A, and the potential strategic options available to the Company in that situation. Following these discussions, the Board authorized members of Company management and its advisors to finalize and enter into the exclusivity agreement granting Parent exclusivity through January 31, 2026, directed Company management and its advisors to execute a confidentiality agreement with Parent, and instructed Company management to begin to prepare a virtual data room to assist Parent in its diligence efforts after executing the confidentiality agreement.
On December 23, 2025, representatives of Latham delivered to counsel to Parent, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), a revised draft of the exclusivity agreement and a proposed draft confidentiality agreement, containing a one-year standstill provision with customary “fall-away” rights. Between December 23, 2025 and December 24, 2025, representatives of Latham and Gibson Dunn negotiated the exclusivity agreement and confidentiality agreement to be entered into between the Company and Parent. Following those negotiations, on December 24, 2025, the Company and Parent entered into (i) an exclusivity agreement providing for exclusivity through January 31, 2026 and (ii) a confidentiality agreement, which contained a one-year standstill provision with customary “fall-away” rights. Prior to entering into exclusivity with Parent, representatives of BofA Securities, acting at the direction of the Board, contacted representatives of Shareholder Party A to inform them that the Company had determined to enter into exclusivity with a separate counterparty. On December 24, 2025, the closing share price of the Company Common Shares was $14.25.
On December 30, 2025, the Board met telephonically, with representatives of Company management, BofA Securities and Latham attending. Company management and the Company’s advisors provided an update to the Board regarding the due diligence process conducted with Parent to date, and the Company’s progress populating a virtual data room. Company management also presented to the Board the updated draft financial projections prepared by Company management which reflected the Board’s prior comments. Following a review of the financial projections and discussions amongst the Board, Company management, BofA Securities and Latham, the Board approved the financial projections to be used by BofA Securities in its engagement and to be provided to Parent in connection with a potential sale process. For more information, please see the section of this proxy statement captioned “—Unaudited Prospective Financial Information.” The Board also reviewed with Company management and its advisors the key terms proposed to be included in the initial draft of the merger agreement, which was being prepared by Latham, including with respect to termination fees, regulatory matters, and recourse in the event of a failure to close. The Board provided feedback on these terms and authorized Company management and Latham to finalize the draft merger agreement in accordance with their feedback and to provide it to Parent following the opening of the virtual data room.

On January 2, 2026, the Company opened the virtual data room to Parent, which was populated with customary due diligence information and documentation. From January 2, 2026 through the execution of the Merger Agreement, Company management and its advisors engaged in extensive confirmatory due diligence with Parent regarding the Company and the potential sale transaction, including attending calls and diligence meetings on topics including tax, financial and human resources, risk, transaction costs, environmental and legal due diligence, providing responses to diligence requests across such topic areas, and attending property visits. In support of the due diligence workstreams, Company management also regularly updated the virtual data room in response to supplemental due diligence requests.
On January 7, 2026, representatives of Latham delivered to representatives of Gibson Dunn an initial draft of the merger agreement, which provided for, among other things: (i) customary go-shop provisions providing for a 45-day Go-Shop Period, (ii) a two-tiered Company termination fee, providing for a termination fee equal to 1.25% of the Company’s equity value for excluded parties during the Go-Shop Period, and 3% thereafter, payable by the Company in certain customary instances, including upon termination for a change in recommendation or superior proposal, (iii) a Parent termination fee equal to 10% of the Company’s equity value, payable upon a material breach by Parent or a failure to close, with an alternative ability of the Company to seek specific performance in the event the debt financing for the transaction was unavailable, and (iv) “hell-or-high-water” regulatory covenants, including an obligation to litigate.
On January 8, 2026, the Board met telephonically, with representatives of Company management, BofA Securities and Latham attending. Representatives of Latham and members of Company management provided the Board with an update on the due diligence process to date, and other process-related matters. At that meeting, the Board also approved the engagement of BofA Securities to act as the Company’s financial advisor in connection with the sale process based on its qualifications, expertise, reputation and knowledge of the Company’s business and financial profile, as well as the industry in which the Company operates, and authorized Company management to finalize and execute BofA Securities’ engagement letter.
On January 18, 2026, the Company executed an engagement letter with BofA Securities to act as the Company’s financial advisor in connection with the sale process.
On January 19, 2026, representatives of Gibson Dunn sent to representatives of Latham a revised draft of the merger agreement, which proposed, among other things, (i) a reduction in the duration of the Go-Shop Period to 30 days, (ii) an increase in the Company termination fee to 2.5% of the Company’s equity value for excluded parties during the Go-Shop Period, and 6% thereafter, (iii) a reduction in the Parent termination fee to 8% of the Company’s equity value, payable upon a material breach by Parent or a failure to close, (iv) a “reasonable best efforts” standard for the regulatory covenants, removing the obligation to litigate, (v) the proposed inclusion of either a marketing period or inside date, depending on the final form of Parent’s financing and (vi) expanded financing cooperation obligations for the Company.
On January 21, 2026, the Board met telephonically, with representatives of Company management, BofA Securities and Latham attending. Representatives of Latham and Company management provided the Board with an update on the potential sale transaction and the status of negotiations with Parent, including a review of the proposed terms of the revised merger agreement. The Board provided feedback regarding the merger agreement, with an emphasis on the importance of maximizing deal certainty with respect to Parent’s obligations to close (including with respect to the scope of the financing cooperation covenants), and ensuring that the go-shop and non-solicitation provisions would preserve the Company’s ability to conduct an effective post-signing market check and would not preclude other potential bidders from submitting competing proposals. The Board also discussed with Company management and its advisors the available information regarding the potential debt financing contemplated by Parent provided to date, and diligence performed with respect to the capitalization of Parent and its affiliates that would be signing the equity commitment letter and limited guaranty. Following discussion, the Board directed Company management and its advisors to continue to negotiate with Parent regarding the open issues in the merger agreement, and to request additional information regarding Parent’s contemplated financing.
Between January 23, 2026 and January 30, 2026, representatives of Latham and Gibson Dunn attended various negotiations regarding the merger agreement, and, with the advice of their respective clients, revised and shared multiple drafts of the merger agreement, during which time the parties continued to negotiate the various key issues. On January 25, 2026, representatives of Gibson Dunn provided representatives of Latham with copies of Parent’s proposed equity commitment letter and limited guaranty, and on January 27, 2026, representatives of Gibson Dunn provided representatives of Latham with a copy of Parent’s proposed debt commitment letter. During the course of these negotiations, representatives of Gibson Dunn also indicated that, while the draft debt commitment letter contained limited conditionality, Parent wanted to maximize its flexibility with respect to its financing obligations, and proposed that the Company would not be entitled to seek specific performance to force Parent to close, and instead would only be entitled to recover the Parent termination fee.
On January 30, 2026, the Board met telephonically, with representatives of Company management, BofA Securities and Latham attending, to discuss the progress made on the documentation and negotiations since the prior Board meeting, including summaries of the debt commitment letter, equity commitment letter and limited guaranty. Representatives of Latham also summarized the remaining key issues, including the size of the respective termination fees, and the latest proposal with respect to financing and specific performance. The Board provided its feedback to Company management and its advisors, including discussing the proposed limitations on the Company’s entitlement to seek specific performance, the risks related thereto, the relative size, reputation and acquisition track record of Parent, and the need to significantly increase the Parent termination fee and reduce the potential conditionality related to the Company’s financing cooperation obligations in order for the Board to consider accommodating the request. The Board also emphasized the importance of having a go-shop and Company termination fees (particularly during the Go-Shop Period) that would not be preclusive of potential bidders submitting competing proposals during the Go-Shop Period. The Board also discussed with its advisors and members of Company management the overall anticipated timing of the transaction, the expiration of exclusivity on January 31, 2026, the anticipated request from Parent to extend exclusivity until Monday, February 2, 2026 to seek to finalize the transaction documents, and the benefits and risks of granting such an extension. The Board directed Company management and its advisors to seek to continue negotiations with Parent to address the remaining open issues in the merger agreement consistent with the discussions, and authorized Company management to extend exclusivity until February 2, 2026, if requested by Parent and if the parties continued to make progress towards being in a position to execute a potential agreement by such date.
On January 30, 2026, representatives of Latham sent to representatives of Gibson Dunn a revised draft of the merger agreement, which included the following terms: (i) a decrease in the Company termination fee to 1.5% of the Company’s equity value for excluded parties during the Go-Shop Period, and 3.5% thereafter, (ii) an increase in the Parent termination fee to 16% of the Company’s equity value, (iii) a 40-day Go-Shop Period, along with a 5-day extension, (iv) “hell-or-high-water” regulatory covenants, and (v) a reduced scope of financing cooperation covenants.
On January 31, 2026, representatives of each of Company management, Parent and their respective financial advisors and counsel held several calls over the course of the day to discuss the open points in the transaction documentation, during which the parties discussed several of the remaining key issues. On the last such call of that day, representatives of Parent verbally requested that the Company extend the period of exclusive negotiations until February 2, 2026, which the Company granted.
From January 31, 2026 to February 2, 2026, representatives of Latham and representatives of Gibson Dunn continued to trade iterative drafts of the merger agreement and met telephonically on several occasions to resolve the remaining open issues, including finalizing the following terms: (i) a Company termination fee of approximately 1.9% of the Company’s equity value for excluded parties during the Go-Shop Period, and approximately 4.0% thereafter, (ii) a Parent termination fee of approximately 14.25% of the Company’s equity value, (iii) a 30-day Go-Shop Period, along with a 5-day extension, (iv) “hell-or-high-water” regulatory covenants, and (v) customary financing cooperation covenants. For a further description of the final terms of the Merger Agreement, please see the section of this proxy statement entitled “—The Merger Agreement”.
On February 1, 2026, the Board met telephonically, with representatives of Company management, BofA Securities, Latham and Venable attending. Representatives of Venable reviewed trustees’ statutory duties under Maryland law. The Board then reviewed with Company management and the Company’s advisors a summary of the terms of the merger agreement, including the resolution of various issues since the Board’s prior meeting, and the remaining open issues thereunder, as well as the proposed terms of the debt commitment letter, equity commitment letter, and limited guaranty. BofA Securities then reviewed with the Board certain financial analyses with respect to the proposed transaction, and confirmed that, if requested, and subject to the finalization of the remaining open issues, BofA Securities would be prepared to issue a customary fairness opinion with respect to the proposed transaction if requested by the Board. The Board also reviewed an updated relationship disclosure provided by BofA Securities, dated as of February 1, 2026, regarding the relationships between BofA Securities and its affiliates, on the one hand, and the Company, Shareholder Party A, Parent and, as applicable, their affiliates, on the other hand, as fully described in the section entitled “—Opinion of Our Financial Advisor.” The Board then reviewed, discussed and considered various reasons to approve the Merger Agreement and certain countervailing factors (see “—Reasons for the Mergers” and

“—Recommendation of Our Board” beginning on page 38). Following these discussions, the Board instructed Company management and the Company’s advisors to continue to seek to finalize documentation with Parent in accordance with their feedback on the remaining open issues, for consideration at the next Board meeting.
On February 2, 2026, the Board met telephonically, with representatives of Company management, BofA Securities, Latham and Venable attending. During the meeting, representatives of Venable reminded the trustees of their statutory duties under Maryland law. Representatives of Latham then provided the Board with a summary of the Merger Agreement, including the outcome of the final negotiation of the material provisions of the Merger Agreement, particularly the final proposed package of termination fees. Representatives of BofA Securities then reviewed BofA Securities’ financial analyses with the Board and, following the request of the Board, rendered its oral opinion to the Board (which was subsequently confirmed by delivery of a written opinion dated as of February 2, 2026) that, as of such date, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, and the matters considered and limitations, qualifications and conditions on the review undertaken in connection therewith, as described in such written opinion, the $21.00 per share consideration to be paid to the holders of Company Common Shares (other than the holders of Excluded Shares) was fair, from a financial point of view, to such holders. For more information regarding BofA Securities’ opinion, please see “—Opinion of the Company’s Financial Advisor.”
The Board then reviewed, discussed and considered various reasons to approve the Merger Agreement and certain countervailing factors (see “—Reasons for the Mergers” and “—Recommendation of Our Board” beginning on page 38). After discussions with Company management and its financial and legal advisors, and in light of the reasons considered, the Board unanimously:
•
determined and declared that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders;

•
duly authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement;

•
directed that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Shares at the special meeting; and

•	resolved to recommend that the Company’s shareholders vote in favor of the Merger Proposal.
The Board then discussed with Company management and its advisors next steps, including the commencement of the go-shop process, the scope of parties to be contacted, and communications.
Prior to the market opening on February 2, 2026, the parties executed the Merger Agreement and related documentation, and the Company and Parent issued a joint press release announcing their entry into the Merger Agreement.
Go-Shop
On February 2, 2026, following the announcement of the Company’s entry into the Merger Agreement with Parent, and at the direction of the Board, representatives of BofA Securities commenced outreach to 35 potential bidding parties as part of the Go-Shop Period, consisting of 23 financial sponsors, 8 sovereigns/investment managers and 4 strategic bidding parties. Among those contacted, 11 parties expressed interest in entering into confidentiality agreements with the Company to evaluate a potential sale transaction. Of those parties, 7 parties including 4 financial sponsors, 2 sovereigns/investment managers and 1 strategic bidding party, executed confidentiality agreements and were provided access to a virtual data room for prospective go-shop bidders containing, among other materials, business and financial information previously made available to Parent. Additionally, 7 incremental bidders who were not included in BofA’s initial outreach, each a financial sponsor, expressed interest. Of those parties, 1 bidder executed a confidentiality agreement and was provided access to the virtual data room.
On February 17, 2026, the Board met telephonically, with representatives of Company management, BofA Securities and Latham attending. Representatives of BofA Securities and Latham provided an update on the go-shop process and discussed the Go-Shop Period.

The Go-Shop Period expired on March 4, 2026 at 11:59 p.m., New York City time. Prior to the expiration of the Go-Shop Period, no party submitted a Competing Proposal to the Company.
Reasons for the Mergers
The Company Merger and the other transactions contemplated by the Merger Agreement were determined and declared advisable and in the best interests of the Company and its shareholders and approved by all members of the Board, as more fully described above in the section of this proxy statement captioned “The Mergers—Background of the Mergers.” In reaching its decision to (i) determine and declare that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders, (ii) duly authorize, approve and declare advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement, (iii) direct that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Shares at the Special Meeting; and (iv) recommend that the Company’s shareholders vote in favor of the approval of the Company Merger, the Board consulted with members of Company management, as well as the Company’s financial and legal advisors, and considered a number of factors, including the following material factors, which the Board viewed as supporting its decision:
•
the Board’s knowledge of the business, operations, financial condition, earnings and prospects of the Company, including the Company’s potential challenges to accessing capital, and the limited liquidity float of the Company Common Shares;

•
the Board’s knowledge of the current and prospective environment in which the Company operates, including economic, market and capital raising conditions, including inflation, and the Company’s size relative to its peers (including relative disadvantages with respect to scale, cost of capital, G&A efficiency and other matters);

•
the fact that the proposed Company Merger Consideration in the cash amount of $21.00 per Company Common Share provides the Company’s shareholders with certainty of value and liquidity immediately upon the Closing, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company, including the inherent risks and uncertainties currently present in the economy generally, the Company’s potential need to raise capital due to the Company’s growth plan as well as the difficulty and increasing cost of obtaining capital in the current interest rate environment and the relative trading price of the Company Common Shares compared to net asset value, as well as the potential for activism threats;

•
the current and historical trading prices of Company Common Shares, including the fact that the proposed Company Merger Consideration in the cash amount of $21.00 per Company Common Share provides a 34.4% premium over the closing price of the Company Common Shares on January 30, 2026, a 46.4% premium to the Company’s 30-day volume-weighted average share price ending January 30, 2026, and a 50.9% premium to the Company’s 90-day volume-weighted average share price ending January 30, 2026;

•
the fact that the proposed price was the result of an arm’s-length negotiation with Parent, that the Company negotiated with more than one interested party, and that the Company was able to negotiate to improve the initial price proposed by Parent and for other terms in the Merger Agreement that the Board believes were meaningfully improved over the course of negotiations;

•
the fact that the Merger Agreement provides for customary go-shop and fiduciary out provisions, which, subject to the terms thereof, authorizes the Company to undergo a post-signing market-check, during which time other potential interested parties can propose a competing proposal, which, subject to the terms of the Merger Agreement, if the Board concludes it constitutes a Superior Proposal, the Board can terminate the Merger Agreement and enter into an alternative agreement with that party prior to the Cut-Off Time, and, in such case, the Company Termination Payment would be limited to $16 million (i.e., approximately 1.9% of the equity value of the Company), which the Board believes, based on feedback from its advisors, is not likely to preclude any other interested party from making a competing proposal;

•
advice from the Company’s independent financial advisor and outside legal counsel that the Company’s right to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a Superior Proposal and the Company Termination Payment, both before and after the Go-Shop Period, are reasonable and not likely to preclude any other interested party from making a competing proposal;

•	that the Merger Agreement contains terms that, taken as a whole, the Board believes provides a significant degree of certainty that the Mergers will be completed as quickly as possible;
•
the probability that the Mergers will be completed based on, among other things, Parent’s substantial available capital and Parent’s extensive experience in the real estate industry, the absence of a financing contingency or condition, the substantial Parent Termination Payment equal to $122 million (i.e., approximately 14.25% of the Company’s equity value), payable to the Company if the Merger Agreement is terminated in certain circumstances, including a material breach or failure to close, the limited number of conditions to the Mergers, and the absence of any significant regulatory approvals;

•	the fact that Parent executed equity commitment letters and debt commitment letters representing the full merger consideration and other capitalization payable under the Merger Agreement;
•	the fact that the limited guaranty is being executed by affiliates of Parent, which Parent has informed us have sufficient available capital to pay the full amount of the limited guaranty;
•
the opinion of BofA Securities, dated February 2, 2026 to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Company Merger Consideration to be received by holders of Company Common Shares, as more fully described below in the section of this proxy statement captioned “The Mergers—Opinion of the Company’s Financial Advisor,” and the advice from counsel regarding the terms of the Merger Agreement; and

•
the fact that the Mergers are subject to the Company’s receipt of the approval of the Company Merger by a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal, and that the Company’s shareholders are free to vote against the Company Merger for any reason, including if a higher offer were to be made prior to the Special Meeting (in certain cases subject to the Company Termination Payment if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, any alternative acquisition).

The Board also considered the following potentially negative factors in its consideration of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement:
•
the fact that the Company did not run an auction process prior to signing the Merger Agreement and the Company’s inability, after the No-Shop Period Start Date to solicit competing proposals and the possibility that the Company Termination Payment payable by the Company upon the termination of the Merger Agreement under certain circumstances could discourage other potential bidders from making a competing proposal;

•	the fact that, following the Mergers, the Company will no longer exist as a stand-alone public company and that its existing shareholders will not participate in any future earnings or growth;
•	the risk that an alternative transaction or different strategic alternative or liquidation potentially could be more beneficial to the Company’s shareholders than the Mergers;
•
the risks that Parent fails to close or breaches the Merger Agreement, that Parent’s financing will be unavailable, and the fact that the Company is not entitled to seek specific performance with respect to Parent’s obligation to close, and its sole recourse would be to receive the Parent Termination Payment in the instances in which it is payable, which, while substantial at $122 million, may be inadequate to compensate the Company in event of a termination and which termination may harm the Company’s prospects if the Mergers do not close;

•	the risk of merger-related shareholder and/or unitholder litigation;
•	the fact that this transaction will be taxable to the Company’s shareholders;
•	the risk that the Company will lose employees;

•	the fact that the Company shareholders are not entitled to appraisal or dissenter’s rights;
•
the fact that, under the terms of the Merger Agreement, the Company is not permitted to make, declare or pay any regular cash dividends or distributions, except as reasonably required to preserve its tax status as a REIT or to avoid or to continue to avoid incurring entity level income or excise taxes;

•
the restrictions on the conduct of the Company’s business prior to the completion of the Mergers, which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Mergers;

•	the significant transaction costs, business disruption and management distraction caused by the proposed Mergers, which will likely harm the Company’s prospects if the Mergers do not close; and
•
the fact that certain of the Company’s trustees and executive officers may have conflicts of interest in connection with the Mergers, as they may receive certain benefits that are different from, and in addition to, those of the Company’s other shareholders, including with respect to change of control compensation.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In reaching its decision to approve the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement, the Board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual trustees may have given different weights to different factors. The Board did not reach any specific conclusion with respect to any of the factors or reasons considered. The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of Our Board
The Board has unanimously:
•
determined and declared that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders;

•
duly authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement;

•
directed that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Shares at the Special Meeting; and

•	recommended that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
Unaudited Prospective Financial Information
While the Company has from time to time provided limited financial guidance to investors, the Company has not, as a matter of course, otherwise publicly disclosed internal projections as to future performance, earnings or other results beyond the then-current annual period due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates inherent in preparing financial projections.
However, in connection with the evaluation and negotiation of the Company Merger and the other transactions contemplated by the Merger Agreement, Company management prepared certain non-public, internal, unaudited, financial projections regarding the Company’s future operations for fiscal years ending December 31, 2025 through December 31, 2031 (the “financial projections”). Company management provided the financial projections to the Board in connection with its evaluation of the Mergers, and to the Company’s financial advisor, BofA Securities, for its use and reliance in connection with its financial analyses and opinions. The Company also provided the financial projections to Parent on a confidential basis.

The following tables summarize the financial projections:

	Fiscal Year Ending December 31,
	2026E	2027E	2028E	2029E	2030E	2031E
	(dollar amounts in millions)
Cash NOI(1)	$92	$114	$141	$163	$183	$210
Adjusted EBITDA(2)	$77	$92	$112	$133	$151	$178
FFO(3)	$41	$57	$75	$94	$109	$131
Unlevered Free Cash Flow(4)	$(273)	$(241)	$(230)	$(198)	$(186)	$(168)

(1)
Cash NOI reflects the Company's projected net operating income before other income (expense), adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease intangibles, deferred termination income, other deferred adjustments and amortization of other intangibles, and assumes the completion of acquisitions and dispositions in each year presented, as described in “—Important Information About the Financial Projections” below. For reference, projected Cash NOI for the year ending December 31, 2026, excluding assumed acquisitions and dispositions, is $78 million.

(2)	The Company defines “Adjusted EBITDA” as Cash NOI adjusted to exclude straight-line rent, below-market lease amortization, interest income, and cash G&A.
(3)
The Company defines “FFO” as net income or loss computed in accordance with GAAP, excluding real estate related depreciation and amortization, impairment losses of depreciable real estate assets, gains (losses) from sales of depreciable real estate assets and after adjustments for unconsolidated joint ventures.

(4)
“Unlevered Free Cash Flow” was calculated by BofA Securities, in connection with its financial analyses as described in the section of this proxy statement captioned “The Mergers—Opinion of the Company’s Financial Advisor,” using the financial information provided by the Company in the financial projections, as Adjusted EBITDA further adjusted for stock-based compensation, straight-line rent adjustments, amortization of above market leases, capital expenditures and net acquisitions/dispositions.

Important Information About the Financial Projections
The financial projections are included in this proxy statement solely to give the Company’s shareholders access to certain information that was made available to the Board, BofA Securities and Parent. The financial projections have not been updated following the date such projections were approved by the Board to reflect the Company’s current views of its future financial performance, and should not be treated as guidance with respect to projected results for the fiscal year ending December 31, 2026 or any other period. The financial projections are subjective in many respects and were prepared solely for the Company’s internal use, for use by Parent in connection with its consideration of the Mergers (as more fully described in the section of this proxy statement captioned “The Mergers—Background of the Mergers”) and for BofA Securities in connection with its financial analysis and fairness opinion. The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. In addition, the financial projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in the Company’s historical GAAP financial statements. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined, audited or performed any procedures with respect to the financial projections, and have not expressed any opinion or any other form of assurance regarding the financial projections or their achievability. Likewise, neither the Company’s independent registered public accounting firm nor any other independent accountants assume responsibility for, and disclaim any association with, such financial projections. The report of the Company’s independent registered public accounting firm contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 relates to the Company’s historical financial information and does not extend to the financial projections and should not be read to do so. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Additionally, the inclusion of the financial projections in this proxy statement does not constitute an admission or representation by the Company that the information is material.
Certain of the above financial data were not prepared in accordance with GAAP, including Cash NOI, FFO, Adjusted EBITDA and Unlevered Free Cash Flow. The Company uses these non-GAAP financial measures in analyzing its financial results and believes that they enhance investors’ understanding of the Company’s financial performance and the comparability of its results to prior periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company’s calculation of non-GAAP financial measures may differ from others in the industry and the Company’s Cash NOI, FFO, Adjusted EBITDA and Unlevered Free Cash Flow are not necessarily comparable with similar titles used by other companies. Reconciliations of non-GAAP financial measures were not relied upon by BofA Securities for purposes of its opinion to the Board as described below in the section of this proxy statement captioned “The Mergers—Opinion of the Company’s Financial Advisor” or by the Board in connection with its consideration of the Mergers. In addition, financial measures provided to a board of directors or a financial advisor are excluded from the definition of non-GAAP financial measures under SEC rules and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require, among other information, a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, the Company has not provided a reconciliation of the financial measures included in the financial projections above.
In the view of Company management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding the Company’s future financial performance at the time they were prepared.
The financial projections, while presented with numerical specificity, are subjective in many respects and were based on numerous variables, estimates and assumptions that are inherently uncertain and necessarily involve judgments with respect to, among other things, the Company’s performance, industry performance, general business, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond the Company’s or Company management’s control. The financial projections are not a guarantee of future financial performance. The financial projections were developed under the assumption of continued standalone operation, including the completion of certain sales, acquisitions and equity financing activities and development and redevelopment currently in process, and the financial projections do not take into account any circumstances, transactions or events occurring (other than those for which the Company is contractually obligated) after the date on which the financial projections were prepared and do not give effect to any changes or expenses as a result of the Mergers or any effects of the Mergers. Further, the financial projections do not take into account the effect of any failure of the Mergers to be consummated and should not be viewed as accurate or continuing in that context or any other context. The financial projections also reflect assumptions as to certain business decisions that are subject to change. Given that the financial projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and cause the financial projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods and achieve certain leasing results and occupancy levels in its portfolio), industry performance and dynamics, local market conditions, general business, economic, competitive, regulatory and financial market conditions, disruptions in the financial, debt, capital, credit or securities markets, the Company’s ability to obtain financing, development and redevelopment costs, changes in business strategy and other factors described in the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements” and the risks described in the Company’s periodic reports filed with the SEC, which reports can be found as described under the section of this proxy statement captioned “Where You Can Find More Information.” As a result, actual results may differ materially from those contained in the financial projections. Accordingly, there can be no assurance that the projected results summarized above will be realized. Shareholders are urged to review the Company’s most recent SEC filings for a description of the reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this proxy statement.
The financial projections also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, changes in general business or economic conditions, certain accounting assumptions, timing of business investments, changes in actual or projected cash flows, competitive pressures and changes in tax or other laws or regulations or any other transaction or event that has occurred or that may occur and that was not anticipated when the financial projections were prepared, including material assumptions regarding (i) the Company’s estimates regarding annual growth in net operating income and stable general and administrative expenses, (ii) annual acquisitions in the industrial outdoor storage space of as yet unidentified properties, including related income and expenses related to such acquisitions, and corresponding transaction expenses, (iii) equity financing transactions to fund such acquisitions and (iv) the Company’s estimates regarding Cash NOI, which rely on yearly acquisition assumptions (for example, in the fiscal year ending December 31, 2026, the Company’s Cash NOI projections figure would be $78 million, as opposed to $92 million).
In addition, the financial projections may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, actual results will differ, and may differ materially, from those contained in the financial projections. The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in the Company’s public filings with the SEC. There can be no assurance that the financial results in the financial projections will be realized, or that future actual financial results will not materially vary from those estimated in the financial projections. The inclusion of the financial projections and accompanying narrative in the table above should not be regarded as an indication that the Company, Parent, or their respective affiliates, advisors, officers, employees, directors, trustees or their respective representatives consider the financial projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Furthermore, the Company, Parent, and their respective affiliates, advisors, officers, employees, directors, trustees and their respective representatives can provide no assurance that actual results will not differ materially from the financial projections, and undertake no obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the dates on which the financial projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the financial projections are shown to be in error or are no longer appropriate. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. The Company, Parent, and their respective affiliates, advisors, officers, employees, directors, trustees and their respective representatives make no representation regarding the Company’s ultimate performance compared to the information contained in the financial projections or that the financial projections will be achieved. In addition, the Company has not made and makes no representation to any shareholder or to Parent or Parent Parties in the Merger Agreement or otherwise concerning the financial projections or regarding its ultimate performance compared to the information contained in the financial projections or that the projected results will be achieved. None of the Company, Parent, and their respective affiliates, advisors, officers, employees, directors, trustees and their respective representatives assumes any responsibility for the validity, reasonableness, accuracy, or completeness of the financial projections.
In light of the foregoing factors and the uncertainties inherent in the financial projections, shareholders are cautioned not to place undue, if any, reliance on the financial projections.
Opinion of the Company’s Financial Advisor
Opinion of the Company’s Financial Advisor
The Company has retained BofA Securities to act as the Company’s financial advisor in connection with the Mergers. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as the Company’s financial advisor in connection with the Mergers on the basis of BofA Securities’ experience in transactions similar to the Mergers, its reputation in the investment community and its familiarity with the Company and its business.
On February 2, 2026, at a meeting of the Board held to evaluate the Mergers, BofA Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated February 2, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Company Merger Consideration to be received by holders of Company Common Shares was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Company Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Mergers and no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Mergers.

In connection with rendering its opinion, BofA Securities:
(a)	reviewed certain publicly available business and financial information relating to the Company;
(b)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Securities by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company, referred to herein as the Company management forecasts;

(c)	discussed the past and current business, operations, financial condition and prospects of the Company with members of management of the Company;
(d)	reviewed the trading history for Company Common Shares and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;
(e)	compared certain financial and stock market information of the Company with similar information of other companies BofA Securities deemed relevant;
(f)	compared certain financial terms of the Company Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;
(g)	reviewed a draft, dated February 1, 2026, of the Merger Agreement (the “Draft Merger Agreement”); and
(h)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.
In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company management forecasts, BofA Securities was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA Securities relied, at the direction of the Company, upon the assessments of the management of the Company as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting the Company and its business. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Securities did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of the Company, that the Mergers would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Mergers. BofA Securities also assumed, at the direction of the Company, that the final executed Merger Agreement would not differ in any material respect from the Draft Merger Agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Mergers (other than the Company Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Mergers, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Mergers or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Company Merger Consideration to be received by the holders of Company Common Shares and no opinion or view was expressed with respect to any consideration received in connection with the Mergers by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Mergers, or class of such persons, relative to the Company Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Mergers. BofA Securities also did not express any view or opinion with respect to, and BofA Securities relied, at the direction of the Company, upon the assessment of representatives of the Company regarding legal, regulatory, accounting, tax and similar matters relating to the Company and the Mergers, as to which matters BofA Securities understood that the Company obtained such advice as it deemed necessary from qualified professionals. BofA Securities did not express any opinion as to the prices at which Company Common Shares would trade at any time, including following announcement or consummation of the Mergers. In addition, BofA Securities expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Company Merger or any other matter. Except as described above, the Company imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The following represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Company Financial Analyses
Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company forecasted to generate during the Company’s fiscal years 2026 through 2031 based on the Company management forecasts. BofA Securities calculated terminal values for the Company by applying a weighted-average terminal cap rate of 5.5% to 6.5% to the Company’s fiscal year 2031 estimated net operating income. The cash flows and terminal values were then discounted to present value as of December 31, 2025, assuming a mid-year convention for cash flows, using discount rates ranging from 9.0% to 10.6%, which were based on an estimate of the Company’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference ranges for the Company as compared to the Company Merger Consideration:

Implied Per Share Equity Value
Reference Range for the Company	Company Merger Consideration
$11.37 to $23.12	$21.00

Other Factors
In rendering its opinion, BofA Securities also reviewed and considered other factors, including:
•
historical trading prices and trading volumes of Company Common Shares during the one-year period ended January 30, 2026, which ranged from $10.42 to $15.62, as compared to the Company Merger Consideration of $21.00 per share;

•
stock price targets for the Company as reflected in FactSet and selected publicly available Wall Street research analysts’ reports as of January 30, 2026, which indicated a stock price target range for the Company of $14.35 to $17.04 per share when discounted by one year at an illustrative cost of equity midpoint of 11.5%, as compared to the Company Merger Consideration of $21.00 per share; and

•
a liquidation analysis of the Company, using publicly available information and the Company management forecasts, assuming an orderly disposition of the Company’s properties over three (3) years and assuming a range of estimated cap rates of 5.00% to 6.00% for the Company’s Industrial Outdoor Storage applied real estate business and 6.25% to 7.25% for the Company’s Traditional Industrial applied real estate business, after adjustments for net debt, tangible non-real estate assets and liabilities, and estimated liquidation costs, which indicated an implied present value range per share of $16.94 to $21.73, as compared to the Company Merger Consideration of $21.00 per share.

Miscellaneous
As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Parent. The estimates of the future performance of the Company and Parent in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Company Merger Consideration and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company or any of its assets might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of the Company or Parent.
The type and amount of consideration payable in the Mergers was determined through negotiations between the Company and Parent, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Mergers or the Company Merger Consideration.
The Company has agreed to pay BofA Securities for its services in connection with the Mergers an aggregate fee currently estimated to be approximately $16 million, $2 million of which was payable upon delivery of its opinion and the remainder of which is contingent upon the completion of the Mergers. The Company also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) the Company and certain of its affiliates, and (ii) Brookfield, and certain affiliates and portfolio companies of Brookfield.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to the Company and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to the Company in connection with a certain acquisition transaction, (ii) having acted or acting as a lender under certain term loan, letters of credit and other credit facilities of the Company and/or certain of its affiliates, (iii) having provided or providing certain treasury management services and products to the Company and/or certain of its affiliates and (iv) having provided or providing certain derivatives trading services to the Company and/or certain of its affiliates. From January 1, 2024 to December 31, 2025, BofA Securities and affiliates derived aggregate revenues from the Company and its affiliates of approximately $8 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Brookfield and/or certain of its affiliates and/or portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Brookfield and/or certain of its affiliates and/or portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as administrative agent, bookrunner for, and a lender under, certain term loans, letters of credit and subscription, revolving and other credit, leasing and other facilities for Brookfield and/or certain of its affiliates and/or portfolio companies, including, without limitation, in connection with the financing for certain acquisition transactions, (iii) having acted as manager or underwriter for various debt and equity offerings of Brookfield and/or certain of its affiliates and/or portfolio companies, (iv) having provided or providing certain treasury management services and products to Brookfield and/or certain of its affiliates and/or portfolio companies and (v) having provided or providing certain commodity, derivatives and foreign exchange trading services to Brookfield and/or certain of its affiliates and/or portfolio companies. In addition, certain of our affiliates maintain commercial (including vendor and/or customer) relationships with Brookfield. From January 1, 2024 to December 31, 2025, BofA Securities and affiliates derived aggregate revenues from Brookfield and its affiliates and portfolio companies of approximately $396 million for investment and corporate banking services.
As of the date of its written opinion, BofA Securities and its affiliates were working with Brookfield and its affiliates and portfolio companies on one or more investment and corporate banking matters unrelated to the Mergers and BofA Securities believes, based on the information available to it as of the date of its written opinion, that the aggregate revenues BofA Securities and its affiliates will derive from Brookfield and its affiliates and portfolio companies for those concurrent investment and corporate banking services will be materially more than the fee payable to BofA Securities for its services in connection with the Mergers. In addition, in the ordinary course of its respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with the Company on the Mergers) has pitched, is currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the Mergers to Brookfield and its affiliates and portfolio companies but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.
As of the close of trading on February 2, 2026, the date of BofA Securities’ written opinion, BofA Securities and its affiliates held on a non-fiduciary basis (i) outstanding Company Common Shares having a market value of approximately $900,000 as of such date, representing less than 0.50% of the outstanding Company Common Shares as of such date, (ii) outstanding common stock of Brookfield Corporation having a market value of approximately $137 million as of such date, representing less than 0.50% of the outstanding common stock of Brookfield Corporation as of such date and (iii) outstanding common stock of Brookfield Asset Management Ltd. having a market value of approximately $163 million, representing less than 0.50% of the outstanding common stock of Brookfield Asset Management Ltd. as of such date.
Financing of the Mergers
The Parent Parties have secured committed financing, consisting of a combination of (i) equity financing to be provided by investment funds affiliated with Parent on the terms and subject to the conditions set forth in an equity commitment letter provided by such funds, and (ii) debt financing to be provided by certain lenders on the terms and subject to the conditions set forth in a debt commitment letter, the aggregate proceeds of which will be sufficient for the Parent Parties to pay all amounts the Parent Parties may be obligated to pay pursuant to the Merger Agreement or the Mergers (including, without limitation, payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, repayment or assumption of debt of any Acquired Company contemplated by the Merger Agreement, payment of all amounts discussed in the section of this proxy statement captioned “The Mergers—Interests of the Company’s Trustees and Executive Officers in the Mergers—Treatment of Company RSU Awards,” and payment of all other fees and expenses and obligations required to be paid or satisfied by the Parent Parties in connection with the Mergers).
Interests of the Company’s Trustees and Executive Officers in the Mergers
Certain members of our Board and certain of the Company’s executive officers have various interests in the Mergers that may be in addition to, or different from, the interests of Company shareholders generally. The members of the Board were aware of these potential interests and considered these potential interests at the time they approved the Merger Agreement and in making their recommendation that the Company shareholders approve the Merger Proposal. These potential interests are described below.

For purposes of this proxy statement, the “executive officers” include Michael J. Escalante, Javier F. Bitar and Nina Momtazee Sitzer, and the “trustees” include Carrie DeWees, Michael J. Escalante, Jeffrey Friedman, Samuel Tang and Casey Wold. In accordance with SEC rules, we have included any individual who served as an executive or trustee since January 1, 2025.
Treatment of Company RSU Awards
Each of our trustees and executive officers holds outstanding Company RSU Awards. At the Company Merger Effective Time, and as a result of the Company Merger, each Company RSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Company Merger Effective Time shall be automatically cancelled and terminated and converted into the right to receive a cash payment (subject to applicable withholding taxes) equal to the sum of (i) the product obtained by multiplying (x) the number of Company Common Shares underlying such Company RSU Award immediately prior to the Company Merger Effective Time by (y) the Company Merger Consideration, plus (ii) the amount of any unpaid amounts payable with respect to distribution equivalent rights corresponding to such Company RSU Award.
Value of Payments
The following table sets forth, for each of our executive officers and non-employee trustees who served in such role at any point since January 1, 2025, (i) the aggregate number of outstanding Company RSU Awards (both vested and unvested) and Company Common Shares, in each case, held as of March 10, 2026; and (ii) the estimated value of the payments that the Company’s executive officers and non-employee trustees are eligible to receive (before deduction of applicable tax withholding) in connection with the Mergers in respect of such Company RSU Awards and Company Common Shares, in each case, based on the aggregate number of Company RSU Awards and Company Common Shares held as of March 10, 2026. Solely for purposes of the table below, we have assumed that the Company Merger Effective Time occurs on March 10, 2026. These estimated values are based on the proposed Company Merger Consideration of $21.00 and assume that all Company RSU Awards and Company Common Shares held by our executive officers and non-employee trustees as of the Record Date remain outstanding as of the Company Merger Effective Time. The table below does not take into account any vesting or forfeiture of Company RSU Awards, nor any additional Company RSU Awards that may be granted, between March 10, 2026 and the Company Merger Effective Time.

	Unvested Company RSU Awards (#)	Value of Unvested Company RSU Awards ($)(1)	Vested Company RSU Awards (#)	Value of Vested Company RSU Awards ($)	Company Common Shares (#)	Value of Company Common Shares ($)(1)
Current or Former Non-Employee Trustees
Carrie DeWees	3,653	76,713	—	—	13,995	293,895
Jeffrey Friedman	3,653	76,713	—	—	11,725	246,225
Samuel Tang	3,653	76,713	—	—	19,062	400,302
Casey Wold	6,088	127,848	—	—	23,327	489,867

Current Executive Officers
Michael J. Escalante	402,062	8,443,302	—	—	301,054	6,322,134
Javier F. Bitar	114,875	2,412,375	—	—	68,348	1,435,308
Nina M. Sitzer	145,522	3,055,962	—	—	60,293	1,266,153

(1)	For purposes of this table, dollar values are calculated based on the Company Merger Consideration of $21.00 per Company Common Share.
Severance Benefits
Messrs. Escalante and Bitar and Ms. Sitzer have entered into employment agreements, each of which provides that the applicable executive will be eligible to receive payments and other benefits in the event of a qualifying termination of employment following a change in control. The severance payments and other benefits described below (other than the Accrued Obligations, as defined below), which are payable in the event of any termination of employment are conditioned on (i) the applicable executive’s execution and non-revocation of a release of claims in favor of the Company, provided that the Company executes a release of claims in favor of the executive, and (ii) for Mr. Escalante only, his resignation from the Board, to the extent requested by the Board.
Employment Agreement with Mr. Escalante
Under the Amended and Restated Employment Agreement, dated March 23, 2023, with Mr. Escalante (as amended, the “Escalante Agreement”), Mr. Escalante is entitled to the following severance payments and benefits in the event of a termination by the Company without “cause” or by Mr. Escalante with “good reason” within six months preceding or 12 months following a “change in control” of the Company (each such term as defined in the Escalante Agreement):
•
base salary earned but not paid as of the termination date, any annual cash bonus (“Incentive Bonus”) earned by Mr. Escalante for the prior calendar year but not yet paid, reimbursement for unpaid expenses to which Mr. Escalante is entitled to reimbursement, and any accrued or vested compensation or benefits to which Mr. Escalante is entitled under any Company benefit plans (the “Accrued Obligations”);

•
a pro-rated Incentive Bonus for the calendar year in which such termination occurs (calculated using the greater of actual Company performance or target Company performance), pro-rated for the amount of time Mr. Escalante was employed by the Company during such calendar year;

•
a lump sum payment equal to three times the sum of (i) his base salary then in effect plus (ii) the average of Mr. Escalante’s target Incentive Bonus for the prior two calendar years preceding the year in which such termination occurs (the “Average Incentive Bonus”);

•	a lump sum payment equal to 36 months of the full monthly cost of coverage under the Company’s group medical plan for Mr. Escalante and his spouse and dependents (the “Healthcare Severance”);
•
the automatic vesting of all outstanding equity awards held by Mr. Escalante as of immediately prior to his termination, assuming target performance for any performance period that has not yet ended; and

•	the vesting in full of Mr. Escalante’s account under our Executive Deferred Compensation Plan.
Employment Agreements with Mr. Bitar and Ms. Sitzer
The payments and benefits payable to Mr. Bitar and Ms. Sitzer upon a termination by the Company without “cause” or by the applicable executive with “good reason” within six months preceding or 12 months following a “change in control” of the Company under their respective employment agreements with the Company are substantially similar to such terms of the Escalante Agreement, except that Mr. Bitar or Ms. Sitzer will receive a lump sum payment equal to 2.5 times the sum of (i) his or her base salary plus (ii) the Average Incentive Bonus, as well as a lump sum payment equal to 30 months of the Healthcare Severance.
Executive Officer Legal Fees
The Company may pay or reimburse legal fees actually incurred by the Company’s executive officers in connection with the Mergers, not to exceed a maximum aggregate amount of $150,000. As of the date of this proxy statement, the Company has not approved or paid any legal fee payments or reimbursements to the Company’s executive officers.
Transaction Bonuses
The Board may grant transaction bonuses in connection with the Mergers in an aggregate amount not to exceed $2,600,000 (collectively, the “Transaction Bonuses”). Transaction Bonuses may be granted to any employee of the Company (including the Company’s executive officers), and must be approved by the Board in consultation with Parent. As of the date of this proxy statement, the Board has not approved any Transaction Bonuses.
New Compensation Arrangements with Parent
Certain of the Company’s executive officers may continue to provide employment or other services to Parent after the Closing and may enter into new agreements, arrangements or understandings with Parent to set forth the terms and compensation of such post-Closing service. As of March 10, 2026, no such agreements, arrangements or understandings with Parent exist.

Employee Benefits
The Merger Agreement requires Parent to provide or cause to be provided certain compensation, severance and benefits for a period of one year following the Closing Date for Continuing Employees (as defined herein), including executive officers, of the Company and its subsidiaries, and to take certain actions in respect of employee benefits provided to such employees. For a detailed description of these requirements, please see the section of this proxy statement captioned “The Merger Agreement—Employee Matters.”
Indemnification; Trustees’ and Officers’ Insurance
The Merger Agreement provides that the Company is permitted to, prior to the Closing, and if the Company fails to do so, Parent will, or Parent will cause the Surviving Entity or the Surviving Partnership to, as of the Company Merger Effective Time, obtain and fully pay the premium for a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy that provides coverage for a period of six years from and after the Closing in respect of acts or omissions occurring prior to the Closing covering each person currently covered by the Company’s or its subsidiaries’ officers’ and directors’ liability insurance policy, on terms with respect to coverage and amount no less favorable than those of such existing policy in effect as of the date of the Merger Agreement and Parent will cause such policy to be maintained in full force and effect, for its full term, and will cause all obligations thereunder to be honored by the Surviving Entity; provided, however, that in no event will the premium of such policy be in excess of 300% of the amount per annum that the Company and its subsidiaries paid in its last full fiscal year prior to February 2, 2026 (the “Current Premium”), but in such case, such policy will be purchased and maintained to provide for the maximum coverage available for 300% of the Current Premium. If the Company, Parent, the Surviving Entity or the Surviving Partnership for any reason fail to obtain such policies prior to, as of or after the Closing, Parent will, for a period of six years from the Company Merger Effective Time, cause the Surviving Entity to purchase and maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries as of immediately prior to the Closing in respect of acts or omissions occurring prior to the Closing covering each such person currently covered by the Company’s or its subsidiaries’ officers’ and directors’ liability insurance policy and provided that, after the Company Merger Effective Time, in no event will Parent, the Surviving Entity or the Surviving Partnership be required to pay annual premiums in excess of 300% of the Current Premium in respect of the coverage required to be obtained pursuant to the Merger Agreement, but in such case will purchase and maintain the maximum coverage available for 300% of the Current Premium.
To the extent permitted by applicable law and the governing documents of the Parent Parties, during the period commencing as of the Closing and ending on the sixth anniversary of the Closing, Parent will, and Parent will cause the Surviving Entity or the Surviving Partnership to: (i) indemnify, defend and hold harmless each current or former manager, director, officer, partner, member and trustee of the Company or any subsidiary of the Company (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any action to the extent such action arises out of or pertains to any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer, partner, member or trustee of the Company or any subsidiary of the Company, including such alleged acts or omissions with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including the Mergers; and (ii) pay (as incurred) in advance of the final disposition of any such action all reasonable expenses (including reasonable attorneys’ fees and any expenses incurred by any Indemnified Party in connection with enforcing any rights with respect to indemnification) of any Indemnified Party without the requirement of any bond or other security, in each case to the fullest extent permitted by law and by the governing documents of the Surviving Entity and the Surviving Partnership, but subject to Parent’s, the Surviving Entity’s or the Surviving Partnership’s receipt of a written undertaking by or on behalf of such Indemnified Party to repay such amount if it is ultimately determined that such Indemnified Party is not entitled to be indemnified. Parent, the Surviving Entity or the Surviving Partnership, as applicable, (i) will not settle, compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against or investigation of any Indemnified Party for which indemnification may be sought without the Indemnified Party’s prior written consent unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (ii) will not be liable for any settlement effected without their prior written consent, and (iii) will not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction determines in a final and non-appealable order that indemnification is prohibited by applicable law.

To the extent permitted by applicable law, the Surviving Entity and the Surviving Partnership will, and Parent agrees to cause the Surviving Entity and the Surviving Partnership to, during the period commencing as of the Closing and ending on the sixth anniversary of the Closing, honor all rights to indemnification, advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Closing existing in favor of the Indemnified Parties as provided in (i) the Company governing documents, (ii) the Operating Partnership governing documents and (iii) indemnification agreements between the Company or any of its subsidiaries, on the one hand, and any Indemnified Party, on the other hand, in each case, as of the date of the Merger Agreement. In addition, such obligations must be assumed by any successor entity to Parent, the Surviving Entity or the Surviving Partnership, as applicable, as a result of any (i) consolidation or merger, or (ii) liquidation, dissolution, transfer or conveyance of all or substantially all of its properties and assets.
Quantification of Potential Payments and Benefits
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of our named executive officers that is based on or otherwise relates to the Mergers and assuming the Mergers are consummated on the latest practicable date prior to the filing of this proxy statement. The compensation arrangements of our named executive officers and the equity award treatment of the Company RSU Awards are described in the section of this proxy statement captioned “The Mergers—Interests of the Company’s Trustees and Executive Officers in the Mergers” which is incorporated herein by reference.
Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed:
•	a Closing Date of March 10, 2026;
•
the employment of each current named executive officer is terminated by the Company or one of its subsidiaries without “cause” or by the named executive officer for “good reason,” in either case, immediately following the Company Merger Effective Time;

•	none of the named executive officers will be awarded a Transaction Bonus; and
•	the value of the accelerated vesting of Company RSU Awards is calculated based on a price per share of a Company Common Share of $21.00.
Golden Parachute Compensation

Name	Cash ($)(1)	Nonqualified Deferred Compensation(2)	Equity ($)(3)	Total ($)
Michael J. Escalante	10,233,889	0	8,443,302	18,677,191
Javier F. Bitar	3,519,424	240,364	2,412,375	6,172,163
Nina M. Sitzer	4,170,224	339,558	3,055,962	7,565,745

(1)
Amounts in this column reflect cash severance that the named executive officer would be eligible to receive under the executive’s employment agreement in the event of a termination of employment by the Company without “cause” or by the executive for “good reason” on or within one year following a “change in control” (each, as defined in the applicable employment agreement). We refer to each such termination of employment as a “Qualifying Termination”.

The following table quantifies each separate form of compensation included in the total amount reported in this column. All amounts listed in the below table are considered to be payable pursuant to “double-trigger” arrangements.

Name	Base Salary Severance ($)	Pro-Rated Incentive Bonus Severance ($)	Average Incentive Bonus Severance ($)	Healthcare Severance ($)
Michael J. Escalante	2,775,000	437,158	6,937,500	84,231
Javier F. Bitar	1,312,500	198,493	1,968,750	39,681
Nina M. Sitzer	1,562,500	236,301	2,250,000	121,423

(2)
Amounts in this column reflect the applicable named executive officer’s unvested account balance under our Executive Deferred Compensation Plan, which would vest in full in the event of the named executive officer's Qualifying Termination.

(3)
The following table quantifies the number of unvested Company RSU Awards held by the named executive officers, and quantifies the value of such awards based on a price per Company Common Share equal to the Company Merger Consideration. Depending on when the Company Merger Effective Time occurs, certain Company RSU Awards may vest in accordance with their terms prior to the Company Merger Effective Time. All amounts listed in the below table with respect to the Company RSU Awards are considered to be payable pursuant to “single-trigger” arrangements pursuant to the Merger Agreement.

Name	Unvested Company RSU Awards (#)	Unvested Company RSU Awards ($)
Michael J. Escalante	402,062	8,443,302
Javier F. Bitar	114,875	2,412,375
Nina M. Sitzer	145,522	3,055,962

Litigation Related to the Mergers
After filing its Preliminary Proxy Statement on March 5, 2026, the Company received a demand letter from a purported shareholder asserting that the Company's disclosures were incomplete and misleading, and contained omissions in violation of federal securities laws. The Company does not believe that the allegations in this demand letter are meritorious and intends to defend against them vigorously.
Material U.S. Federal Income Tax Consequences of the Company Merger
The following is a discussion of the material U.S. federal income tax consequences of the Company Merger to holders of Company Common Shares (for purposes of this section, “Common Shareholders”) whose shares are surrendered in the Company Merger in exchange for the right to receive the Company Merger Consideration as described herein. This discussion is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The Company has not requested, and does not plan to request, any rulings from the Internal Revenue Service (the “IRS”), concerning the Company’s tax treatment or the tax treatment of the Company Merger, and the statements in this proxy statement are not binding on the IRS or any court. The Company can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.
This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, (iii) tax reporting requirements, (iv) the Medicare contribution tax on net investment income, (v) the alternative minimum tax, or (vi) withholding taxes under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”). This discussion assumes that Company Common Shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the Company Merger to holders of restricted shares or other awards received as compensation. In addition, this discussion does not address the tax treatment of special classes of Common Shareholders, including, for example:
•	banks, insurance companies and other financial institutions;
•	regulated investment companies;
•	REITs;

•	tax-exempt organizations or governmental organizations;
•	persons acting as nominees or otherwise not as beneficial owners;
•	mutual funds;
•	subchapter S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	brokers, dealers or traders in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons whose functional currency is not the U.S. dollar;
•	persons holding Company Common Shares as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Company Common Shares being taken into account in an applicable financial statement;
•	holders who acquired Company Common Shares as compensation;
•	qualified foreign pension funds, as defined in Section 897(l) of the Code, and entities all of the interests of which are held by qualified foreign pension funds;
•	qualified shareholders, as defined in Section 897(k) of the Code;
•	tax-qualified retirement plans; and
•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.
If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds Company Common Shares, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the partnership. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding Company Common Shares, you should consult your tax advisor.
For purposes of this section, a “U.S. holder” means a beneficial owner of Company Common Shares that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

As used in this section, a “non-U.S. holder” means a beneficial owner of Company Common Shares that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
This discussion of material U.S. federal income tax consequences is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE COMPANY MERGER AND DISPOSING OF COMPANY COMMON SHARES, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMPANY COMMON SHARES ARE URGED TO CONSULT THEIR TAX

ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Tax Consequences of the Company Merger to the Common Shareholders, Generally
The Company Merger will be a taxable transaction to Common Shareholders. Common Shareholders will be treated as selling all of their Company Common Shares to Parent or direct or indirect owners thereof in exchange for the Company Merger Consideration.
Tax Consequences of the Company Merger to U.S. Holders
The receipt of Company Merger Consideration by a U.S. holder in exchange for Company Common Shares in the Company Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any gain or loss realized by a U.S. holder who receives Company Merger Consideration for Company Common Shares in the Company Merger will generally equal the difference, if any, between the amount of Company Merger Consideration received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of Company Common Shares (that is, shares acquired at the same cost in a single transaction) exchanged for Company Merger Consideration in the Company Merger by a Common Shareholder. If the U.S. holder has held its Company Common Shares for more than one year at the Company Merger Effective Time, any gain or loss realized by a U.S. holder upon the receipt of Company Merger Consideration in exchange for such Company Common Shares will generally be capital gain or loss, and, except as provided below, will be long-term capital gain or loss. However, if a U.S. holder recognizes a loss on shares it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received “capital gain dividends” from the Company (i.e., certain distributions that were required to be treated as long-term capital gains). Otherwise, such gain or loss will be short-term capital gain or loss which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Tax Consequences of the Company Merger to Non-U.S. Holders
A non-U.S. holder’s receipt of Company Merger Consideration in exchange for Company Common Shares will be treated as a taxable sale of such shares. However, a non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized from such sale unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of Company Common Shares in the Company Merger, and certain other requirements are met; or

•	the Company Common Shares constitute a “United States real property interest” (“USRPI”) in the non-U.S. holder’s hands.
Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of Company Common Shares in the Company Merger, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet, if a non-U.S. holder’s Company Common Shares constitute USRPIs, any gain recognized by such holder in the Company Merger will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). A non-U.S. holder’s Company Common Shares generally will not constitute USRPIs if either (i) the Company is a “domestically controlled qualified investment entity” at the Company Merger Effective Time, or (ii) both (a) Company Common Shares are treated as regularly traded on an established securities market such as NYSE at the date of the Company Merger and (b) the non-U.S. holder has owned, actually and constructively, 10% or less of the Company Common Shares at all times during the shorter of (1) the five-year period ending with the Company Merger Effective Time and (2) the non-U.S. holder’s holding period for the shares. A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly and indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership generally will be determined by looking through certain pass-through entities and certain other entities. Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States is treated as a United States person unless the REIT has actual knowledge that such person (i) is not a United States person or (ii) in certain cases, is a foreign-controlled entity. The Company believes, but cannot guarantee, that it has been and currently is “domestically controlled” as of the date of this proxy statement, but because the Company’s Common Shares are, and are anticipated to continue to be up to the Company Merger Effective Time, publicly traded, no assurances can be given that the Company will continue to qualify as a “domestically controlled qualified investment entity” at the Company Merger Effective Time.
Information Reporting and Backup Withholding
Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of Company Common Shares in the Company Merger. Backup withholding will not apply, however, to a holder who:
•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;
•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or
•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.
Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.
THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSEQUENCES RELATING TO THE COMPANY MERGER AND IS NOT TAX ADVICE. THEREFORE, COMMON SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.
Delisting and Deregistration of Company Common Shares
If the Mergers are completed, the Company Common Shares will be delisted, will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT
The following summarizes the material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which the Company incorporates by reference into this proxy statement. The Company recommends that you read the Merger Agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The Merger Agreement contains representations and warranties made by, and to, the Company, the Operating Partnership, Parent, REIT Merger Sub and Operating Merger Sub. These representations and warranties, which are set forth in the copy of the Merger Agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the Merger Agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to the Company’s shareholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its affiliates.
The Mergers
Partnership Merger
Pursuant to the Merger Agreement and in accordance with the DRULPA and the DLLCA, at the Partnership Merger Effective Time, Operating Merger Sub will merge with and into the Operating Partnership, and the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger. Upon completion of the Partnership Merger, the Surviving Partnership will be controlled by Parent.
At the Partnership Merger Effective Time, each Operating Partnership Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Operating Partnership Common Units held by the Parent Parties or any of their respective subsidiaries or any of the Acquired Companies) will be converted into the right to receive the Partnership Merger Consideration, as discussed in the section of this proxy statement captioned “The Merger Agreement—Treatment of Operating Partnership Common Units and Company Common Shares.”
Company Merger
Pursuant to the Merger Agreement and in accordance with the MRL and the DLLCA, at the Company Merger Effective Time, the REIT Merger Sub will merge with and into the Company, and the separate existence of the REIT Merger Sub will cease, with the Company surviving the Company Merger, such that following and as a result of the Company Merger, the Surviving Entity and the Surviving Partnership will be controlled by Parent.
At the Company Merger Effective Time, each Company Common Share issued and outstanding immediately prior to the Company Merger Effective Time (other than Company Common Shares held by the Parent Parties or any of their respective subsidiaries or any of the Acquired Companies) will be converted into the right to receive the Company Merger Consideration, as discussed in the section of this proxy statement captioned “The Merger Agreement—Treatment of Operating Partnership Common Units and Company Common Shares.”
Following the completion of the Company Merger, the Company Common Shares will be delisted, will no longer be traded on NYSE and will be deregistered under the Exchange Act.
Closing Date; Partnership Merger Effective Time and Company Merger Effective Time
The Closing will take place (i) by electronic exchange of documents and signatures five business days following the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the

Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or (ii) such other place or date as may be agreed in writing by the Company and Parent.
Partnership Merger Effective Time
On the Closing Date, Operating Merger Sub, the Operating Partnership, the Company and Parent will (i) cause the Articles of Partnership Merger to be duly executed and filed with the DE SOS in accordance with the DRULPA and the DLLCA, and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Operating Merger Sub under the DRULPA or the DLLCA in connection with the Partnership Merger. The Partnership Merger will become effective at the Partnership Merger Effective Time. The parties will cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time.
Company Merger Effective Time
On the Closing Date, and immediately after the filing of the Articles of Partnership Merger, REIT Merger Sub, the Company and Parent will (i) cause the Articles of Company Merger to be duly executed and filed for record with the SDAT in accordance with the MRL and with the DE SOS in accordance with the DLLCA, and (ii) make any other filings, recordings or publications required to be made by the Company or REIT Merger Sub under the MRL or the DLLCA in connection with the Company Merger. The Company Merger will become effective at the Company Merger Effective Time. The parties will cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.
Treatment of Operating Partnership Common Units and Company Common Shares
Operating Partnership Common Units
At the Partnership Merger Effective Time, each Operating Partnership Common Unit, or fraction thereof, issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Operating Partnership Common Units held by the Acquired Companies or by the Parent Parties or their respective subsidiaries) will be automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the REIT Shares Amount multiplied by (ii) the Company Merger Consideration, without interest. The amount in cash payable to the holders of Operating Partnership Common Units is also subject to decrease in the event the Operating Partnership declares and pays any additional distributions.
Each Operating Partnership Common Unit held by the Acquired Companies, the Parent Parties or their respective subsidiaries which is issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically cancelled and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect thereto in connection with or as a consequence of the Mergers.
Company Common Shares
At the Company Merger Effective Time, each Company Common Share, or fraction thereof, issued and outstanding immediately prior to the Company Merger Effective Time (other than Company Common Shares held by the Acquired Companies or by the Parent Parties or their respective subsidiaries) will be automatically cancelled and converted into the right to receive an amount in cash equal to $21.00 per share, without interest. The amount in cash payable to the shareholders is also subject to decrease in the event the Company declares and pays any additional dividends.
Each Company Common Share held by the Acquired Companies, the Parent Parties or their respective subsidiaries which is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect thereto in connection with or as a consequence of the Mergers.
Company RSU Awards
At the Company Merger Effective Time and as a result of the Company Merger, each Company RSU Award, whether vested or unvested, that is outstanding immediately prior to the Company Merger Effective Time will be cancelled and converted into the right to receive a cash payment (subject to applicable withholding taxes) equal to the Company RSU Award Consideration.

No Further Ownership Rights
From and after the Partnership Merger Effective Time, all Operating Partnership Common Units (other than Operating Partnership Common Units held by the Parent Parties or their respective subsidiaries or any of the Acquired Companies) will no longer be outstanding and will be automatically cancelled and will cease to exist, and each holder of Operating Partnership Common Units (other than Operating Partnership Common Units held by the Parent Parties or their respective subsidiaries or any of the Acquired Companies) will cease to have any rights with respect thereto, except for the right to receive the Partnership Merger Consideration therefor in accordance with the terms of the Merger Agreement.
The Company Merger Consideration paid upon proper surrender of any certificates (or automatically in the case of book-entry Company Common Shares) will be deemed to have been paid in full satisfaction of all rights pertaining to such certificates or book-entry shares.
From and after the Company Merger Effective Time, all Company Common Shares will no longer be outstanding and will be automatically cancelled and will cease to exist, and each holder of a Company Common Share will cease to have any rights with respect thereto, except for the right to receive the Company Merger Consideration therefor in accordance with the terms of the Merger Agreement.
Payment Procedures
At or prior to the Partnership Merger Effective Time, Parent will deposit, or cause to be deposited, with a nationally recognized, reputable U.S. bank or trust company that is subject to the Company’s reasonable prior approval (the “Paying Agent”) cash in U.S. dollars in an amount that is sufficient in the aggregate to enable the Paying Agent to make the payments of the Company Merger Consideration and the Partnership Merger Consideration (the “Exchange Fund”). In the event the Exchange Fund is insufficient to make such payments, Parent will promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. The Paying Agent will make payments, in accordance with the Paying Agent’s customary procedures, of the Company Merger Consideration and Partnership Merger Consideration in accordance with the terms of the Merger Agreement.
As soon as practicable after the Partnership Merger Effective Time (and in no event later than three business days after the Partnership Merger Effective Time), Parent or the Surviving Partnership will cause the Paying Agent to issue and deliver to each holder of Operating Partnership Common Units (other than Operating Partnership Common Units held by the Acquired Companies or the Parent Parties and their affiliates) as of immediately prior to the Partnership Merger Effective Time a check or wire transfer representing the applicable Partnership Merger Consideration out of the Exchange Fund that such holder has the right to receive, without such holder being required to deliver an executed letter of transmittal to the Paying Agent. Subject to and in accordance with the Paying Agent’s customary procedures and such other procedures as agreed by the Company, Parent and the Paying Agent, such Operating Partnership Common Units will be automatically cancelled. No interest will be paid or accrued for the benefit of holders of Operating Partnership Common Units on the Partnership Merger Consideration payable in respect of such Operating Partnership Common Units.
As soon as practicable after the Company Merger Effective Time (and in no event later than three business days after the Company Merger Effective Time), Parent or the Surviving Entity will cause the Paying Agent to mail to each person that was, immediately prior to the Company Merger Effective Time, a holder of record of Company Common Shares represented by certificates (each, a “Certificate” and collectively, the “Certificates”), which Company Common Shares were converted into the right to receive the Company Merger Consideration at the Company Merger Effective Time pursuant to the Merger Agreement: (i) a letter of transmittal, which will be in a customary form reasonably acceptable to the Company and Parent prior to the Company Merger Effective Time and will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent, will have a customary release of all claims against Parent, REIT Merger Sub and the Company arising out of or related to such holder’s ownership of Company Common Shares and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Company Merger Consideration, the forms of which will be subject to the reasonable approval of the Company prior to the Company Merger Effective Time.
Upon surrender to the Paying Agent of Certificates (or an affidavit of loss in lieu of a Certificate as described below), together with delivery of a properly executed letter of transmittal, the holder of such Certificates will be entitled to receive the amount of cash to which such holder (or transferee) is entitled pursuant to the Merger Agreement, and any Certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of any such Certificate. Exchange of book-entry shares representing Company Common Shares will be effected in accordance with The Depository Trust Company’s customary procedures with respect to securities represented by book entry. If any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund, Parent) will issue, in exchange for such lost, stolen or destroyed Certificate, the Company Merger Consideration into which the Company Common Shares represented by such Certificate.
On or after the first anniversary of the Company Merger Effective Time, the Surviving Entity will be entitled to cause the Paying Agent to deliver to the Surviving Entity or the Surviving Partnership, as applicable, any funds made available by Parent to the Paying Agent which have not been disbursed to holders of Company Common Shares or Operating Partnership Common Units (in each case as of immediately prior to the Partnership Merger Effective Time), as applicable, and thereafter, such holders will be entitled to look to Parent, the Surviving Entity or the Surviving Partnership, as applicable, with respect to the cash amounts payable upon surrender of their Company Common Shares or Operating Partnership Units, as applicable. None of Parent, the Surviving Entity, the Surviving Partnership or the Paying Agent or any other person will be liable to any holder of Company Common Shares or Operating Partnership Units for any Company Merger Consideration or Partnership Merger Consideration, respectively, or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by such holders of Company Common Shares or Operating Partnership Common Units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental authority will, to the extent permitted by applicable law, become the property of the Surviving Entity or Surviving Partnership, respectively, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
As of the Company Merger Effective Time, the Company’s share transfer books will be closed and thereafter there will be no further registration of transfers of Company Common Shares on the Company’s records. If, after the Company Merger Effective Time, book-entry shares representing Company Common Shares are presented to the Surviving Entity for transfer, they will be cancelled and exchanged as provided in the Merger Agreement.
As of the Partnership Merger Effective Time, the Operating Partnership’s unit transfer books will be closed, and thereafter, there will be no further registration of transfers of Operating Partnership Common Units on the Operating Partnership’s records.
Representations and Warranties
The Company and the Operating Partnership have made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure letter delivered in connection therewith. These representations and warranties relate to, among other things:
•
their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate their properties and assets and to conduct their business as presently conducted by the Company, the Operating Partnership and the Company’s other subsidiaries;

•	their power and authority to enter into and perform their obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;
•	the enforceability of the Merger Agreement against them;
•	the organizational documents of the Company and the Operating Partnership;
•
filings with or consents of any person required in connection with execution, delivery and performance of the Merger Agreement and the performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

•	the capital structure of the Company, the Operating Partnership and the Company’s other subsidiaries, including the Company’s and Operating Partnership’s equity awards;
•	the Company’s SEC filings since January 1, 2023, and the financial statements contained in those filings;
•	the Company’s system of internal control over financial reporting and disclosure controls and procedures;

•
the conduct of business in the ordinary course of business in all material respects, the absence of any Company material adverse effect and certain other changes and events with respect to the Company and its subsidiaries since September 30, 2025 through the date of the Merger Agreement;

•	the absence of certain undisclosed liabilities;
•
possession of all permits necessary for the Company and its subsidiaries to own, lease and operate the Company and its subsidiaries’ properties and to carry on and operate the Company and its subsidiaries’ businesses as presently conducted and the absence of a failure by the Company or its subsidiaries to comply with such permits or applicable law;

•	the conduct by the Company’s and its subsidiaries’ businesses in compliance with applicable laws;
•	the absence of certain economic or financial sanctions imposed, administered or enforced from time to time by certain governmental authorities or other relevant sanctions authority;
•	the absence of certain lawsuits, court actions, arbitrations or other court proceedings related to the Company or its subsidiaries;
•	real property owned and leased by the Company and its subsidiaries;
•	environmental matters relating to the Company and its subsidiaries;
•	the Company and its subsidiaries’ material contracts and the absence of certain violations, breaches or defaults under the provisions of such material contracts;
•	tax matters affecting the Company and its subsidiaries;
•	ownership of or rights with respect to the intellectual property of the Company and its subsidiaries;
•	information privacy and security safeguards and compliance therewith by the Company and its subsidiaries;
•	the Company and its subsidiaries’ insurance policies;
•	the Company and its subsidiaries’ compensation and company benefit plans;
•	labor matters related to the Company and its subsidiaries;
•	the receipt by the Board of the fairness opinion from BofA Securities;
•	Affiliate Transactions (as defined in the Merger Agreement);
•	the absence of any banking, broker’s, finder’s or similar fees or commissions, other than those payable to BofA Securities, in connection with the transactions contemplated by the Merger Agreement;
•	the Board having taken all action necessary to render inapplicable certain Maryland law takeover statutes;
•	the Company and its subsidiaries’ status under the Investment Company Act of 1940, as amended; and
•	the accuracy of the information supplied by the Company in this proxy statement.
Many of the Company’s and the Operating Partnership’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the Merger Agreement, a “Company material adverse effect” means, with respect to the Company and the Operating Partnership, any change, occurrence, effect, event, circumstance or development (each an “effect”, and collectively, “effects”), that, individually or in the aggregate, with any other effects, (i) would, or would reasonably be expected to, prevent or materially impair or materially delay the ability of the Acquired Companies to consummate the transactions contemplated in the Merger Agreement or (ii) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of the Acquired Companies, taken as a whole; provided, however, solely with respect to clause (ii), that no effect directly or indirectly resulting from, attributable to or arising out of any of the following will (either alone or in combination) be deemed to be or constitute a “Company material adverse effect,” and no effect directly or indirectly resulting from, attributable to or arising out of any of the following will be taken into account when determining whether a Company material adverse effect has occurred, or would reasonably be expected to occur except (solely with respect to the first six bullet points below) to the extent such effects disproportionately affect the Acquired

Companies in a manner relative to other similarly situated companies operating in the industry in which the Acquired Companies operate (in which case, the incremental disproportionate effects may be taken into account in determining whether there has occurred a “Company material adverse effect”):
•	general business or economic conditions (or general changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;
•
conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (a) changes after the date of the Merger Agreement in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (b) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally after the date of the Merger Agreement on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	conditions (or changes in such conditions) generally affecting any of the industries in which the Acquired Companies operate;
•
political conditions (including the imposition or removal of tariffs or similar taxes) (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage, terrorism or cyberterrorism (including any outbreak, escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

•
earthquakes, hurricanes, tropical storms, tsunamis, tornadoes, floods, epidemics, pandemics, other significant disease outbreaks, mudslides, wildfires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•
actual changes in law or other legal or regulatory conditions (or the interpretation thereof) or actual changes in GAAP or other accounting standards (or the interpretation thereof) in each case after the date of the Merger Agreement, or the effects thereof;

•
(a) the entry into or announcement of, or the compliance with, the Merger Agreement or the pendency or consummation of the transactions contemplated by the Merger Agreement, (b) the identity of the Guarantors (as defined in the Merger Agreement), Parent, REIT Merger Sub, Operating Merger Sub or their affiliates, (c) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with tenants, customers, suppliers or other business partners as a result of the matters described in clauses (a) and (b) any other negative development in the Acquired Companies’ relationships with any of its tenants, customers, suppliers or other business partners as a result of the matters described in clauses (a) and (b), except in each case that this clause will not apply to the representations or warranties as specified in the Merger Agreement;

•	litigation arising in connection with the Merger Agreement and the transactions contemplated thereby;
•
any actions taken or failure to take action, in each case, by Parent or any of its controlled affiliates, or to which Parent has expressly consented in writing, or which Parent has expressly requested in writing (or, in the case of any action where the consent of Parent was expressly requested in writing in accordance with the terms of the Merger Agreement, where Parent’s consent was unreasonably withheld, conditioned or delayed) or the taking of any action expressly required by the Merger Agreement, other than certain obligations of the Company set forth in the Merger Agreement, or the failure to take any action prohibited by the Merger Agreement;

•	any departure or termination for cause of any trustees, officers, directors, employees or independent contractors of any of the Acquired Companies; or
•
changes in the Company’s share price or the trading volume of the Company’s shares of beneficial interest, or changes in the rating or ratings outlook of the Company, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be expressly excepted from this definition).

The Merger Agreement also contains customary representations and warranties made, jointly and severally, by Parent Parties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure letter delivered in connection therewith. These representations and warranties relate to, among other things:
•	their organization, valid existence, good standing, qualification to do business and power and authority to own and operate their properties and to conduct their businesses as presently conducted;
•	the ownership of REIT Merger Sub and Operating Merger Sub and absence of prior conduct of business by REIT Merger Sub and Operating Merger Sub;
•	their power and authority to enter into and perform their obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;
•	the enforceability of the Merger Agreement against them;
•
the absence of violations of organizational or governing documents or any applicable law, in each case, in connection with the execution, delivery and performance of the Merger Agreement or consummation of the transactions contemplated by the Merger Agreement;

•	filings with or consent of any person in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;
•	the receipt and acceptance, and delivery to the Company, of the Equity Commitment Letter (as defined in the Merger Agreement) and the Debt Commitment Letters;
•
the sufficiency of the Parent Parties’ and the Surviving Entity’s funds to pay all amounts required to be paid by them on the Closing Date in connection with the Mergers and the Financing Commitment Letters;

•
the Financing Commitment Letters being (i) in full force and effect, (ii) legal, valid and binding obligations of Parent, REIT Merger Sub, Operating Merger Sub and (to the knowledge of Parent) each of the other parties thereto, and (iii) enforceable in accordance with its respective terms against Parent, REIT Merger Sub, Operating Merger Sub and (to the knowledge of Parent) each of the other parties thereto;

•
the solvency of Parent and the Surviving Entity as of the Partnership Merger Effective Time, the Company Merger Effective Time and immediately after the consummation of the transactions contemplated by the Merger Agreement;

•
the limited guarantee entered into by the Guarantors in favor of the Company Parties (the “Guarantee”) (i) being in full force and effect, (ii) being a legal, valid and binding obligation of the Guarantors and enforceable in accordance with its respective terms against the Guarantors, and (iii) containing all conditions precedent and other conditions and contingencies to the obligations of the parties thereunder to make the full amount of the Guarantee available to Parent on the terms therein;

•
the absence of any agreements (i) that entitle any holder of Company Common Shares to receive consideration of a different amount or nature than the Company Merger Consideration or pursuant to which any holder of Company Common Shares has agreed to vote against any Superior Proposal, (ii) that entitle any holder of Operating Partnership Common Units to receive consideration of a different amount or nature than the Partnership Merger Consideration or pursuant to which any holder of Operating Partnership Common Units, or the Company, as general partner of the Operating Partnership, has agreed to vote to approve the Partnership Merger or has agreed to vote against any Superior Proposal or (iii) pursuant to which any shareholder of the Acquired Companies has agreed to make an investment in, or contribution to, any of the Parent Parties in connection with the transactions contemplated by the Merger Agreement, in each case, that would not terminate and be void concurrently with any termination of the Merger Agreement;

•
the absence of certain contracts or any commitments to enter into any such contracts between the Parent Parties, the Guarantors or any of their respective affiliates, on the one hand, and any of the Company’s trustees, shareholders, or management, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by the Merger Agreement;

•	the absence of any lawsuits, court actions, arbitrations or other court proceedings against any of the Parent Parties that would reasonably be expected to have a Parent material adverse effect;

•
their compliance with applicable laws since January 1, 2023, except where the failure to comply with such laws has not and would not reasonably be expected to prevent or materially impair their ability to timely perform any of their respective obligations under the Merger Agreement or to consummate the Mergers;

•
the absence of any banking, broker’s, finder’s or similar fees or commissions payable by the Company in connection with the Mergers and the other transactions contemplated by the Merger Agreement based upon arrangements made by and on behalf of the Parent Parties;

•	the status of the Parent Parties and their affiliates under the Exchange Act; and
•	the accuracy of the information supplied by the Parent Parties and their subsidiaries in this proxy statement.
The representations and warranties of each of the parties to the Merger Agreement will expire at the Company Merger Effective Time.
Conduct of the Company’s Business Pending the Mergers
The Company has agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letter delivered in connection therewith, from and after the date of the Merger Agreement until the earlier of the Company Merger Effective Time or termination of the Merger Agreement in accordance with its terms (the “Interim Period”), the Company will, and will cause each subsidiary of the Company to:
•	conduct its business in all material respects in the ordinary course consistent with past practices;
•
use its commercially reasonable efforts to maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside the control of the Company or any Company subsidiary are excepted);

•	use its commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties; and
•	use its commercially reasonable efforts to operate the Company in a manner that maintains the status of the Company as a REIT.
The Company has also agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letter delivered in connection therewith, during the Interim Period, the Company will not, and will not cause or permit any other subsidiary of the Company to, do any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned):
•	amend or propose to amend the Company’s governing documents or the Operating Partnership’s governing documents, whether by merger, consolidation or otherwise;
•
adjust, split, combine, reclassify or subdivide any shares of beneficial interest or other equity securities or ownership interests of any Acquired Company (other than any wholly owned Company subsidiary);

•
declare, set aside, or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, shares of beneficial interest, property or otherwise) with respect to Company capital shares or other equity securities or ownership interests in any of the Acquired Companies or otherwise make any payment to its or their shareholders or other equity holders in their capacity as such, except for (i) the declaration and payment of dividends or other distributions to the Company by any wholly owned Company subsidiary, and (ii) distributions resulting from the vesting or settlement of Company RSU Awards, including in connection with any dividend equivalents or distributions associated with such Company RSU Awards, as applicable; provided, that, notwithstanding this restriction on dividends and other distributions, the Company and any subsidiary of the Company may declare and pay dividends to its shareholders, in such amount determined by the Company, in the reasonable discretion of the Board exercised in good faith, on advice of counsel to the Company and after consultation with Parent, as reasonably required to be distributed in order for the Company to maintain its qualification as a REIT for such year and to avoid or to continue to avoid the incurrence of income or excise tax;

•
purchase, redeem, repurchase or otherwise acquire, directly or indirectly, any Company capital shares or other equity interests of a subsidiary of the Company, other than in connection with (i) the forfeiture of Company RSU Awards, (ii) the satisfaction of tax withholding obligations in connection with the vesting or settlement of any Company RSU Awards, (iii) the redemption or exchange of Operating Partnership Common Units for Company capital shares in accordance with the terms of the OP Agreement, and (iv) as otherwise permitted by Article VII of the Company’s declaration;
•
issue, sell, pledge, dispose, encumber or grant any Company capital shares, any equity interests in the subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any Company capital shares or any equity interests in the subsidiaries of the Company, except for (i) transactions among the Company and one or more wholly owned Company subsidiaries or among one or more wholly owned Company subsidiaries, or (ii) Company Common Shares issuable with respect to the vesting or settlement of Company RSU Awards outstanding as of the date of the Merger Agreement or granted in compliance with the Merger Agreement;

•
acquire or agree to acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any material interests in any person, or any real property, material assets, material property (other than real property) or any business, except (i) acquisitions by the Company, the Operating Partnership or any wholly owned Company subsidiary of or from an existing wholly owned Company subsidiary, (ii) acquisitions described in the disclosure letter, and (iii) other acquisitions of assets (other than real property) in the ordinary course of business for a purchase price of less than $250,000 in the aggregate;

•
except as described in the disclosure letter or as permitted by the Merger Agreement, sell, mortgage, pledge, assign, transfer, dispose of or permit any lien on, or otherwise encumber, or effect a deed in lieu of foreclosure with respect to, material Company Property (as defined in the Merger Agreement) or material assets except pursuant to and required by existing contracts, material Company leases or permitted encumbrances in the ordinary course of business; provided, that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with (i) the satisfaction of any margin call or (ii) the posting of collateral in connection with any existing contract to which the Company or any subsidiary of the Company is a party will be considered to be done in the ordinary course of business;

•
incur, create, issue, assume, guarantee, refinance, replace, terminate, agree to any waiver or forbearance or prepay any indebtedness for borrowed money or issue or materially amend the terms of any indebtedness of the Acquired Companies, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person (other than a wholly owned Company subsidiary), except (i) indebtedness incurred under the Company’s existing debt facilities in the ordinary course of business that does not exceed $5,000,000 in the aggregate (including to the extent necessary to pay dividends permitted by certain applicable provisions of the Merger Agreement and to fund obligations under existing contracts or material Company leases, or contracts or material Company leases entered into after the date of the Merger Agreement in compliance with the Merger Agreement), (ii) funding any transactions permitted by certain applicable provisions of the Merger Agreement and the disclosure letter and (iii) such indebtedness as described in the disclosure letter, provided, that none of the indebtedness described here will be secured by Company Property (if not already so secured);

•
make any loans, advances or capital contributions to, or investments in, any other person (including to any of its trustees, officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another person, other than by the Company, the Operating Partnership or a wholly owned Company subsidiary (i) to the Company, the Operating Partnership or a wholly owned Company subsidiary, or (ii) in accordance with existing obligations for advancement of expenses under existing indemnification obligations in any contract as of the date of the Merger Agreement;

•
enter into, renew, materially or adversely modify, exercise any purchase, sale option or similar option, amend, extend or terminate, cancel, or waive, release, compromise or assign any rights or claims under any material contract or (or any contract that, if existing as of the date of the Merger Agreement, would be a material contract), other than (i) (a) any termination or renewal in accordance with the terms of any existing material contract that occurs automatically without any action (other than notice) by any of the Acquired Companies, (b) as may be reasonably necessary to comply with the terms of the Merger Agreement, or (c) any renewal of a material contract in the ordinary course of business, or (ii) except as described in the disclosure letter, any lease, license or occupancy agreement relating to a Company Property;

•
waive, release, assign, settle or compromise any pending or threatened action, other than actions, waivers, releases, assignments, settlements or compromises that (i) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $250,000 individually or $750,000 in the aggregate and does not involve the imposition of material injunctive relief against any Acquired Company (which for the avoidance of doubt includes any limitations on the operations of any Acquired Company or affiliate thereof beyond the obligation to comply with applicable law) or provide for any admission of liability by any of the Acquired Companies, (ii) relate to any action involving any present, former or purported holder or group of holders of Company Common Shares or Operating Partnership Units that comply with certain applicable provisions of the Merger Agreement, (iii) are set forth in the disclosure letter or (iv) relate to real property tax appeals and settlements in the ordinary course of business;

•
except as required by applicable law, the terms of the Merger Agreement, or the terms of a company benefit plan in existence as of the date of the Merger Agreement: (i) grant or increase, or announce any grant or increase, of any salaries, wages, benefits, bonuses, severance or termination pay, (ii) establish, adopt, or amend any company benefit plan, (iii) increase or announce an increase of compensation or employee benefits payable or provided to any (a) trustee of the Company or the Operating Partnership or (b) employee or individual independent contractor of the Company or the Operating Partnership whose annualized base compensation exceeds $150,000 prior to such increase, (iv) grant or increase, or announce a grant or increase of, any incentive, change in control, sale, or transaction bonuses, or any other similar incentive compensation, or (v) hire (except on an at-will basis) or terminate (except where due to cause, death or disability) the employment or engagement of any employee or individual independent contractor of the Company or the Operating Partnership whose annualized base compensation exceeds $150,000;

•
make any material change to its methods of accounting, except as required by GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable law;

•	enter into any new line of business;
•
make, change or rescind any material election relating to taxes; change a material method of tax accounting; file or amend any federal or state annual income or other material tax return; settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment for an amount in excess of amounts reserved therefore on the financial statements of the Company; enter into any closing agreement related to taxes; or knowingly surrender any right to claim any material tax refund or give or request any waiver of a statute of limitation with respect to any income or other material tax except, in each case, (i) in the ordinary course of business consistent with past practice, (ii) to the extent required by law or (iii) to the extent necessary (a) to preserve the Company’s qualification as a REIT under the Internal Revenue Code of 1986 (the “Code”), or (b) to qualify or preserve the status of any subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code, a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, or a REIT under the applicable provisions of Section 856 of the Code, as the case may be, provided, however, that in the case of clause (ii), the Company will promptly notify Parent of its intent to take such action and will reasonably cooperate with Parent to mitigate any adverse effect on Parent or its stockholders of the taking of such action which is made known to the Company in writing by Parent or its advisors;

•	take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to fail to qualify as a REIT;
•
make or commit to make any capital expenditures other than as set forth in the Company’s budget for fiscal year 2026, in the disclosure letter or in the ordinary course of business, to address obligations under permitted encumbrances, existing contracts or material Company leases, or contracts or material Company leases entered into after the date of the Merger Agreement in compliance with the Merger Agreement, or for emergency repairs;

•
adopt a plan of merger, complete or partial liquidation, consolidation, dissolution, restructuring, recapitalization, or other reorganization or resolutions providing for or authorizing such merger, liquidation, or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by the Merger Agreement or disclosure letter in a manner that would not reasonably be expected to be materially adverse to the Company Parties, taken as a whole, or to prevent or impair the ability of the Company Parties to consummate the Mergers; or authorize or enter into any contract to do any of the foregoing;
•	enter into any collective bargaining agreement;
•	change its fiscal year;
•
sell, assign or transfer all or any portion of the Owned IP (as defined in the Merger Agreement); grant any licenses of intellectual property except for non-exclusive licenses of Owned IP granted in the ordinary course of business consistent with past practice; abandon or cease to prosecute or maintain any of the registered IP or any other intellectual property that is material to the conduct of the business of the Acquired Companies, or disclose any trade secret to any person that is not subject to a confidentiality contract with respect thereto;

•
fail to use commercially reasonable efforts to maintain the insurance policies or renew or extend any expiring insurance policies on substantially similar terms (and where possible on a month-to-month basis, paid ratably without prepayments, but in any event not for a term that exceeds 12 months from the date of renewal); or

•
report or otherwise disclose any sales of properties from 2024 or 2025 as prohibited transactions within the meaning of Code Section 857(b)(6)(B)(iii) on the tax returns of the Company or its subsidiaries.

Notwithstanding the foregoing, nothing contained in the Merger Agreement will give the Parent Parties, directly or indirectly, the right to control or direct any of the Acquired Companies’ operations prior to the Partnership Merger Effective Time or the Company Merger Effective Time, as applicable. Prior to the Partnership Merger Effective Time or the Company Merger Effective Time, as applicable, the Company or the Operating Partnership, as applicable, will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ respective operations.
Notwithstanding anything to the contrary set forth in the Merger Agreement, nothing will prohibit the Company from taking any action, or refraining from taking any action, at any time or from time to time, if in the reasonable good faith judgment of the Board (or a committee thereof), upon written advice of counsel to the Company, prior notice to Parent, and (to the extent practicable) after consulting with Parent, such action or inaction is reasonably necessary (i) for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time or avoid or to continue to avoid incurring entity level income or excise taxes under the Code, or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that any of the Acquired Companies be registered as an investment company under the Investment Company Act of 1940, as amended, including in the case of clause (i) only, making dividend or any other actual, constructive or deemed distribution payments to shareholders of the Company in accordance with or as otherwise permitted by the Merger Agreement.
Competing Proposals and Obligations of the Board with Respect to its Recommendation
Go-Shop Period
During the Go-Shop Period, the Company, its subsidiaries and its representatives have the right to, directly or indirectly:
•	solicit, initiate, or knowingly facilitate any inquiry or the making of any proposal that constitutes, or may reasonably be expected to result in, any competing proposal;
•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or, subject to the following bullet point, furnish to any other person information in connection with or for the purpose of facilitating, a competing proposal subject to the terms of the Merger Agreement;

•
enter into an Acceptable Confidentiality Agreement with, and only following such entry into an Acceptable Confidentiality Agreement, (i) furnish information (including non-public information) relating to any of the Acquired Companies to, or (ii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the Acquired Companies pursuant to an Acceptable Confidentiality Agreement to, any person or group of persons or to such person’s representatives (including potential financing sources of such person); and

•
otherwise cooperate with or assist any competing proposal or inquiry, including by granting a waiver, amendment or release under any “standstill provision” or similar obligation of any third party with respect to the Company, the Operating Partnership or any of their respective subsidiaries solely to allow for a competing proposal or amendment to a competing proposal to be made to the Board on a non-public basis (except as required by law).

As used in this proxy statement:
•
“Acceptable Confidentiality Agreement” means any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that (i) contains provisions that are not, in the aggregate, less favorable in any material respect to the Company than the terms of the non-disclosure agreement, dated as of December 24, 2025, between the Company and BPG Acquisitions LLC, an affiliate of Brookfield (the “Confidentiality Agreement”), except for such changes specifically necessary in order for the Company to be able to comply with its obligations under the Merger Agreement, and such immaterial changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements, and except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to competing proposals; provided, that such agreement does not contain any exclusivity or other provisions that would restrict in any manner any Company Party’s ability to consummate the Mergers or comply with its obligations to the Parent Parties under the Merger Agreement, or (ii) was entered into prior to the date of the Merger Agreement.

•	“competing proposal” means any proposal or offer (other than from the Parent Parties or their affiliates), whether in one transaction or a series of related transactions, resulting in:
○
any acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act) of beneficial ownership of more than 25% of the outstanding voting securities, beneficial ownership or voting power of the Company or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act) beneficially owning more than 25% of the outstanding voting securities of the Company;

○
any merger, consolidation, business combination, recapitalization, reorganization, liquidation or other similar transaction involving the Company or its subsidiaries pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the shareholders of the Company (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing more than 25% of the voting power of the surviving or resulting entity; or

○	any sale or disposition of more than 25% of the assets, revenues or net income of the Company or its subsidiaries, in each case on a consolidated basis;
provided, however, that the term “competing proposal” does not include (i) the Mergers or any of the other transactions contemplated by the Merger Agreement or (ii) any merger, consolidation, business combination, reorganization, recapitalization, liquidation or similar transaction solely among the Company and one or more of the subsidiaries of the Company or solely among the subsidiaries of the Company.
•
“Superior Proposal” means a bona fide written competing proposal (except for purposes of this definition, the references in the definition of “competing proposal” to 25% will be replaced with 50%), which (i) did not result from a breach of certain obligations of the Company specified in the Merger Agreement in any material respect, and (ii) the Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with its outside legal counsel and financial advisor) to be more favorable from a financial point of view to the holders of Company Common Shares (solely in their capacities as shareholders) than the Mergers and the other transactions contemplated by the Merger Agreement, taking into account the timing, financial, regulatory and other aspects of the competing proposal that the Board determines are relevant and that is reasonably likely to be consummated (if accepted) on the terms proposed, and taking into account any changes or modifications to the terms of the Merger Agreement irrevocably offered by Parent in accordance with the terms of the Merger Agreement.

•
“Excluded Party” means any person or group of persons (i) from whom the Company receives a bona fide written competing proposal during the Go-Shop Period; and (ii) whose competing proposal the Board determines, during the Go-Shop Period, in good faith and after consultation with its financial advisor and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal; provided that a person or persons immediately cease to be an Excluded Party (and the provisions of the Merger Agreement applicable to Excluded Parties immediately cease to apply with respect to such person or persons) upon the earliest to occur of:

○
such time as the competing proposal made by such third-party prior to the No-Shop Period Start Date expired or is withdrawn, cancelled or terminated (provided that, for the avoidance of doubt, any amended or revised competing proposal submitted by such Excluded Party will not in and of itself be deemed to constitute a withdrawal, cancellation or termination of such previously submitted competing proposal);

○
the time the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such competing proposal would no longer reasonably be expected to result in a Superior Proposal;

○
in the case of a group, if the persons in such group as of the time such group submitted such competing proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by persons who were themselves in a group of person that constituted an Excluded Party prior to the No-Shop Period Start Date; and

○	11:59 p.m. (New York City time) on March 9, 2026.
Commencing on the No-Shop Period Start Date, the Company must promptly (and in any event within 24 hours) (i) notify Parent in writing of the identity of each person from whom the Company or any of its subsidiaries received a bona fide written competing proposal after the execution of the Merger Agreement and prior to the No-Shop Period Start Date, (ii) provide Parent a list identifying each Excluded Party as of the No-Shop Period Start Date, and (iii) provide Parent a copy of each such competing proposal and a written summary of any modifications to the financial and other material terms thereof.
Promptly after the No-Shop Period Start Date (and, in any event, within 24 hours thereafter), the Company must, (i) except if the Company has already done so in respect of the applicable confidentiality agreement, request each person (other than Parent, its affiliates and their respective representatives) that has executed (within one year prior to the date of the Merger Agreement) a confidentiality agreement in connection with any competing proposal or its consideration of any competing proposal to promptly return or destroy all nonpublic information furnished to such person by or on behalf of the Company, the Operating Partnership or any of the Acquired Companies prior to the No-Shop Period Start Date and (ii) terminate any data room or other diligence access to each such person (and its representatives) described in clause (i); provided that the Company will not be required to take any such action in respect of any third party who is an Excluded Party unless and until such third party ceases to be an Excluded Party.
No Solicitation of Transactions
Except as expressly permitted in the Merger Agreement, during the period commencing on (i) (a) with respect to any third party who is an Excluded Party as of the No-Shop Period Start Date, the date on which such third party is no longer an Excluded Party, or (b) with respect to any other person, the No-Shop Period Start Date, and (ii) continuing until the earlier of the Company Merger Effective Time or termination of the Merger Agreement in accordance with its terms, the Company and its subsidiaries will, and will use its reasonable best efforts to cause their respective representatives to, promptly cease any solicitation, discussions, or negotiations with any persons that may be ongoing with respect to a competing proposal and promptly terminate all physical and electronic dataroom access granted to any such person or its representatives, and not directly or indirectly:
•
solicit, initiate, provide any non-public information in response to, or knowingly encourage or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any competing proposal;

•
engage in, continue, knowingly encourage or facilitate or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of facilitating, a competing proposal;

•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other contract (other than an Acceptable Confidentiality Agreement) with respect to a competing proposal or that would reasonably be expected to lead to a competing proposal; or

•	take any action to make any takeover statute or any restrictions in the governing documents of the Acquired Companies inapplicable to any transaction contemplated by a competing proposal.
From and following the No-Shop Period Start Date and prior to obtaining the shareholder approval, the Company may, directly or indirectly through one or more of its representatives, participate or engage in discussions or negotiations with, enter into an Acceptable Confidentiality Agreement with, and subject to such Acceptable Confidentiality Agreement, (i) furnish information (including non-public information) relating to any of the Acquired Companies to, or (ii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the Acquired Companies to, any person or group of persons that has made, renewed or delivered to the Company an unsolicited competing proposal after the date of the Merger Agreement that did not result from a breach of certain obligations of the Company as specified in the Merger Agreement in any material respect and to such person’s representatives (including potential financing sources of such person) and otherwise facilitate such competing proposal or assist such person (and its representatives and financing sources) with such competing proposal; provided, that:
•
the Board (or, if appropriate, any committee thereof) has determined in good faith, (a) after consultation with the Company’s financial advisor and outside legal counsel, based upon the information then-available, that such competing proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, and (b) after consultation with its outside legal counsel that failure to do so would be inconsistent with the duties of the trustees of the Board under applicable law; and

•
subject to applicable law, any material non-public information or access concerning any of the Acquired Companies that is provided to such person or its representatives pursuant to the Merger Agreement that was not previously provided to Parent or its representatives will be provided or made available to Parent promptly, but in any event within 24 hours, following such time as it is provided or made available to such third party.

In addition, the Acquired Companies and their representatives may (i) contact and engage in any communications, negotiations or discussions in order to seek to clarify and understand the terms and conditions of any inquiry or proposal made by any person solely to determine whether such inquiry or proposal constitutes or is reasonably likely to result in a Superior Proposal, and (ii) inform a person that has made or is considering making a competing proposal of the applicable provisions of the Merger Agreement.
During the period commencing on the No-Shop Period Start Date and continuing until the earlier of the Company Merger Effective Time or termination of the Merger Agreement in accordance with its terms, the Company will promptly (but no later than 24 hours) after receipt of any competing proposal (other than with respect to an Excluded Party, until such time as such person is no longer an Excluded Party):
•	advise Parent in writing of the entry into any Acceptable Confidentiality Agreement, the receipt of such competing proposal or request for confidential information; and
•	keep Parent reasonably informed on a reasonably prompt basis of all material developments, discussions or negotiations regarding any competing proposal and the status of such competing proposal.
The Company has also agreed that none of the Acquired Companies will enter into any confidentiality agreement with any person which prohibits any of the Acquired Companies from providing any information required to be provided to Parent in accordance with the terms of the Merger Agreement.
During the period commencing on the No-Shop Period Start Date and continuing until the earlier of the Company Merger Effective Time or termination of the Merger Agreement in accordance with its terms, the Company will not grant any waiver or release under any standstill, confidentiality or similar agreement or provision to which the Company or any of its subsidiaries is a party; provided, however, prior to receipt of the shareholder approval, the Company may grant a waiver or release under any such standstill, confidentiality or similar agreement or provision, solely to allow for a competing proposal or amendment to a competing proposal to be made to the Board (provided, that such waiver contains an express acknowledgment that such person cannot, directly or indirectly, acquire any securities of the

Company or its subsidiaries prior to termination of the Merger Agreement in accordance with its terms), if the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the duties of the trustees of the Board under applicable law.
Obligations of the Board with Respect to its Recommendation
Except in certain circumstances specified in the Merger Agreement, during the period commencing on the date of the Merger Agreement and continuing until the earlier of the Company Merger Effective Time or termination of the Merger Agreement in accordance with its terms, the Board will not:
•	fail to recommend to its shareholders that shareholder approval be given or fail to include its recommendation that the Company’s shareholders approve the Merger Proposal in this proxy statement;
•	change, qualify, withhold, withdraw, rescind or modify, or publicly propose to change, qualify, withhold, withdraw or modify its recommendation;
•
fail to publicly reaffirm its recommendation and publicly recommend against any competing proposal that is a tender offer or exchange offer 10 business days after the commencement thereof (it being understood that a communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act will not, in and of itself, be deemed an Adverse Recommendation Change (as defined below));

•
fail to publicly reaffirm its recommendation within 10 business days after Parent so requests in writing; provided, that other than any reaffirmation following the public announcement of a competing proposal, or the public announcement of a modification thereto, Parent may only request such a reaffirmation on one occasion;

•	adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the shareholders of the Company a competing proposal; or
•	authorize, cause or permit any of the Acquired Companies to enter into a definitive agreement to effectuate a competing proposal.
Any action in the first five bullet points above is referred to as an “Adverse Recommendation Change.”
At any time prior to obtaining the shareholder approval, if the Company receives a written competing proposal that the Board (or, if appropriate, any committee thereof) has determined in good faith based upon the information then-available (after consultation with the Company’s financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Board (or, if appropriate, any committee thereof) may make an Adverse Recommendation Change with respect to such competing proposal or terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such competing proposal substantially concurrently with such termination (and provided, that prior to or concurrently with, and as a condition to the effectiveness of, such termination the Company pays the Company Termination Payment in full to Parent); provided, however, that the Board (or any committee thereof) will not take any such action, unless:
•
the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the duties of the trustees of the Board under applicable law;

•	the Company has given Parent at least four business days (the “Notice Period”) prior written notice of its intention to take such actions; and
•
Parent and the Company have negotiated, and have caused their respective representatives to negotiate in good faith during such Notice Period (to the extent Parent desires to so negotiate) to allow Parent to propose in writing revisions to the terms of the Merger Agreement so that such Superior Proposal ceases to constitute a Superior Proposal, and

•
following the end of the Notice Period, the Board (or any committee thereof) will have determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel), taking into account any revisions to the Merger Agreement proposed in writing by Parent during the Notice Period or otherwise, that the Superior Proposal giving rise to the Notice Period continues to constitute a Superior Proposal and the Board would no longer determine that the failure to make an Adverse Recommendation Change or enter into an alternative acquisition agreement in respect of such Superior Proposal would be inconsistent with the trustees’ duties under applicable law; provided, that, in the event of any subsequent change to the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company will, in each case, be required to deliver to Parent an additional written notice and the Notice Period will recommence and the Company will be required to comply with the provisions above anew; provided, however, the Notice Period will be reduced to two business days.
For purposes of the Merger Agreement, “intervening event” means a change in circumstances or development occurring or arising after the date of the Merger Agreement that materially affects the business, assets or operations of the Acquired Companies, taken as a whole, and that was not known or reasonably foreseeable to the Board prior to the execution of the Merger Agreement (or, if known, the material consequences of which were not reasonably foreseeable to the Board), and does not relate to the Parent Parties or their affiliates, which change in circumstances or development becomes known to the Board prior to receipt of the shareholder approval; provided, however, none of the following will constitute, or be considered when determining when there has been an intervening event: (i) existence or terms of a competing proposal or (ii) changes in the market price or trading volume of Company Common Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact will not be excluded by this clause (ii) in determining whether an “intervening event” has occurred).
Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to receipt of the shareholder approval, the Board (or, if appropriate, any committee thereof) may effect an Adverse Recommendation Change in response to an intervening event, subject to certain requirements set forth in the Merger Agreement, if the Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel), that the failure to do so would be inconsistent with the duties of the trustees of the Board under applicable law; provided, however, that the Board (or any committee thereof) will not take any such action, unless:
•	the Company has given Parent prior written notice equal to the Notice Period of its intention to take such actions; and
•
prior to effecting such an Adverse Recommendation Change, (i) Parent and the Company have negotiated, and have caused their respective representatives to negotiate, in good faith during such Notice Period, (to the extent Parent desires to so negotiate) to allow Parent to propose in writing revisions to the terms of the Merger Agreement prior to 11:59 p.m. (New York City time) on the final day of the Notice Period so that the Board (or any committee thereof) would no longer determine that the failure to make an Adverse Recommendation Change would be inconsistent with the duties of the trustees of the Board (or any committee thereof) under applicable law, and (ii) following the end of the Notice Period, the Board has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel), taking into account Parent’s proposed written revisions to the Merger Agreement, that the failure to make an Adverse Recommendation Change in response to such intervening event would be inconsistent with the duties of the trustees of the Board under applicable law.

Nothing contained in the Merger Agreement prohibits the Company, the Board or the Company’s representatives from:
•
taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a “stop, look and listen” communication to the Company shareholders pending disclosure of the Company’s position thereunder; and

•
disclosing to the Company’s shareholders any factual information regarding the Company’s business, financial condition or results of operations of the Acquired Companies or the fact that a competing proposal has been made, the identity of the party making such competing proposal or the material terms of such competing proposal, in each case, that the Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with its outside legal counsel) that such disclosure is required under applicable law (it being understood that disclosure under this clause will not limit or otherwise affect the Company’s obligations or the obligations of the Board (or any committee thereof) under the Merger Agreement and no such disclosure will, taken by itself, be deemed to be an Adverse Recommendation Change); provided, however, that the Board (or any committee thereof) will not make an Adverse Recommendation Change, except in accordance with the terms of the Merger Agreement.

Special Meeting
Under the Merger Agreement, the Company is required, as promptly as reasonably practicable following the clearance of the proxy statement by the SEC, in accordance with applicable law and the Company’s organizational documents and after consultation with Parent, to set a record date for, duly call, give notice of, convene and hold a Special Meeting of the Company’s shareholders for the purpose of obtaining the shareholder approval. The Company may postpone, recess or adjourn the Special Meeting, following consultation with Parent, solely:
•	to the extent required by law or duty;
•	to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the shareholder approval;
•
if as of the time for which the Special Meeting is originally scheduled (as set forth in this proxy statement) there are insufficient Company Common Shares represented (either virtually or by proxy) and voting to constitute a quorum necessary to conduct the business of the Special Meeting;

•
to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board has determined in good faith after consultation with outside counsel is necessary under applicable law or duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Special Meeting; or

•	with the consent of Parent;
provided, that no such adjournment or postponement pursuant to the second or third bullet point above will delay the Special Meeting by more than 20 days, in the aggregate, from the prior-scheduled date. Notwithstanding the foregoing, the Company will, at the request of Parent, to the extent permitted by law, adjourn the Special Meeting to a date mutually agreed to by the Company and Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of Company Common Shares for the shareholder approval; provided, that no such adjournment pursuant to this sentence will be required to be for a period exceeding 10 days, in the aggregate.
Except in the case of an Adverse Recommendation Change (as discussed in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and Obligations of the Board with Respect to its Recommendation”), the Company, through the Board, will (i) recommend to its shareholders that they approve the Company Merger and (ii) include such recommendation in this proxy statement.
Efforts Obligations; Regulatory Approvals
Each party to the Merger Agreement has agreed to, and will cause their respective subsidiaries to, use its reasonable best efforts to, as promptly as practicable and in any event prior to the Outside Date:
•	take all actions necessary to cause the conditions to Closing set forth in the Merger Agreement to be satisfied;
•
execute and deliver any additional instruments necessary to consummate the Mergers and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement;

•
prepare and file any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any governmental authority in order to consummate the transactions contemplated by the Merger Agreement;

•
obtain all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from governmental authorities necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and

•
make all necessary or advisable registrations and filings (including filings with governmental authorities, if any) and take all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of Parent or its affiliates (including, after the Closing, the

Surviving Entity, the Surviving Partnership and their respective affiliates); (ii) amending any venture or other arrangement of Parent or its affiliates (including the Surviving Entity, the Surviving Partnership and their respective affiliates);(iii) cooperating with each other and using their respective reasonable best efforts to contest and resist any action and to have vacated, lifted, reversed or overturned any order that may result from such action, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement, and (iv) otherwise taking or committing to take actions that after the Closing would limit Parent’s or its subsidiaries’ (including the Surviving Entity’s and Surviving Partnership’s) freedom of action with respect to, or their ability to retain, one or more of their assets (whether tangible or intangible), products, or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would otherwise have the effect of preventing or delaying the Closing; provided, that neither the Company nor any of its subsidiaries will be required to become subject to, or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its subsidiaries, unless such requirement, condition, understanding, agreement or order has been approved by Parent (not to be unreasonably withheld) and is binding on or otherwise applicable to the Company or its subsidiaries only from and after the Closing in the event that the Closing occurs; provided, further, that in no event will the Company or any of its subsidiaries be required to pay (and the Company Parties will not, without the consent of Parent (not to be unreasonably withheld), commit to pay), directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any consent required for or triggered by the consummation of the transactions contemplated by the Merger Agreement.
Each of the parties will use, and cause each of their respective affiliates to use, its and their respective commercially reasonable efforts in obtaining all necessary consents from any persons (other than governmental authorities) required for or triggered by the Mergers and the other transactions contemplated by the Merger Agreement (excluding any Assumption); provided, that neither the Company nor any of the Acquired Companies will be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its subsidiaries, unless (i) such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its subsidiaries only from and after the Closing in the event that the Closing occurs and (ii) Parent has consented to such requirement, condition, understanding, agreement or order; provided, further, that in no event will the Company or any of its subsidiaries be required to pay (and the Company Parties will not, without the consent of Parent, commit to pay), directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any non-governmental consent. The Company will have satisfied these obligations if the Company uses its commercially reasonable efforts to comply with such obligations whether or not any non-governmental consents are successful or obtained.
Each of the parties will, and will cause their respective affiliates to, furnish the other with such necessary information and reasonable assistance as requested by the other in connection with the preparation of any such required applications, notices, registrations and requests, as may be required or advisable to be filed with any governmental authority, and each party will cooperate in responding to any inquiry from a governmental authority, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a governmental authority, and supply each other with copies of all material correspondence, filings or communications with respect to the Merger Agreement between either party and any governmental authority. To the extent reasonably practicable, the parties or their representatives will have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their affiliates that appears in any filing made with, or written materials submitted to, any governmental authority in connection with the Mergers and the other transactions contemplated by the Merger Agreement (except that confidential competitively sensitive business information may be redacted from such exchanges). To the extent reasonably practicable, neither party nor their respective representatives will participate independently in any meeting or engage in any conversation with any governmental authority in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or substantive conversation and, to the extent permitted by applicable law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such governmental authority.

Parent has agreed, on behalf of itself and its affiliates, that, between the date of the Merger Agreement and the Closing, Parent will not, and will cause its affiliates not to, directly or indirectly, acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, or take any other action or refrain from taking any action, if doing so could (i) result in any material delay in obtaining, or increase the risk of not obtaining, any consent of any governmental authority or any non-governmental consent in connection with the Mergers and the other transactions contemplated by the Merger Agreement or (ii) restrict, prevent, prohibit, impede or materially delay the consummation of the Mergers and the other transaction contemplated by the Merger Agreement. Nothing contained in the Merger Agreement will permit any Parent Party, directly or indirectly, the right to control or direct the operations of either Company Party prior to the consummation of the Mergers. Prior to the Closing, the Company Parties will exercise, consistent with the terms and conditions of the Merger Agreement, complete unilateral control and supervision over their respective business operations.
Notwithstanding anything to the contrary in the Merger Agreement, nothing set forth in the Merger Agreement, requires Brookfield Corporation or any of its affiliates (in each case other than Parent and its subsidiaries, the Company and its subsidiaries, and, following the Closing, the Surviving Entity, the Surviving Partnership and their respective subsidiaries) to agree to any action or otherwise be required to take any action, including selling, divesting, disposing of, licensing, holding separate, giving any undertaking or any other action that limits in any respect its freedom of action with respect to, or ability to retain, develop or acquire, any properties, assets, business, products, rights, services or licenses, of Brookfield Corporation or its affiliates (in each case other than Parent and its subsidiaries, the Company and its subsidiaries, and, following the Closing, the Surviving Entity, the Surviving Partnership and their respective subsidiaries).
Transaction Litigation
The Company Parties and their representatives are required to promptly notify the Parent Parties, and the Parent Parties and their representatives are required to promptly notify the Company Parties, of any action, including legal proceedings, commenced or threatened against such party or any of its subsidiaries, respectively, or any of their respective trustees, directors, officers or partners relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, and to keep the other parties, as applicable, reasonably informed with respect to the status of any such transaction litigation. The Company Parties and their representatives will give Parent the opportunity to reasonably participate in the defense and settlement of any shareholder or unitholder litigation against the Company Parties or any of their respective trustees, directors, officers or partners relating to the Merger Agreement and the transactions contemplated by the Merger Agreement. The Parent Parties and their respective representatives will give the Company Parties the opportunity to reasonably participate in the defense. Neither the Company nor any Parent Party will enter into any settlement in respect of any litigation against the Parent Parties or the Company Parties, as applicable, or any of their respective trustees, directors, officer or partners relating to the Merger Agreement and the transactions contemplated by the Merger Agreement, without the other party’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
Employee Matters
From and after the Company Merger Effective Time, the Surviving Partnership and the Surviving Entity will (and Parent will cause the Surviving Partnership and the Surviving Entity or any of their respective subsidiaries or affiliates to) assume and honor all Company benefit plans in accordance with their terms as in effect immediately prior to the Company Merger Effective Time or as such terms may be amended in accordance with the applicable Company benefit plans after the Company Merger Effective Time. Notwithstanding the foregoing, for a period of 12 months after the Closing Date, Parent will, or will cause the Surviving Partnership and the Surviving Entity or one of their respective subsidiaries or affiliates to, provide to each individual who is employed by an Acquired Company as of immediately prior to the Company Merger Effective Time and who continues to be actively employed by the Surviving Entity or the Surviving Partnership (or any other Acquired Company), referred to herein as a “Continuing Employee” during such Continuing Employee’s period of employment with Parent, the Surviving Partnership, the Surviving Entity or any of their respective subsidiaries or affiliates (i) an annual base salary or hourly wage rate (as applicable) at least equal to the annual base salary or hourly wage rate (as applicable) provided to such Continuing Employee immediately prior to the Company Merger Effective Time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided to such Continuing Employee immediately prior to the Company Merger

Effective Time, (iii) severance benefits and protections that are no less favorable than the severance benefits and protections provided to such Continuing Employee immediately prior to the Company Merger Effective Time and (iv) retirement, health, welfare and employee and fringe benefits (excluding change in control, retention, severance, post-employment welfare, and defined benefit pension benefits), that are no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Company Merger Effective Time. In addition, Parent will, or will cause the Surviving Partnership and the Surviving Entity or one of their respective subsidiaries or affiliates to, continue to maintain the Company’s 401(k) plan during the period commencing as of the Closing and continuing until December 31st of the plan year in which the Closing occurs on terms no less favorable to participants than those in effect immediately prior to the Company Merger Effective Time and to make safe harbor nonelective and discretionary nonelective contributions thereunder (“Employer Contributions”) with respect to the plan year in which the Closing occurs that are calculated on a basis and funded on a frequency that are no less favorable to participants than the basis and frequency used to calculate and fund such Employer Contributions with respect to the plan year immediately prior to the year in which the Closing Date occurs.
For purposes of vesting, eligibility to participate and for calculating severance and vacation entitlements and accruals under the employee benefit plans of Parent, the Surviving Partnership, the Surviving Entity or any of their respective subsidiaries or affiliates (each, a “New Plan”), each Continuing Employee will be credited with his or her years of service with the Company, its affiliates or their respective predecessors before the Company Merger Effective Time, to the same extent as such Continuing Employee was entitled before the Company Merger Effective Time, to credit for such service under any similar Company benefit plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Company Merger Effective Time; provided, that the foregoing will not apply to the extent that its application would result in a duplication of benefits. In addition, (i) each Continuing Employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent that coverage under such New Plans replaces a Company benefit plan in which such Continuing Employee participated immediately prior to the Company Merger Effective Time (such plans, collectively, the “Old Plans”) and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Parent will (or will cause the Surviving Entity to) cause all eligibility waiting periods, pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her spouse and any covered dependent(s), unless such conditions would not have been waived under the comparable Old Plans, and Parent will (or will cause the Surviving Entity to) cause any eligible expenses incurred by such Continuing Employee and his or her spouse and any covered dependent(s) during the portion of the plan year of the Old Plans ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her spouse and any covered dependent(s) for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
None of the foregoing employee matters covenants (i) will limit the ability of Parent, the Company Parties, the Surviving Partnership, the Surviving Entity or any of their respective affiliates to amend, modify, or terminate any benefit or compensation plan, policy, program, agreement, contract or arrangement at any time assumed, established, sponsored or maintained by any of them (subject to the obligations set forth in the foregoing employee matters covenants), (ii) will be deemed or construed to amend, establish, or modify any benefit or compensation plan, policy, program, agreement, contract or arrangement, (iii) shall prevent Parent, the Company Parties, the Surviving Partnership, the Surviving Entity or any of their respective affiliates from terminating the employment of any Continuing Employee, or (iv) create any third party beneficiary rights in any person (including to enforce the provisions of the Merger Agreement or any right to employment or continued employment, and including any rights in any Continuing Employee or any dependent or beneficiary thereof).
Financing of the Mergers
The Mergers are not conditioned on any financing arrangements. The Parent Parties have represented in the Merger Agreement that Parent, REIT Merger Sub or Operating Merger Sub had fully paid any and all commitment fees or other fees due as of or prior to the date of the Merger Agreement in connection with the Financing Commitment Letters. The Parent Parties have also represented that the net proceeds contemplated by the Financing Commitment Letters (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letters) in the aggregate will be sufficient for the Parent Parties and the Surviving Entity to pay all amounts required to be paid by them on the Closing Date in connection with the Mergers and Financing Commitment Letters (including payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, repayment or assumption of debt of any Acquired Company contemplated by the Merger Agreement or the Debt Commitment Letters, payment of all amounts discussed in the section of this proxy statement captioned “The Mergers—Interests of the Company’s Trustees and Executive Officers in the Mergers—Treatment of Company RSU Awards,” in each case, on the Closing Date, and payment of all other fees and expenses and obligations required to be paid or satisfied by Parent, REIT Merger Sub or Operating Merger Sub on the Closing Date in connection with the Mergers and the Financing).
Financing Cooperation
Prior to the Closing Date, upon the request of the Company, Parent will keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange and consummate the Debt Financing. Parent has agreed that obtaining the Debt Financing is not a condition to Closing and that the consummation of the transactions contemplated by the Merger Agreement will not be conditioned on, or delayed or postponed as a result of the obtaining of (or failure to obtain) the Debt Financing.
Prior to the Closing Date, the Company will use its commercially reasonable efforts to provide, and to cause its representatives to provide, and to cause each of its subsidiaries to use their commercially reasonable efforts to provide, to the Parent Parties, in each case at Parent’s sole expense, all cooperation reasonably necessary and customary in connection with the arrangement of the Debt Financing, which cooperation is reasonably requested in writing by Parent and will include using commercially reasonable efforts to:
•
upon reasonable notice, the Company will direct employees of the Company or its subsidiaries with appropriate seniority and expertise to participate in a reasonable number of meetings presentations with prospective lenders at reasonable times and locations mutually agreed;

•
assist with the preparation of customary materials for bank information memoranda and similar marketing documents reasonably necessary in connection with the Debt Financing, and provide reasonable cooperation with the due diligence efforts of any source of any Debt Financing to the extent reasonable and customary; in each case in this clause: (i) subject to customary confidentiality provisions and disclaimers; (ii) as reasonably requested by Parent; and (iii) limited to information to be contained therein with respect to the Acquired Companies;

•
(i) furnish Parent and the Debt Financing Sources (as defined in the Merger Agreement), reasonably promptly upon written request with such financial and other pertinent business information relating to the Acquired Companies as may be reasonably requested by Parent, as is usual and customary for Debt Financings and reasonably available and prepared by or for the Acquired Companies in the ordinary course of business, and (ii) provide the Debt Financing Sources, or their representatives, reasonable access during normal business hours, upon reasonable notice and subject to customary access agreements, to the Company Properties in connection with Parent’s efforts to arrange and consummate the Debt Financing;

•	assist with the preparation of customary definitive loan documentation contemplated by the Debt Financing (including schedules), including any customary guarantee, pledge and security documents;
•
to the extent reasonably requested by Parent and necessary in connection with the Debt Financing, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors, ground lessees and counterparties to reciprocal easement agreements, declarations and similar agreements under permitted encumbrances; and

•
provide to Parent upon written request all documentation and other information with respect to the Acquired Companies reasonably requested by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended from time to time, in connection with the Debt Financing, that has in each case been requested by Parent in writing at least eight business days prior to the Closing Date.

The Company must use commercially reasonable efforts to deliver to Parent at least two business days prior to the Closing Date an appropriate and customary payoff letter with respect to the indebtedness set forth in the disclosure letter (the “Payoff Letters”), specifying the aggregate payoff amount of the Company’s or the Operating Partnership’s obligations that will be outstanding under such indebtedness as of the Closing and providing for a release of all guarantees (subject to customary surviving obligations) and liens, if any, thereunder upon the receipt of the payoff amounts specified in the Payoff Letters (it being understood and agreed that the Parent Parties will be responsible for paying all amounts under the Payoff Letters, and which releases will only be effective at or after the Closing).

Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will use, and cause each of its subsidiaries to use, its and their respective commercially reasonable efforts to take any actions that are reasonably requested by Parent in writing to obtain any Assumption. However, in addition to other actions specified in the Merger Agreement, no Acquired Company will be required to:
•
directly or indirectly, to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of any Acquired Company, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to such Acquired Company only from and after the Closing in the event that the Closing occurs;

•
amend, modify, supplement or waive the terms and conditions of the outstanding indebtedness or guarantees thereof, including changing any of the parties subject to the obligations of such indebtedness or guarantees, of any Acquired Company, make any principal payments or financial covenant modifications, forfeit any rights, establish any reserves, cash sweep requirements or cash traps, or pay any other charges, including any “make-whole” premium or other prepayment penalty, or deposit any security, in connection with obtaining any Assumption, in each case that is effective prior to the Closing; or

•	pay, directly or indirectly, prior to the Closing, any fee, penalty or other consideration, or incur any liability that is effective prior to the Closing, to any third party for any Assumption.
Obtaining any Assumption is not a condition to Closing and the consummation of the transactions contemplated by the Merger Agreement will not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) any Assumption. For the avoidance of doubt, the parties acknowledge and agree that the provisions set forth in the Merger Agreement regarding the Assumption represent the sole obligation of the Acquired Companies and their respective affiliates with respect to cooperation in connection with the Assumptions.
The Company will have satisfied its obligations discussed above if the Company used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. Notwithstanding the foregoing, the Company will not be required to provide, or cause its subsidiaries or its or its subsidiaries’ representatives to provide, cooperation to the extent that it:
•	unreasonably interferes with the Acquired Companies’ ongoing business of the Acquired Companies;
•
requires the Acquired Companies to take any action that would reasonably be expected to cause the Acquired Companies to incur any liability (including any commitment fees and expense reimbursement) in connection with the Financing or any Assumption prior to the Closing;

•
requires the Acquired Companies or their respective representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Financing (other than with respect to customary authorization letters with respect to bank information memoranda) or any Assumption or adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing or any Assumption is obtained that is not conditioned on the occurrence of the Closing or that would be effective prior to the Closing;

•	requires the Acquired Companies or their counsel to give any legal opinion;
•	requires the Acquired Companies to provide any information that is prohibited or restricted by applicable law;
•
requires the Acquired Companies to provide access to or disclose information that the Acquired Companies determine in good faith would reasonably be expected to result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company will use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this bullet point);

•
requires the Acquired Companies to take any action that is prohibited or restricted by, or would reasonably be expected to conflict with or violate, its organizational documents, or would reasonably be expected to result in a violation or breach of, or default under, any contract, material Company lease or permitted encumbrance to which any of the Acquired Companies is a party, in each case, to the extent not created in contemplation thereof, or any applicable laws;

•
would reasonably be expected to result in any Acquired Company or any representative of the Acquired Companies incurring personal liability with respect to any matter relating to the Financing or any Assumption or requires any representative of the Acquired Companies to deliver any certificate that such representative reasonably believes, in good faith, contains any untrue certifications;

•	requires the Acquired Companies or their respective representatives, as applicable, to waive or amend any terms of the Merger Agreement; or
•	such cooperation causes any covenant, representation or warranty in the Merger Agreement to be breached or causes any closing condition set forth in the Merger Agreement to fail to be satisfied.
In no event will the Acquired Companies be required to pay any commitment or other fee or give an indemnity or incur any liability (including due to any act or omission by the Acquired Companies or any of their respective affiliates or representatives) or expense (including legal and accounting expenses) in connection with assisting the Parent Parties in arranging the Financing or any Assumption or as a result of any information provided by the Acquired Companies or any of their respective affiliates or representatives in connection with the Financing or any Assumption.
Notwithstanding anything to the contrary, the Company, its subsidiaries and its representatives will be deemed to have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it in respect of the foregoing covenants, and any breach of such covenants will not be considered in determining the satisfaction of any condition to Closing, unless such breach is a material breach that is a consequence of a deliberate act or omission undertaken by the Company with the actual knowledge or intent that the taking of such act or failure to take such action would cause or constitute a material breach.
Financing; Assumption
Each Parent Party has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing in an amount required to satisfy the Required Amount not later than the Closing Date on the terms and conditions described in or contemplated by the Financing Commitment Letters (or on other terms with respect to conditionality, availability, timing and amount that are not less favorable to the Parent Parties than those set forth in the Financing Commitment Letters on the date of the Merger Agreement and otherwise on terms and conditions as would not have certain results, events or consequences set forth in the Merger Agreement), including using reasonable best efforts to:
•	maintain in full force and effect the Financing Commitment Letters and the Guarantee;
•
negotiate and execute definitive agreements with respect to the Debt Financing required to pay the Required Amount on the terms and conditions contained in the Debt Commitment Letters (or on other terms with respect to conditionality, availability, timing and amount that are not less favorable to the Parent Parties than those set forth in the Financing Commitment Letters on the date of the Merger Agreement and otherwise on terms and conditions as would not have certain results, events or consequences set forth in the Merger Agreement) (such definitive agreements, the “Definitive Financing Agreements”);

•
satisfy and comply with on a timely basis (except to the extent that the Parent Parties have obtained the waiver of) all conditions and covenants to the funding or investing of the Financing required to pay the Required Amount applicable to the Parent Parties in the Financing Commitment Letters and the Definitive Financing Agreements that are to be satisfied by the Parent Parties;

•	consummate the Financing in an amount required to pay the Required Amount or enforce the Guarantee at or prior to the Closing; and
•	enforce its rights under the Financing Commitment Letters and the Guarantee.
None of the Parent Parties will permit or consent to or agree to any amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, (i) the Equity Commitment Letter (other than to increase the amount of equity financing available thereunder), (ii) the Guarantee or (iii) the Debt Commitment Letters, in each case, without the prior written consent of the Company, if such amendment, restatement, supplement, termination, modification or waiver would (a) impose new or additional conditions precedent to the funding of the Financing or would otherwise adversely change, amend, modify or expand any of the conditions precedent to the funding of the Financing, (b) be reasonably expected to prevent or delay the availability of all or a portion of the Financing necessary to pay the Required Amount or the consummation of the transactions contemplated by the Merger Agreement, (c) reduce the aggregate amount of the Financing below the amount necessary to pay the Required Amount, or (d) otherwise adversely affect the ability of Parent, REIT Merger Sub or Operating Merger Sub to enforce their rights under the Financing Commitment Letters; provided, that, Parent may amend the Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or other entities who had not executed the Debt Commitment Letters as of the date of the Merger Agreement, subject to the restrictions set forth in the Confidentiality Agreement.
In the event that, notwithstanding the use of reasonable best efforts by Parent to satisfy its obligations, any portion of the Debt Financing in an amount required to pay the Required Amount becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters, Parent will use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, notify the Company of such unavailability and Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange to obtain alternative financing on terms and conditions not less favorable to Parent (as determined in the reasonable judgment of Parent) than the terms and conditions contained in the Debt Commitment Letters in an amount sufficient, when added to the portion of the Financing that is and remains available and taking into account any available Equity Financing (as defined in the Merger Agreement), to pay the Required Amount (“Alternative Financing”) and to obtain and promptly provide the Company with a copy of the new executed commitment letter that provides for such Alternative Financing (the “Alternative Financing Commitment Letter”).
Parent will give the Company prompt written notice after the Parent Parties obtain knowledge (i) of any default or breach (or any event that, with or without notice, lapse of time or both, could, or could reasonably be expected to, give rise to any default or breach) by any party under any of the Financing Commitment Letters or the Definitive Financing Agreements, (ii) of any termination of any of the Financing Commitment Letters, (iii) of the receipt by the Parent Parties of any written notice or other written communication from any investor or Debt Financing Source with respect to any (a) actual or potential default, breach, termination or repudiation of any Financing Commitment Letter or any Definitive Financing Agreement, or any material provision thereof, in each case by any party thereto, or (b) material dispute or disagreement between or among any parties to any Financing Commitment Letter or the Definitive Financing Agreements that would reasonably be expected to prevent or materially delay the Closing or make the timely funding of the Financing required to pay the Required Amount on the Closing Date materially less likely to occur or give rise to a right of termination under any such arrangement and (iv) of the occurrence of any event or development that would reasonably be expected to adversely impact the ability of the Parent Parties to obtain all or any portion of the Financing necessary to pay the Required Amount. Without limitation of the foregoing, upon the request of the Company from time to time, Parent will promptly update the Company on the activity and developments of its efforts to arrange and obtain the Financing, including by providing copies of all definitive agreements (and drafts of all offering documents and marketing materials) related to the Financing, and any amendments, modifications or replacements to any Financing Commitment Letters (or any Alternative Financing Commitment Letter).
Each of the Parent Parties will, and will cause their respective subsidiaries and affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to obtain or complete the Assumptions.
Requested Transactions
During the period between the No-Shop Period Start Date and the earlier to occur of the Company Merger Effective Time and termination of the Merger Agreement in accordance with its terms, the Company will use commercially reasonable efforts to provide cooperation and assistance as Parent may reasonably request in writing to:
•
sell or cause to be sold any amount (including all or substantially all) of the capital stock, shares of beneficial interests, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more subsidiaries to any person at a price (provided that the Company will not be required to sell any such assets for less than reasonably equivalent value) and on terms as reasonably designated by Parent;

•
sell or cause to be sold any of the assets of the Company or one or more subsidiaries to any person at a price (provided that the Company will not be required to sell any such assets for less than reasonably equivalent value) and on terms as reasonably designated by Parent;

•	contribute any of the assets of the Company or one or more subsidiaries designated by Parent to the capital of any subsidiary;

•
convert or cause the conversion of one or more wholly owned subsidiaries of the Company that are organized as corporations into limited partnerships or limited liability companies and one or more wholly owned subsidiaries of the Company that are organized as limited partnerships or limited liability companies into limited liability companies, limited partnerships or corporations, on the basis of organizational documents as reasonably requested by Parent; or

•
such other cooperation and assistance reasonably requested by Parent prior to the Closing in order to facilitate the sale or disposition of any properties or other assets of the Acquired Companies, or any other transaction described in the first four bullet points above, which are referred to as the “Requested Transactions”;

provided, however, that:
•
the consummation of the Requested Transactions will be conditioned upon the consummation of the Closing (it being understood that Parent may specify that some or all of the Requested Transactions will be deemed to have occurred prior to the Closing);

•
none of the Requested Transactions will delay or prevent the completion of the Mergers or constitute a condition to the consummation of the Mergers (or subject the completion of the Mergers to any uncertainty);

•
neither the Company nor any subsidiary of the Company will be required to take any action in contravention of any laws or the Declaration of Trust or the Bylaws or similar organizational documents of the Company or such subsidiary;

•
the Requested Transactions (or the inability to complete any or all Requested Transactions) will not affect or modify in any respect the obligations of the Parent Parties under the Merger Agreement, including payment of the Company Merger Consideration or Partnership Merger Consideration;

•
neither the Company nor any subsidiary of the Company will be required to take any action that (i) would adversely affect the classification of the Company as a REIT, (ii) would reasonably be expected to cause the Company to be subject to “prohibited transactions” taxes or other material taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level taxes) or (iii) would be reasonably likely to prevent counsel from delivering the tax opinion described in the Merger Agreement;

•	no Requested Transactions will require any of the Acquired Companies to give any legal opinions or fairness or solvency opinions;
•	no Requested Transaction will require any Acquired Company to take any action that unreasonably interferes with the ongoing business of the Acquired Companies;
•	no Requested Transactions will require any Acquired Company, prior to the Closing, to incur any liability (including any commitment fees and expense reimbursement) in connection therewith; and
•
no Requested Transaction will require any Acquired Company to pay any commitment or other fee or give an indemnity or incur any liability (including due to any act or omission by the Company, its subsidiaries or any of their respective affiliates or representatives) or expense (including legal and accounting expenses) in connection with assisting Parent, REIT Merger Sub and Operating Merger Sub in arranging such Requested Transaction or as a result of any information provided by the Company, its subsidiaries or any of their respective affiliates or representatives in connection with such Requested Transaction.

Certain Other Covenants
The Merger Agreement contains certain other covenants of the parties to the Merger Agreement relating to, among other things:
•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;
•
(i) giving Parent and its representatives reasonable access during normal business hours and upon reasonable advance written notice to the Company and its subsidiaries’ properties, offices, books and records and personnel, (ii) furnishing to Parent and its representatives financial and other information concerning the its business, properties and offices as Parent may reasonably request and (iii) instructing its representatives to cooperate with Parent in the matters described in clauses (i) and (ii);

•	confidentiality;

•	the interim operations of Parent, REIT Merger Sub and Operating Merger Sub;
•	the consultation regarding any press releases or other public statements or filings with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement;
•	the indemnification of the Company and its subsidiaries’ trustees, directors and officers;
•	certain matters related to Section 16 of the Exchange Act;
•	actions necessary to eliminate or minimize the effects any applicable anti-takeover statutes on the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement;
•	certain tax matters;
•
the declaration and payment of dividends or other distributions by the Company or its subsidiaries to its shareholders in order for the Company to maintain its qualification as a REIT or avoid incurring entity level income or excise taxes under the Code;

•	the delisting of Company Common Shares from the NYSE and the deregistration of Company Common Shares under the Exchange Act; and
•
if requested in writing by Parent, the delivery to Parent of resignations effective as of the Company Merger Effective Time executed by each trustee, director and officer of any Acquired Company in office immediately prior to the Company Merger Effective Time.

Conditions to the Mergers
The obligations of each party to the Merger Agreement to effect the Mergers and to consummate certain other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, valid waiver by each of the parties, at or prior to Closing, of the following conditions:
•	the shareholder approval has been obtained; and
•
no judgment, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting consummation of the Mergers is in effect, and no law has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers.

The obligations of the Parent Parties to effect the Mergers and to consummate certain other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by Parent, at or prior to the Closing, of the following additional conditions:
•
(i) the Company’s representations and warranties regarding certain fundamental representations must be true and correct in all material respects as of the Closing Date, as though made as of the Closing Date, (ii) certain of the representations and warranties of the Company Parties regarding the capital structure of the Company Parties must be true and correct in all respects except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by the Parent Parties pursuant to the Merger Agreement, and (iii) each of the other representations and warranties of the Company Parties must be true and correct as of the Closing Date, as though made as of the Closing Date, except (a) in each case, representations and warranties that are made as of a specific date will be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only on and as of such date, and (b) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company material adverse effect qualifications set forth in the Merger Agreement), individually or in the aggregate, does not have and would not reasonably be expected to have a Company material adverse effect;

•
the Company Parties must have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by the Company Parties under the Merger Agreement (excluding certain obligations set forth in the Merger Agreement) on or prior to the Closing Date;

•	since the date of the Merger Agreement through the Closing Date, there must not have occurred any Company material adverse effect that is continuing;

•
Parent must have received a certificate, dated as of the Closing Date, signed on the Company’s behalf by an executive officer, certifying that the conditions specified in the first, second and third bullet points above have been satisfied; and

•
Parent must have received a written tax opinion of Hogan Lovells US LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to both Parent and the Company), dated as of the Closing Date, to the effect that (i) beginning with the taxable year ended December 31, 2020 and through its taxable year ended on December 31, 2025, the Company has been organized and operated in conformity with the requirements to qualify as a REIT under the Code and (ii) for its taxable year beginning on January 1, 2026, the Company has been organized and operated in conformity with the requirements to qualify as a REIT under the Code for the short taxable year of the Company that ends on the Company Merger Effective Time (or if such taxable year does not end, assuming for this purpose that its taxable year ended at the Company Merger Effective Time), and without regard to the distribution requirements described in Section 857(a) of the Code.

The obligations of the Company Parties to effect the Mergers and to consummate certain other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by the Company, at or prior to the Closing, of the following additional conditions:
•
the representations and warranties of the Parent Parties must be true and correct (without giving effect to any materiality or Parent material adverse effect qualifications set forth in the Merger Agreement) in all material respects as of the Closing Date, as though made as of the Closing Date, except, in each case, representations and warranties that are made as of a specific date, which must be true and correct (without giving effect to any materiality or Parent material adverse effect qualifications set forth in the Merger Agreement) in all material respects only on and as of such date;

•
each of the Parent Parties must have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under the Merger Agreement on or prior to the Closing Date; and

•
the Company must have received a certificate, dated as of the Closing Date, signed on behalf of Parent by an executive officer of Parent certifying that the conditions specified in the first and second bullet points above have been satisfied.

Termination of the Merger Agreement
The Company and Parent may mutually agree to terminate the Merger Agreement and abandon the Mergers at any time prior to the Partnership Merger Effective Time, even after the Company has obtained the shareholder approval.
Termination by Either the Company or Parent
In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement upon prior written notice to the other party at any time prior to the Partnership Merger Effective Time, even after the Company has obtained the shareholder approval, if:
•
the Mergers have not occurred on or before 11:59 p.m., New York City time, on the Outside Date; provided, that the right to terminate the Merger Agreement under this bullet point is not available to any party to the Merger Agreement if the proximate cause of such failure of the Mergers to be consummated by the Outside Date was the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under the Merger Agreement;

•
any governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement; provided, that the right to terminate the Merger Agreement under this bullet point is not available to any party to the Merger Agreement if the issuance of such final, non-appealable order was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under the Merger Agreement; or

•	the shareholder approval has not been obtained upon a vote taken at the Special Meeting (or any postponement or adjournment thereof) at which a vote on the approval of the Company Merger was taken.

Termination by Parent
Parent may also terminate the Merger Agreement, upon prior written notice to the Company, at any time prior to the Closing, even after the Company has obtained the shareholder approval, if:
•
the Company Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement (other than the covenants as discussed in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and Obligations of the Board with Respect to its Recommendation”), in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the Mergers or the additional conditions to the obligations of the Parent Parties to effect the Mergers not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from Parent to the Company and the Outside Date; provided, however, that Parent will not have the right to terminate the Merger Agreement under this bullet point if, at the time Parent delivers notice of its election to terminate the Merger Agreement, the Parent Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the closing conditions relating to their representations, warranties or obligations of the Parent Parties not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of Parent’s election to terminate; or

•
prior to receipt of the shareholder approval, the Board (or any committee thereof) has effected an Adverse Recommendation Change (as discussed in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals and Obligations of the Board with Respect to its Recommendation— Obligations of the Board with Respect to its Recommendation”).

Parent Termination Payment
Parent has agreed to pay the Company the Parent Termination Payment if:
•
the Company terminates the Merger Agreement pursuant to the provision described in the first bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”; or

•
the Company terminates the Merger Agreement pursuant to the provision described in the third bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” where the Company Termination Payment is not payable pursuant thereto;

Termination by the Company
The Company may also terminate the Merger Agreement, upon prior written notice to Parent, at any time prior to the Closing, even after the Company has obtained the shareholder approval, if:
•
the Parent Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the Mergers or the additional conditions to the Company’s obligation to effect the Mergers not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from the Company to Parent and the Outside Date; provided, that the Company will not have the right to terminate the Merger Agreement under this bullet point if, at the time the Company delivers notice of its election to terminate the Merger Agreement, the Company Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the closing conditions relating to the representations, warranties or obligations of the Company Parties not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of the Company’s election to terminate;

•
prior to receipt of the shareholder approval, the Board (or any committee thereof) has determined to terminate the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement and the Board has approved, and in connection with such termination the Company substantially concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal in accordance with the terms of the Merger Agreement; provided, that such termination will not be effective until the Company has paid in full the Company Termination Payment; or
•	all of the following requirements are satisfied:
•
the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of the Parent Parties to effect the Mergers (other than those conditions that by their nature are to be satisfied at the Closing; provided, that each such condition is, at the time of delivery of the notice referred to in the following bullet point, capable of being satisfied as if such time were the Closing) have been satisfied or waived by Parent;

•
on or after the date the Closing should have occurred pursuant to the Merger Agreement, the Company has delivered an irrevocable written notice to Parent that all of the conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of the Parent Parties to effect the Mergers (other than those conditions that by their nature are to be satisfied at the Closing; provided, that each such condition is then capable of being satisfied as if such time were the Closing) have been satisfied or waived by Parent and the Company is ready, willing and able to consummate, and will consummate, the Mergers at such time; and

•	the Parent Parties fail to consummate the Mergers within four business days after the Company’s delivery to Parent of such notice.
Company Termination Payment
The Company has agreed to pay Parent the Company Termination Payment of $34 million, if:
•
Parent terminates the Merger Agreement pursuant to the provision described in the second bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”;

•
the Company terminates the Merger Agreement pursuant to the provision described in the second bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”;

•
the Company terminates the Merger Agreement pursuant to the provision described in the third bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent” (at a time where Parent could have terminated the Merger Agreement pursuant to the provision described in the second bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”); or

•	all of the following requirements are satisfied:
•
the Company or Parent terminates the Merger Agreement pursuant to the provisions described in the first bullet point or the third bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement–Termination by Either the Company or Parent” or Parent terminates the Merger Agreement pursuant to the provision described in the first bullet point in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”; and

•
(i) a competing proposal has been publicly announced or has become publicly disclosed or publicly known after the date of the Merger Agreement and prior to the Special Meeting and, in either case, has not been publicly withdrawn or otherwise publicly abandoned, and (ii) within 12 months following such termination, the Company enters into a definitive written agreement providing for such competing proposal that is later consummated or consummates any competing proposal (provided, that for purposes of this sub-bullet point, each percentage in the definition of “competing proposal” will be increased to “50%”).

Notwithstanding the foregoing, the definition of “Company Termination Payment” provides that the Company has agreed to pay Parent a termination payment of $16 million if, prior to the Cut-Off Time, the Company enters into a definitive agreement with an Excluded Party with respect to a Superior Proposal.

Specific Performance; Remedies
The parties to the Merger Agreement have agreed that irreparable harm would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such harm. The parties have agreed that unless and until the Merger Agreement is terminated in accordance with its terms and any dispute over the right to termination has been finally resolved, (i) each party will be entitled to an injunction or injunctions from a court of competent jurisdiction as specified in the Merger Agreement to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (subject to the limitations set forth below), without bond or other security being required, this being in addition to any remedy to which they are entitled under certain provisions of the Merger Agreement and (ii) the right of specific enforcement is an integral part of the transactions contemplated by the Merger Agreement, including the Mergers, and without that right, none of the parties would have entered into the Merger Agreement. Each of the parties has also agreed that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The parties have agreed that (i) notwithstanding anything to the contrary in the Merger Agreement, no Company Party will be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of the Merger Agreement by any of the Parent Parties or to enforce specifically the terms and provisions of the Merger Agreement and (ii) each Company Party’s sole and exclusive remedy relating to a breach of the Merger Agreement by any Parent Party or otherwise will be the payment to which Company is entitled under the Merger Agreement; provided, however, that the Company will be entitled to seek specific performance to prevent any breach by Parent of certain provisions of the Merger Agreement (provided, however, that in no event will the Company or any of its affiliates by entitled to both a grant of specific performance and monetary damages with respect to any such breach).
The parties have agreed that (i) by seeking the remedies provided for in the prior paragraph, a party does not in any respect waive its right to seek any other form of relief that may be available to such party under the Merger Agreement (including monetary damages) for breach of any of the provisions of the Merger Agreement or in the event that the Merger Agreement has been terminated or the remedies provided for are not available or otherwise are not granted, and (ii) nothing in the Merger Agreement will require any party to institute any action for (or limit their ability to so institute an action for) specific performance prior or as a condition to exercising any termination right (and pursuing damages after such termination), nor will the commencement of any legal proceeding restrict or limit any party’s right to (a) terminate the Merger Agreement or (b) pursue any other remedies under the Merger Agreement that may be available at any time. In any legal proceeding seeking monetary damages against a party or to compel a party to specifically perform its obligations under the Merger Agreement, the non-prevailing party in the proceeding (following a final, non-appealable judgment of a court of competent jurisdiction) will promptly reimburse the prevailing party its costs and expenses, including reasonable attorneys’ fees and disbursements, in connection with such legal proceeding.
Notwithstanding anything to the contrary in the Merger Agreement, other than in the case of fraud, the maximum aggregate liability of the Parent Parties, together, for monetary damages, losses, costs or expenses of the Company Parties, their respective affiliates or any other person in connection with the failure of the Mergers to be consummated, a breach (including a willful breach) of the Merger Agreement by any Parent Party, fraud, or otherwise relating to the Merger Agreement or the transactions contemplated by the Merger Agreement (including the Mergers) will be limited to an amount equal to the Parent Termination Payment, plus the recovery costs (collectively, the “Parent Liability Cap”). Other than in the case of fraud, in no event will any of the Company Parties or any of their respective affiliates or any other person seek or permit to be sought on their behalf any amount in excess of the Parent Liability Cap from the Parent Parties or their affiliates or representatives in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement (including the Mergers), or in respect of the Guarantee, or any theory of law or equity or in respect of any oral representations made or alleged to be made in connection therewith. Each of the Company Parties has agreed that it has no right of recovery against, and no liability will attach to, any of the Parent Parties or any of their affiliates or representatives (other than against the Parent Parties as provided by the Merger Agreement), through any Parent Party or otherwise, except for its rights to recover from the Guarantors under the Guarantee (but not any other Parent Parties or any of their affiliates) under and to the extent provided in the Guarantee subject to the Parent Liability Cap and the other limitations described in the Merger Agreement. In no event will any of the Company Parties or any of their respective affiliates seek to enforce the Merger Agreement against, make any claims for breach of the Merger Agreement against, or seek to recover damages from, any of the affiliates or representatives of the Parent Parties (other than Guarantor to the extent provided in the Guarantee, and in each case subject to the Parent Liability Cap and the other limitations described therein).
Except for claims for fraud, each party has agreed that all claims, liabilities, or causes of action that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the Merger Agreement or the ancillary documents or transactions contemplated thereby, or the negotiation, execution, or performance of the Merger Agreement or the ancillary documents, or any claims or actions alleging breach of the Merger Agreement or the ancillary documents, may be made only against (and such representations and warranties are those solely of) the persons that are expressly identified as the parties to the Merger Agreement and, in the case of the ancillary documents, persons expressly identified as parties thereto (each, a “Contracting Party”). Except for the liabilities and obligations of the parties to the Guarantee, the Debt Commitment Letter and any other ancillary documents to which they are parties, no person who is not a Contracting Party (the “Non-Recourse Party”) will have any liability for any claims, losses, liabilities, damages, costs or expenses arising under, out of, in connection with, or related in any manner to the Merger Agreement or the ancillary documents or the transactions contemplated thereby or based on, in respect of, or by reason of the Merger Agreement or any of the ancillary documents or the transactions contemplated thereby or the negotiation, execution, performance, or breach of the Merger Agreement or any of the ancillary documents, and, to the maximum extent permitted by applicable law, except as provided in the ancillary documents, each Contracting Party, on behalf of itself and its affiliates, waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Recourse Party.
Third Party Beneficiaries
The Merger Agreement provides that other than the provisions discussed in the sections of this proxy statement captioned (i) “—Treatment of Company Operating Partnership Common Units and Company Common Shares” and “The Mergers—Interests of the Company’s Trustees and Executive Officers in the Mergers—Treatment of Company RSU Awards,” which (a) from and after the Company Merger Effective Time, will be for the benefit of holders of Company Common Shares and Company RSU Awards immediately prior to the Company Merger Effective Time, and (b) from and after the Partnership Merger Effective Time, will be for the benefit of holders of Operating Partnership Units immediately prior to the Partnership Merger Effective Time, (ii) “The Mergers—Indemnification; Trustees’ and Officers’ Insurance,” which, from and after the Partnership Merger Effective Time, will be for the benefit of the parties described therein, (iii) “The Merger Agreement—Specific Performance; Remedies,” which, in each case, will be for the benefit of and enforceable by the Non-Recourse Parties, and (iv) any claims that the Company may assert against Parent, if, as and when required pursuant to the terms and conditions of the Guarantee, nothing in the Merger Agreement, express or implied, is intended to confer upon any person (other than the parties to the Merger Agreement) any rights or remedies of any nature whatsoever under or by reason of the Merger Agreement.
In addition to the foregoing, the Debt Financing Sources will be third party beneficiaries of, and will be entitled to enforce specific provisions of the Merger Agreement.
Amendment and Waiver
At any time before or after receipt of the shareholder approval and prior to the Partnership Merger Effective Time, any provision of the Merger Agreement may be amended or modified by a written agreement of the parties executed in the same manner as the Merger Agreement; provided, that after the shareholder approval has been obtained, there will not be (i) any amendment of the Merger Agreement that changes the amount or the form of the consideration to be delivered under the Merger Agreement to the holders of Company Common Shares or which, pursuant to applicable law, requires the further approval of the shareholders of the Company without such further approval of such shareholders (in which case, such further approval will be deemed the shareholder approval for purposes of the Merger Agreement), or (ii) any amendment or change not permitted under applicable law.
At any time prior to the Partnership Merger Effective Time, the parties may, to the extent legally allowed and except as otherwise set forth in the Merger Agreement, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights.

MARKET PRICE OF COMPANY COMMON SHARES
The Company Common Shares are listed on the NYSE under the trading symbol “PKST.” On March 13, 2026, there were approximately 8,479 holders of record of Company Common Shares. Certain Company Common Shares are held in “street” name and accordingly, the number of beneficial owners of such Company Common Shares is not known or included in the foregoing number. The table below sets forth the quarterly high and low closing sales prices of Company Common Shares on the NYSE for the periods indicated and the dividends declared by the Company with respect to the periods indicated.

Year	High	Low	Cash Dividend per Share
Fiscal Year Ended December 31, 2023
Second Quarter (from April 13, 2023)*	$47.00	$8.00	$0.225
Third Quarter	$28.40	$16.00	$0.225
Fourth Quarter	$21.73	$12.29	$0.225
Fiscal Year Ended December 31, 2024
First Quarter	$20.21	$13.22	$0.225
Second Quarter	$16.06	$10.08	$0.225
Third Quarter	$16.26	$9.89	$0.225
Fourth Quarter	$14.80	$10.56	$0.225
Fiscal Year Ending December 31, 2025
First Quarter	$13.32	$10.14	$0.225
Second Quarter	$13.66	$10.70	$0.225
Third Quarter	$14.38	$11.50	$0.100
Fourth Quarter	$15.40	$12.34	$0.100
Fiscal Year Ending December 31, 2026
First Quarter (through March 13, 2026)	$20.97	$13.50	—

*	On April 13, 2023, the Company completed the listing of the Company Common Shares on the NYSE.
On January 30, 2026, the last trading day before the Company publicly announced the execution of the Merger Agreement, the reported closing price per Company Common Share on the NYSE was $15.62. On March 13, 2026, the last trading day before the date of this proxy statement, the reported closing price per Company Common Share on the NYSE was $20.82. You are encouraged to obtain current market quotations for Company Common Shares.
Under the terms of the Merger Agreement, the Company is not permitted to issue its regular quarterly dividends during the pendency of the Mergers. The Company may declare and pay dividends to its shareholders solely as may be reasonably required in order for the Company to maintain its qualification as a REIT. The amount in cash payable to the shareholders as the Company Merger Consideration is subject to decrease in the event the Company declares and pays any such dividends in cash or property other than stock. As of the date of this proxy statement, no such dividend is currently anticipated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of Company Common Shares and Operating Partnership Common Units as of March 10, 2026, with respect to:
•	each person known by the Company to beneficially own more than 5% of Company Common Shares;
•	each of the Company’s trustees;
•	each of the Company’s named executive officers; and
•	all of the Company’s current executive officers and trustees as a group.
Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, the Company believes based on the information provided to it that the persons and entities named in the table below have sole voting and investment power with respect to all Company Common Shares and Operating Partnership Common Units shown as beneficially owned by them. Company Common Shares and Operating Partnership Common Units that a person has the right to acquire within 60 days of March 10, 2026, are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
As of March 10, 2026, there were 37,187,359 Company Common Shares outstanding and 2,726,135 Operating Partnership Common Units outstanding (excluding units held by the Company).
Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the shareholders listed below is the address of our principal executive office, 1520 E. Grand Avenue, El Segundo, California 90245.

	Company Common Shares		Company Common Shares and Operating Partnership Common Units
	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentage of All Shares and Units(3)
Executive Officers and Trustees
Javier F. Bitar, Chief Financial Officer and Treasurer	68,348	*	68,348	*
Carrie DeWees, Independent Trustee	13,995	*	13,995	*
Michael J. Escalante, Trustee, Chief Executive Officer and President	301,054	*	301,054	*
Jeffrey Friedman, Independent Trustee	11,725	*	11,725	*
Nina Momtazee Sitzer, Chief Operating Officer, Chief Legal Officer and Secretary	60,293	*	60,293	*
Samuel Tang, Independent Trustee	19,062	*	19,062	*
Casey Wold, Independent Trustee	23,327	*	23,327	*
All trustees and executive officers as a group (seven persons)(4)	497,804	1.34%	497,804	1.25%
5% Shareholders
The Vanguard Group(5)	3,656,383	9.83%	3,656,383	9.16%
Kevin A. Shields(6)	79,073	*	2,474,682	6.20%
BlackRock, Inc.(7)	3,127,832	8.41%	3,127,832	7.84%

*	Represents less than 1.0%.
(1)
“Number of shares beneficially owned” includes Company Common Shares that may be acquired pursuant to options, warrants and similar rights that may be exercised or redeemed within 60 days following March 10, 2026 but does not include Company Common Shares that may be acquired by redeeming Operating Partnership Common Units. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus Company Common Shares that may be acquired by redeeming Operating Partnership Common Units assuming that (i) all outstanding Operating Partnership Common Units are immediately redeemable/exchangeable, and (ii) all Operating Partnership Common Units have been exchanged for Company Common Shares.
(2)
The total number of Company Common Shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (i) 37,187,359 shares outstanding as of March 10, 2026, (ii) the number of Company Common Shares issuable to the named person pursuant to options, warrants and similar rights that may be exercised or redeemed within 60 days following March 10, 2026, and (iii) the number of Company Common Shares issuable to the named person upon exchange of Operating Partnership Common Units. All Operating Partnership Common Units held by the named persons are currently redeemable for Company Common Shares or cash at our option.

(3)
The total number of Company Common Shares and Operating Partnership Common Units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (i) 37,187,359 shares outstanding as of March 10, 2026, (ii) the number of Company Common Shares issuable to the named person pursuant to options, warrants and similar rights that may be exercised or redeemed within 60 days following March 10, 2026, and (iii) 2,726,135 Operating Partnership Common Units outstanding as of March 10, 2026 (other than Operating Partnership Common Units held by the Company).

(4)	Includes trustees and executive officers as of March 10, 2026.
(5)
Derived solely from information contained in a Schedule 13G/A filed with the SEC on July 10, 2024 by The Vanguard Group (“Vanguard”). Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the Schedule 13G/A, Vanguard is the beneficial owner of 3,656,383 shares, has shared voting power over 24,027 shares, sole dispositive power over 3,599,021 and shared dispositive power over 57,362 shares.

(6)
Derived solely from information provided by Mr. Shields. According to Mr. Shields, this includes (i) 2,060,860 Operating Partnership Common Units owned by Griffin Capital, LLC, (ii) 62,256 Operating Partnership Common Units and 67,925 shares owned by Griffin Capital Vertical Partners, L.P., (iii) 203,724 Operating Partnership Common Units owned by The GC Net Lease OP, (iv) 25,094 Operating Partnership Common Units owned by The Shields 2009 Irrevocable Trust, (v) 33,146 Operating Partnership Common Units owned by Will Partners, LLC, (vi) 10,529 Operating Partnership Common Units owned by the Kevin Shields Trust, and (vii) 11,148 shares owned by Mr. Shields, all of which are directly or indirectly owned by Mr. Shields. Address: 266 Kansas Street, El Segundo, California 90245.

(7)
Derived solely from information contained in a Schedule 13G/A filed with the SEC on February 2, 2025 by BlackRock, Inc. Address: 50 Hudson Yards, New York, New York 10001. According to the Schedule 13G/A, BlackRock, Inc. is the beneficial owner of 3,127,832 shares, has sole voting power over 3,057,588 shares and sole dispositive power over 3,127,832 shares.

SHAREHOLDER PROPOSALS
If the Company Merger is completed, the Company’s annual meeting of shareholders in 2026 will be limited to Parent, as the Company’s sole shareholder of record. However, if the Merger Agreement is terminated for any reason, the Company expects to hold an annual meeting of shareholders in 2026 for all shareholders of record, as a public company. A date has not been set for the Company’s 2026 annual meeting.
Proposals by shareholders for the 2026 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must have been received by the Company on or before December 12, 2025 if such proposal is to be considered for inclusion in the 2026 proxy materials of the Company.
Apart from the SEC’s Rule 14a-8 that addresses the inclusion of shareholder proposals in our proxy materials, under the Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as trustees, including providing the information required by Rule 14a-19 under the Exchange Act, or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for trustee nominees and/or an item of business to be introduced at an annual meeting of shareholders must be timely submitted in writing to Nina Momtazee Sitzer, Secretary, at Peakstone Realty Trust, 1520 E. Grand Avenue, El Segundo, California 90245 (for submitting documents prior to March 23, 2026), or at 400 North Continental Boulevard, Suite 200, El Segundo, CA 90245 (for submitting documents on or after March 23, 2026). To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:
•	not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or
•
not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that the Company’s 2026 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 annual meeting, the Company must have received notice of your intention to introduce a nomination or other item of business at the 2026 annual meeting no earlier than November 12, 2025 and no later than 5:00 p.m., Pacific time, on December 12, 2025.
The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS
If you and other residents at your mailing address own Company Common Shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Special Meeting and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own Company Common Shares in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.
If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to Peakstone Realty Trust, 1520 E. Grand Avenue, El Segundo, California 90245 (for requesting documents prior to March 23, 2026), or 400 North Continental Boulevard, Suite 200, El Segundo, CA 90245 (for requesting documents on or after March 23, 2026), Attention: Secretary or by telephone at (310) 606-3200.

OTHER MATTERS
Pursuant to the Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

NO DISSENTERS’ RIGHTS OF APPRAISAL
As permitted under Maryland law, our Declaration of Trust provides that holders of Company Common Shares may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting shareholder to receive the fair value of their Company Common Shares in connection with a merger unless the Board determines that such rights apply. The Board has made no such determination. In addition, because our Company Common Shares are listed on the NYSE as of the Record Date for determining shareholders entitled to vote at the Special Meeting, our shareholders who object to the Company Merger do not have any appraisal rights, dissenters’ rights or the rights of an objecting shareholder under Maryland law in connection with the Company Merger.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Available Information
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings, including this proxy statement, are also available to you on the SEC’s website at www.sec.gov.
The SEC allows the Company to “incorporate by reference” the information it files with the SEC, which means that the Company can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about the Company, its business and its finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document the Company subsequently files with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. The Company incorporates by reference the following documents the Company filed with the SEC:
•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026;
•	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2025;
•	the Company’s Current Reports on Form 8-K filed with the SEC on February 2, 2026; and
•	all documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.
The Company will provide without charge to each person, including any beneficial owner of Company Common Shares, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents the Company is incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request for a copy of any such report should be directed to Peakstone Realty Trust, 1520 E. Grand Avenue, El Segundo, California 90245 (for requesting documents prior to March 23, 2026), or 400 North Continental Boulevard, Suite 200, El Segundo, CA 90245 (for requesting documents on or after March 23, 2026), Attention: Secretary or can be made via telephone by calling (310) 606-3200. In addition, any such report is available, free of charge, on the Company’s website at www.pkst.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the SEC.
If you have any questions about this proxy statement, the Special Meeting or the Company Merger and the other transactions contemplated by the Merger Agreement, or if you would like additional copies of this proxy statement, please contact the Company’s proxy solicitor, Innisfree, at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 717-3930
Banks and Brokers may call collect: (212) 750-5833

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR COMPANY COMMON SHARES AT THE SPECIAL MEETING. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 16, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Trustees

PEAKSTONE REALTY TRUST

/s/ Nina Momtazee Sitzer
Nina Momtazee Sitzer
Chief Operating Officer, Chief Legal Officer and Secretary
El Segundo, California
March 16, 2026

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

BSREP V NEON POOLING REIT L.P.,

BSREP V NEON POOLING NON-REIT L.P.,

BSREP V BROOKFIELD NEON SUB L.P.

NEON REIT MERGER SUB LLC,

NEON OP MERGER SUB LLC,

PEAKSTONE REALTY TRUST

and

PKST OP, L.P.

Dated as of February 2, 2026

Annexes
Annex A	New Declaration of Trust
Annex B	New Bylaws

Exhibits
Exhibit A	REIT Opinion	A-81
Exhibit B	REIT Officers Certificate	A-82

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER, dated as of February 2, 2026 (this “Agreement”), is made and entered into by and among BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P., each a Delaware limited partnership (collectively, “Parent”), Neon REIT Merger Sub LLC, a Delaware limited liability company and a subsidiary of Parent (“REIT Merger Sub”), Neon OP Merger Sub LLC, a Delaware limited liability company and a subsidiary of Parent (“Operating Merger Sub” and, collectively with REIT Merger Sub and Parent, the “Parent Parties”), Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), and PKST OP, L.P., a Delaware limited partnership and a majority owned subsidiary of the Company (the “Operating Partnership” and, together with the Company, the “Company Parties”). Each of Parent, REIT Merger Sub, Operating Merger Sub, the Company and the Operating Partnership are sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article I.
WHEREAS, the Parties wish to effect a business combination in which (i) Operating Merger Sub will be merged with and into the Operating Partnership (the “Partnership Merger”), with the Operating Partnership surviving the Partnership Merger, and each Operating Partnership Common Unit (as defined herein) other than Excluded Units (as defined herein) issued and outstanding immediately prior to the Partnership Merger Effective Time (as defined herein) will be converted into the right to receive the Partnership Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the Delaware Limited Liability Company Act (the “DLLCA”), and (ii) immediately following the consummation of the Partnership Merger, REIT Merger Sub will be merged with and into the Company (the “Company Merger” and, together with the Partnership Merger, the “Mergers”), with the Company surviving the Company Merger, and each Company Common Share (as defined herein) other than Excluded Shares (as defined herein) issued and outstanding immediately prior to the Company Merger Effective Time (as defined herein) will be converted into the right to receive the Company Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland REIT Law (the “MRL”) and the DLLCA.
WHEREAS, the board of trustees of the Company (the “Company Board”) has (i) determined and declared that this Agreement, the Company Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders, (ii) duly authorized, approved and declared advisable the execution, delivery and performance of this Agreement, and the consummation of the Company Merger and the other transactions contemplated by this Agreement, (iii) directed that the approval of the Company Merger and the other transactions contemplated by this Agreement be submitted for consideration by the holders of Company Common Shares at the Shareholders Meeting (as defined herein), and (iv) resolved to recommend the approval of the Company Merger by the shareholders of the Company;
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, as general partner of the Operating Partnership, has duly adopted resolutions authorizing, approving and declaring advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Partnership Merger (the “GP Approval”);
WHEREAS, the applicable general partner of Parent has duly and validly authorized, approved and declared advisable, the execution, delivery and performance of this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement;
WHEREAS, the applicable manager of REIT Merger Sub and Operating Merger Sub has approved this Agreement, the consummation of the Mergers and the other transactions contemplated by this Agreement and deemed it advisable and in the best interests of REIT Merger Sub and Operating Merger Sub, respectively, to enter into this Agreement and to perform their respective obligations hereunder on the terms and conditions set forth herein;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and a material inducement to the Company Parties’ willingness to enter into this Agreement, Brookfield Strategic Real Estate Partners V-A, L.P., Brookfield Strategic Real Estate Partners V-B L.P., Brookfield Strategic Real Estate Partners V-C AIV L.P., Brookfield Strategic Real Estate Partners V-C (ER) II AIV SCSp, and BSREP V Brookfield ACI L.P. (collectively, the “Guarantors”), are entering into a limited guarantee in favor of the Company Parties (the “Guarantee”), guaranteeing certain obligations of the Parent Parties under this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and a material inducement to each Party’s willingness to enter into this Agreement, the Guarantors are entering into an equity financing commitment letter in favor of Parent (the “Equity Commitment Letter”), pursuant to which the Guarantors have committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and a material inducement to each Party’s willingness to enter into this Agreement, Parent has delivered to the Company a true, correct and complete copy of a duly executed debt commitment letter, dated as of February 2, 2026, together with any fee letters (subject to redactions of fee amounts or other economic terms, so long as such redaction does not cover terms that could adversely affect the conditionality, amount, or availability of the Financing on the Closing Date) in connection therewith (together with the term sheet and any other annexes, exhibits, schedules or other attachments thereto, collectively, the “Debt Commitment Letters” and, together with the Equity Commitment Letter, the “Financing Commitment Letters”) by and among Parent and the Debt Financing Sources party thereto, pursuant to which the financial institutions will provide, on the terms and subject only to the conditions expressly stated therein, debt financing to Parent or its affiliates in the amounts set forth therein; and
WHEREAS, each of the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and to prescribe various conditions to the Mergers.
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions.
(a) For purposes of this Agreement:
“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that (i) contains provisions that are not, in the aggregate, less favorable in any material respect to the Company than the terms of the Confidentiality Agreement, except for such changes specifically necessary in order for the Company to be able to comply with its obligations under Section 7.3 of this Agreement, and such immaterial changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements, and except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Competing Proposals; provided, that such agreement does not contain any exclusivity or other provisions that would restrict in any manner any Company Party’s ability to consummate the Mergers or comply with its obligations to the Parent Parties hereunder, or (ii) was entered into prior to the date of this Agreement.
“Acquired Companies” means the Company Parties and each Subsidiary of the Company Parties, collectively.
“Action” means any claim, charge, counterclaim, action, cause of action, suit, litigation, arbitration, mediation, audit, hearing, subpoena, petition, or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before any Governmental Authority).
“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. Notwithstanding the foregoing, (i) prior to the Closing, (A) the Parent Parties and their respective subsidiaries shall not be deemed to be Affiliates of the Company Parties and (B) the Company Parties shall not be deemed to be Affiliates of the Parent Parties and (ii) except for purposes of Section 7.6(d), Section 10.10(c) and Section 10.11(a), in no event shall the Guarantors or their Affiliates (including for the avoidance of doubt any portfolio company or investment fund, in either case, affiliated with any of the Guarantors) be considered to be an Affiliate of Parent or Merger Sub.

“Ancillary Documents” means the Guarantee, the Equity Commitment Letter, the Debt Commitment Letter, the Confidentiality Agreement, the Access Agreement and any other agreements, documents, certificates or instruments that are required for the consummation of the transactions contemplated herein or therein.
“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, and (ii) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.
“Assumption” means any assumption, Consent or other approval required in connection with this Agreement or the transactions contemplated thereby related to the existing Indebtedness set forth on Section 1.1(a) of the Company Disclosure Letter.
“Book-Entry Share” means, with respect to any Party, a book-entry share registered in the transfer books of such Party.
“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed.
“Certificated Share” means a Company Common Share represented by a physical share certificate and recorded in the books and records of the Company.
“Code” means the Internal Revenue Code of 1986.
“Company Benefit Plan” means each (i) employee benefit plan (as defined in Section 3(3) of ERISA (whether or not subject to ERISA)) and (ii) employment, consulting or individual independent contractor, severance, termination, change-in-control, bonus, retention, incentive, deferred compensation, equity or equity-based compensation, profits interests, stock or other equity option, stock appreciation right, restricted stock, restricted stock unit, deferred compensation, medical, prescription, dental, vision, health, life insurance, hospitalization, accident, short- or long-term disability or other welfare, retiree medical or life, vacation, paid time off, fringe benefit, retirement and any other compensatory or employee benefit plan, program, Contract or arrangement of any kind (whether or not subject to ERISA, written or oral), in each case, that is either (A) sponsored, maintained, contributed to, or required to be contributed to, by any of the Acquired Companies for the benefit of any of the current or former employees, individual independent contractors, or directors of the Acquired Companies, or (B) under which any Acquired Company has any obligation or liability, contingent or otherwise, and in each case other than any plan, program, Contract or arrangement that is sponsored by a Governmental Authority.
“Company Bylaws” means the Second Amended and Restated Bylaws of the Company, as amended, modified or supplemented from time to time.
“Company Common Shares” means the common shares of beneficial interest, par value $0.001 per share, of the Company.
“Company Declaration” means the Declaration of Trust of the Company, dated January 19, 2023, as amended, corrected, modified or supplemented from time to time.
“Company Governing Documents” means the Company Bylaws and the Company Declaration.
“Company Material Adverse Effect” shall mean any change, occurrence, effect, event, circumstance or development (each an “Effect”, and collectively, “Effects”), that individually or in the aggregate with any other Effects, (x) would, or would reasonably be expected to, prevent or materially impair or materially delay the ability of the Acquired Companies to consummate the transactions contemplated hereby or (y) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of the Acquired Companies, taken as a whole; provided, however, solely with respect to clause (y), that no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be deemed to be or constitute a “Company Material Adverse Effect,” and no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred, or would reasonably be expected to occur except (solely with respect to subclause (i) through (vi) below) to the extent such Effects disproportionately affect the Acquired Companies in a manner relative to other similarly situated companies operating in the industry in which the Acquired Companies operate (in which case, the incremental disproportionate effects may be taken into account (and only to the extent thereof) in determining whether there has occurred a “Company Material Adverse Effect”):
(i) general business or economic conditions (or general changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes after the date hereof in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally after the date hereof on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii) conditions (or changes in such conditions) generally affecting any of the industries in which the Acquired Companies operate;
(iv) political conditions (including the imposition or removal of tariffs or similar Taxes) (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage, terrorism or cyberterrorism (including any outbreak, escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;
(v) earthquakes, hurricanes, tropical storms, tsunamis, tornadoes, floods, epidemics, pandemics, other significant disease outbreaks, mudslides, wildfires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;
(vi) actual changes in Law or other legal or regulatory conditions (or the interpretation thereof) or actual changes in GAAP or other accounting standards (or the interpretation thereof) in each case after the date hereof, or the Effects thereof;
(vii) (A) the entry into or the announcement of, or the compliance with, this Agreement, or the pendency or consummation of the transactions contemplated hereby, (B) the identity of the Guarantors, Parent, REIT Merger Sub, Operating Merger Sub or their Affiliates, (C) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with tenants, customers, suppliers or other business partners as a result of the matters described in clauses (A) and (B), and (D) any other negative development in the Acquired Companies’ relationships with any of its tenants, customers, suppliers or other business partners as a result of the matters described in clauses (A) and (B), except in each case that this clause shall not apply to the representations and warranties set forth in Section 4.3;
(viii) litigation arising in connection with this Agreement and the transactions contemplated hereby;
(ix) any actions taken or failure to take action, in each case, by Parent or any of its controlled Affiliates, or to which Parent has expressly consented in writing, or which Parent has expressly requested in writing (or, in the case of any action where the consent of Parent was expressly requested in writing in accordance with Section 6.1(b), where Parent’s consent was unreasonably withheld, conditioned or delayed) or the taking of any action expressly required by this Agreement, other than the obligations of the Company set forth in Section 6.1, or the failure to take any action prohibited by this Agreement;
(x) any departure or termination for cause of any trustees, officers, directors, employees or independent contractors of any of the Acquired Companies; or
(xi) changes in the Company’s share price or the trading volume of the Company’s shares of beneficial interest, or changes in the rating or ratings outlook of the Company, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be expressly excepted from this definition). “Company Properties” means each real property owned or leased by the Acquired Companies as of the date of this Agreement (including an Acquired Company’s right, title and interest in and to all buildings, structures and other improvements and fixtures located on such real property owned by the Company and all easements, rights and other appurtenances to such real property).

“Company RSU Award” means an award of restricted share units granted under the Incentive Plan.
“Company Termination Payment” means an amount in cash equal to $34,000,000; provided, that if the Company terminates this Agreement pursuant to Section 9.1(c)(ii) prior to the Cut-Off Time in order to enter into a definitive agreement with an Excluded Party with respect to a Superior Proposal, then the “Company Termination Payment” shall mean an amount in cash equal to $16,000,000.
“Confidentiality Agreement” means the non-disclosure agreement, dated as of December 24, 2025, between the Company and BPG Acquisitions LLC, a Delaware limited liability company, as amended, modified or supplemented from time to time.
“Continuing Employee” means each employee of the Acquired Companies who is employed by the Acquired Companies as of immediately prior to the Company Merger Effective Time and who continues to be actively employed by the Surviving Entity or the Surviving Partnership (or any of the other Acquired Companies) on or following the Company Merger Effective Time.
“Contract” means any written or oral contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, guaranty, binding commitment or other agreement.
“Cut-Off Time” means 11:59 p.m. (New York City time) on March 9, 2026; provided that, if the foregoing time would be during a Notice Period (including any new Notice Period pursuant to the last sentence of Section 7.3(g)(ii)) with respect to the Company’s intention to terminate this Agreement pursuant to Section 9.1(c)(ii) (Superior Proposal) to enter into a definitive agreement with respect to a Competing Proposal that the Company Board has determined (in accordance with Section 7.3(g)) constitutes a Superior Proposal, then the Cut-Off Time shall be extended, solely with respect to the Excluded Party making such Competing Proposal (and solely with respect to such Competing Proposal) to the later of (x) 11:59 p.m. (New York City time) on the date that is the next Business Day after the conclusion of such Notice Period (the “Excluded Party Response Period”) and (y) in the event such Excluded Party makes any amendment to the financial terms or any other material amendment of such Competing Proposal prior to the expiration of the Excluded Party Response Period, 11:59 p.m. (New York City time) on the date that is three (3) Business Days following the expiration of the Excluded Party Response Period (an “Extended Excluded Party Response Period”); provided that a new Notice Period as provided in the last sentence of Section 7.3(g)(ii) has not commenced at or before the expiration of the Extended Excluded Party Response Period. For the avoidance of doubt, (A) if no new Notice Period commences at or before the expiration of the Extended Excluded Party Response Period, then there shall be no further Extended Excluded Party Response Periods with respect to such Excluded Party, but (B) if a new Notice Period commences at or before the expiration of the Extended Excluded Party Response Period, then there shall be successive Extended Excluded Party Response Periods until no new Notice Period commences prior to the conclusion of the last Extended Excluded Party Response Period, at which time the “Cut-Off Time” shall be 11:59 p.m. (New York City time) on the date that is the last day of the last Extended Excluded Party Response Period.
“Debt Facilities” means, with respect to the Company, any Contract set forth in Section 4.12(b)(iv) of the Company Disclosure Letter.
“Debt Financing Sources” means, collectively, the Persons that have committed to provide and have otherwise entered into agreements in connection with the Debt Financing, and any other lender, arranger, bookrunner or agent under the Debt Financing, including the parties to any joinder agreements, credit agreements or other definitive financing documents entered into pursuant to or in connection with the Debt Financing, their respective Affiliates and their and their Affiliates’ respective officers, directors, incorporators, managers, members, employees, agents, advisors, partners, controlling parties, representatives, successors and permitted assigns.
“Distribution Equivalent Right”, with respect to a Company RSU Award, means a “Distribution Equivalent Right” as defined in the Incentive Plan.
“Environmental Law” means any state, federal, local or municipal Law relating to the pollution, remediation, or protection of the environment, or human health or safety (as such matters relate solely to exposure to Hazardous Substances).
“Environmental Permit” means any permit, approval, license, exemption, action, consent or other authorization issued, granted, or required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, with respect to any Acquired Company, each trade or business, whether or not incorporated, under common control with such Acquired Company pursuant to Section 4001(a)(14) of ERISA and that, together with such Acquired Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Party” means any Person or group of Persons (i) from whom the Company receives a bona fide written Competing Proposal during the Go-Shop Period; and (ii) whose Competing Proposal the Company Board determines, during the Go-Shop Period, in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or would reasonably be expected to lead to a Superior Proposal; provided that a Person or Persons shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall immediately cease to apply with respect to such Person or Persons) upon the earliest to occur of: (A) such time as the Competing Proposal made by such third party prior to the No-Shop Period Start Date expires or is withdrawn, cancelled or terminated (provided that, for the avoidance of doubt, any amended or revised Competing Proposal submitted by such Excluded Party shall not in and of itself be deemed to constitute a withdrawal, cancellation or termination of such previously submitted Competing Proposal); (B) the time the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Competing Proposal would no longer reasonably be expected to result in a Superior Proposal; (C) in the case of a group, if the Persons in such group as of the time such group submitted such Competing Proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least seventy-five percent (75%) of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by Persons who were themselves in a group of Persons that constituted an Excluded Party prior to the No-Shop Period Start Date; and (D) the Cut-Off Time.
“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other agreements and documents contemplated hereby, the preparation, printing, filing and mailing of the Proxy Statement (with respect to the Company), and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of Shareholder Approval, engaging the services of the Paying Agent, obtaining any third-party consents, making any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.
“Fraud” means, with respect to any Person, an actual, intentional, and knowing common law fraud (and not a constructive fraud, negligent misrepresentation, or omission, or any form of fraud premised on recklessness or negligence), by such Person in the making of the representations and warranties in this Agreement or any certificate executed and delivered by such Person pursuant to the terms of this Agreement.
“GAAP” means the U.S. generally accepted accounting principles.
“Governmental Authority” means any U.S. federal, state or local government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial, regulatory, supervisory or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.
“Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas, and minerals, in each case, whether naturally occurred or man-made, that are listed in, defined or identified as a “contaminant”, “pollutant”, “toxic substance”, “toxic material”, “hazardous waste” or “hazardous substance” or words of similar meaning under any Environmental Law, including the following federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder, including: the Comprehensive, Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety

and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof and (iii) polychlorinated biphenyls, per and poly fluoroalkyl substances, urea formaldehyde foam insulation, methane, asbestos in any form, radioactive materials or wastes, and radon.
“Incentive Plan” means the Company’s Second Amended and Restated Employee and Trustee Long-Term Incentive Plan, as amended.
“Indebtedness” means, with respect to the Acquired Companies, without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets or any deferred revenue (including earn-outs or seller financing and other similar payments (whether contingent or otherwise)), (iv) all obligations under capital leases, (v) all obligations in respect of performance or surety bonds, bankers acceptances and guarantees, or letters of credit, (vi) net obligations of the Acquired Companies under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) obligations to guarantee any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, on behalf of any Person, other than the Acquired Companies, (viii) interest, premium, fees, expenses, penalties (including early termination premiums, fees, penalties and similar costs and expenses associated with repayment) and other amounts owed with respect to the foregoing clauses (i), (v) and (vi), and (ix) any agreement to provide any of the foregoing; provided, that, for clarification, Indebtedness shall not include “trade debt” or “trade payables.” Notwithstanding the foregoing, Indebtedness does not include any intercompany obligations between or among the Acquired Companies.
“Information Privacy and Security Laws” means applicable Laws or guidelines from Governmental Authorities concerning data privacy, data or cybersecurity, data protection, data breach notification, data localization, artificial intelligence or automated decision-making technology, sending solicited or unsolicited electronic mail or text messages, cookies or other tracking technology, or the Processing of Personal Information, including (to the extent applicable) the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) or any implementing or equivalent national Laws, the UK Data Protection Act 2018 (the “DPA 2018”) and the UK GDPR as defined in the DPA 2018, Directive 2002/58/EC concerning the Processing of personal data and the protection of privacy in the electronic communications sector, the Privacy and Electronic Communications (EC Directive) Regulations 2003, Section 5 of the Federal Trade Commission Act, the U.S. Department of Justice’s Data Security Program (28 C.F.R. § 202), the Fair Credit Reporting Act, the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, the Telephone Consumer Protection Act, the California Online Privacy Protection Act of 2003 (CalOPPA), the New York SHIELD Act, the Illinois Biometric Information Privacy Act, Texas’s Capture or Use of Biometric Identifier Act, the Washington Biometric Privacy Protection Act, Nevada’s Consumer Health Data Privacy Law, Washington’s My Health My Data Act, wiretapping Laws (including the California Invasion of Privacy Act), U.S. state comprehensive privacy Laws (including the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, and its implementing regulations), U.S. state consumer protection Laws and U.S. state data breach notification Laws.
“Information Privacy and Security Requirements” means, as they relate to data privacy, data or cybersecurity, data protection, data breach notification, data localization, artificial intelligence or automated decision-making technology, sending solicited or unsolicited electronic mail or text messages, cookies or other tracking technology, or the Processing of Personal Information: (i) all Information Privacy and Security Laws; (ii) reputable industry practice, standards, self-governing rules and policies, including the Payment Card Industry Data Security Standard; (iii) all contractual obligations binding upon any of the Acquired Companies; and (iv) each of the Acquired Companies’ own policies and procedures, and any written statements or representations made by the Company or its Subsidiaries.
“Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S. and non-U.S.: (i) patents, patent applications and invention disclosures, including amendments, certificates of correction, counterparts, continuations, continuations-in-part, divisionals, extensions, non-provisionals, provisionals, reexaminations, reissues, renewals, reviews and substitutions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, brand names, certification marks, collective marks, d/b/a’s, symbols, design rights, assumed names, fictitious names and other indicia of origin or source, all registrations and applications for all of the foregoing, including all extensions, modifications and renewals thereof, and all goodwill associated with all of the foregoing, (iii) published and unpublished works of authorship, copyrights therein and thereto, software (including source code, object code, development documentation, programming tools, drawings, specifications and data), and all registrations and applications for all of the foregoing, including all renewals, extensions, restorations and reversions thereof, (iv) trade secrets, know-how, proprietary information, inventions, discoveries and ideas, including financial, business, scientific, technical, economic and engineering information, patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, codes, schematics, databases, drawings, models, methodologies, and customer lists, whether tangible or intangible and whether stored, compiled or memorialized physically, electronically, graphically, photographically or in writing (collectively, “Trade Secrets”), (v) internet domain names, web addresses, accounts with social media companies (e.g., LinkedIn, Facebook) and the handles and identifiers and designations found thereon and related thereto, and URLs, (vi) data, whether in printed or electronic form and whether contained in a database or otherwise, (vii) rights of publicity, moral rights and rights of attribution and integrity and (viii) all other intellectual property or proprietary rights, remedies and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.
“Investment Company Act” means the Investment Company Act of 1940.
“IRS” means the Internal Revenue Service or any successor agency.
“IT Asset” means the computer systems, hardware, networks, servers, workstations, routers, hubs, switches, data communication lines, platforms, firmware, applications, databases and other information technology equipment, infrastructure and related systems, including any outsourced systems and processes and internet websites and related content, in each case that is owned by or leased or licensed to the Acquired Companies and used by them in the conduct of their business.
“Knowledge” means, whether or not capitalized, the actual knowledge of the persons named in Section 1.1 to the Company Disclosure Letter.
“Law” means any and all domestic (federal, state or local) or foreign laws, statutes, rules, and regulations promulgated by any Governmental Authority.
“Lien” means any mortgage, deed of trust, hypothecation, claim, condition, covenant, license, lien, pledge, charge, security interest, preferential arrangement, option or other third-party right (including right of first refusal or first offer), restriction, right of way, encroachment, easement, servitude, or title or survey defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, excluding any restrictions on transfer of equity securities arising under applicable securities Laws.
“Lookback Date” means January 1, 2023.
“Multiemployer Plan” means a “multiemployer plan” (as defined in or within the meaning of Section 4001(a)(3) of ERISA or Section 3(37) of ERISA).
“Officer” means the officers of the Company set forth on Schedule I hereto.
“Operating Partnership Agreement” means the Eighth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of April 13, 2023, as amended, modified or supplemented from time to time.
“Operating Partnership Certificate” means the certificate of limited partnership of the Operating Partnership, as amended and in effect on the date hereof.
“Operating Partnership Common Unit” shall have the meaning assigned to the term “Common Unit” in the Operating Partnership Agreement.
“Operating Partnership Governing Documents” means the Operating Partnership Agreement and the Operating Partnership Certificate.
“Operating Partnership LTIP Unit” shall have the meaning assigned to the term “LTIP Unit” in the Operating Partnership Agreement.
“Operating Partnership Preferred Unit” shall have the meaning assigned to the term “Preferred Unit” in the Operating Partnership Agreement.
“Operating Partnership Unit” shall have the meaning assigned to the term “Partnership Unit” or “Unit” in the Operating Partnership Agreement.

“Order” means a judgment, injunction, order or decree of any Governmental Authority.
“Owned IP” means Intellectual Property owned or purported to be owned, in whole or in part, by any Acquired Company.
“Parent Material Adverse Effect” means, with respect to Parent, any Effect that, individually or in the aggregate, would prevent or materially impair or materially delay the ability of the Parent Parties to timely perform any of their respective obligations under this Agreement or to consummate the Mergers.
“Parent Termination Payment” means an amount equal to $122,000,000.
“Permitted Encumbrances” means any of the following: (i) Liens for Taxes or governmental or public or private association assessments, charges or claims of payment not yet delinquent or the amount or validity of which is being contested timely, diligently and in good faith in accordance with Laws by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (ii) Liens created by tenants, including from work contracted for by a tenant, and inchoate mechanics’ and materialmen’s Liens for amounts incurred in the ordinary course of business and which are not yet due and payable or are being contested timely, diligently and in good faith by appropriate proceedings and for which adequate reserves or accruals have been established in accordance with GAAP; (iii) with respect to any former or current real property of the Acquired Companies now or ever owned (directly or indirectly), post-Closing escrow agreements, listing agreements, leasing brokerage agreements, leases, ground leases, license agreements and similar occupancy agreements, contribution and tax protection agreements, bottom dollar guarantees, terms and provisions of any joint venture agreements, arising hereafter in accordance herewith or existing as of the date of this Agreement, Liens that are on title, arising out of actions taken or omitted to be taken by any Acquired Company or anything related to work contracted for by or through tenants or their Affiliates, zoning regulations, building codes, entitlements (including associated security instruments encumbering any land for which the Acquired Companies have an option to purchase) or other land use or environmental regulations by any Governmental Authority or agreements implementing the same; (iv) with respect to the Acquired Companies, Liens that are disclosed on Section 4.10(a) of the Company Disclosure Letter (as defined herein) (together with associated documentation which evidences or secures such Liens, including notes, mortgages, deeds of trust, assignments of leases and rents, guarantees, pledge agreements and similar documentation); (v) with respect to the Acquired Companies, Liens that are disclosed on the most recent (as of the date hereof) consolidated balance sheet of the Company filed with the SEC pursuant to the Exchange Act, or notes thereto; (vi) Liens arising pursuant to any Contract which are not yet due and payable and created in the ordinary course of business as the result of, or specifically disclosed in or permitted under, any purchase or sale contracts, listing agreements, leasing brokerage agreements, contribution agreements, post-Closing escrow agreements, bottom dollar guarantees, joint venture agreements, leases, ground leases, license agreements and similar occupancy agreements relating to any Company Property, in each case, in existence as of the date hereof or entered into in accordance with the terms of this Agreement, and for which true and complete copies have been made available to Parent; (vii) with respect to any Company Property, Liens that are or would be disclosed on accurate current title searches or surveys or otherwise filed or recorded in the applicable public records; (viii) non-exclusive licenses of Intellectual Property granted in the ordinary course of business; (ix) with respect to any real property of the Acquired Companies, easements, covenants, conditions, restrictions, agreements, servitudes, encroachments and other similar matters affecting title to such real property and other title and survey matters which would not reasonably be expected to have a Company Material Adverse Effect; or (x) Liens that were incurred in the ordinary course of business since the Lookback Date, and that do not, individually or in the aggregate, materially interfere with the use, operation or transfer of, or any of the benefits of ownership or market value of, the property of the Acquired Companies, taken as a whole.
“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).
“Personal Information” means data or other information that identifies, relates to, describes, is linked to, is reasonably capable of being associated with, or could reasonably be linked to, directly or indirectly, an identified or identifiable natural person or household, and any information covered by definitions of “personal data,” “personally identifiable information,” “personal information,” or any substantial equivalent of these terms under any Laws.

“Process”, “Processed”, or “Processing” means any operation or set of operations performed, whether by manual or automated means, on data (including Personal Information) or on sets of data (including Personal Information), including the collection, use, sale, storage, transfer, disclosure, analysis, deletion, or modification thereof.
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
“REIT Shares Amount” shall have the meaning assigned to the term “REIT Shares Amount” in the Operating Partnership Agreement.
“Representative” means, with respect to any Person, such Person’s trustees, directors, managers, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.
“Sanctioned Jurisdiction” means, at any time, a country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, the Crimea, so-called Luhansk People’s Republic, and so-called Donetsk People’s Republic regions of Ukraine, and the non-government controlled areas of the Kherson and Zaporizhzhia oblasts of Ukraine).
“Sanctioned Person” means any Person that is target of any Sanctions, including (i) any Person listed on any Sanctions-related list of designated Persons, including those maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union Member State, or His Majesty’s Treasury of the United Kingdom; (ii) the Government of Venezuela or any Person that is located, organized, or resident in a Sanctioned Jurisdiction; (iii) any Person otherwise subject to Sanctions; or (iv) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (i)-(iii).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by relevant Governmental Authorities, including, but not limited to, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any EU Member State, or His Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission (including the staff thereof).
“Securities Act” means the Securities Act of 1933.
“Shareholder Approval” means the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Shareholders Meeting on the Company Merger.
“Shareholders Meeting” means the meeting of the holders of Company Common Shares for the purpose of seeking the Shareholder Approval, including any postponement or adjournment thereof.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, real estate investment trust, or other organization, whether incorporated or unincorporated, or other legal entity of which (i) such Person directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) such Person is the controlling general partner, co-general partner, managing member or otherwise manages or controls such other Person (disregarding major decision and veto rights of other investors), or (iii) such Person holds a majority of the equity economic interest.
“Tax” or “Taxes” means any U.S. federal, state, local and foreign income, gross receipts, capital gains, withholding, property, stock, ad valorem, transaction, profits, gains, registration, license, wages, lease, service, service use, social security, unemployment, welfare, disability, severance, occupation, workers’ compensation, premium, windfall profits, net worth, value-added, alternative or add-on minimum, customs duties, recording, stamp, transfer, sales, use, franchise, employment, payroll, excise, environmental and any other taxes, duties, assessments, charges or levies, or similar governmental charges (whether imposed directly or through withholding), together with penalties, interest or additions imposed with respect to such amounts by the U.S. or any Governmental Authority or additional amounts with respect thereto.
“Tax Return” means any return, declaration, report, certificate, bill, election, claim for refund, or information return or statement or other written information and any other document relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule, attachment, or supplement thereto, and including any amendment thereof.

“Wholly Owned Company Subsidiary” means any directly or indirectly wholly owned Subsidiary of the Company.
“Willful Breach” means a material breach of any covenant set forth in this Agreement that is a consequence of a deliberate act or omission undertaken by the breaching Party with the actual knowledge or intent that the taking of such act or failure to take such action would cause or constitute a material breach of this Agreement, whether or not breaching this Agreement is the conscious object of such act or omission.
(b) In addition to the terms defined in Section 1.1(a), the following terms shall have the respective meanings set forth in the sections set forth below opposite such term:

Acquisition Agreement	Section 7.3(f)(ii)
Adverse Recommendation Change	Section 7.3(f)(i)
Affiliate Transaction	Section 4.19
Agreement	Preamble
Alternative Financing	Section 7.12(b)
Alternative Financing Commitment Letter	Section 7.12(b)
Articles of Company Merger	Section 2.4(b)
Articles of Partnership Merger	Section 2.4(a)
Board Recommendation	Section 4.2(d)
Brookfield	Section 7.6(d)
Capitalization Date	Section 4.4(a)
Certificates	Section 3.2(c)
Closing	Section 2.3
Closing Date	Section 2.3
COBRA	Section 4.17(c)
Company	Preamble
Company Board	Recitals
Company Disclosure Letter	Article IV
Company IP	Section 4.14(b)
Company Merger	Recitals
Company Merger Consideration	Section 3.1(b)(i)
Company Merger Effective Time	Section 2.4(b)
Company Parties	Preamble
Company Preferred Shares	Section 4.4(a)
Company SEC Documents	Section 4.5(a)
Company Subsidiary Partnership	Section 4.13(k)
Company Terminating Breach	Section 9.1(d)(i)
Competing Proposal	Section 7.3(j)(i)
Consents	Section 7.6(a)
Contracting Party	Section 10.11(a)
DE SOS	Section 2.4(a)
Debt Commitment Letters	Recitals
Debt Financing	Section 5.4(a)
Definitive Financing Agreements	Section 7.12(a)
DLLCA	Recitals
DRULPA	Recitals
Equity Commitment Letter	Recitals
Equity Financing	Section 5.4(a)
Exchange Fund	Section 3.2(a)
Excluded Shares	Section 3.1(b)(ii)
Excluded Units	Section 3.1(a)(ii)
Financing	Section 5.4(a)

Financing Commitment Letters	Recitals
Financing Indemnified Parties	Section 7.11(f)
Go-Shop Period	Section 7.3(a)
Governing Document Restrictions	Section 7.13
GP Approval	Recitals
Guarantee	Recitals
Guarantors	Recitals
Indemnified Parties	Section 7.9(c)
Insurance Policies	Section 4.16
Interim Period	Section 6.1(a)
Intervening Event	Section 7.3(j)(iii)
Letter of Transmittal	Section 3.2(c)
Management Agreements	Section 4.12(e)
Material Company Leases	Section 4.10(b)
Material Contract	Section 4.12(c)
Mergers	Recitals
MGCL	Section 4.22
New Bylaws	Section 2.5(b)
New Declaration of Trust	Section 2.5(b)
New Operating Partnership Agreement	Section 2.5(a)
Non-Governmental Consents	Section 7.6(a)
Non-Recourse Party	Section 10.11(a)
Notice Period	Section 7.3(g)(ii)
Old Plans	Section 7.8(b)
Operating Merger Sub	Preamble
Operating Partnership	Preamble
Outside Date	Section 9.1(b)(i)
Parent	Preamble
Parent Parties	Preamble
Parent Terminating Breach	Section 9.1(c)(i)
Parties	Preamble
Partnership Merger	Recitals
Partnership Merger Consideration	Section 3.1(a)(i)
Partnership Merger Effective Time	Section 2.4(a)
Party	Preamble
Paying Agent	Section 3.2(a)
Payoff Letters	Section 7.11(c)
Permits	Section 4.8(a)
Proxy Statement	Section 4.23
Qualifying Income	Section 9.4(a)
Recovery Costs	Section 9.3(c)(ii)
REIT Counsel	Section 7.15(b), Section 7.15(b)
REIT Merger Sub	Preamble
Required Amount	Section 5.4(b)
Sarbanes-Oxley Act	Section 4.5(a)
SDAT	Section 2.4(b)
Solvent	Section 5.5
Superior Proposal	Section 7.3(j)(ii)
Surviving Entity	Section 2.2
Surviving Partnership	Section 2.1
Takeover Statutes	Section 4.22

Tax Protection Agreements	Section 4.13(k)
Transfer Taxes	Section 7.15(a)
Voting Debt	Section 4.4(e)

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated;
(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limiting the generality of the foregoing” unless expressly provided otherwise;
(d) “or” shall be construed in the inclusive sense of “and/or”;
(e) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;
(f) all references herein to “$” or dollars shall refer to U.S. dollars;
(g) no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty;
(h) it is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative;
(i) the phrases “delivered” or “made available” means that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives, including, in the case of “made available” to Parent, REIT Merger Sub, Operating Merger Sub or their Representatives or Affiliates, material that has been posted in the “data room” (virtual or otherwise) established by the Company prior to the execution of this Agreement;
(j) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” and, as used in Section 6.1, similar in nature and magnitude to actions customarily taken in the course of normal day-to-day operations, whether or not such words actually follow such phrase;
(k) references to a Person are also to its successors and permitted assigns;
(l) any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, unless otherwise specified;
(m) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;
(n) whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day;
(o) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
(p) words of any gender include each other gender, and words using the singular or plural number also include the plural or singular number, respectively;
(q) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws; and

(r) an accounting term used herein and not otherwise defined has the meaning assigned to it in accordance with GAAP.
ARTICLE II
THE MERGERS
Section 2.1 The Partnership Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DRULPA and the DLLCA, at the Partnership Merger Effective Time, Operating Merger Sub shall be merged with and into the Operating Partnership, whereupon the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger (the Operating Partnership, as the surviving entity in the Partnership Merger, sometimes being referred to herein as the “Surviving Partnership”). The Partnership Merger shall have the effects provided in this Agreement and the Articles of Partnership Merger (as defined below), and as specified in the applicable provisions of the DRULPA and the DLLCA.
Section 2.2 The Company Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MRL and the DLLCA, at the Company Merger Effective Time, REIT Merger Sub shall be merged with and into the Company, whereupon the separate existence of REIT Merger Sub will cease, with the Company surviving the Company Merger (the Company, as the surviving entity in the Company Merger, sometimes being referred to herein as the “Surviving Entity”), such that following and as a result of the Company Merger, Parent (or Subsidiaries thereof) will be the sole common shareholders of the Surviving Entity, and the Surviving Partnership will be wholly owned by Parent and the Surviving Entity (or Subsidiaries thereof). The Company Merger shall have the effects provided in this Agreement and the Articles of Company Merger (as defined below), and as specified in the applicable provisions of the MRL and the DLLCA.
Section 2.3 Closing. The closing of the Mergers (the “Closing”) will take place (a) by electronic exchange of documents and signatures five (5) Business Days following the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in Article VIII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or (b) such other place or date as may be agreed in writing by Parent and the Company. The date on which the Closing actually takes place is referred to herein as the “Closing Date.”
Section 2.4 Effective Times.
(a) On the Closing Date, Operating Merger Sub, the Operating Partnership, the Company and Parent shall (i) cause the certificate of merger with respect to the Partnership Merger to be duly executed and filed with the Delaware Secretary of State (the “DE SOS”) in accordance with the DRULPA and the DLLCA (the “Articles of Partnership Merger”), and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Operating Merger Sub under the DRULPA or the DLLCA in connection with the Partnership Merger. The Partnership Merger shall become effective at such time as the Articles of Partnership Merger are duly filed with the DE SOS or on such other date and time as specified in the Articles of Partnership Merger (such date and time, the “Partnership Merger Effective Time”), it being understood and agreed that the Parties shall cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time.
(b) On the Closing Date, and immediately after the filing of the Articles of Partnership Merger, REIT Merger Sub, the Company and Parent shall (i) cause articles of merger with respect to the Company Merger to be duly executed and filed for record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MRL and a certificate of merger to be duly executed and filed with the DE SOS in accordance with the DLLCA (collectively, the “Articles of Company Merger”), and (ii) make any other filings, recordings or publications required to be made by the Company or REIT Merger Sub under the MRL or the DLLCA in connection with the Company Merger. The Company Merger shall become effective at such time as the Articles of Company Merger are accepted for record by the SDAT or on such other date and time (not to exceed thirty (30) days after the Articles of Company Merger are accepted for record by the SDAT) as specified in the Articles of Company Merger (such date and time, the “Company Merger Effective Time”), it being understood and agreed that the Parties shall cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.
Section 2.5 Organizational Documents of the Surviving Entities.
(a) At the Partnership Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Partnership Merger Effective Time: (i) the name of the Surviving Partnership shall be “PKST OP,

L.P.”; (ii) by virtue of the Partnership Merger and without the necessity of further action by the Operating Partnership or any other Person, the Operating Partnership Certificate shall be the certificate of limited partnership of the Surviving Partnership until, subject to Section 7.9, thereafter amended in accordance with applicable Law; and (iii) by virtue of the Partnership Merger and without the necessity of further action by the Operating Partnership or any other Person, the Operating Partnership Agreement shall be amended and restated in its entirety to be in such form as reasonably agreed by the Parties (the “New Operating Partnership Agreement”), which shall in all events comply with Section 7.9, and as so amended and restated shall be the limited partnership agreement of the Surviving Partnership until, subject to Section 7.9, thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.
(b) At the Company Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Company Merger Effective Time: (i) the name of the Surviving Entity shall be “Peakstone Realty Trust”; (ii) by virtue of the Company Merger and without the necessity of further action by the Company or any other Person, the Company Declaration shall be amended and restated in its entirety to read in its entirety as set forth on Annex A hereto (the “New Declaration of Trust”) (with such changes or modifications as may be deemed reasonably necessary or appropriate by Parent; provided, that in all events such New Declaration of Trust shall comply with Section 7.9), and as so amended and restated shall be the declaration of trust of the Surviving Entity until, subject to Section 7.9, thereafter amended in accordance with applicable Law; and (iii) by virtue of the Company Merger and without the necessity of further action by the Company or any other Person, the Company Bylaws shall be amended and restated in their entirety to read in the form of Annex B hereto (the “New Bylaws”) (with such changes or modifications as may be deemed reasonably necessary or appropriate by Parent; provided, that in all events such New Bylaws shall comply with Section 7.9), and as so amended and restated, shall be the bylaws of the Surviving Entity until, subject to Section 7.9, thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.
Section 2.6 Directors, Officers, General Partners and Limited Partners of the Surviving Entities.
(a) At the Partnership Merger Effective Time and prior to the Company Merger Effective Time, the Company shall be the sole general partner, and the Company and Parent (or Subsidiaries thereof) shall be the sole limited partners, of the Surviving Partnership, entitling the Company and Parent (or their respective Subsidiaries) to such rights, duties and obligations as are more fully set forth in the New Operating Partnership Agreement.
(b) At the Company Merger Effective Time:
(i) Parent shall be the sole holder of common equity interests of the Surviving Entity, entitling Parent to such rights, duties and obligations as are more fully set forth in the New Declaration of Trust and the New Bylaws.
(ii) The Surviving Entity shall be the sole general partner, and Parent and the Surviving Entity (or Subsidiaries thereof) shall be the sole holders, of Operating Partnership Common Units, entitling Parent and the Surviving Entity (or their respective Subsidiaries) to such rights, duties and obligations as are more fully set forth in the New Operating Partnership Agreement (as it may further be amended, including the right to reflect the Surviving Entity as the sole general partner of the Surviving Partnership following the Company Merger Effective Time).
(iii) The Company and the Surviving Entity shall take all necessary action such that the directors and officers of REIT Merger Sub immediately prior to the Company Merger Effective Time (or such other Persons as may be designated by Parent) shall become the trustees and officers of the Surviving Entity, each to hold office, from and after the Company Merger Effective Time, in accordance with the declaration of trust and bylaws of the Surviving Entity until their respective successors shall have been duly elected, designated or qualified or until their earlier death, resignation or removal in accordance with the declaration of trust and bylaws of the Surviving Entity.
Section 2.7 Subsequent Actions. As of the Company Merger Effective Time, the Surviving Entity as the general partner of the Surviving Partnership, the officers and trustees of the Surviving Entity and Parent shall be authorized to execute and deliver, in the name and on behalf of the Company, REIT Merger Sub, the Operating Partnership or Operating Merger Sub, as applicable, any deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company, REIT Merger Sub, the Operating Partnership or Operating Merger Sub, as applicable, or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or liabilities, in the Surviving Entity or the Surviving Partnership, or otherwise to carry out the intent of this Agreement.

Section 2.8 Tax Consequences. As a result of the Company Merger, the Company shall continue as a REIT for U.S. federal income tax purposes and each holder of Company Common Shares that exchange their Company Common Shares for cash in accordance with Section 3.1(b) shall be treated as exchanging their Company Common Shares for cash for all Tax purposes. As a result of the Partnership Merger, the Operating Partnership shall continue as a partnership for U.S. federal income tax purposes and each holder of Operating Partnership Common Units that exchange their Operating Partnership Common Units for cash in accordance with Section 3.1(a) shall be treated as exchanging their Operating Partnership Common Units for cash for all Tax purposes.
ARTICLE III
EFFECTS OF THE MERGERS
Section 3.1 Effects of the Mergers.
(a) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of the Parent Parties, the Company Parties or the holders of any securities of the Operating Partnership or Operating Merger Sub:
(i) Except as noted below, each Operating Partnership Common Unit, or fraction thereof, issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Excluded Units in accordance with Section 3.1(a)(ii)), shall be automatically cancelled and converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to the product of (x) the REIT Shares Amount multiplied by (y) the Company Merger Consideration, without interest (such amount per unit, the “Partnership Merger Consideration”), subject to Section 3.1(a)(ii), Section 3.1(a)(iii), Section 3.1(c), Section 3.4 and the next sentence of this Section 3.1(a)(i). From and after the Partnership Merger Effective Time, all Operating Partnership Common Units (other than the Excluded Units) shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and each holder of Operating Partnership Common Units (other than the Excluded Units) shall cease to have any rights with respect thereto, except for the right to receive the Partnership Merger Consideration therefor in accordance with Section 3.2.
(ii) No consideration shall be paid to each Operating Partnership Unit that is issued and outstanding as of immediately prior to the Partnership Merger Effective Time and then held by the Parent Parties or any of their respective Subsidiaries or any of the Acquired Companies (including the Company) (the “Excluded Units”), nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Partnership Merger.
(iii) Each unit of Operating Merger Sub that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall be automatically cancelled and shall cease to exist, and each holder of Operating Merger Sub units shall cease to have any rights with respect thereto.
(b) At the Company Merger Effective Time, by virtue of the Company Merger and without any further action on the part of the Parent Parties, the Company Parties or the holders of any securities of the Company or REIT Merger Sub:
(i) Except as noted below, each Company Common Share, or fraction thereof, issued and outstanding as of immediately prior to the Company Merger Effective Time (other than Excluded Shares in accordance with Section 3.1(b)(ii)), shall be automatically cancelled and converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to $21.00 per share, without interest (such amount per share, the “Company Merger Consideration”), upon the proper surrender of Book-Entry Shares and Certificated Shares representing validly issued, fully paid and nonassessable Company Common Shares in accordance with Section 3.2 and subject to Section 3.1(b)(ii), Section 3.1(c), Section 3.4 and the next sentence of this Section 3.1(b)(i). From and after the Company Merger Effective Time, all Company Common Shares shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and each holder of a Company Common Share shall cease to have any rights with respect thereto, except for the right to receive the Company Merger Consideration therefor in accordance with Section 3.2.
(ii) Each Company Common Share issued and outstanding as of immediately prior to the Company Merger Effective Time and then held by the Parent Parties or any of their respective Subsidiaries or any of the Acquired Companies (the “Excluded Shares”) shall be automatically cancelled and shall cease to exist, and no consideration shall be paid, nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Mergers.

(iii) The equity interests of REIT Merger Sub issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into and become the equity interests of the Surviving Entity, and shall constitute the only issued and outstanding equity interests of the Surviving Entity.
(c) Adjustment to Merger Consideration. The Company Merger Consideration, the Partnership Merger Consideration and other similarly dependent items shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Shares or Operating Partnership Units, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of Company Common Shares or Operating Partnership Units outstanding after the date hereof and prior to the Company Merger Effective Time and the Partnership Merger Effective Time, as applicable, so as to provide the holders of Company Common Shares or Operating Partnership Units with the same economic effect as contemplated by this Agreement prior to such event and so adjusted shall, from and after the date of such event, be the Company Merger Consideration, the Partnership Merger Consideration and other similarly dependent items.
Section 3.2 Payment Procedures.
(a) Prior to the Partnership Merger Effective Time, Parent shall appoint a nationally recognized, reputable U.S. bank or trust company (the identity and terms of designation and appointment of which shall be subject to the reasonable prior approval of the Company) to act as paying agent with respect to the Mergers (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Partnership Merger Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent a cash amount in U.S. dollars that is sufficient in the aggregate to enable the Paying Agent to make the payments of the Company Merger Consideration and the Partnership Merger Consideration (the “Exchange Fund”). In the event the Exchange Fund is insufficient to make the payments contemplated pursuant to Section 3.2, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. The Paying Agent shall make payments, in accordance with the Paying Agent’s customary procedures, of the Company Merger Consideration and the Partnership Merger Consideration out of the Exchange Fund in accordance with this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity.
(b) Partnership Units. As soon as practicable after the Partnership Merger Effective Time (and in no event later than three (3) Business Days after the Partnership Merger Effective Time), Parent or the Surviving Partnership shall cause the Paying Agent to issue and deliver to each holder of Operating Partnership Common Units (other than Excluded Units) as of immediately prior to the Partnership Merger Effective Time a check or wire transfer representing the applicable Partnership Merger Consideration out of the Exchange Fund that such holder has the right to receive pursuant to the provisions of Section 3.1(a), without such holder being required to deliver an executed Letter of Transmittal (as defined below) to the Paying Agent but subject to and in accordance with the Paying Agent’s customary procedures and such other procedures as agreed by the Company, Parent and the Paying Agent, and such Operating Partnership Common Units shall be automatically cancelled in accordance with Section 3.1(a). No interest shall be paid or accrued for the benefit of holders of Operating Partnership Common Units on the Partnership Merger Consideration payable in respect of such Operating Partnership Common Units.
(c) Certificates. As soon as practicable after the Company Merger Effective Time (and in no event later than three (3) Business Days after the Company Merger Effective Time), Parent or the Surviving Entity shall cause the Paying Agent to mail to each Person that was, immediately prior to the Company Merger Effective Time, a holder of record of Company Common Shares represented by certificates (the “Certificates”), which Company Common Shares were converted into the right to receive the Company Merger Consideration at the Company Merger Effective Time pursuant to Section 3.1(b)(i) of this Agreement: (A) a letter of transmittal, which shall be in a customary form reasonably acceptable to the Company and Parent prior to the Company Merger Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall have a customary release of all claims against Parent, REIT Merger Sub and the Company arising out of or related to such holder’s ownership of Company Common Shares (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Company Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Company Merger Effective Time. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed in writing by REIT Merger Sub, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such

Certificates, the holder of such Certificates shall be entitled to receive the Company Merger Consideration for each Company Common Share formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 3.4), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Company Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any Transfer Taxes required by reason of the payment of the Company Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Entity that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Company Merger Effective Time to represent only the right to receive the Company Merger Consideration as contemplated by this Agreement, except for Excluded Shares.
(d) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Shares shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed Letter of Transmittal to the Paying Agent, to receive the Company Merger Consideration that such holder is entitled to receive pursuant to the terms hereof. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company whose Company Common Shares were converted into the right to receive the Company Merger Consideration shall upon the Company Merger Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Paying Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Paying Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Paying Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it, as promptly as practicable after the Company Merger Effective Time, in respect of each such Book-Entry Share, the Company Merger Consideration out of the Exchange Fund for each such Book-Entry Share (after giving effect to any required Tax withholdings as provided in Section 3.4) and such Book-Entry Shares of such holder shall forthwith be cancelled. As soon as practicable after the Company Merger Effective Time (and in no event later than five (5) Business Days after the Company Merger Effective Time), the Surviving Entity shall cause the Paying Agent to mail to each Person that was, immediately prior to the Company Merger Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for the Company Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Company Merger Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor the Company Merger Consideration, for each such Book-Entry Share (after giving effect to any required Tax withholdings as provided in Section 3.4), and such Book-Entry Shares so surrendered shall forthwith be cancelled. Payment of the Company Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Company Merger Effective Time to represent only the right to receive the Company Merger Consideration as contemplated by this Agreement, except for Excluded Shares.
(e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund, Parent) shall issue, in exchange for such lost, stolen or destroyed Certificate, the Company Merger Consideration into which the Company Common Shares represented by such Certificate were converted pursuant to Article II.
(f) On or after the first (1st) anniversary of the Company Merger Effective Time, the Surviving Entity shall be entitled to cause the Paying Agent to deliver to the Surviving Entity or the Surviving Partnership, as applicable, any funds made available by Parent to the Paying Agent which have not been disbursed to holders of Company Common Shares or Operating Partnership Common Units (in each case as of immediately prior to the Partnership Merger Effective Time), as applicable, and thereafter, such holders shall be entitled to look to Parent, the Surviving Entity or the Surviving Partnership, as applicable, with respect to the cash amounts payable upon surrender of their Company Common Shares or Operating Partnership Units, as applicable. None of Parent, the Surviving Entity, the Surviving

Partnership or the Paying Agent or any other Person shall be liable to any holder of Company Common Shares or Operating Partnership Units for any Company Merger Consideration or Partnership Merger Consideration, respectively, or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by such holders of Company Common Shares or Operating Partnership Common Units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity or the Surviving Partnership, respectively, free and clear of any claims or interest of any such holders or their successors, assigns or personal Representatives previously entitled thereto.
(g) Share Transfer Books. As of the Company Merger Effective Time, the share transfer books of the Company shall be closed, and thereafter, there shall be no further registration of transfers of Company Common Shares on the records of the Company. The Company Merger Consideration paid in accordance with the terms of this Article III automatically upon surrender of Book-Entry Shares representing Company Common Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Shares. From and after the Company Merger Effective Time, the holders of Company Common Shares outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect to such Company Common Shares, except as otherwise provided for herein or by applicable Law. If, after the Company Merger Effective Time, Book-Entry Shares representing Company Common Shares are presented to the Surviving Entity for transfer, they shall be cancelled and exchanged as provided in this Agreement.
(h) Unit Transfer Books. As of the Partnership Merger Effective Time, the unit transfer books of the Operating Partnership shall be closed, and thereafter, there shall be no further registration of transfers of Operating Partnership Common Units on the records of the Operating Partnership. From and after the Partnership Merger Effective Time, the holders of Operating Partnership Common Units outstanding immediately prior to the Partnership Merger Effective Time shall cease to have any rights with respect to such Operating Partnership Units, except as otherwise provided for herein or by applicable Law.
(i) After the Closing Date, the Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent and in accordance with the Paying Agent’s customary procedures. Any interest and other income resulting from such investments shall be paid to Parent or its designee. No investment or losses thereon of the Exchange Fund shall affect the consideration to which holders of Company Common Shares or Operating Partnership Common Units are entitled pursuant to Section 3.1(a)(i) and Section 3.1(b)(i), respectively. Until the termination of the Exchange Fund, to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Merger Consideration or the Partnership Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash portion of the Exchange Fund lost through investments or other events so as to ensure that the cash portion of the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments.
Section 3.3 Treatment of Company RSU Awards. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the Company, Parent or the holder thereof, each Company RSU Award, whether vested or unvested, that is outstanding as of immediately prior to the Company Merger Effective Time shall automatically be cancelled and terminated and converted into the right to receive, within two (2) Business Days after the Company Merger Effective Time, an amount in cash equal to the sum of (i) the product obtained by multiplying (x) the aggregate number of Company Common Shares underlying such Company RSU Award immediately prior to the Company Merger Effective Time by (y) the Company Merger Consideration, plus (ii) the amount, if any, payable with respect to Distribution Equivalent Rights corresponding to such Company RSU Award that remains unpaid as of the Company Merger Effective Time, in each case, without interest and less any applicable withholding Taxes. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award or Distribution Equivalent Right that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code.
Section 3.4 Withholding Rights. Each Party hereto and the Paying Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax Law. To the extent that such amounts are so deducted and withheld, each such payor shall take all action as may be necessary to ensure any such amounts so withheld are timely and properly remitted to the appropriate Governmental Authority. Any amounts deducted and withheld under this Agreement that are remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
Section 3.5 Dissenters Rights. No dissenters’ rights, appraisal rights, or other similar rights (including rights of an objecting shareholder pursuant to Section 8-501.1(j) of the MRL) shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.
Section 3.6 General Effects of the Mergers.
(a) At the Partnership Merger Effective Time, the effect of the Partnership Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all of the assets, property, rights, privileges, powers and franchises of the Operating Partnership and Operating Merger Sub shall vest in the Surviving Partnership, and all debts, obligations, liabilities and duties of the Operating Partnership and Operating Merger Sub shall become the debts, obligations, liabilities and duties of the Surviving Partnership.
(b) At the Company Merger Effective Time, the effect of the Company Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the MRL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all of the assets, property, rights, privileges, powers and franchises of the Company and REIT Merger Sub shall transfer to, vest in, and devolve on, the Surviving Entity, and all debts, obligations, liabilities and duties of the Company and REIT Merger Sub shall become the debts, obligations, liabilities and duties of the Surviving Entity.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP
Except (a) as set forth in the disclosure letter prepared by the Company Parties and delivered to Parent at or prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent (notwithstanding the absence of a specific cross reference) the applicability of such disclosure to such other section or subsection of this Agreement is reasonably apparent on its face; provided, that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company or the Operating Partnership made herein), or (b) as disclosed in the Company SEC Documents (as defined below) and available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system at least two (2) Business Days prior to the date of this Agreement (excluding any information or documents incorporated by reference therein, or filed as exhibits thereto, and excluding any disclosures contained in such documents under the heading “Forward Looking Statements” or “Risk Factors” or any similarly titled captions and any other disclosures contained therein that are cautionary or forward looking in nature) but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements, the Company and the Operating Partnership hereby represent and warrant to the Parent Parties, jointly and severally, that:
Section 4.1 Organization and Qualification; Subsidiaries.
(a) The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland and has the requisite trust power and authority to own, lease and, to the extent applicable, operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) Each Subsidiary of the Company, including the Operating Partnership, is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing, in each jurisdiction where such qualification, licensing and good standing is legally required due to the character of the properties owned, operated or leased by it or the nature of its business, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(c) Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company and their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which the Company and each Subsidiary of the Company are qualified or licensed to do business, and the type of and percentage of interest held, directly or indirectly, by the Company in each Subsidiary of the Company.
(d) Except as set forth in Section 4.1(d) of the Company Disclosure Letter, none of the Acquired Companies, directly or indirectly, owns any equity interest, membership interest, partnership interest, joint venture interest, or investment (whether equity or debt), or any interest convertible into, exercisable or exchangeable for any of the foregoing in, nor is it under any current or prospective obligation to make any loan, capital contribution, or other investment in any Person (other than in the Subsidiaries of the Company and investments in short-term investment securities).
(e) The Company has made available to Parent true, complete and correct copies of the Company Governing Documents and the Operating Partnership Governing Documents. The Company is in compliance with the terms of its Company Governing Documents in all material respects. The Operating Partnership and the Company are each in compliance with the terms of the Operating Partnership Governing Documents in all material respects. The Company Governing Documents and Operating Partnership Governing Documents were duly adopted and are in full force and effect.
Section 4.2 Authority; Approval Required.
(a) The Company has the requisite trust power to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Shareholder Approval, to consummate the transactions contemplated by this Agreement, including the Company Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary trust action, and no other trust proceedings on the part of the Company are necessary to authorize this Agreement or the Company Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Company Merger, to receipt of the Shareholder Approval and the filing of the Articles of Company Merger with, and acceptance for record of the Articles of Company Merger by, the SDAT.
(b) The Operating Partnership has the requisite limited partnership power to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of approval of the Company as general partner of the Operating Partnership, to consummate the transactions contemplated by this Agreement, including the Partnership Merger. The execution and delivery of this Agreement by the Operating Partnership and the consummation by the Operating Partnership of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited partnership action, and no other limited partnership proceedings on the part of the Operating Partnership are necessary to authorize this Agreement or the Partnership Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Partnership Merger, to the filing of the Articles of Partnership Merger with, and acceptance for record of the Articles of Partnership Merger by, the DE SOS.
(c) This Agreement has been duly and validly executed and delivered by the Company Parties and, assuming due authorization, execution and delivery by the Parent Parties, constitutes a legally valid and binding obligation of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership on and in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(d) The Company Board has duly adopted resolutions unanimously (i) declaring that the terms of this Agreement, the Company Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders, (ii) authorizing, approving and declaring advisable the execution, delivery and performance of this Agreement and, subject to obtaining the Shareholder Approval, the consummation of the transactions contemplated by this Agreement, including the Company Merger, (iii) directed that the approval of the Company Merger and the transactions contemplated by this Agreement be submitted to a vote of the holders of Company Common Shares at the Shareholders Meeting, and (iv) except as may be permitted pursuant to Section 7.3, resolved to include in the Proxy Statement the recommendation of the Company Board to holders of Company Common

Shares to vote in favor of approval of the Company Merger (such recommendation, the “Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.
(e) The Company, as general partner of the Operating Partnership, has duly executed the GP Approval.
(f) The Shareholder Approval is the only vote or consent of the holders of any class of securities of the Company necessary to approve the Company Merger and the other transactions contemplated by this Agreement.
Section 4.3 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company Parties do not, and the performance of this Agreement and their obligations hereunder will not, (i) assuming receipt of the Shareholder Approval in the case of the Company and the GP Approval, in the case of the Operating Partnership, conflict with or violate any provision of (A) the Company Governing Documents, in the case of the Company, or the Operating Partnership Governing Documents, in the case of the Operating Partnership, or (B) any equivalent organizational or governing documents of any other Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained, all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Acquired Companies or by which any property or asset of the Acquired Companies is bound, or (iii) except as set forth in Section 4.3(a)(iii) of the Company Disclosure Letter, require any consent or approval (except as contemplated by Section 4.3(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of any of the Acquired Companies under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien (other than a Permitted Encumbrance) on any property or asset of the Acquired Companies pursuant to, any Material Contract or Permit (as defined herein) to which any of the Acquired Companies is a party, except, as to clauses (i)(B), (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b) The execution and delivery of this Agreement by the Company Parties do not, and the performance of this Agreement by the Company Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by the Company Parties, except (i) the filing with the SEC of the Proxy Statement and such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Company Merger with, and the acceptance for record of the Articles of Company Merger by, the SDAT pursuant to the MRL, (iii) the filing of the Articles of Partnership Merger with, and the acceptance for record of the Articles of Partnership Merger by, the DE SOS pursuant to the DRULPA, (iv) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (v) the consents, authorizations, orders or approvals of each Governmental Authority or Agency listed in Section 8.1(a) of the Company Disclosure Letter, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.4 Capital Structure.
(a) The authorized shares of beneficial interest of the Company consist of 1,000,000,000 shares, of which (i) 800,000,000 are designated as Company Common Shares, and all 800,000,000 Company Common Shares are further designated as Class E Common Shares, and (ii) 200,000,000 are designated as preferred shares of beneficial interest, par value $0.001 per share (“Company Preferred Shares” and, together with the Company Common Shares, the “Company Capital Shares”). As of the close of business on January 29, 2026 (the “Capitalization Date”), (i) 37,176,167 Company Common Shares were issued and outstanding, (ii) no Company Preferred Shares were issued and outstanding and (iii) Company RSU Awards covering 930,527 Company Common Shares were outstanding. All of the outstanding Company Capital Shares are duly authorized, validly issued, fully paid and nonassessable. From the close of business on the Capitalization Date until the date of this Agreement, no Company Common Shares, Company Preferred Shares or Company RSU Awards have been issued, awarded or granted other than (A) such Company

Common Shares issued in connection with the vesting of Company RSU Awards or (B) the redemption or conversion of any Operating Partnership Common Units pursuant to the terms of the Operating Partnership Governing Documents. Except as set forth in this Section 4.4(a), there are no other outstanding Company Capital Shares as of the close of business on the Capitalization Date.
(b) Section 4.4(b) of the Company Disclosure Letter sets forth the following information with respect to outstanding Company RSU Awards as of the close of business on the Capitalization Date: (i) the name (or employee identification number) of the holder thereof; (ii) the number of Company Common Shares underlying such Company RSU Award; (iii) the grant date, (iv) whether such RSU Award includes Distribution Equivalent Rights, and (v) the expiration date (if any).
(c) The Company is the sole general partner of the Operating Partnership and, as of the close of business on the Capitalization Date, is the legal and beneficial owner of, and has good and valid title to, all of the general partnership interests in the Operating Partnership. As of the close of business on the Capitalization Date, (i) 39,909,904 Operating Partnership Common Units were issued and outstanding (rounded up to the nearest whole unit), (ii) no Operating Partnership Preferred Units were issued and outstanding, and (iii) no Operating Partnership LTIP Units were issued and outstanding. As of the close of business on the Capitalization Date, the Company and its wholly owned Subsidiaries owned 37,176,167 Operating Partnership Common Units, corresponding to 93.15% of the total issued and outstanding Operating Partnership Common Units. As of the close of business on the Capitalization Date, the limited partners of the Operating Partnership other than the Company and its wholly owned Subsidiaries owned 2,733,737 Operating Partnership Common Units (rounded up to the nearest whole unit), corresponding to 6.85% of the total issued and outstanding Operating Partnership Common Units. Except as set forth in this Section 4.4(c), there are no other outstanding Operating Partnership Units as of the close of business on the Capitalization Date. From the close of business on the Capitalization Date until the date of this Agreement, no Operating Partnership Common Units, Operating Partnership Preferred Units or Operating Partnership LTIP Units have been issued, awarded or granted.
(d) All of the outstanding shares of capital stock of each Subsidiary of the Company (other than the Operating Partnership) that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding equity interests in each Subsidiary of the Company that is a partnership or limited liability company are duly authorized and validly issued. All outstanding shares of capital stock of, or equity interests in, each Subsidiary of the Company that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable, as applicable. Except with respect to the Operating Partnership and as set forth on Section 4.4(d) of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the issued and outstanding capital stock of, or equity interests in, each Subsidiary of the Company (other than the Operating Partnership), free and clear of all Liens, other than Permitted Encumbrances.
(e) As of the close of business on the Capitalization Date, there are no bonds, debentures, notes or other Indebtedness having general voting rights (or that are convertible into securities having such rights) of the Acquired Companies (“Voting Debt”) issued and outstanding. Except for Company RSU Awards (and any related Distribution Equivalent Rights) set forth in Section 4.4(b) of the Company Disclosure Letter, as of the close of business on the Capitalization Date (and Company Common Shares issuable on the vesting or settlement thereof, as applicable), there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, share appreciation rights, phantom shares, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Acquired Companies is a party or by which any of them is bound obligating any of the Acquired Companies to (A) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares or other equity interests or phantom shares or other contractual rights the value of which is determined in whole or in part by the value of any equity security of any of the Acquired Companies or securities convertible into or exchangeable for such shares or equity interests, (B) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, share appreciation rights, phantom shares, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, or (C) redeem, repurchase or otherwise acquire any such shares, Voting Debt or other equity interests.
(f) None of the Company Parties are party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any Company Common Shares or Company Preferred Shares of any of the Company Parties. Except as set forth in Section 4.4(f) of the Company Disclosure Letter, none of the Acquired Companies has granted any registration rights on Company Capital Shares or Operating Partnership Units. No Company Common Shares are owned by any Subsidiary of the Company.

(g) The Company does not have a “poison pill” or similar shareholder rights plan.
(h) All dividends or other distributions on Company Common Shares and any material dividends or other distributions on any securities of any Subsidiary of the Company, which have been authorized or declared prior to the date hereof, have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable). There has been no repurchase of Company Capital Shares between the close of business on the Capitalization Date and the date of this Agreement.
Section 4.5 SEC Documents; Financial Statements; Internal Controls; Off-Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws.
(a) The Company has timely filed with, or furnished (on a publicly available basis) to, the SEC, or, with respect to any late disclosure, timely responded to the SEC or subsequently filed, all forms, documents, statements, schedules and reports required to be filed or furnished by the Company under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) since the Lookback Date (the forms, documents, statements and reports filed or furnished with the SEC on or after the Lookback Date and those filed or furnished with the SEC since the date of this Agreement, if any, including any amendments or supplements thereto, the “Company SEC Documents”). As of their respective filing or furnishing dates (or the date of their most recent amendment, supplement or modification), the Company SEC Documents (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review. As of the date hereof, no Subsidiary of the Company is separately required to file any form or report with the SEC pursuant to the periodic and current disclosure requirements under Section 13(a) or Section 15(d) of the Exchange Act.
(b) The consolidated audited and unaudited financial statements of the Company and the consolidated Subsidiaries of the Company included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules (as amended, supplemented or modified by later Company SEC Documents), (i) complied as to form, as of their respective dates, in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act), and (iii) fairly present, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material, individually or in the aggregate), the consolidated financial position of the Company and the consolidated Subsidiaries of the Company, taken as a whole, as of their respective dates and the consolidated results of operations of the Company and the consolidated Subsidiaries of the Company for the periods presented therein.
(c) The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has designed and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the consolidated Subsidiaries of the Company.
(d) None of the Acquired Companies is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any securitization transaction or “off-balance sheet arrangements” (as defined in Item 303(b) of Regulation S-K of the SEC), where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in the Company’s audited financial statements or other Company SEC Documents.
(e) Neither the Company nor any Subsidiary of the Company is required to be registered as an investment company under the Investment Company Act.
(f) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the Lookback Date, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or trustee of the Company.
(g) Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Lookback Date, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any trustee, director, Officer, employee, auditor, accountant or Representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of duty or similar violation by the Company or any of its Subsidiaries or any of their respective trustees, Officers, directors, employees or agents to the Company Board or any committee thereof or to any trustee or Officer of the Company or any of its Subsidiaries.
Section 4.6 Absence of Certain Changes or Events. Except as set forth in Section 4.6 of the Company Disclosure Letter, since September 30, 2025 through the date of this Agreement, (a) the Acquired Companies have conducted their respective business in all material respects in the ordinary course of business, (b) there has not been any Company Material Adverse Effect and (c) none of the Acquired Companies has taken any action that, if taken or proposed to be taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in clauses (i), (ii), (xiii), (xiv), (xviii) or (xx) of Section 6.1(b).
Section 4.7 No Undisclosed Liabilities. Except (a) as specifically disclosed or reflected and, if required, reserved against in the financial statements or in the notes thereto contained in the Company SEC Documents, (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, (c) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2025, or (d) liabilities that would not, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies has any liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP or obligations or Indebtedness (whether accrued, absolute, contingent or otherwise).
Section 4.8 Permits; Compliance with Law.
(a) Each of the Acquired Companies is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, Orders, franchises, certifications and clearances of any Governmental Authority, including building permits and certificates of occupancy, necessary for such Acquired Company to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted (the “Permits”), and all such Permits are valid and in full force and effect, and are sufficient for the operation of the business as presently conducted by the Acquired Companies except where the failure to be in possession of, or the failure to be valid or in full force and effect of or the sufficiency of, any of the Permits, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect. Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no event has occurred with respect to any of the Permits which permits, or after notice or lapse of time or both would permit, revocation, suspension or termination thereof or would result in any other material impairment of the rights of the holder of any such Permits. To the Knowledge of the Company, there is not pending any applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of the Acquired Companies that impairs the validity of any Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any Permit, except where the impairment or revocation of any such Permit, individually, or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. None of the Acquired Companies has, since the Lookback Date: (i) received any written notice from any Governmental Authority regarding any material violation by any Acquired Company of any Law or (ii) provided any written notice required by applicable Law to any Governmental Authority regarding any material violation by an Acquired Company of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) None of the Acquired Companies is, nor since the Lookback Date has received written notice of default or violation of (i) any Law applicable to any of the Acquired Companies or by which any property or asset of any of the Acquired Companies is bound or (ii) any Permits, except, in each case, for any such conflicts, defaults, violations or investigations that have been cured, or that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has not received written notice from any Governmental Authority of any investigations the outcomes of which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(c) Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, in the last five (5) years, none of the Acquired Companies, nor, to the Knowledge of the Company, any of their respective Officers, trustees or directors, (in their capacity as such), has (i) violated any Anti-Corruption Laws applicable to such person, (ii) been in violation of Sanctions or knowingly conducted any business or transaction with or involving any Sanctioned Jurisdiction or Sanctioned Person or (iii) been a Sanctioned Person. To the Knowledge of the Company, in the last five (5) years, neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Authority of any pending formal investigation, enforcement proceeding or other regulatory action by any Governmental Authority regarding any violation or alleged violation of Anti-Corruption Laws or Sanctions.
Section 4.9 Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement. There is no other Action (excluding the Actions of the nature described in the prior sentence) pending or, to the Knowledge of the Company, threatened in writing against any of the Acquired Companies that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies, nor any of their respective properties or assets, is named in or subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.
Section 4.10 Properties.
(a) Subject to the immediately succeeding sentence, Section 4.10(a) of the Company Disclosure Letter lists the Company Properties, and sets forth the applicable Acquired Company that owns (or leases, as applicable, and as indicated) each such property. Subject to (i) debt and other matters set forth in Section 4.10(a) of the Company Disclosure Letter and (ii) Permitted Encumbrances, the Acquired Companies own marketable fee simple title to, or a valid leasehold interest in, the Company Properties, in each case free and clear of Liens. Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect: (i) to the Knowledge of the Company as of the date hereof, none of the Acquired Companies has received written notice of any violation of any Law affecting any portion of any of the Company Properties issued by any Governmental Authority and (ii) to the Knowledge of the Company as of the date hereof, none of the Acquired Companies has received written notice to the effect that there are (A) condemnation, rezoning or other public land use proceedings from any Governmental Authority that are pending or threatened with respect to any of the Company Properties or (B) zoning, building or similar Laws, codes, ordinances, Orders or regulations that are violated by the operation or use of any buildings or other improvements on any of the Company Properties as currently conducted.
(b) To the Knowledge of the Company, as of the date hereof, the Company has delivered to or made available to Parent correct and complete, in all material respects, copies of each lease pursuant to which an Acquired Company is a lessor, together with all material amendments and modifications thereto and all guarantees thereof (if any) (collectively, the “Material Company Leases”). Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, each Material Company Lease is in full force and effect and no Acquired Company nor, to the Knowledge of the Company, any other party to a Material Company Lease, is in default beyond any applicable notice and cure period under any Material Company Lease and, to the Knowledge of the Company, there exists no event which, with notice or lapse of time or both, would constitute a material default thereunder by any Acquired Company or that could reasonably be expected to result in termination thereof by the tenant or, to the Knowledge of the Company, any other party thereto, and no Acquired Company has received any written notice from the tenant of any such default or potential default. Except as set forth on Section 4.10(b) of the Company Disclosure Letter or except as has been resolved prior to the date hereof, as of the date of this Agreement, no Acquired Company has received notice of any insolvency or bankruptcy proceeding (or threatened proceedings) involving any tenant under any Material Company Lease where such proceeding remains pending, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
(c) The Acquired Companies have marketable title to, or a valid and enforceable leasehold interest in, all material personal property owned, used or held for use by them, except in each case, as would not reasonably be expected, individually or in the aggregate to have a Company Material Adverse Effect. The Acquired Companies’ ownership of any such personal property is not subject to any Liens, other than Permitted Encumbrances, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
(d) A rent roll for each Company Property as of January 1, 2026 is set forth in Section 4.10(d) of the Company Disclosure Letter, which sets forth the identity of the tenant, the lease start date and expiration date, approximate square feet of rentable area, usable acres or leasable area, and monthly rent, which is true and correct as to the information thereon as of the date stated thereon, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
(e) With respect to each Company Property except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, no written claim has been made against an owner’s or leasehold policy of title insurance by any Acquired Company, that to the Knowledge of the Company, remains outstanding.
(f) Except as set forth on Section 4.10(f) of the Company Disclosure Letter or as set forth in the Material Company Leases, as of the date of this Agreement, neither the Company nor any Acquired Company has entered into any written agreement pursuant to which the Company or any such Acquired Company is obligated to purchase or sell any interest in real property on or after the date of this Agreement. Except as set forth on Section 4.10(f) of the Company Disclosure Letter or as set forth in the Material Company Leases, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any Acquired Company has granted any unexpired options, rights of first offer or rights of first refusal to purchase or otherwise convey any real property interest in the Company Property or any portion thereof. To the Knowledge of the Company, there are no brokerage commissions or brokerage fees which are now due or which may be due in the future relating to the purchase or sale of any interest(s) in real property or to any of the Material Company Leases, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(g) To the Knowledge of the Company, Section 4.10(g) of the Company Disclosure Letter lists in all material respects each Company Property which is under development, the contract amount for which exceeds $5,000,000 and is ongoing as of the date hereof, and describes the general status of such development and/or capital improvement work, as of the date hereof.
Section 4.11 Environmental Matters. Except as set forth on Section 4.11 of the Company Disclosure Letter or as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, since the Lookback Date or such shorter period of its ownership of a Company Property: (a) the Acquired Companies have not received written notice from any Governmental Authority that their respective Company Properties are not in compliance with all Environmental Laws and all applicable Environmental Permits; (b) to the Knowledge of the Company, each of the Acquired Companies is in possession of all Environmental Permits necessary for the Acquired Companies to own, lease and, to the extent applicable, operate its Company Properties or to carry on its respective business substantially as they are being conducted as of the date hereof, and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed; (c) the Acquired Companies as to their respective Company Properties have not received written notice from any Governmental Authority that any and all Hazardous Substances disposed of by any of the Acquired Companies were not done so in accordance with all applicable Environmental Laws and Environmental Permits; (d) the Acquired Companies as to their respective Company Properties have not received any written notice, demand, letter, claim or request from any Governmental Authority for information alleging any violation of, or liability under, applicable Environmental Law;

and (e) to the Knowledge of the Company, the Acquired Companies and their respective Company Properties are not subject to any Order, writ, judgment, injunction, decree, stipulation, determination, administrative action, or award by any Governmental Authority pursuant to any Environmental Laws or any Environmental Permit.
Section 4.12 Material Contracts.
(a) All Contracts, including amendments thereto, required to be filed with the SEC as an exhibit to any Company SEC Documents filed on or after the Lookback Date pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.
(b) Section 4.12(b) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of, and the Company has made available to Parent a true, correct and complete copy of each Contract (other than a Company Benefit Plan and a Material Company Lease) in effect as of the date hereof to which any of the Acquired Companies is a party that:
(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii) is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act;
(iii) contains any non-compete, non-solicit, “most favored nation” or exclusivity provisions in favor of an unaffiliated party with respect to any line of business or geographic area that (A) restricts the business of the Acquired Companies in any material respect, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by the Acquired Companies or the geographic area in which the Acquired Companies may conduct business in any material respect or (B) would restrict the business of Parent or its Affiliates (other than the Acquired Companies) or the geographic area in which Parent or its Affiliates (other than the Acquired Companies) may conduct business upon consummation of the transactions contemplated by this Agreement, except in each case for any Contracts that may be cancelled by the Acquired Companies without material liability to an Acquired Company upon notice of thirty (30) days or less;
(iv) constitutes an Indebtedness obligation for borrowed money of the Acquired Companies that (A) has an outstanding principal amount as of the date hereof greater than $1,000,000, (B) is secured, by a Company Property or a pledge of the equity ownership interests therein, or (C) relates to any interest rate caps, interest rate collars, swaps or hedging (including interest rates, currency, commodities or derivatives);
(v) requires the Acquired Companies to purchase or sell, as applicable, equity interests of any Person or assets, including through a pending purchase or sale of assets, merger, consolidation or similar business combination transaction, that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value or purchase price in excess of $500,000;
(vi) sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the Acquired Companies with a third party that is material to the Acquired Companies, taken as a whole;
(vii) relates to the settlement (or proposed settlement) of any pending or threatened Action, in writing, other than any settlement that is covered by insurance or indemnification, or provides solely for the payment of less than $250,000 and does not contain, in each case, any ongoing obligations, restrictions on the Acquired Companies’ business operations, or admissions of fault;
(viii) involves, by its terms, either (A) annual receipts by an Acquired Company of more than $100,000 or (B) annual payments by any Acquired Company of more than $100,000, in each case, received or incurred in the fiscal year ended December 31, 2025 and which is not terminable by an Acquired Company for convenience without penalty; provided, that the foregoing clause (A) shall not apply to any Contract relating to real property (including leases, subleases, licenses, or other occupancy agreements);
(ix) relates to an acquisition, divestiture, merger or similar transaction that has continuing material indemnification, guarantee, “earn-out” or other contingent payment obligations on an Acquired Company;

(x) other than Contracts for ordinary repair, replacement, and maintenance, any Contract relating to the development or construction of, or renovations, additions or expansions to, the Company Properties, under which any Acquired Company has obligations individually of $500,000 or more;
(xi) any Contract with respect to an Affiliate Transaction;
(xii) is a collective bargaining agreement with any trade union, works council or other labor organization; or
(xiii) grants (A) to an Acquired Company any license or other right with respect to material Intellectual Property (other than (1) non-exclusive object code licenses of commercially available “off-the-shelf” software, (2) non-exclusive licenses of other Intellectual Property available at no cost or that are generally commercially available on standard terms, (3) non-exclusive licenses of Intellectual Property that are merely incidental to the transaction contemplated by the applicable Contract entered into in the ordinary course of business consistent with past practice, and (4) any other non-exclusive licenses for Intellectual Property with an annual cost of $100,000 or less) or (B) to any third party any license or other right with respect to material Intellectual Property (except for (1) non-exclusive licenses granted to customers, vendors and service providers of any Acquired Company entered into in the ordinary course of business consistent with past practice and (2) non-exclusive licenses of Intellectual Property that are merely incidental to the transaction contemplated by the applicable Contract entered into in the ordinary course of business consistent with past practice).
(c) Each Contract in any of the categories set forth in Section 4.12(a) and (b) to which any of the Acquired Companies is a party or by which it is bound as of the date hereof is referred to herein as a “Material Contract”.
(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is legal, valid, binding and enforceable on the each Acquired Company that is a party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) and (ii) each Acquired Company has performed all obligations required to be performed by it prior to the date hereof under each Material Contract and, to the Knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Material Contract prior to the date hereof. None of the Acquired Companies nor, to the Knowledge of the Company, any other party thereto, is in breach or violation of, or default under, any Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies has received notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, there are no disputes pending, or, to the Knowledge of the Company, threatened with respect to any Material Contract, and none of the Acquired Companies has received any written notice of the intention of any other party to a Material Contract to terminate for default, convenience or otherwise any Material Contract.
(e) Section 4.12(e) of the Company Disclosure Letter lists each management agreement pursuant to which any third party manages or operates any of the Company Properties on behalf of any Acquired Company, and describes the property that is subject to such management agreement, the applicable Acquired Company that is a party and the date of such management agreement (collectively, the “Management Agreements”). True, correct and complete copies of all Management Agreements as of the date hereof (together with all amendments, guaranties and other related agreements) have been made available to Parent. As of the date hereof, each Management Agreement is valid, binding and in full force and effect as against the applicable Acquired Company and, to the Knowledge of the Company, as against the other party thereto. None of the Acquired Companies have received notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages to any third-party manager or operator, except for fees or damages that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.13 Taxes.
(a) Each Acquired Company has timely filed with the appropriate Governmental Authority all annual income and any other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each Acquired Company has duly paid (or there has been paid on its behalf) all material Taxes required to be paid by them (whether or not shown on a Tax Return) and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. No written claim has been proposed, or to the Knowledge of the Company threatened, by any Governmental Authority in any jurisdiction where the Acquired Companies do not file Tax Returns that any Acquired Company is or may be subject to a material Tax by such jurisdiction.
(b) The Company (i) for all taxable years beginning with the taxable year ended December 31, 2015 through the taxable year ended December 31, 2025, has been organized and operated in conformity with the requirements to qualify as a REIT under the Code and has been subject to U.S. federal taxation as a REIT within the meaning of Section 856 of the Code, (ii) for its taxable year beginning on January 1, 2026 has been organized and operated in conformity with the requirements to qualify as a REIT under the Code for the short taxable year of the Company that ends on the Company Merger Effective Time (or if such taxable year does not end, assuming for this purpose that its taxable year ended at the Company Merger Effective Time), and without regard to the distribution requirements described in Section 857(a) of the Code, and (iii) has not taken or omitted to take any action that would reasonably be expected to result in the Company’s failure to qualify as a REIT and to the Knowledge of the Company, no challenge to the Company’s status or qualification for taxation as a REIT is pending or threatened.
(c) The classification of the Acquired Companies for U.S. federal income tax purposes as of the date of this Agreement is provided in Section 4.13(c) of the Company Disclosure Letter. Each entity that is listed in Section 4.13(c) of the Company Disclosure Letter as a disregarded entity for U.S. federal income tax purposes has been treated as a disregarded entity from and after the date of its formation and each entity listed in Section 4.13(c) of the Company Disclosure Letter as a partnership for U.S. federal income tax purposes has been treated as a disregarded entity or partnership from and after the date of its formation. Each entity that is listed in Section 4.13(c) of the Company Disclosure Letter as a corporation has, since the later of the date of its formation or the date on which the Company acquired an interest in such entity, been treated for U.S. federal income tax purposes as a REIT, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code as set forth on such schedule. No Subsidiary of the Company is treated for U.S. federal income tax purposes as a qualified REIT subsidiary.
(d) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending with regard to any income or other material Taxes or income or other material Tax Returns of any of the Acquired Companies; (ii) no deficiency for material Taxes of any of the Acquired Companies has been claimed, proposed or assessed in writing by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith; (iii) none of the Acquired Companies has waived any statute of limitations with respect to the assessment of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency for any open tax year; (iv) none of the Acquired Companies is currently the beneficiary of any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed; (v) none of the Acquired Companies are contesting any liability for material Taxes, and (vi) none of the Acquired Companies has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax Law).
(e) The Acquired Companies have complied with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws and has in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required with respect to each employee and independent contractor of the Acquired Companies.
(f) None of the Acquired Companies is a party to any Tax indemnity, allocation or sharing agreement or similar arrangement, other than (i) any agreement or arrangement between any of the Acquired Companies, and (ii) provisions in commercial contacts not primarily relating to Taxes.

(g) None of the Acquired Companies (i) has been a member of an affiliated group filing a consolidated federal income Tax (other than an affiliated group the common parent of which is an Acquired Company), or (ii) has any liability for the Taxes of any Person (other than any Subsidiary of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract, or otherwise.
(h) None of the Acquired Companies has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(i) For all taxable years commencing with its first taxable year, the Company has not incurred (i) any liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A) (prohibited transactions), 857(b)(7) (redetermined rents, redetermined deductions and excess interest), 857(f), 860(c) or 4981 of the Code or Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7, or (ii) any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs). None of the Acquired Companies have incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice (including, for the avoidance of doubt, ad valorem and similar property Taxes), or (B) transfer or similar Taxes arising in connection with sales of property. To the Knowledge of the Company, no event has occurred, and no condition or circumstances exists, that presents a material risk that any material liability for Taxes described clause (i) of the first sentence of this paragraph or the preceding sentence or any liability for Taxes described in clause (ii) of the first sentence of this paragraph will be imposed upon any Acquired Company.
(j) The Company does not have any earnings and profits attributable to a non-REIT year of any predecessor or any other corporation that would constitute “earnings and profits accumulated in any non-REIT year” (determined for purposes of Section 857(a)(2)(B) of the Code).
(k) There are no Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of the Company threatened to raise, a material claim against any Acquired Company for any breach of any Tax Protection Agreements. As used herein, “Tax Protection Agreements” means any written agreement to which any Acquired Company is a party pursuant to which: (i) any liability to holders of interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement, or (ii) in connection with the deferral of income Taxes of a holder of interests in a Company Subsidiary Partnership, an Acquired Company has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, (D) use or refrain from using a particular method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of such Person or any of its subsidiaries, (E) use or refrain from using a particular method for allocating one or more liabilities of such Person or any of its subsidiaries under Section 752 of the Code, or (F) only dispose of assets in a particular manner. As used herein, “Company Subsidiary Partnership” means each of the Operating Partnership and any other Subsidiary of the Company that is a partnership for United States federal income tax purposes.
(l) None of the assets of any of the Acquired Companies are property held as stock in trade, inventory, or primarily for sale to customers in the ordinary course of a trade or business.
(m) There are no Liens for Taxes upon any property or assets of the Acquired Companies except for Permitted Encumbrances.
(n) The Company does not directly or indirectly hold any asset the disposition of which would subject it to U.S. federal, state or local tax on built-in gain pursuant to IRS Notice 88-19, Section 1.337(d)-7 of the Treasury Regulations, or any other temporary or final regulations issued under Section 337(d) of the Code, any elections made thereunder or any similar state or local law.
(o) No power of attorney with respect to any Tax matter is currently in force for any of the Acquired Companies.
(p) In the last two years, none of the Acquired Companies has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.
(q) Thirty-five (35) or fewer persons do not directly own 90% or more of the Company.

Section 4.14 Intellectual Property.
(a) Section 4.14(a) of the Company Disclosure Letter sets forth a true and complete list of all issued, registered or applied-for Owned IP (collectively, the “Registered IP”), including, for each item, the record owner, jurisdiction and issuance, registration and application number, as applicable. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Registered IP is valid, subsisting, and to the Knowledge of the Company, enforceable; (ii) an Acquired Company is the sole and exclusive record owner of each item of Registered IP; (iii) no Acquired Company has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any Registered IP (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like); and (iv) no Registered IP has been abandoned, cancelled or adjudicated invalid, or is subject to any outstanding order, writ, injunction, judgment, stipulation or decree restricting their use or adversely affecting an Acquired Company’s rights thereto.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies solely and exclusively own the Owned IP (free and clear of all Liens except for Permitted Encumbrances), and possess sufficient rights pursuant to a written Contract to use all other Intellectual Property that is used in or necessary for the conduct of the business of the Acquired Companies (such other Intellectual Property, together with the Owned IP, collectively, the “Company IP”). The Company IP shall be available for use by the Acquired Companies immediately after the Closing Date on terms and conditions the same in all material respects to those under which the Acquired Companies owned or were permitted to use the Company IP immediately prior to the Closing Date.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the conduct of the business of the Acquired Companies does not misappropriate, infringe, dilute or otherwise violate any Intellectual Property of any third party, and has not done so since the Lookback Date. To the Knowledge of the Company, no Person is misappropriating, infringing, diluting or otherwise violating any Owned IP in any manner that would be material to the Acquired Companies. Since the Lookback Date, no Acquired Company has sent or received any written (or, to the Knowledge of the Company, other) claim or notice alleging misappropriation, infringement, dilution or other violation of any Intellectual Property, including in the form of offers or invitations to obtain a license.
Section 4.15 Information Privacy and Security.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies and, to the Knowledge of the Company, all third Persons that Process or have Processed Personal Information on their behalf, are and have at all times been in compliance with all applicable Information Privacy and Security Requirements. None of the Acquired Companies has received any notice, nor to the Knowledge of the Company are the Acquired Companies the subject of or have been subject to any audit or investigation, in each case regarding the Processing of Personal Information or alleging a violation of any Information Privacy and Security Requirements.
(b) (i) The Acquired Companies have adopted and at all times maintained technical, physical, administrative and organizational policies and procedures with respect to privacy, data protection, security, confidentiality, integrity, availability and the Processing of Personal Information and Company data in the course of the operations of the Acquired Companies and designed to prevent any unlawful, accidental or unauthorized access thereto or use, disclosure, acquisition, exfiltration, theft, loss, alteration, modification, corruption, destruction, or unavailability thereof, (ii) those policies and procedures are commercially reasonable and comply with applicable Information Privacy and Security Requirements, and (iii) the Acquired Companies are in compliance in all material respects with such policies and procedures, except, for the purposes of subclause (iii) above, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, no Acquired Company has experienced an incident, including any data security breach, of any IT Assets or in which any Personal Information that is or was Processed by or on behalf of any Acquired Company that has resulted or may have resulted in any access, use, modification, deletion, disclosure, acquisition, exfiltration, theft, loss, alteration, destruction, unavailability or corruption unlawfully, accidentally or without authorization (a “Security Incident”), nor to the Knowledge of the Company are there any facts or circumstances which could reasonably suggest the likelihood of the foregoing. No Acquired Company has notified or been required by any Information Privacy and Security Requirement to notify any Person (including any Governmental Authority) of a Security Incident.
Section 4.16 Insurance. Section 4.16 of the Company Disclosure Letter sets forth a true and complete list of all material insurance policies and all material fidelity bonds or other material insurance Contracts providing coverage for the Acquired Companies (the “Insurance Policies”), which Insurance Policies are of the type and in the amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Acquired Companies and sufficient to allow each to replace any of its assets that might be damaged or destroyed, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect (a) each Insurance Policy is in full force and effect, (b) all premiums due and payable under all Insurance Policies have been paid, and (c) the Acquired Companies have otherwise complied in all material respects with the terms and conditions of all Insurance Policies and all claims, events and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such policy. From the Lookback Date, (i) no written notice of premature cancellation or termination has been received by any Acquired Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation and (ii) no Acquired Company has had any material claim denied, except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
Section 4.17 Company Benefit Plans.
(a) Section 4.17(a) of the Company Disclosure Letter sets forth an accurate and complete list of each material Company Benefit Plan (other than employment offer letters or individual independent contractor or consultant agreements substantially similar to a form provided to Parent prior to the date hereof that are terminable upon no more than thirty (30) days’ notice without further liability (or such other period provided by applicable Law), and that do not contain any transaction, retention or similar incentives, in each case, provided, that such form is set forth on Section 4.17(a) of the Company Disclosure Letter). To the extent applicable, the Acquired Companies have either delivered or made available to Parent prior to the execution of this Agreement with respect to each Company Benefit Plan scheduled on Section 4.17(a) of the Company Disclosure Letter true, correct and complete copies of: (i) all plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten Company Benefit Plans, written descriptions thereof, (ii) the most recent determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or the United States Department of Labor, (iii) the three most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (iv) the most recently prepared actuarial report and financial statements, (v) the most recent prospectus or summary plan descriptions and any material modifications thereto, (vi) all nondiscrimination and compliance testing reports for the three most recently completed plan year, (vii) IRS Forms 1094-C and 1095-C for 2022, 2023 and 2024, and (viii) all material non-routine correspondence to and from any Governmental Authority since the Lookback Date.
(b) None of the Acquired Companies or their respective ERISA Affiliates has, during the past six (6) years maintained, sponsored, contributed to, or participated in, has been required to contribute to or has or is reasonably expected to have any direct, indirect or contingent liability with respect to, (i) any plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “single employer” defined benefit plan within the meaning of Section 4001(a)(15) of ERISA for which any Acquired Company or any of their respective ERISA Affiliates has incurred or could incur liability under Section 4063 or 4064 of ERISA, (iii) a Multiemployer Plan, (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (v) any “multiple employer plan” subject to Section 413(c) of the Code, in the case of clauses (iv) and (v), other than any Company Benefit Plan maintained or provided by a professional employer organization.
(c) No Company Benefit Plan provides for post-retirement health or welfare benefits, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other applicable Law and for which the covered participant pays the full cost of coverage, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) pursuant to an applicable Company Benefit Plan requiring the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee following the employee’s termination.

(d) Each Company Benefit Plan has been established, administered and maintained in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan is maintained in the United States and is subject only to the Laws of the United States or a political subdivision thereof. Each Company Benefit Plan that is intended to be qualified under Code Section 401(a) has received a determination from the IRS that such Company Benefit Plan is so qualified (or if it is a prototype plan, it has a favorable opinion letter, or if it is a volume submitter plan, it has a favorable advisory letter), and, to the Knowledge of the Company, nothing has occurred that has or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan. To the Knowledge of the Company, no audits, investigations, Actions, suits, or claims (other than routine claims for benefits) are pending or threatened, anticipated or expected to be asserted with respect to any Company Benefit Plan.
(e) Except as provided in Section 3.3 herein or as set forth in Section 4.17(e)(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (in each case, either alone or in conjunction with any other event): (A) entitle any current or former employee, individual independent contractor, Officer, trustee or director of the Acquired Companies to any severance pay, change in control, retention or similar payment under any Company Benefit Plan or any other arrangement, or (B) result in any increase in payment, or acceleration of the time of payment or vesting of any compensation, equity-based award or benefit due to any current or former employee, individual independent contractor, Officer, trustee or director of the Acquired Companies under any Company Benefit Plan or any other arrangement. Except as set forth in Section 4.17(e)(ii) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (in each case, either alone or in conjunction with any other event) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.
(f) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, all required premiums of any Acquired Company for, or contributions required to be made by any Acquired Company to, any Company Benefit Plans have been timely made in accordance with the terms of the applicable Company Benefit Plan and applicable Law or, to the extent not yet due, accrued in accordance with GAAP. No Acquired Company has incurred (whether or not assessed) any material penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and, to the Knowledge of the Company, no circumstances exist or events have occurred that could result in the imposition of any such material penalties or Taxes. There have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA with respect to any Company Benefit Plan, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(g) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained in all material respects with all applicable requirements of Sections 409A of the Code and all applicable Department of Treasury guidance thereunder. The Acquired Companies have no obligation to gross-up or indemnify any Person for any Tax incurred pursuant to Section 409A or 4999 of the Code.
Section 4.18 Labor Matters.
(a) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies are, and have been since the Lookback Date, in compliance with all applicable Laws with respect to employment and labor matters, including those relating to labor relations (including the National Labor Relations Act), collective bargaining, wages (including, but not limited to, minimum wage, meal and rest breaks and requirements of applicable wage orders), terms and conditions of employment, paid sick leave/time, vacation/paid time off, hours of work, holiday pay calculation, overtime, employee classification (including, but not limited to, exempt vs. non-exempt and the classification of independent contractors), equal opportunity, discrimination, harassment, sexual harassment, retaliation, whistle-blowing, child labor, pay equity, disability rights and benefits, employee privacy and right to know statutes, employee leave issues, leaves of absence, engaging in the interactive process, employee trainings and notices, work authorization, immigration (including timely and proper documentation evidenced on government issued I-9 forms for all employees and contract labor and the proper confirmation of employee visas), safety and health (including the Occupational Safety and Health Act and any applicable state or local Laws), background checks (including, but not limited to, the Fair Credit Reporting Act and any similar state and local laws), workers’ compensation, unemployment insurance, plant closures, furloughs, and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988 and any comparable state or local Law relating to plant closings and layoffs) and continuation coverage under group health plans.
(b) None of the Acquired Companies is party to any collective bargaining agreement, works council agreement or other labor union contract applicable to employees of an Acquired Company. Since the Lookback Date, no labor union has made a written pending demand for recognition or certification to the Acquired Companies, and there are no representation or certification proceedings or petitions seeking a representation proceeding against any Acquired Company presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other similar Governmental Authority, and, since the Lookback Date, to the Knowledge of the Company, there has been organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any employees of the any Acquired Company. Since the Lookback Date, there has not been any labor-related strike or lockout, concerted work slowdown, concerted work stoppage, or picketing or, to the Knowledge of the Company, any threat thereof, by any employees of the Acquired Companies with respect to their employment with the Acquired Companies.
Section 4.19 Related-Party Transactions. Except as described in Company SEC Documents, no agreements, arrangements or understandings between any of the Acquired Companies (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among the Acquired Companies), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S-K promulgated by the SEC (an “Affiliate Transaction”).
Section 4.20 Brokers. No broker, investment banker, finder, financial advisor or other Person (other than the Persons listed in Section 4.20 of the Company Disclosure Letter, each in a fee amount not to exceed the amount set forth in Section 4.20 of the Company Disclosure Letter, pursuant to the terms of the engagement letter between the Company and such Person, true, correct and complete copies of which have been provided to Parent prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company Parties.
Section 4.21 Opinion of Financial Advisor. The Company Board has received the oral opinion of BofA Securities, Inc., financial advisor to the Company, which was confirmed in writing as of the date of this Agreement, to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the Company Merger Consideration to be paid by Parent to holders of Company Common Shares is fair, from a financial point of view, to the holders of Company Common Shares (other than Parent and its Affiliates). The Company will deliver to Parent a complete and correct copy of such written opinion promptly after receipt thereof by the Company Board solely for informational purposes.
Section 4.22 Takeover Statutes. Assuming the accuracy of the representations contained in Section 5.12, (a) the Company Board (or a committee thereof) has taken all action necessary to render inapplicable to the Company Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”) and all other applicable similar or relevant statutes, (b) the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Company Merger, and (c) to the Knowledge of the Company, no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to the Company (collectively, “Takeover Statutes”) are applicable to the Company Merger and the other transactions contemplated by this Agreement. No dissenters’, appraisal or similar rights are available to the holders of Company Common Shares with respect to the Company Merger.
Section 4.23 Company Information. The information supplied or to be supplied by the Company for inclusion in the proxy statement (including any letter to shareholders, notice of meeting, or form of proxy) relating to the Shareholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first disseminated to the shareholders of the Company, at the time of any amendment or supplement thereof or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent, REIT Merger Sub or

Operating Merger Sub for inclusion or incorporation by reference therein. The Proxy Statement, at the time first sent or given to the shareholders of the Company, at the time of the Shareholders Meeting and at the time of any amendment or supplement thereof, will comply as to form in all material respects with the requirements of the Exchange Act.
Section 4.24 No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article IV or any document, agreement, certificate or other instrument contemplated hereby, none of the Company Parties or any other Person on behalf of a Company Parties has made any representation or warranty, expressed or implied, with respect to the Acquired Companies, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Acquired Companies. In particular, without limiting the foregoing disclaimer, none of the Company Parties or any other Person on behalf of a Company Parties makes or has made any representation or warranty to any Parent Party or any of their respective Affiliates or Representatives with respect to any oral or written information presented to the Parent Parties or any of their respective Affiliates or Representatives in the course of their due diligence of the Company Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement, except for the representations and warranties made by the Company Parties in this Article IV or any document, agreement, certificate or other instrument contemplated hereby. Notwithstanding anything contained in this Agreement to the contrary, the Company Parties acknowledge and agree that none of the Parent Parties or any other Person on behalf of a Parent Party has made or is making any representations or warranties relating to the Parent Parties whatsoever, express or implied, beyond those expressly given by the Parent Parties in Article V or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Parent Party furnished or made available to the Company or its Representatives.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES
The Parent Parties hereby jointly and severally represent and warrant to the Company, as follows:
Section 5.1 Organization and Qualification.
(a) Each of the Parent Parties is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdictions of its formation or organization, as the case may be, and has the requisite limited liability company power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of the Parent Parties is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect. Parent was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and it has not conducted any business prior to the date hereof and, as of the date hereof, has no assets, liabilities, or obligations of any nature other than those incident to its formation and in connection with the transactions contemplated by this Agreement.
(b) All of the issued and outstanding equity interests in Operating Merger Sub are, and at the Partnership Merger Effective Time will be, owned by REIT Merger Sub or Affiliates thereof, and all of the issued and outstanding common equity interests in REIT Merger Sub are, and at the Company Merger Effective Time will be, owned by Parent or Affiliates thereof. REIT Merger Sub and Operating Merger Sub were each formed solely for the purpose of engaging in the transactions contemplated by this Agreement and they have not conducted any business prior to the date hereof and have no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to their formation and pursuant to this Agreement.
Section 5.2 Authority.
(a) Parent has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered on behalf of the Parent Parties, and assuming due authorization, execution and delivery by the Company Parties, constitutes a legally valid and binding obligation of the Parent Parties, enforceable against the Parent Parties on and in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b) REIT Merger Sub has the limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Company Merger. The execution and delivery of this Agreement by REIT Merger Sub and the consummation by REIT Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of REIT Merger Sub, and no other proceedings on the part of REIT Merger Sub are necessary to authorize this Agreement or the Company Merger or to consummate the other transactions contemplated by this Agreement.
(c) Operating Merger Sub has the limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Partnership Merger. The execution and delivery of this Agreement by Operating Merger Sub and the consummation by Operating Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Operating Merger Sub, and no other proceedings on the part of Operating Merger Sub are necessary to authorize this Agreement or the Partnership Merger or to consummate the other transactions contemplated by this Agreement.
Section 5.3 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by each of the Parent Parties do not, and the performance of this Agreement and its obligations hereunder will not, (a) conflict with or violate any provision of the governing documents of any Parent Party, or (b) conflict with or violate any Law applicable to any Parent Party. Except as may be required by the Exchange Act, the MRL, the DRULPA, the DLLCA or any applicable antitrust Laws, none of the Parent Parties is required to make any filing with or to obtain any consent from any Person at or prior to the Company Merger Effective Time in connection with the execution and delivery of this Agreement by the Parent Parties or the consummation by the Parent Parties of the Mergers, except where the failure to make any such filing or obtain any such consent would not have a Parent Material Adverse Effect. No vote of Parent’s equity holders is necessary to adopt this Agreement or to approve any of the transactions contemplated by this Agreement.
Section 5.4 Sufficiency of Funds
(a) Parent has received and accepted, and has delivered to the Company true, correct and complete fully executed copies of (i) the Equity Commitment Letter, pursuant to which the Guarantors or one or more Affiliates thereof have committed to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (being collectively referred to as the “Equity Financing”), and (ii) the Debt Commitment Letters pursuant to which the Debt Financing Sources have committed to provide, on the terms and subject only to the conditions expressly stated therein, debt financing to Parent or its affiliates in the amounts set forth therein (the debt financing committed pursuant to the Debt Commitment Letters being collectively referred to as the “Debt Financing” and, together with the Equity Financing, the “Financing”). As of the date hereof, none of the Financing Commitment Letters has been withdrawn, terminated, repudiated, rescinded, supplemented, amended or modified and no terms thereunder have been waived, in each case, except as permitted by Section 7.12(c) and no such withdrawal, termination, repudiation, rescission, supplement, amendment, modification or waiver is contemplated.
(b) Parent, REIT Merger Sub or Operating Merger Sub has fully paid any and all commitment fees or other fees due as of or prior to the date hereof in connection with the Financing Commitment Letters. The net proceeds contemplated by the Financing Commitment Letters (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letters) in the aggregate will be sufficient for the Parent Parties and the Surviving Entity to pay all amounts required to be paid by them on the Closing Date in connection with the Mergers and Financing Commitment Letters (including payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, repayment or refinancing of debt of any Acquired Company contemplated by this Agreement or the Debt Commitment Letters, payment of all amounts contemplated by Section 3.3, in each case, on the Closing Date, and payment of all other fees and Expenses and obligations required to be paid or satisfied by Parent, REIT Merger Sub or Operating Merger Sub on the Closing Date in connection with the Mergers and the Financing) (the “Required Amount”).

(c) As of the date of this Agreement, the Financing Commitment Letters are each in full force and effect and each Financing Commitment Letter is (i) a legal, valid and binding obligation of Parent, REIT Merger Sub, Operating Merger Sub and (to the Knowledge of Parent) each of the other parties thereto, and (ii) enforceable in accordance with its respective terms against Parent, REIT Merger Sub, Operating Merger Sub and (to the Knowledge of Parent) each of the other parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). As of the date of this Agreement, assuming the conditions in Article VIII are satisfied as of the Closing, Parent is not aware of any fact, occurrence or condition (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letters) that any of the conditions to the funding of the full amount of the Financing will not be satisfied on a timely basis on or prior to the Closing Date or that the full amount of the Financing will not be available to Sponsor, Parent, REIT Merger Sub or Operating Merger Sub on the Closing Date. The Financing Commitment Letters contain all of the conditions precedent and other conditions and contingencies to the obligations of the parties thereunder to make the full amount of the Financing available to Parent or its affiliates on the terms therein. There are no side letters or other agreements, arrangements or understandings (written or oral) to which Parent or any of its Affiliates is a party related (directly or indirectly) to the Financing, other than as expressly set forth in the Financing Commitment Letters.
(d) The obligations of the Parent Parties under this Agreement are not subject to any conditions regarding Guarantors’, Parent’s, REIT Merger Sub’s, Operating Merger Sub’s, their respective Affiliates’ or any other Person’s (including, for the avoidance of doubt, the Acquired Companies’) ability to obtain the Financing.
Section 5.5 Solvency. Assuming (a) satisfaction or waiver of the conditions to Parent’s obligation to consummate the Mergers, and after giving effect to the Mergers, including the Financing and the payment of the Company Merger Consideration and the Partnership Merger Consideration, (b) any repayment or refinancing of debt contemplated in this Agreement or the Financing Commitment Letters, (c) the accuracy of the representations and warranties of the Company Parties set forth in Article IV hereof, (d) payment of all amounts required to be paid in connection with the consummation of the Mergers and the Financing, and (e) payment of all related fees and Expenses, and the payments of all amounts contemplated by Section 3.3, each of Parent and the Surviving Entity will be Solvent as of the Partnership Merger Effective Time, the Company Merger Effective Time and immediately after the consummation of the Mergers. For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
Section 5.6 Guarantee. Parent has furnished the Company with a duly executed, accurate and complete copy of the Guarantee. The Guarantee is in full force and effect as of the date hereof. The Guarantee is (a) a legal, valid and binding obligation of the Guarantors and (b) enforceable in accordance with its respective terms against the Guarantors, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). As of the date of this Agreement, there is no breach or default under the Guarantee by the Guarantors, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Guarantors. As of the date of this Agreement, assuming the conditions in Section 8.1 and Section 8.3 are satisfied as of the Closing, Parent does not have any reason to believe that any of the conditions to providing the Guarantee will not be satisfied on a timely basis on or prior to the Closing Date or that the full amount of the Guarantee will not be available to Parent on the Closing Date. As of the date of this Agreement, none of Parent, REIT Merger Sub or Operating Merger Sub is aware of any fact, event or other occurrence that makes any of the representations or warranties of Parent, REIT Merger Sub or Operating Merger Sub in the Guarantee misleading or inaccurate in any material respect. The Guarantee contains all of the conditions precedent and other conditions and contingencies to the obligations of the parties thereunder to make the full amount of the Guarantee available to Parent on the terms therein. There are no side letters or other agreements, arrangements or understandings (written or oral) to which Parent or any of its Affiliates is a party related (directly or indirectly) to terms that could adversely affect the conditionality, amount, timing, availability or termination of the Guarantee other than as expressly set forth in the Guarantee.
Section 5.7 Absence of Certain Agreements. As of the date hereof, none of the Parent Parties nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (a) pursuant to which any shareholder of the Company would be entitled to receive, in respect of Company Common Shares, consideration of a different amount or nature than the Company Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve the Company Merger or has agreed to vote against any Superior Proposal, (b) pursuant to which any holder of Operating Partnership Common Units would be entitled to receive, in respect of Operating Partnership Common Units, consideration of a different amount or nature than the Partnership Merger Consideration or pursuant to which any holder of Operating Partnership Common Units or the Company, as general partner of the Operating Partnership, has agreed to vote to approve the Partnership Merger or has agreed to vote against any Superior Proposal, or (c) pursuant to which any shareholder of any Acquired Company has agreed to make an investment in, or contribution to, any of the Parent Parties in connection with the transactions contemplated by this Agreement, in each case that would not terminate and be void concurrently with any termination of this Agreement. As of the date hereof, there are no agreements, arrangements or understandings (in each case, whether oral or written) between the Parent Parties, the Guarantors or any of their respective Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement.
Section 5.8 Litigation. There is no material Action or investigation against any of the Parent Parties pending or, to the knowledge of the Parent Parties, threatened before any Governmental Authority, and, to the knowledge of the Parent Parties, there is no basis for any such action, suit, proceeding or investigation that is expected to have a Parent Material Adverse Effect. None of the Parent Parties has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Authority from engaging in or continuing to conduct the business of such Parent Party that is expected by Parent to have a Parent Material Adverse Effect.
Section 5.9 [Reserved].
Section 5.10 Compliance. Each of the Parent Parties is in, and since the Lookback Date has been in, compliance with all Laws applicable to its businesses and operations, except where the failure to comply with such Laws has not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Parties, and none of their operations or businesses, has, since the Lookback Date: (a) received any written notice from any Governmental Authority regarding any material violation by the Parent Parties of any Law; or (b) provided any written notice to any Governmental Authority regarding any material violation by any of the Parent Parties of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.11 Brokers. No broker, investment banker, finder, financial advisor or other Person that has been retained by or is authorized to act on behalf of the Parent Parties is entitled to any broker’s, finder’s or other similar fee or commission payable by the Company or any of its Affiliates or any of their respective shareholders in connection with the Mergers and the other transactions contemplated by this Agreement.
Section 5.12 Takeover Statutes. None of the Parent Parties or any of their respective Affiliates, within the past two (2) years, has beneficially owned (as defined in Rule 13d-3 under the Exchange Act) any Company Capital Shares or any securities that are convertible into or exchangeable or exercisable for Company Capital Shares, or holds any rights to acquire or vote any Company Capital Shares other than pursuant to this Agreement.
Section 5.13 Information Supplied. None of the information supplied or to be supplied in writing on or behalf of the Parent Parties or any of their respective Subsidiaries for inclusion or incorporation by reference in the Proxy Statement (including any letter to shareholders, notice of meeting, or form of proxy) will, at the time it is first mailed to the Company’s shareholders, and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to information supplied to Parent by the Company or its Representatives.

Section 5.14 No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article V or any document, agreement, certificate or other instrument contemplated hereby, none of the Parent Parties or any other Person on behalf of a Parent Party has made any representation or warranty, expressed or implied, with respect to the Parent Parties or any of their respective Subsidiaries, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Parent Parties or any of their respective Subsidiaries. In particular, without limiting the foregoing disclaimer, none of the Parent Parties or any other Person on behalf of a Parent Party makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to, except for the representations and warranties made by the Parent Parties in this Article V or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence of the Parent Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Parent Parties acknowledge and agree that none of the Company Parties or any other Person on behalf of the Company Parties have made or is making any representations or warranties relating to the Acquired Companies whatsoever, express or implied, beyond those expressly given by the Company Parties in Article IV or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Acquired Company furnished or made available to the Parent Parties or any of their respective Representatives.
ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS
Section 6.1 Conduct of Business by the Company.
(a) The Company covenants and agrees that, between the date of this Agreement and the earlier to occur of the Company Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Article IX (the “Interim Period”), except (i) to the extent required by Law, (ii) as expressly consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as is expressly contemplated, expressly required or expressly permitted by this Agreement, or (iv) as set forth in Section 6.1(a) of the Company Disclosure Letter, the Company shall, and shall cause each Subsidiary of the Company to (A) conduct its business in all material respects in the ordinary course and in a manner consistent with past practices, (B) use its commercially reasonable efforts to (1) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Company or any Company Subsidiary’s control excepted), (2) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties and (3) operate the Company in a manner that maintains the status of the Company as a REIT (it being agreed that no action taken or omitted to be taken by the Company, its Subsidiaries, or any of their respective Affiliates or Representatives, in order to comply, or in compliance, with this Section 6.1(a) shall constitute a breach of Section 6.1(b)).
(b) Without limiting the foregoing, the Company covenants and agrees that, during the Interim Period, except (i) to the extent required by Law, (ii) as is expressly consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as is expressly contemplated, expressly required or expressly permitted by this Agreement, any Material Company Lease and/or any other Contract or (iv) as set forth in Section 6.1(b) of the Company Disclosure Letter, the Company shall not, and shall not cause or permit any other Subsidiary of the Company to, do any of the following:
(i) amend or propose to amend the Company Governing Documents or the Operating Partnership Governing Documents, whether by merger, consolidation or otherwise;
(ii) adjust, split, combine, reclassify or subdivide any shares of beneficial interest or other equity securities or ownership interests of any Acquired Company (other than any Wholly Owned Company Subsidiary);
(iii) declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, shares of beneficial interest, property or otherwise) with respect to Company Capital Shares or other equity securities or ownership interests in any Acquired Company or otherwise make any payment to its or their shareholders or other equity holders in their capacity as such, except for (A) the declaration and payment of dividends or other distributions to the Company by any Wholly Owned Company Subsidiary, and (B) distributions resulting from the vesting or settlement of Company RSU Awards, including in connection with any dividend equivalents or distributions associated with such Company RSU Awards, as applicable; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(b), the Company and any Subsidiary of the Company shall be permitted to make distributions as set forth in Section 7.16;
(iv) purchase, redeem, repurchase or otherwise acquire, directly or indirectly, any Company Capital Shares or other equity interests of a Subsidiary of the Company, other than in connection with (i) the forfeiture of Company RSU Awards, (ii) the satisfaction of Tax withholding obligations in connection with the vesting or settlement of any Company RSU Awards, (iii) the redemption or exchange of Operating Partnership Common Units for Company Capital Shares in accordance with the terms of the Operating Partnership Agreement, and (iv) as otherwise permitted by Article VII of the Company Declaration;
(v)  issue, sell, pledge, dispose, encumber or grant any Company Capital Shares, any equity interests in the Subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any Company Capital Shares or any equity interests in the Subsidiaries of the Company, except for (i) transactions among the Company and one or more Wholly Owned Company Subsidiaries or among one or more Wholly Owned Company Subsidiaries, or (ii) Company Common Shares issuable with respect to the vesting or settlement of Company RSU Awards outstanding as of the date hereof or granted in compliance with this Agreement;
(vi) acquire or agree to acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any material interests in any Person, or any real property, material assets, material property (other than real property) or any business, except (A) acquisitions by the Company, the Operating Partnership or any Wholly Owned Company Subsidiary of or from an existing Wholly Owned Company Subsidiary, (B) acquisitions described in Section 6.1(b)(vi) of the Company Disclosure Letter, and (C) other acquisitions of assets (other than real property) in the ordinary course of business for a purchase price of less than $250,000 in the aggregate;
(vii) except as described in Section 6.1(b)(vii) of the Company Disclosure Letter or as permitted by clause (viii) below, sell, mortgage, pledge, assign, transfer, dispose of or permit any Lien on, or otherwise encumber, or effect a deed in lieu of foreclosure with respect to, any material Company Property or material assets except pursuant to and required by existing Contracts, Material Company Leases or Permitted Encumbrances in the ordinary course of business; provided, that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with (x) the satisfaction of any margin call or (y) the posting of collateral in connection with any existing Contract to which the Company or any Subsidiary of the Company is a party shall be considered to be done in the ordinary course of business;
(viii) incur, create, issue, assume, guarantee, refinance, replace, terminate, agree to any waiver or forbearance or prepay any Indebtedness for borrowed money or issue or materially amend the terms of any Indebtedness of the Acquired Companies, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a Wholly Owned Company Subsidiary), except (A) Indebtedness incurred under the Company’s existing Debt Facilities in the ordinary course of business that does not exceed $5,000,000 in the aggregate (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii) and to fund obligations under existing Contracts or Material Company Leases, or Contracts or Material Company Leases entered into after the date hereof in compliance with this Section 6.1(b)), (B) funding any transactions permitted by this Section 6.1(b) (including as set forth in Section 6.1(b) of the Company Disclosure Letter) and (C) such Indebtedness as set forth on Section 6.1(b)(viii) of the Company Disclosure Letter, provided, that none of the Indebtedness described in clauses (A), (B) or (C) shall be secured by Company Property (if not already so secured);
(ix) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its trustees, Officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another Person, other than by the Company, the Operating Partnership or a Wholly Owned Company Subsidiary (A) to the Company, the Operating Partnership or a Wholly Owned Company Subsidiary, or (B) in accordance with existing obligations for advancement of expenses under existing indemnification obligations in any Contract as of the date hereof;
(x) enter into, renew, materially or adversely modify, exercise any purchase, sale option or similar option, amend, extend or terminate, cancel, or waive, release, compromise or assign any rights or claims under, any Material Contract (or any Contract that, if existing as of the date hereof, would be a Material Contract), other than (A)

(1) any termination or renewal in accordance with the terms of any existing Material Contract that occurs automatically without any action (other than notice) by any Acquired Company, (2) as may be reasonably necessary to comply with the terms of this Agreement, or (3) any renewal of a Material Contract in the ordinary course of business, or (B) except as described in Section 6.1(b)(x) of the Company Disclosure Letter, any lease, license or occupancy agreement relating to a Company Property;
(xi) waive, release, assign, settle or compromise any pending or threatened Action, other than Actions, waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $250,000 individually or $750,000 in the aggregate and does not involve the imposition of material injunctive relief against any Acquired Company (which for the avoidance of doubt includes any limitations on the operations of any Acquired Company or Affiliate thereof beyond the obligation to comply with applicable Law) or provide for any admission of liability by any of the Acquired Companies, (B) relate to any Action involving any present, former or purported holder or group of holders of Company Common Shares or Operating Partnership Units that complies with Section 7.7(b), or (C) are set forth on Section 6.1(b)(xi) of the Company Disclosure Letter or (D) real property tax appeals and settlements in the ordinary course of business;
(xii) except as required by applicable Law, the terms of this Agreement, or the terms of a Company Benefit Plan in existence as of the date hereof: (A) grant or increase, or announce any grant or increase, of any salaries, wages, benefits, bonuses, severance or termination pay, (B) establish, adopt or amend any Company Benefit Plan, (C) increase or announce an increase of compensation or employee benefits payable or provided to any (I) trustee of the Company or the Operating Partnership or (II) employee or individual independent contractor of the Company or the Operating Partnership whose annualized base compensation exceeds $150,000 prior to such increase, (D) grant or increase, or announce a grant or increase of, any incentive, change in control, sale, or transaction bonuses, or any other similar incentive compensation, or (E) hire (except on an at-will basis) or terminate (except where due to cause, death or disability) the employment or engagement of any employee or individual independent contractor of the Company or the Operating Partnership whose annualized base compensation exceeds $150,000;
(xiii) make any material change to its methods of accounting, except as required by GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable Law;
(xiv) enter into any new line of business;
(xv) make, change or rescind any material election relating to Taxes; change a material method of Tax accounting; file or amend any federal or state annual income or other material Tax Return; settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment for an amount in excess of amounts reserved therefore on the financial statements of the Company; enter into any closing agreement related to Taxes; or knowingly surrender any right to claim any material Tax refund or give or request any waiver of a statute of limitation with respect to any income or other material Tax except, in each case, (A) in the ordinary course of business consistent with past practice, (B) to the extent required by Law or (C) to the extent necessary (1) to preserve the Company’s qualification as a REIT under the Code, or (2) to qualify or preserve the status of any Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code, a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, or a REIT under the applicable provisions of Section 856 of the Code, as the case may be, provided, however, that in the case of clause (C), the Company shall promptly notify Parent of its intent to take such action and shall reasonably cooperate with Parent to mitigate any adverse effect on Parent or its stockholders of the taking of such action which is made known to the Company in writing by Parent or its advisors;
(xvi) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to fail to qualify as a REIT;
(xvii) make or commit to make any capital expenditures, other than as set forth in the Company’s budget for fiscal year 2026, on Section 6.1(b)(xvii) of the Company Disclosure Letter or in the ordinary course of business, to address obligations under Permitted Encumbrances, existing Contracts or Material Company Leases, or Contracts or Material Company Leases entered into after the date hereof in compliance with this Section 6.1(b), or for emergency repairs;

(xviii) adopt a plan of merger, complete or partial liquidation, consolidation, dissolution, restructuring, recapitalization, or other reorganization or resolutions providing for or authorizing such merger, liquidation, or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 6.1(b)(vi) or Section 6.1(b)(vii) in a manner that would not reasonably be expected to be materially adverse to the Company Parties, taken as a whole, or to prevent or impair the ability of the Company Parties to consummate the Mergers;
(xix) enter into any collective bargaining agreement;
(xx) change its fiscal year;
(xxi) sell, assign or transfer all or any portion of the Owned IP; grant any licenses of Intellectual Property except for non-exclusive licenses of Owned IP granted in the ordinary course of business consistent with past practice; abandon or cease to prosecute or maintain any of the Registered IP or any other Intellectual Property that is material to the conduct of the business of the Acquired Companies, or disclose any Trade Secret to any Person that is not subject to a confidentiality Contract with respect thereto;
(xxii) fail to use commercially reasonable efforts to maintain the Insurance Policies or renew or extend any expiring Insurance Policies on substantially similar terms (and where possible on a month-to-month basis, paid ratably without prepayments, but in any event not for a term that exceeds twelve (12) months from the date of renewal);
(xxiii) report or otherwise disclose any sales of properties from 2024 or 2025 as prohibited transactions within the meaning of Code Section 857(b)(6)(B)(iii) on the Tax Returns of the Company or its subsidiaries; or
(xxiv) authorize or enter into any Contract to do any of the foregoing.
(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action, or refraining from taking any action, at any time or from time to time, if in the reasonable judgment of the Company Board (or a committee thereof), upon written advice of counsel to the Company, prior notice to Parent, and (to the extent practicable) after consulting with Parent, such action or inaction is reasonably necessary (i) for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time or avoid or to continue to avoid incurring entity level income or excise Taxes under the Code, or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that any of the Acquired Companies be registered as an investment company under the Investment Company Act, including in the case of clause (i) only, making dividend or any other actual, constructive or deemed distribution payments to shareholders of the Company in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii).
Section 6.2 No Control of Other Parties’ Business. Notwithstanding the foregoing, nothing contained in this Agreement shall give the Parent Parties, directly or indirectly, the right to control or direct any of the Acquired Companies’ operations prior to the Partnership Merger Effective Time or the Company Merger Effective Time, as applicable. Prior to the Partnership Merger Effective Time or the Company Merger Effective Time, as applicable, the Company or the Operating Partnership, as applicable, shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
ARTICLE VII

ADDITIONAL COVENANTS
Section 7.1 Preparation of the Proxy Statement; Shareholder Approval.
(a) As promptly as reasonably practicable following the date of this Agreement but in no event later than five (5) Business Days following the No-Shop Period Start Date (unless any filing is delayed due to a temporary closure of any Governmental Authority), the Company shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form, as required by the Exchange Act, with respect to the Shareholders Meeting. The Company shall promptly notify the Parent Parties upon the receipt of any comments, written or oral, from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the Parent Parties with copies of (i) all correspondence between it or its Representatives, as applicable, on the one hand, and the SEC, on the other hand, and (ii) all written comments with respect to the Proxy

Statement received from the SEC. The Company shall use its reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. At the time the Proxy Statement is first disseminated to the Company’s shareholders, at the time of the amendment or supplement thereof and at the time of the Shareholders Meeting, the Company shall ensure that the Proxy Statement will comply as to form and substance in all material respects with the provisions of the Exchange Act (other than with respect to any disclosures contained in the Proxy Statement provided by Parent). Notwithstanding the foregoing, prior to filing the Proxy Statement (or any amendment or supplement thereto) with the SEC or responding to any comments of the SEC with respect thereto, each of the Parent Parties shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to the Parent Parties and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under applicable Law, including providing to its and the Company’s counsel such representations as reasonably necessary to render the opinions required to be filed therewith. The Proxy Statement shall include all information reasonably requested by such other Party to be included therein. The Proxy Statement shall contain the Board Recommendation, except to the extent that the Company Board (or any committee thereof) shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 7.3. The Company shall use its reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof.
(b) If, at any time prior to the receipt of the Shareholder Approval, any information relating to the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to shareholders of the Company and Parent. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 4.23, Section 5.13 and this Section 7.1, any information concerning or related to the Company, its Affiliates or the Shareholders Meeting will be deemed to have been provided by the Company and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent. Prior to filing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent and its counsel a reasonable opportunity to review and to propose comments on such document or response and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the Parent Parties and their counsel.
(c) As promptly as practicable after the date of this Agreement, the Company shall commence a broker search pursuant to Section 14a-13 of the Exchange Act. As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with applicable Law and the Company Governing Documents and after consultation with Parent, establish a record date for, duly call, give notice of, convene and hold the Shareholders Meeting; provided, that the record date for the Shareholders Meeting shall not be more than ninety (90) days prior to the date of the Shareholders Meeting. The Company shall use its reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company’s shareholders entitled to vote at and to receive notice of the Shareholders Meeting and to hold the Shareholders Meeting as soon as reasonably practicable following the date of this Agreement (provided, that unless otherwise agreed to by the Parties, and subject to Section 7.3(d), the Company shall use reasonable efforts to cause the Shareholders Meeting to be no later than forty-five (45) days after (i) the tenth (10th) day after the preliminary Proxy Statement has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if the SEC has, by the tenth (10th) calendar day after the preliminary Proxy Statement has been filed with the SEC, informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement).
(d) The Company shall, through the Company Board, recommend to its shareholders that they give the Shareholder Approval, include the Board Recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Shareholder Approval, except to the extent that the Company Board shall have made an Adverse Recommendation Change as permitted by and in accordance with the terms of Section 7.3(g) or Section 7.3(h); provided, however, that the Company’s obligation to duly call, give notice of, convene and hold the Shareholders Meeting shall be unconditional, and the Company shall not submit any Competing Proposal for approval by its shareholders, unless this Agreement is terminated in accordance with its terms. Notwithstanding the foregoing provisions of this Section 7.1(c), the Company may, following consultation with Parent, postpone, recess or adjourn such meeting solely (A) to the extent required by Law or duty, (B) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Shareholder Approval, (C) if as of the time for which the Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Company Common Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Shareholders Meeting, (D) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law or duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Shareholders Meeting or (E) with the consent of Parent; provided, that no such adjournment or postponement pursuant to subclauses (B) or (C) shall delay the Shareholders Meeting by more than twenty (20) days, in the aggregate, from the prior-scheduled date. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the Shareholders Meeting to a date mutually agreed to by the Company and Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of Company Common Shares for the Shareholder Approval; provided, that no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten (10) days, in the aggregate. Except in the case of an Adverse Recommendation Change specifically permitted by Section 7.3(g) or Section 7.3(h), the Company, through the Company Board, shall (I) recommend to its shareholders that they approve the Company Merger and (II) include such recommendation in the Proxy Statement.
Section 7.2 Access to Information; Confidentiality. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement and the Company Merger Effective Time, and solely for purposes of furthering the Mergers, the Financing (including the marketing, negotiation and consummation thereof) and for purposes of Section 7.19 (and nothing set forth in this Section 7.2 shall limit the Company’s obligations set forth in Section 7.19), the Company shall (and shall cause its Subsidiaries to) (A) afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, offices, books and records and personnel of the Company and its Subsidiaries, (B) furnish to Parent and its Representatives such information (financial or otherwise) concerning its business, properties and offices as Parent may reasonably request and (C) instruct its Representatives to cooperate with Parent in the matters described in clauses (A) and (B); provided, however, that the Company may restrict or otherwise prohibit access to any documents or information pursuant to this Section 7.2 or Section 7.19 to the extent that (i) any applicable Law requires the Acquired Companies to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of any Acquired Company with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under, or give a third party the right to terminate or accelerate an obligation under, any then effective Contract (including a Material Company Lease) to which such Acquired Company is a party, in each case, as of the date hereof, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 7.3, a Competing Proposal or Superior Proposal (each as defined herein) or any other transactions that the Company Board has considered as potentially competing with, or as an alternative to, the Mergers, or relating to any deliberation of the Company Board or any duly authorized committee thereof regarding any Competing Proposal or Adverse Recommendation Change. In the event that the Company does not provide access or information in reliance on clauses (i), (ii), or (iii) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive such privilege. Notwithstanding anything to the contrary in this Section 7.2, any access to properties of the Company shall be governed solely by, and subject to, the terms and conditions of that certain Access Agreement, by and between the Company and BPG Acquisitions LLC, a Delaware limited liability company, dated as of January 6, 2026 (as amended, modified or supplemented from time to time, the “Access Agreement”). The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 7.2. Nothing in this Section 7.2 or elsewhere in this Agreement (other than to the extent required under Section 7.19) shall be construed to require any Acquired Company or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

Section 7.3 Go-Shop; No Solicitation of Transactions; Change in Recommendation.
(a) Go-Shop. Notwithstanding anything to the contrary contained in this Agreement, during the period commencing on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on March 4, 2026 (the “No-Shop Period Start Date”) and such period of time, the “Go-Shop Period”, the Company, its Subsidiaries and its Representatives shall have the right to, directly or indirectly:
(i) solicit, initiate, or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to result in, any Competing Proposal;
(ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or, subject to clause (iii) below, to furnish to any other Person information in connection with or for the purpose of facilitating, a Competing Proposal subject to the terms hereof;
(iii) enter into an Acceptable Confidentiality Agreement with, and only following such entry into an Acceptable Confidentiality Agreement, (i) furnish information (including non-public information) relating to any of the Acquired Companies to, or (ii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the Acquired Companies pursuant to an Acceptable Confidentiality Agreement to, any Person or group of Persons or to such Person’s Representatives (including potential financing sources of such Person); provided that the Company directly or indirectly provide the Parent Parties with any information or data provided to such Person and grants the Parent Parties equivalent access prior to or substantially concurrently with such Person; and
(iv) otherwise cooperate with or assist any Competing Proposal or inquiry, including by granting a waiver, amendment or release under any “standstill provision” or similar obligation of any third party with respect to the Company, the Operating Partnership or any of their respective Subsidiaries solely to allow for a Competing Proposal or amendment to a Competing Proposal to be made to the Company Board on a non-public basis (except as required by Law).
(b) Commencing on the No-Shop Period Start Date, the Company shall promptly (and in any event within twenty-four (24) hours) (i) notify Parent in writing of the identity of each Person from whom the Company or any of its Subsidiaries received a bona fide written Competing Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, (ii) provide Parent a list identifying each Excluded Party as of the No-Shop Period Start Date and (iii) provide Parent a copy of each such Competing Proposal and a written summary of any modifications to the financial and other material terms thereof. Promptly after the No-Shop Period Start Date (and, in any event, within twenty-four (24) hours thereafter), the Company shall, (A) except if the Company has already done so in respect of the applicable confidentiality agreement, request each Person (other than Parent, its Affiliates and their respective Representatives) that has executed (within one (1) year prior to the date hereof) a confidentiality agreement in connection with any Competing Proposal or its consideration of any Competing Proposal to promptly return or destroy all nonpublic information furnished to such Person by or on behalf of the Company, the Operating Partnership or any of the Acquired Companies prior to the No-Shop Period Start Date and (B) terminate any data room or other diligence access to each such Person (and its Representatives) described in clause (A); provided that the Company shall not be required to take any such action in respect of any third party who is an Excluded Party unless and until such third party ceases to be an Excluded Party (in which case all references in this sentence to the No-Shop Period Start Date shall be read as the date on which such third party ceases to be an Excluded Party).
(c) No Solicitation. Except as expressly permitted by this Section 7.3, during the period commencing on (i) (A) with respect to any third party who is an Excluded Party as of the No-Shop Period Start Date, the date on which such third party is no longer an Excluded Party, or (B) with respect to any other Person, the No-Shop Period Start Date, and (ii) continuing until the earlier of the Company Merger Effective Time or the valid termination of this Agreement pursuant to Article IX, other than with respect to a third party who is an Excluded Party on the No-Shop Period Start Date (and only until such time as such Excluded Party is no longer an Excluded Party, at which time the provisions of this Section 7.3(c) shall become applicable), the Company and its Subsidiaries shall, and shall use its reasonable best efforts to cause their respective Representatives to, (i) promptly cease any solicitation, discussions or negotiations with any Persons that may be ongoing with respect to a Competing Proposal and promptly terminate all physical and electronic dataroom access granted to any such Person or its Representatives and (ii) not, directly or indirectly, (A) solicit, initiate, provide any non-public information in response to, or knowingly encourage or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Proposal, (B) engage in, continue, knowingly encourage or facilitate or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of facilitating, a Competing Proposal, (C) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other Contract (other than an Acceptable Confidentiality Agreement) with respect to a Competing Proposal or that would reasonably be expected to lead to a Competing Proposal or (D) take any action to make any Takeover Statute or any Governing Document Restrictions of the governing documents of the Acquired Companies inapplicable to any transaction contemplated by a Competing Proposal.
(d) Superior Proposals and Other Exceptions. Notwithstanding anything to the contrary contained in this Section 7.3, from and following the No-Shop Period Start Date and prior to obtaining the Shareholder Approval, the Company may, directly or indirectly through one or more of its Representatives, participate or engage in discussions or negotiations with, enter into an Acceptable Confidentiality Agreement with, and subject to such Acceptable Confidentiality Agreement, (i) furnish information (including non-public information) relating to any of the Acquired Companies to, or (ii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the Acquired Companies to, any Person or group of Persons that has made, renewed or delivered to the Company a bona fide Competing Proposal after the date of this Agreement (that did not result from a breach of Section 7.3(c) in any material respect) and to such Person’s Representatives (including potential financing sources of such Person), and otherwise facilitate such Competing Proposal or assist such Person (and its Representatives and financing sources) with such Competing Proposal; provided, that the Company Board (or, if appropriate, any committee thereof) has determined in good faith, (i) after consultation with the Company’s financial advisors and outside legal counsel, based upon the information then-available, that such Competing Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (ii) after consultation with its outside legal counsel that failure to do so would be inconsistent with the duties of the trustees of the Company Board under applicable Law; provided, further, that, subject to applicable Law, any material non-public information or access concerning any of the Acquired Companies that is provided to such Person or its Representatives pursuant to this Section 7.3(d) that was not previously provided to Parent or its Representatives shall be provided or made available to Parent promptly, but in any event within twenty-four (24) hours, following such time as it is provided or made available to such third party. In addition, notwithstanding Section 7.3(c), the Acquired Companies and their Representatives may (A) contact and engage in any communications, negotiations or discussions in order to seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person solely to determine whether such inquiry or proposal constitutes or is reasonably likely to result in a Superior Proposal, and (B) inform a Person that has made or is considering making a Competing Proposal of the provisions of this Section 7.3.
(e) Notices. During the period commencing on the No-Shop Period Start Date and continuing until the earlier of the Company Merger Effective Time or the valid termination of this Agreement pursuant to Article IX, the Company shall promptly (but no later than 24 hours) after receipt of any Competing Proposal (other than with respect to an Excluded Party, until such time as such Person is no longer an Excluded Party), (i) advise Parent in writing of the entry into any Acceptable Confidentiality Agreement, the receipt of such Competing Proposal or request for confidential information and (ii) keep Parent reasonably informed on a reasonably prompt basis of all material developments, discussions or negotiations regarding any Competing Proposal and the status of such Competing Proposal. During the period commencing on the No-Shop Period Start Date and continuing until the earlier of the Company Merger Effective Time or the valid termination of this Agreement pursuant to Article IX, the Company agrees that none of the Acquired Companies will enter into any confidentiality agreement with any Person which prohibits any Acquired Company from providing any information required to be provided to Parent in accordance with Section 7.3 within the time periods contemplated hereby. During the period commencing on the No-Shop Period Start Date and continuing until the earlier of the Company Merger Effective Time or the valid termination of this Agreement pursuant to Article IX, the Company shall not grant any waiver or release under any standstill, confidentiality or similar agreement or provision to which the Company or any of its Subsidiaries is a party; provided, however, prior to receipt of the Shareholder Approval, the Company may grant a waiver or release under any such standstill, confidentiality or similar agreement or provision, solely to allow for a Competing Proposal or amendment to a Competing Proposal to be made to the Company Board (provided, that such waiver contains an express acknowledgment that such person cannot, directly or indirectly, acquire any securities of the Company or its Subsidiaries prior to the valid termination of this Agreement pursuant to Article IX), if the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with the duties of the trustees of the Company Board under applicable Law.

(f) No Change in Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as expressly permitted by Section 7.3(g), Section 7.3(h), and Section 7.3(i), during the period commencing on the date of this Agreement and continuing until the earlier of the Company Merger Effective Time or the valid termination of this Agreement pursuant to Article IX, the Company Board shall not:
(i) (A) fail to recommend to its shareholders that the Shareholder Approval be given or fail to include the Board Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw, rescind or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the Board Recommendation, (C) fail to publicly reaffirm its recommendation and publicly recommend against any Competing Proposal that is a tender offer or exchange offer within ten (10) Business Days after the commencement thereof (it being understood that a communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act shall not, in and of itself, be deemed an Adverse Recommendation Change), (D) fail to publicly reaffirm its recommendation within ten (10) Business Days after Parent so requests in writing (provided, that other than any reaffirmation following the public announcement of a Competing Proposal, or the public announcement of a modification thereto, Parent may only request such a reaffirmation on one occasion), or (E) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the shareholders of the Company a Competing Proposal (any of the actions described in this clause (i) being referred to as an “Adverse Recommendation Change”); or
(ii) authorize, cause or permit any Acquired Company to enter into definitive agreement to effectuate a Competing Proposal (each, an “Acquisition Agreement”).
(g) Adverse Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary in this Agreement, at any time prior to the time the Shareholder Approval is obtained, if the Company has received a written Competing Proposal (that did not result from a breach of Section 7.3(c) in any material respect) that the Company Board (or, if appropriate, any committee thereof) has determined in good faith based upon the information then available (after consultation with the Company’s financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board (or, if appropriate, any committee thereof) may make an Adverse Recommendation Change with respect to such Competing Proposal or terminate this Agreement pursuant to Section 9.1(c)(ii) (Superior Proposal) to enter into an alternative Acquisition Agreement with respect to such Competing Proposal substantially concurrently with such termination (and provided, that prior to or concurrently with, and as a condition to the effectiveness of, such termination the Company pays the Company Termination Payment in full to Parent in accordance with and as required by Section 9.3(b)); provided, however, that the Company Board (or any committee thereof) shall not take any action described in this Section 7.3(g) unless:
(i) the Company Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to take such action would be inconsistent with duties of the trustees of the Company Board under applicable Law;
(ii) (A) the Company has given Parent four (4) Business Days (the “Notice Period”) prior written notice of its intention to take such actions (which notice shall include the information with respect to such Superior Proposal that is specified in Section 7.3(e) as well as a copy of any proposal, agreement and all material documentation providing for such Superior Proposal), (B) Parent and the Company have negotiated, and have caused their respective Representatives to negotiate, in good faith during such Notice Period (to the extent Parent desires to so negotiate) to allow Parent to propose in writing revisions to the terms of this Agreement prior to 11:59 p.m. (New York City time) on the final day of the Notice Period so that such Superior Proposal ceases to constitute a Superior Proposal, and (C) following the end of the Notice Period, the Company Board (or any committee thereof) shall have determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel), taking into account any revisions to this Agreement proposed in writing by Parent during the Notice Period or otherwise, that the Superior Proposal giving rise to the Notice Period continues to constitute a Superior Proposal and that the failure to make an Adverse Recommendation Change or enter into an alternative Acquisition Agreement in respect of such Superior Proposal would be inconsistent with the trustees’ duties under applicable Law; provided, that, in the event of any subsequent change to the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, be required to deliver to Parent an additional written notice consistent with that described in subclause (A) above and the Notice Period shall recommence and the Company shall be required to comply with subclauses (B) and (C) above anew; provided, however, that the Notice Period shall be reduced to two (2) Business Days.

(h) Intervening Event. Notwithstanding anything to the contrary in this Agreement, at any time prior to receipt of the Shareholder Approval, the Company Board (or, if appropriate, any committee thereof) may effect an Adverse Recommendation Change in response to an Intervening Event if the Company Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel), that the failure to do so would be inconsistent with the duties of the trustees of the Company Board under applicable Law; provided, however, that the Company Board (or any committee thereof) shall not make such an Adverse Recommendation Change unless:
(i) the Company has given Parent prior written notice equal to the Notice Period of its intention to take such actions, which notice will specify and describe the facts and circumstances relating to the applicable Intervening Event in reasonable detail and the factual bases for the Company Board’s determination that such events or circumstances constitute an Intervening Event; and
(ii) prior to effecting such an Adverse Recommendation Change, (A) Parent and the Company have negotiated, and have caused their respective Representatives to negotiate, in good faith during such Notice Period (to the extent Parent desires to so negotiate) to allow Parent to propose in writing revisions to the terms of this Agreement prior to 11:59 p.m. (New York City time) on the final day of the Notice Period so that the Company Board (or any committee thereof) would no longer determine that the failure to make an Adverse Recommendation Change would be inconsistent with the duties of the trustees of the Company Board (or any committee thereof) under applicable Law, and (B) following the end of the Notice Period, the Company Board shall have determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel), taking into account Parent’s proposed written revisions to this Agreement, that the failure to make an Adverse Recommendation Change in response to such Intervening Event would be inconsistent with the duties of the trustees of the Company Board under applicable Law.
(i) Certain Disclosures. Nothing in this Section 7.3 or elsewhere in this Agreement shall prohibit the Company, the Company Board or their Representatives from: (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or making any “stop, look and listen” communication to the shareholders of the Company pending disclosure of its position thereunder; or (ii) disclosing to the Company’s shareholders any factual information regarding the business, financial condition or results of operations of the Acquired Companies or the fact that a Competing Proposal has been made, the identity of the party making such Competing Proposal or the material terms of such Competing Proposal, in each case, that the Company Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with its outside legal counsel) that such disclosure is required under applicable Law (it being understood that disclosure under this clause (ii) shall not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) under this Agreement and no such disclosure shall, taken by itself, be deemed to be an Adverse Recommendation Change); provided, however, that the Company Board (or any committee thereof) shall not make an Adverse Recommendation Change, except in accordance with Section 7.3(g) or Section 7.3(h).
(j) For purposes of this Agreement:
(i) “Competing Proposal” means, any proposal or offer (other than from the Parent Parties or their Affiliates), whether in one transaction or a series of related transactions, resulting in: (A) any acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of beneficial ownership of more than twenty-five percent (25%) of the outstanding voting securities, beneficial ownership or voting power of the Company or any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act) beneficially owning more than twenty-five percent (25%) of the outstanding voting securities of the Company; (B) any merger, consolidation, business combination, recapitalization, reorganization, liquidation or other similar transaction involving the Company or its Subsidiaries pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the shareholders of the Company (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing more than twenty-five percent (25%) of the voting power of the surviving or resulting entity; or (C) any sale or disposition of more than twenty-five percent (25%) of the assets, revenues or net income of the Company or its Subsidiaries, in each case on a consolidated basis; provided, however, that the term “Competing Proposal” shall not include (I) the Mergers or any of the other transactions contemplated by this Agreement or (II) any merger, consolidation, business combination, reorganization, recapitalization, liquidation or similar transaction solely among the Company and one or more of the Subsidiaries of the Company or solely among the Subsidiaries of the Company.

(ii) “Superior Proposal” means a bona fide written Competing Proposal (except for purposes of this definition, the references in the definition of “Competing Proposal” to 25% shall be replaced with 50%), which (A) did not result from a breach of Section 7.3 in any material respect, and (B) the Company Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with its outside legal counsel and financial advisors) to be more favorable from a financial point of view to the holders of Company Common Shares (solely in their capacities as shareholders) than the Mergers and the other transactions contemplated by this Agreement, taking into account the timing, financial, regulatory and other aspects of the Competing Proposal that the Company Board determines are relevant and that is reasonably likely to be consummated (if accepted) on the terms proposed, and taking into account any changes or modifications to the terms of this Agreement irrevocably offered by Parent in accordance with the terms of this Agreement.
(iii) “Intervening Event” means a change in circumstances or development occurring or arising after the date of this Agreement that (A) materially affects the business, assets or operations of the Acquired Companies, taken as a whole, and that was not known or reasonably foreseeable to the Company Board prior to the execution of this Agreement (or, if known, the material consequences of which were not reasonably foreseeable to the Company Board), and (B) does not relate to the Parent Parties or their Affiliates, which change in circumstances or development becomes known to the Company Board prior to receipt of the Shareholder Approval; provided, however, that none of the following will constitute, or be considered when determining when there has been an Intervening Event: (I) existence or terms of a Competing Proposal or (II) changes in the market price or trading volume of the Company Common Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (II) in determining whether an Intervening Event has occurred).
Section 7.4 Interim Operations of Parent, REIT Merger Sub and Operating Merger Sub. During the period from the date hereof through the earlier of the Company Merger Effective Time or the date of termination of this Agreement, Parent will cause each of REIT Merger Sub and Operating Merger Sub to not engage in any activities of any nature except as provided in or contemplated by this Agreement.
Section 7.5 Public Announcements. Except with respect to any Adverse Recommendation Change or any action taken pursuant to, and in accordance with, Section 7.1 or Section 7.3, so long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, delayed or conditioned), except (a) as may be required by applicable Law or Order or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case, to the extent permitted by applicable Law or Order and practicable under the circumstances, the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before making any such public announcement, (b) with respect to any press release or other public statement by the Company permitted by Section 7.3 (including to announce an Adverse Recommendation Change in accordance with Section 7.3), (c) statements consistent in all material respects with any release, disclosure or other public statements previously made in accordance with this Section 7.5, (d) to the extent that such public statement relates to any dispute between the Parties relating to this Agreement or the transactions contemplated by this Agreement, (e) confidential communications or statements by Brookfield or any of its Affiliates or their respective Representatives to any existing or potential investor or limited partner in any current or future investment funds or investment vehicles affiliated with, or managed or advised by, Brookfield or its Affiliates, in each case who are subject to customary confidentiality obligations, to the extent such communications are consistent in all material respects with descriptions of the Company’s business contained in the Parties’ prior joint disclosures, or (f) public statements regarding the transactions contemplated hereby in response to questions from the press, analysts, investors or those attending industry conferences, and make internal announcements to employees, in each case, to the extent that such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 7.5, and provided, that such public statements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby. The press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and Parent (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 7.6 Appropriate Action; Consents; Filings.
(a) Upon the terms and subject to the conditions set forth in this Agreement (and subject to Section 7.6(b) in respect of Non-Governmental Consents), the Company Parties and each of the Parent Parties shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective, as promptly as practicable and in any event prior to the Outside Date, the Mergers and the other transactions contemplated by this Agreement, including (i) taking all actions necessary to cause the conditions to the Closing set forth in Article VIII to be satisfied, (ii) preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any Governmental Authority in order to consummate the transactions contemplated by this Agreement, (iii) executing and delivering any additional instruments necessary to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement, and (iv) obtaining all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods (collectively, “Consents”) (other than Non-Governmental Consents, which shall be solely governed by Section 7.6(b)) from Governmental Authorities necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, Contracts, assets or interests therein of Parent or its Affiliates (including, after the Closing, the Surviving Entity, the Surviving Partnership and their respective Affiliates), (2) amending any venture or other arrangement of Parent or its Affiliates (including the Surviving Entity, the Surviving Partnership and their respective Affiliates), (3) cooperating with each other and using their respective reasonable best efforts to contest and resist any Action and to have vacated, lifted, reversed or overturned any Order that may result from such Action, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (4) otherwise taking or committing to take actions that after the Closing would limit Parent’s or its Subsidiaries’ (including the Surviving Entity’s and Surviving Partnership’s) freedom of action with respect to, or their ability to retain, one or more of their assets (whether tangible or intangible), products, or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would otherwise have the effect of preventing or delaying the Closing; provided, that neither the Company nor any of its Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its Subsidiaries, unless such requirement, condition, understanding, agreement or order has been approved by Parent (not to be unreasonably withheld) and is binding on or otherwise applicable to the Company or its Subsidiaries only from and after the Closing in the event that the Closing occurs; provided, further, that in no event shall the Company or any of its Subsidiaries be required to pay (and the Company Parties will not, without the consent of Parent (not to be unreasonably withheld), commit to pay), directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any Consent required for or triggered by the consummation of the transactions contemplated by this Agreement. Each of the Parties will, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither Party shall, nor shall they permit their respective

Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.
(b) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use, and cause each of their respective Affiliates to use, its and their respective commercially reasonable efforts in obtaining all necessary Consents from any Persons (other than Governmental Authorities) required for or triggered by the Mergers and the other transactions contemplated by this Agreement (excluding any Assumption) (the “Non-Governmental Consents”) that are requested by Parent in writing; provided, that neither the Company nor any of the Acquired Companies shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its Subsidiaries, unless (x) such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its Subsidiaries only from and after the Closing in the event that the Closing occurs and (y) Parent has consented to such requirement, condition, understanding, agreement or order; provided, further, that in no event shall the Company or any of its Subsidiaries be required to pay (and the Company Parties will not, without the consent of Parent, commit to pay), directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any Non-Governmental Consent. The Company shall have satisfied its obligations set forth in this Section 7.6(b) if the Company shall have used its commercially reasonable efforts to comply with such obligations whether or not any Non-Governmental Consents are successful or obtained.
(c) Parent agrees, on behalf of itself and its Affiliates, that, between the date of this Agreement and the Closing, Parent shall not, and shall cause its Affiliates not to, directly or indirectly, acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, or take any other action or refrain from taking any action, if doing so could (i) result in any material delay in obtaining, or increase the risk of not obtaining, any Consent of any Governmental Authority or any Non-Governmental Consent in connection with the Mergers and the other transactions contemplated by this Agreement or (ii) restrict, prevent, prohibit, impede or materially delay the consummation of the Mergers and the other transactions contemplated by this Agreement. Nothing contained in this Agreement shall permit any Parent Party, directly or indirectly, the right to control or direct the operations of either Company Party prior to the consummation of the Mergers. Prior to the Closing, the Company Parties shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over their respective business operations.
(d) Notwithstanding anything to the contrary herein, nothing in this Section 7.6 or any other provision of this Agreement, shall require Brookfield Corporation (“Brookfield”) or any of its Affiliates (in each case other than Parent and its Subsidiaries, the Company and its Subsidiaries, and, following the Closing, the Surviving Entity, the Surviving Partnership and their respective Subsidiaries) to agree to any action or otherwise be required to take any action, including selling, divesting, disposing of, licensing, holding separate, giving any undertaking or any other action that limits in any respect its freedom of action with respect to, or ability to retain, develop or acquire, any properties, assets, business, products, rights, services or licenses, or any portion of, or interest in, any properties, assets, business, products, rights, services or licenses, of Brookfield or its Affiliates (in each case other than Parent and its Subsidiaries, the Company and its Subsidiaries, and, following the Closing, the Surviving Entity, the Surviving Partnership and their respective Subsidiaries).
Section 7.7 Notification of Certain Matters; Transaction Litigation.
(a) The Company Parties and their Representatives shall give prompt notice to the Parent Parties, and the Parent Parties and their Representatives shall give prompt notice to the Company Parties, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.
(b) The Company Parties and their Representatives shall give prompt notice to the Parent Parties, and the Parent Parties and their Representatives shall give prompt notice to the Company Parties, of any Action commenced or, to such Party’s knowledge, threatened against, relating to or involving such Party or any of its Subsidiaries, respectively, or any of their respective trustees, directors, officers or partners that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement, and shall keep the other Parties, as applicable, reasonably informed with respect to the status thereof. The Company Parties and their Representatives shall give Parent the opportunity to reasonably participate in the defense and settlement of any shareholder or unitholder litigation against the Company Parties or any of their respective trustees, directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement. The Parent Parties and their respective Representatives shall give the Company Parties the opportunity to reasonably participate in the defense. Neither the Company nor any Parent Party shall enter into any settlement in respect of any litigation against the Parent Parties or the Company Parties, as applicable, or any of their respective trustees, directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, without the other Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed). For purposes of this Section 7.7(b), “participate” means that the applicable Parties shall be reasonably kept apprised of the proposed strategy and other significant decisions with respect to any shareholder or unitholder litigation by the Party that is the subject of the shareholder or unitholder litigation (to the extent that the attorney-client privilege between the Party that is the subject of the shareholder or unitholder litigation and its counsel is not undermined or otherwise affected), and the non-subject Party may offer comments or suggestions with respect to such shareholder or unitholder litigation, which the Party that is the subject of the shareholder or unitholder litigation and its counsel shall reasonably consider in good faith.
Section 7.8 Employee Matters.
(a) From and after the Company Merger Effective Time, the Surviving Partnership and the Surviving Entity shall (and Parent shall cause the Surviving Partnership and the Surviving Entity or any of their respective Subsidiaries or Affiliates to) assume and honor all Company Benefit Plans in accordance with their terms as in effect immediately prior to the Company Merger Effective Time or as such terms may be amended in accordance with the applicable Company Benefit Plan after the Company Merger Effective Time. Notwithstanding the generality of the foregoing, for a period commencing on the Closing and continuing for a period of twelve (12) months after the Closing Date, Parent shall, or shall cause the Surviving Partnership and the Surviving Entity or one of their respective Subsidiaries or Affiliates (including, following the Company Merger Effective Time, each of the Acquired Companies) to, provide to each Continuing Employee during such Continuing Employee’s period of employment with (i) an annual base salary or hourly wage rate (as applicable) at least equal to the annual base salary or hourly wage rate (as applicable) provided to such Continuing Employee immediately prior to the Company Merger Effective Time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus provided to such Continuing Employee immediately prior to the Company Merger Effective Time, (iii) severance benefits and protections that are no less favorable than those provided to such Continuing Employee immediately prior to the Company Merger Effective Time and (iv) retirement, health, welfare and employee and fringe benefits (excluding change in control, retention, severance, post-employment welfare, and defined benefit pension benefits), that are no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Company Merger Effective Time. In addition, without limiting the generality of the foregoing, Parent shall, or shall cause the Surviving Partnership and the Surviving Entity or one of their respective Subsidiaries or Affiliates (including, following the Company Merger Effective Time, each of the Acquired Companies), to continue to maintain the Peakstone Realty Trust 401(k) Plan during the period commencing on the Closing and continuing until at least December 31 of the plan year in which the Closing occurs on terms no less favorable to participants than those in effect immediately prior to the Merger Effective Time and to make safe harbor nonelective and discretionary nonelective contributions (“Employer Contributions”) thereunder with respect to the plan year in which the Closing occurs that are calculated on a basis and funded on a frequency that are no less favorable to participants than the basis and frequency used to calculate and fund such Employer Contributions with respect to the plan year immediately prior to the year in which the Closing Date occurs.
(b) For purposes of vesting, eligibility to participate and for calculating severance and vacation entitlements and accruals under the employee benefit plans of Parent, the Surviving Partnership, the Surviving Entity or any of their respective Subsidiaries or Affiliates (including, following the Company Merger Effective Time, each of the Acquired Companies) (each, a “New Plan”), each Continuing Employee shall be credited such Continuing Employee’s year(s) of service with an Acquired Company, an Affiliate thereof or a respective predecessor thereof before the Company Merger Effective Time, to the same extent as such Continuing Employee was entitled before the Company Merger Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Company Merger Effective Time; provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition and without limiting the generality of the foregoing, (A) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent that coverage under such New Plans replaces a Company Benefit Plan in which such Continuing Employee participated immediately prior to the Company Merger Effective Time (such plans, collectively, the “Old Plans”) and (B) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Parent shall (or shall cause the Surviving Entity to) cause all eligibility waiting periods, pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and such Continuing Employee’s spouse and covered dependent(s) if any, unless such conditions would not have been waived under the comparable Old Plans, and Parent shall (or shall cause the Surviving Entity to) cause any eligible expenses incurred by such Continuing Employee and such Continuing Employee’s spouse and covered dependent(s) if any during the portion of the plan year of the Old Plans ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to Continuing Employee and such Continuing Employee’s spouse and covered dependent(s) (if any) for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c) Nothing in this Section 7.8: (i) shall limit the ability of Parent, the Company Parties, the Surviving Partnership, the Surviving Entity or any of their respective Affiliates to amend, modify or terminate any Company Benefit Plan or any other benefit or compensation plan, policy, program, agreement, Contract, or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, in accordance with its terms, subject to the obligations set forth in Section 7.8(a) and (b) above, (ii) shall be deemed or construed to amend, establish, or modify any Company Benefit Plan or any other benefit or compensation plan, policy, program, agreement, Contract or arrangement, (iii) shall prevent Parent, the Company Parties, the Surviving Partnership, the Surviving Entity or any of their respective Affiliates from terminating the employment of any Continuing Employees or (iv) create any third party beneficiary rights in any person (including to enforce the provisions of this Agreement or any right to employment or continued employment, and including any rights in any Continuing Employee or any dependent or beneficiary thereof). Nothing in this Section 7.8: (i) shall limit the ability of Parent, the Company Parties, the Surviving Partnership, the Surviving Entity or any of their respective Affiliates to amend, modify or terminate any Company Benefit Plan or any other benefit or compensation plan, policy, program, agreement, Contract, or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, in accordance with its terms, subject to the obligations set forth in Section 7.8(a) and (b) above, (ii) shall be deemed or construed to amend, establish, or modify any Company Benefit Plan or any other benefit or compensation plan, policy, program, agreement, Contract or arrangement, (iii) shall prevent Parent, the Company Parties, the Surviving Partnership, the Surviving Entity or any of their respective Affiliates from terminating the employment of any Continuing Employees or (iv) create any third party beneficiary rights in any person (including to enforce the provisions of this Agreement or any right to employment or continued employment, and including any rights in any Continuing Employee or any dependent or beneficiary thereof).
Section 7.9 Indemnification; Directors’ and Officers’ Insurance.
(a) The Company shall be permitted to, prior to the Closing, and if the Company fails to do so, Parent shall, or Parent shall cause the Surviving Entity or the Surviving Partnership to, as of the Effective Time, obtain and fully pay the premium for a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy that provides coverage for a period of six (6) years from and after the Closing in respect of acts or omissions occurring prior to the Closing covering each such Person currently covered by the Company’s or its Subsidiaries’ officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof and Parent shall cause such policy to be maintained in full force and effect, for its full term, and shall cause all obligations thereunder to be honored by the Surviving Entity; provided, however, that in no event shall the premium of such policy be in excess of 300% of the amount per annum the Company and its Subsidiaries paid in its last full fiscal year prior to the date hereof (the “Current Premium”), but in such case, such policy shall be purchased and maintained to provide for the maximum coverage available for 300% of the Current Premium. If the Company, Parent, Surviving Entity or the Surviving Partnership for any reason fail to obtain such policies prior to, as of or after the Closing, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Entity to purchase and maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries as of immediately prior to the Closing in respect of acts or omissions occurring prior to the Closing covering each such Person currently covered by the Company’s or its Subsidiaries’ officers’ and directors’ liability insurance policy and provided that, after the Effective Time, in no event shall Parent, Surviving Entity or the Surviving Partnership be required to pay annual premiums in excess of 300% of the Current Premium in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase and maintain the maximum coverage available for 300% of the Current Premium.
(b) Without limiting or being limited by the provisions of Section 7.7 and to the extent permitted by applicable Law and the governing documents of the Parent Parties, during the period commencing as of the Closing and ending on the sixth (6th) anniversary of the Closing, Parent shall (and shall cause the Surviving Entity and Surviving Partnership to): (i) indemnify, defend and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action to the extent such Action arises out of or pertains to any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer, partner, member or trustee of the Company or any Subsidiary of the Company, including such alleged acts or omissions with respect to this Agreement or any of the transactions contemplated by this Agreement, including the Mergers; and (ii) pay (as incurred) in advance of the final disposition of any such Action all reasonable expenses (including reasonable attorneys’ fees and any expenses incurred by any Indemnified Party in connection with enforcing any rights with respect to indemnification) of any Indemnified Party without the requirement of any bond or other security, in each case to the fullest extent permitted by Law and the governing documents of the Surviving Entity and the Surviving Partnership, as applicable, but subject to Parent’s, the Surviving Entity’s or the Surviving Partnership’s receipt of a written undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, Parent, the Surviving Entity, or the Surviving Partnership, as applicable, (A) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against or investigation of any Indemnified Party for which indemnification may be sought under this Section 7.9(b) without the Indemnified Party’s prior written consent unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (B) shall not be liable for any settlement effected without their prior written consent, and (C) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law.
(c) To the extent permitted by applicable Law, the Surviving Entity and the Surviving Partnership shall, and Parent agrees to cause the Surviving Entity and the Surviving Partnership to, during the period commencing as of the Closing and ending on the sixth (6th) anniversary of the Closing, honor all rights to indemnification, advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Closing now existing in favor of the current or former managers, directors, officers, partners, members and trustees of the Company or any Subsidiary of the Company (the “Indemnified Parties”) as currently provided in (i) the Company Governing Documents, (ii) the Operating Partnership Governing Documents, and (iii) indemnification agreements between the Company or any of its Subsidiaries, on the one hand, and any Indemnified Party, on the other hand, as scheduled on Section 7.9(c) of the Company Disclosure Letter. For a period of six (6) years following the Closing, the governing documents of the Surviving Entity and the equivalent governing or organizational documents of any applicable Subsidiary of Parent or the Company shall not be amended, repealed or otherwise modified in any manner that would adversely modify these rights, unless such modification shall be required by applicable Law and then only to the minimum extent required by Law.
(d) If Parent, the Surviving Entity, the Surviving Partnership or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Entity, or the Surviving Partnership, as applicable, assume the obligations set forth in this Section 7.9.
(e) Parent shall cause the Surviving Entity or the Surviving Partnership to pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the obligations provided in this Section 7.9.

(f) The provisions of this Section 7.9 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third-party beneficiaries of this Section 7.9), his or her heirs and his or her personal Representatives, shall be binding on all successors and assigns of the Company, the Operating Partnership, Parent, the Surviving Entity and the Surviving Partnership.
Section 7.10 Section 16 Matters. Prior to the Company Merger Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Shares by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.
Section 7.11 Financing Cooperation.
(a) Prior to the Closing Date, upon the request of the Company, Parent shall keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange and consummate the Debt Financing. Parent acknowledges and agrees that obtaining the Debt Financing is not a condition to Closing and that the consummation of the transactions contemplated by this Agreement shall not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) the Debt Financing.
(b) Prior to the Closing Date, the Company shall use its commercially reasonable efforts to provide, and each of them shall use their commercially reasonable efforts to cause their Representatives to provide, and shall cause each Subsidiary of the Company to use its commercially reasonable efforts to provide, to Parent, REIT Merger Sub and Operating Merger Sub, in each case at Parent’s sole expense, all cooperation reasonably necessary and customary in connection with the arrangement of the Debt Financing, which cooperation is reasonably requested in writing by Parent and will include using commercially reasonable efforts to:
(i) upon reasonable notice, the Company shall direct employees of the Company or its Subsidiaries with appropriate seniority and expertise to participate in a reasonable number of meetings and presentations with prospective lenders at reasonable times and locations mutually agreed;
(ii) assist with the preparation of customary materials for bank information memoranda and similar marketing documents reasonably necessary in connection with the Debt Financing and provide reasonable cooperation with the due diligence efforts of any source of any Debt Financing to the extent reasonable and customary; in each case in this clause: (A) subject to customary confidentiality provisions and disclaimers; (B) as reasonably requested by Parent; and (C) limited to information to be contained therein with respect to the Acquired Companies;
(iii) (A) furnish Parent and the Debt Financing Sources reasonably promptly upon written request with such financial and other pertinent business information relating to the Acquired Companies as may be reasonably requested by Parent, as is usual and customary for Debt Financings and reasonably available and prepared by or for the Acquired Companies in the ordinary course of business, and (B) provide the Debt Financing Sources, or their Representatives, reasonable access during normal business hours, upon reasonable notice and subject to customary access agreements, to the Company Properties in connection with Parent’s efforts to arrange and consummate the Debt Financing;
(iv) assist with the preparation of customary definitive loan documentation contemplated by the Debt Financing (including schedules), including any customary guarantee, pledge and security documents;
(v) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors, ground lessees and counterparties to reciprocal easement agreements, declarations and similar agreements under Permitted Encumbrances; and
(vi) provide to Parent upon written request all documentation and other information with respect to the Acquired Companies reasonably requested by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Debt Financing, that has in each case been requested by Parent in writing at least eight (8) Business Days prior to the Closing Date.
(c) The Company shall use commercially reasonable efforts to deliver to Parent at least two (2) Business Days prior to the Closing Date an appropriate and customary payoff letter with respect to the Indebtedness set forth on Section 7.11(c) of the Company Disclosure Letter (the “Payoff Letters”), specifying the aggregate payoff amount of the Company’s or the Operating Partnership’s obligations (including principal, interest, fees, Expenses, premium (if any) and other amounts payable in respect of such Indebtedness) that will be outstanding under such Indebtedness as of the Closing and providing for a release of all guarantees (subject to customary surviving obligations) and Liens, if any, thereunder upon the receipt of the payoff amounts specified in the Payoff Letters (it being understood and agreed that Parent, REIT Merger Sub and Operating Merger Sub shall be responsible for paying all amounts under the Payoff Letters, and which releases shall only be effective at or after the Closing).
(d) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall use, and cause each Subsidiary of the Company to use, its and their respective commercially reasonable efforts to take any actions that are reasonably requested by Parent in writing to obtain any Assumption; provided, no Acquired Company shall be required, directly or indirectly, to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of any Acquired Company, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to such Acquired Company only from and after the Closing in the event that the Closing occurs; provided, further, that in no event shall any Acquired Company be required to (i) amend, modify, supplement or waive the terms and conditions of the outstanding Indebtedness or guarantees thereof, including changing any of the parties subject to the obligations of such Indebtedness or guarantees, of any Acquired Company, make any principal payments or financial covenant modifications, forfeit any rights, establish any reserves, cash sweep requirements or cash traps, or pay any other charges, including any “make-whole” premium or other prepayment penalty, or deposit any security, in connection with obtaining any Assumption, in each case that is effective prior to the Closing or (ii) pay, directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability that is effective prior to the Closing, to any third party for any Assumption. Parent acknowledges and agrees that obtaining any Assumption is not a condition to Closing and that the consummation of the transactions contemplated by this Agreement shall not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) any Assumption. For the avoidance of doubt, the Parties hereto acknowledge and agree that the provisions contained in this Section 7.11(d) represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to cooperation in connection with the Assumptions.
(e) The Company shall have satisfied its obligations set forth in Section 7.11(b), Section 7.11(c) and Section 7.11(d) if the Company shall have used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. Notwithstanding the foregoing, the Company shall not be required to provide, or cause its Subsidiaries or its or its Subsidiaries’ respective Representatives to provide, cooperation under Section 7.11 to the extent that it: (i) unreasonably interferes with the ongoing business of the Acquired Companies; (ii) requires the Acquired Companies to take any action that would reasonably be expected to cause the Acquired Companies to incur any liability (including any commitment fees and expense reimbursement) in connection with the Financing or any Assumption prior to the Closing; (iii) requires the Acquired Companies or their respective Representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Financing (other than with respect to customary authorization letters with respect to bank information memoranda) or any Assumption or adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing or any Assumption is obtained that is not conditioned on the occurrence of Closing or that would be effective prior to Closing; (iv) requires the Acquired Companies or their counsel to give any legal opinion; (v) requires the Acquired Companies to provide any information that is prohibited or restricted by applicable Law; (vi) provide access to or disclose information that the Company or any of its Subsidiaries determines in good faith would reasonably be expected to result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this clause (vi)); (vii) requires the Acquired Companies to take any action that is prohibited or restricted by, or would reasonably be expected to conflict with or violate, its organizational documents, or would reasonably be expected to result in a violation or breach of, or default under, any Contract, Material Company Lease or Permitted Encumbrance to which any of the Acquired Companies is a party, in each case, to the extent not created in contemplation hereof, or any applicable Laws;; (viii) would reasonably be expected to result in any Acquired Company or any Representative of the Acquired Companies incurring personal liability with respect to any matter relating to the Financing or any Assumption or requires any Representative of the Company or any of its Subsidiaries to deliver any certificate that such Representative reasonably believes, in good faith, contains any untrue certifications; (ix) requires the Acquired Companies or their Representatives, as applicable, to waive or amend any terms of this Agreement; or (x) such cooperation causes any representation, warranty, covenant or other term in this Agreement to be breached or causes any Closing condition set forth in Article VIII to fail to be satisfied. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not currently readily available to the Acquired Companies (other than information which an Acquired Company is entitled to receive and actually receives following request pursuant to any Management Agreement) on the date hereof or is not otherwise prepared in the ordinary course of business of Acquired Companies at the time requested by Parent or for the failure to obtain review of any financial or other information by its accountants and in no event shall the Company or its Subsidiaries be required to provide or assist in the preparation of any projections or “pro forma” financial statements. In no event shall the Acquired Companies be required to pay any commitment or other fee or give an indemnity or incur any liability (including due to any act or omission by the Company, its Subsidiaries or any of their respective Affiliates or Representatives) or expense (including legal and accounting expenses) in connection with assisting Parent, REIT Merger Sub and Operating Merger Sub in arranging the Financing or any Assumption or as a result of any information provided by the Company, its Subsidiaries or any of their respective Affiliates or Representatives in connection with the Financing or any Assumption. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of its Subsidiaries, or any of their respective Representatives at the request of Parent pursuant to Section 7.11. For the avoidance of doubt, the Parties hereto acknowledge and agree that the provisions contained in this Section 7.11 represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to cooperation in connection with the Debt Financing. Notwithstanding anything to the contrary in this Agreement, the Company, its Subsidiaries and its Representatives shall be deemed to have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under Section 7.11, and any breach by the Company or its Subsidiaries or its Representatives of any of the covenants required to be performed by it under this Section 7.11 shall not be considered in determining the satisfaction of any condition to Closing set forth in this Agreement, including the condition to Closing set forth in Section 8.3(b), or in determining the entitlement of any party to terminate this Agreement, including any entitlement to termination arising from Section 9.1, other than, for purposes of (x) determining the satisfaction of the condition to Closing set forth in Section 8.3(b), or (y) the entitlement of Parent or Merger Sub to terminate this Agreement, in each case, as a result of a Willful Breach of this Section 7.11 by the Company or any of its Subsidiaries.
(f) Parent shall reimburse the Acquired Companies promptly upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and accountants’ fees) incurred by the Acquired Companies and their Representatives in connection with the cooperation under Section 7.11, any action taken by them at the request of Parent pursuant to Section 7.11 (including the dissolution and termination of any subsidiaries formed and documentation entered into pursuant to Section 7.11), and shall indemnify, defend and hold harmless the Acquired Companies and their Representatives and each of the Acquired Companies’ and their Representatives’ respective present and former trustees, directors, officers, employees and agents (collectively, the “Financing Indemnified Parties”) from and against any and all costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities suffered or incurred by any of them in connection with the arrangement and consummation of the Financing or any Assumption and any information used in connection therewith, except in the event such matters arose out of or resulted from the intentional misrepresentation of or willful misconduct by the Company, the Company Subsidiaries or any of its or their respective Affiliates or Representatives. The provisions of this Section 7.11(f) are intended to be for the benefit of, and shall be enforceable by, each of the foregoing Financing Indemnified Parties. This Section 7.11(f) shall survive the termination of this Agreement, and is intended to benefit, and may be enforced following consummation of the Mergers and the Closing or any termination of this Agreement, by Affiliates and Representatives of the Acquired Companies, in each case, who are each third-party beneficiaries of this Section 7.11(f). In the event the Mergers and the other transactions contemplated hereby are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company and its Subsidiaries in connection with the cooperation under Section 7.11 and not previously reimbursed.
(g) After the No-Shop Period Start Date, at the reasonable request of Parent with and subject to the consent of the Company (in its sole discretion, but subject to reasonable consultation with Parent), the Company shall use commercially reasonable efforts to file a Form 8-K with the SEC disclosing information identified by Parent relating to the Company for purposes of permitting such information to be included in the debt marketing materials to be provided to potential investors who do not wish to receive material nonpublic information with respect the Company or its securities.

Section 7.12 Financing; Assumption.
(a) Each of Parent, REIT Merger Sub and Operating Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing in an amount required to satisfy the Required Amount not later than the Closing Date on the terms and conditions described in or contemplated by the Financing Commitment Letters (including complying with any valid request requiring the exercise of “market flex” provisions in the Debt Commitment Letters) (or on other terms with respect to conditionality, availability, timing and amount that are not less favorable to Parent, REIT Merger Sub and Operating Merger Sub than those set forth in the Financing Commitment Letters on the date hereof and otherwise on terms and conditions as would not have any result, event or consequence described in any of clauses (A) through (D) of Section 7.12(c)), including using reasonable best efforts to (i) maintain in full force and effect the Financing Commitment Letters and the Guarantee, (ii) negotiate and execute definitive agreements with respect to the Debt Financing required to pay the Required Amount (after taking into account any available Equity Financing) on the terms and conditions contained in the Debt Commitment Letters (which may reflect “market flex” provisions in the Debt Commitment Letters) (or on other terms with respect to conditionality, availability, timing and amount that are not less favorable to Parent, REIT Merger Sub and Operating Merger Sub, than those set forth in the Financing Commitment Letters on the date hereof and otherwise on terms and conditions as would not have any result, event or consequence described in any of clauses (A) through (D) of Section 7.12(c)) (such definitive agreements, the “Definitive Financing Agreements”), (iii) satisfy and comply with on a timely basis (except to the extent that Parent, REIT Merger Sub and Operating Merger Sub have obtained the waiver of) all conditions and covenants to the funding or investing of the Financing required to pay the Required Amount applicable to Parent, REIT Merger Sub or Operating Merger Sub in the Financing Commitment Letters and the Definitive Financing Agreements that are to be satisfied by Parent, REIT Merger Sub or Operating Merger Sub, (iv) consummate the Financing in an amount required to pay the Required Amount or enforce the Guarantee at or prior to the Closing and (v) enforce its rights under the Financing Commitment Letters and the Guarantee. None of Parent, REIT Merger Sub nor Operating Merger Sub shall release or consent to the termination of the obligations of any investor to provide the Equity Financing in an amount (together with proceeds of the Debt Financing) less than the Required Amount or to the termination of obligations under the Guarantee.
(b) In the event that, notwithstanding the use of reasonable best efforts by Parent to satisfy its obligations under Section 7.12(c), any portion of the Debt Financing in an amount required to pay the Required Amount (after taking into account any available Equity Financing) becomes unavailable on the terms and conditions (including any “market flex” provisions) contemplated in the Debt Commitment Letters, Parent shall use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, notify the Company of such unavailability and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange to obtain alternative financing on terms and conditions not less favorable to Parent (as determined in the reasonable judgment of Parent) than the terms and conditions (including any “market flex” provisions) contained in the Debt Commitment Letters (provided that, for the avoidance of doubt, any financing that has higher pricing, interest rates, fees or other yield than as set forth in the Debt Commitment Letters after giving effect to the “market flex” provisions therein shall be deemed less favorable to Parent) in an amount sufficient, when added to the portion of the Financing that is and remains available and taking into account any available Equity Financing, to pay the Required Amount (“Alternative Financing”) and to obtain and promptly provide the Company with a copy of the new executed commitment letter that provides for such Alternative Financing (and any related executed fee letters and fee credit letter, as applicable, in connection therewith, copies of which shall be provided to the Company (it being understood that any such fee letter and fee credit letter may be redacted as to fee amounts, “flex” terms and other economic terms, so long as such redactions do not relate to any terms that may adversely affect the conditionality, enforceability, availability or termination of the Alternative Financing Commitment Letter or reduce the aggregate principal amount of the Debt Financing)) (the “Alternative Financing Commitment Letter”). For purposes of this Agreement (other than with respect to representations in this Agreement made by Parent, REIT Merger Sub or Operating Merger Sub that speak to the date of this Agreement) references to (i) the “Financing” and “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letters and any such Alternative Financing, (ii) the “Financing Commitment Letters” and the “Debt Commitment Letters” shall include the Debt Commitment Letters to the extent not superseded by the Alternative Financing Commitment Letter and any such Alternative Financing

Commitment Letter, (iii) the “Definitive Financing Agreements” shall include the definitive documentation relating to the debt financing completed by the Debt Commitment Letters and any such Alternative Financing and (iv) the “Debt Financing Sources” shall include the financial institutions and other entities party to any Alternative Financing Commitment Letter.
(c) None of Parent, REIT Merger Sub nor Operating Merger Sub shall permit or consent to or agree to any amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, (i) the Equity Commitment Letter (other than to increase the amount of Equity Financing available thereunder), (ii) the Guarantee or (iii) the Debt Commitment Letters, in each case, without the prior written consent of the Company, if such amendment, restatement, supplement, termination, modification or waiver would (A) impose new or additional conditions precedent to the funding of the Financing or would otherwise adversely change, amend, modify or expand any of the conditions precedent to the funding of the Financing, (B) be reasonably expected to prevent or delay the availability of all or a portion of the Financing necessary to pay the Required Amount or the consummation of the transactions contemplated by this Agreement, (C) reduce the aggregate amount of the Financing below the amount necessary to pay the Required Amount, or (D) otherwise adversely affect the ability of Parent, REIT Merger Sub or Operating Merger Sub to enforce their rights under the Financing Commitment Letters; provided, that, Parent may amend the Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or other entities who had not executed the Debt Commitment Letters as of the date of this Agreement, subject to the restrictions set forth in the Confidentiality Agreement. For purposes of this Agreement (other than with respect to representations in this Agreement made by Parent, REIT Merger Sub or Operating Merger Sub that speak as of the date of this Agreement), references to (i) the “Equity Financing”, “Debt Financing” and “Financing” will include the financing contemplated by the Financing Commitment Letters as permitted by this Section 7.12 to be amended, restated, replaced, supplemented or otherwise modified or waived and (ii) the “Debt Commitment Letters”, “Equity Commitment Letter” or “Financing Commitment Letters” shall include such documents as permitted by this Section 7.12(c) to be amended, restated, replaced, supplemented or otherwise modified or waived, in each case from and after such amendment, restatement, replacement, supplement or other modification or waiver. Notwithstanding anything to the contrary in this Agreement, in no event shall any Alternative Financing Commitment Letter, or any amendment, restatement, amendment and restatement, modification or supplement to, or replacement of, the Debt Commitment Letters, be deemed to adversely expand the obligations of the Company and its Subsidiaries to assist with respect to the Debt Financing under Section 7.11.
(d) Parent shall give the Company prompt written notice after Parent, REIT Merger Sub or Operating Merger Sub obtains knowledge (i) of any default or breach (or any event that, with or without notice, lapse of time or both, could, or could reasonably be expected to, give rise to any default or breach) by any party under any of the Financing Commitment Letters or the Definitive Financing Agreements, (ii) of any termination of any of the Financing Commitment Letters, (iii) of the receipt by Parent, REIT Merger Sub or Operating Merger Sub of any written notice or other written communication from any investor or Debt Financing Source with respect to any (A) actual or potential default, breach, termination or repudiation of any Financing Commitment Letter or any Definitive Financing Agreement, or any material provision thereof, in each case by any party thereto, or (B) material dispute or disagreement between or among any parties to any Financing Commitment Letter or the Definitive Financing Agreements that would reasonably be expected to prevent or materially delay the Closing or make the timely funding of the Financing required to pay the Required Amount on the Closing Date materially less likely to occur or give rise to a right of termination under any such arrangement and (iv) of the occurrence of any event or development that would reasonably be expected to adversely impact the ability of Parent, REIT Merger Sub or Operating Merger Sub to obtain all or any portion of the Financing necessary to pay the Required Amount. Without limitation of the foregoing, upon the request of the Company from time to time, Parent will promptly update the Company on the activity and developments of its efforts to arrange and obtain the Financing, including by providing copies of all definitive agreements (and drafts of all offering documents and marketing materials) related to the Financing, and any amendments, modifications or replacements to any Financing Commitment Letters (or any Alternative Financing Commitment Letter).
(e) Each of the Parent Parties shall, and shall cause their respective Subsidiaries and Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to obtain or complete the Assumptions.
Section 7.13 Takeover Statutes. The Parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the restrictions in the Company Governing Documents, the Operating Partnership Governing Documents, or the governing documents of the Parent Parties (“Governing Document Restrictions”) on the Mergers and the other transactions contemplated by this Agreement. The Company and the Company Board shall not take any action on or after the date hereof to exempt any Person (other than any Parent Party or their respective Affiliates) from or render inapplicable (i) the “Aggregate Share Ownership Limit” or “Common Share Ownership Limit” (each as defined in the Company Declaration) (including by establishing or increasing an “Excepted Holder Limit” under the Company Declaration) or other Governing Document Restrictions or (ii) any Takeover Statute of any jurisdiction.
Section 7.14 Obligations of the Parties. The Company shall take all actions necessary to cause the Company Parties to perform their obligations under this Agreement. Parent shall take all actions necessary to (a) cause the Parent Parties to perform their obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement, and (b) ensure that, prior to the Closing, REIT Merger Sub and Operating Merger Sub shall not conduct any business or make any investments or incur or guarantee any Indebtedness other than as specifically contemplated by this Agreement.
Section 7.15 Tax Matters.
(a) The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to such taxes, “Transfer Taxes”), and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes.
(b) The Company shall deliver to Hogan Lovells US LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to both Parent and the Company) (“REIT Counsel”) an officer’s certificate (“REIT Officers Certificate”), dated as of the Closing Date, and signed by an Officer of the Company and in form and substance substantially in the form of Exhibit B or otherwise reasonably satisfactory to REIT Counsel and Parent, containing representations of the Company reasonably necessary or appropriate to enable REIT Counsel to render the Tax opinion set forth in Exhibit A hereto pursuant to Section 8.3(d).
Section 7.16 Dividends. Notwithstanding anything to the contrary in this Agreement, prior to the Closing Date, the Company may declare and pay dividends to its shareholders, distributing cash in such amounts determined by the Company, in the reasonable discretion of the Company Board exercised in good faith, on advice of counsel to the Company and after consultation with Parent, to be reasonably required to be distributed in order for the Company to maintain its qualification as a REIT for such year and to avoid or reduce the incurrence of income or excise Tax. In the event the Company Parties make any dividends or other distributions pursuant to this Section 7.16, the Company Merger Consideration or Partnership Merger Consideration, as applicable, shall be decreased by an amount equal to the per share or per unit amount of any such dividend or other distribution on Company Common Shares or Operating Partnership Units, as applicable, so declared or paid by the Company Parties pursuant to this Section 7.16 (provided that the per share or per unit decrease shall be adjusted, if applicable, in accordance with Section 3.1(c)).
Section 7.17 Deregistration and Delisting. Prior to the Company Merger Effective Time, the Company and, following the Company Merger Effective Time, Parent and the Surviving Entity, shall use reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or advisable on its part under applicable Law and rules and policies of the New York Stock Exchange to cause the delisting of the Company and of the Company Common Shares from the New York Stock Exchange as promptly as practicable after the Company Merger Effective Time and the deregistration of the Company Common Shares under the Exchange Act as promptly as practicable after such delisting.
Section 7.18 Trustee and Officer Resignations. If requested in writing by Parent, the Company shall use reasonable best efforts to obtain and deliver to Parent at the Closing, in form reasonably satisfactory to Parent, resignations effective as of the Company Merger Effective Time executed by each trustee, director and officer of any Acquired Company in office immediately prior to the Company Merger Effective Time.

Section 7.19 Requested Transactions. During the period between the No-Shop Period Start Date and the earlier to occur of the Company Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Article IX, the Company shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request in writing to (a) sell or cause to be sold any amount (including all or substantially all) of the capital stock, shares of beneficial interests, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more Subsidiaries to any person at a price (provided that the Company shall not be required to sell any such assets for less than reasonably equivalent value) and on terms as reasonably designated by Parent, (b) sell or cause to be sold any of the assets of the Company or one or more Subsidiaries to any person at a price (provided that the Company shall not be required to sell any such assets for less than reasonably equivalent value) and on terms as reasonably designated by Parent, (c) contribute any of the assets of the Company or one or more Subsidiaries designated by Parent to the capital of any Subsidiary, (d) convert or cause the conversion of one or more wholly owned Subsidiaries of the Company that are organized as corporations into limited partnerships or limited liability companies and one or more wholly owned Subsidiaries of the Company that are organized as limited partnerships or limited liability companies into limited liability companies, limited partnerships or corporations, on the basis of organizational documents as reasonably requested by Parent; or (e) such other cooperation and assistance to reasonably requested by Parent prior to the Closing in order to facilitate the sale or disposition of any properties or other assets of the Acquired Companies, or any other transaction described in the foregoing clauses (a) through (d), including (1) permitting potential purchasers of properties or other assets (and their Representatives) to (A) receive available information about such properties or other assets, and (B) have reasonable access during normal business hours, upon reasonable notice, to the Company Properties to be sold or disposed, so long as they are or become subject to customary non-disclosure agreements or customary access agreements, (2) participating in a reasonable and limited number of meetings, management presentations and due diligence sessions with prospective purchasers and their Representatives, (3) assisting Parent to the extent reasonably necessary in connection with the preparation of management presentations, confidential information memoranda, transaction agreements, disclosure schedules, financial statements and similar documents customary for such transactions, (4) providing access to such due diligence materials and other information reasonably requested by such prospective purchasers and their Representatives in connection with such transactions, including access to a virtual data room, the contents of which have been approved by the Company (such approval not to be unreasonably withheld), and (5) assisting Parent in obtaining third-party consents, including preparation of any required notices or similar documents, including consents that may be required under existing financing documents, leases, ground leases, property management agreements, and other agreements of the Acquired Companies (any action or transaction described in clauses (a) through (d) being “Requested Transactions”); provided, however, that (i) the consummation of the Requested Transactions shall be conditioned upon the consummation of the Closing (it being understood that Parent may specify that some or all of the Requested Transactions will be deemed to have occurred prior to the Closing), (ii) none of the Requested Transactions shall delay or prevent the completion of the Mergers or constitute a condition to the consummation of the Mergers (or subject the completion of the Mergers to any uncertainty), (iii) neither the Company nor any Subsidiary of the Company shall be required to take any action in contravention of any Laws or the declaration of trust or bylaws or similar organizational documents of the Company or such Subsidiary, (iv) the Requested Transactions (or the inability to complete any or all Requested Transactions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including payment of the Company Merger Consideration or Partnership Merger Consideration, (v) neither the Company nor any Subsidiary of the Company shall be required to take any action that (x) would adversely affect the classification of the Company as a REIT, (y) would reasonably be expected to cause the Company to be subject to “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes) or (z) would be reasonably likely to prevent counsel from delivering the opinion described in Section 8.3(e) in the form set forth in Exhibit A, (vi) no Requested Transactions shall require any of the Acquired Companies to give any legal opinions or fairness or solvency opinions, (vii) no Requested Transaction shall require any Acquired Company to take any action that unreasonably interferes with the ongoing business of the Acquired Companies, (viii) no Requested Transactions shall require any Acquired Company, prior to the Closing, to incur any liability (including any commitment fees and expense reimbursement) in connection therewith, and (ix) no Requested Transaction shall require any Acquired Company to pay any commitment or other fee or give an indemnity or incur any liability (including due to any act or omission by the Company, its Subsidiaries or any of their respective Affiliates or Representatives) or expense (including legal and accounting expenses) in connection with assisting Parent, REIT Merger Sub and Operating Merger Sub in arranging such Requested Transaction or as a result of any information provided by the Company, its Subsidiaries or any of their respective Affiliates or Representatives in connection with such Requested Transaction. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing, it being agreed that the Requested Transactions shall be implemented as close as possible to the Company Merger Effective Time (without jeopardizing the purpose of the Requested Transactions, but after Parent, REIT Merger Sub and Operating Merger Sub shall have waived or confirmed that all conditions to the consummation of the Mergers have been satisfied). Notwithstanding anything to contrary in this Agreement, any breach by the Company or its Subsidiaries or its Representatives of any of the covenants required to be performed by it under this Section 7.19 shall not be considered in determining the satisfaction of any condition to Closing set forth in this Agreement, including the condition to Closing set forth in Section 8.3(b), or in determining the entitlement of any party to terminate this Agreement, including any entitlement to termination arising from Section 9.1. Without limiting the foregoing, none of the representations, warranties or covenants of the Acquired Companies shall be deemed to apply to, or be deemed to be breached or violated by, and no condition set forth in Article VIII shall be deemed to have failed to be satisfied as a result of, the transactions or cooperation contemplated by this Section 7.19. If this Agreement is validly terminated in accordance with Article IX without the Closing having occurred, the Parties shall take all actions necessary to reverse or otherwise not consummate any such transactions, without any liability to any Acquired Company. Parent shall promptly reimburse the Company for all reasonable out-of-pocket costs incurred by the Company in connection with any actions taken by the Company in accordance with this Section 7.19 (including reasonable fees and expenses of its Subsidiaries) and Parent hereby agrees to indemnify and hold harmless the Company Board, the Company, its Subsidiaries and their Affiliates and Representatives (the “Requested Transactions Indemnified Persons”) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions (it being understood that the indemnification obligations of Parent, REIT Merger Sub and Operating Merger Sub in this Section 7.19 are for the express benefit of and may be enforced by each Requested Transactions Indemnified Person, whether or not such Person is a party to this Agreement).
ARTICLE VIII

CONDITIONS
Section 8.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of the Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, valid waiver by each of the Parties at or prior to the Closing of the following conditions:
(a) [Reserved.]
(b) Approvals. The Shareholder Approval shall have been obtained in accordance with applicable Law and the Company Governing Documents.
(c) No Injunctions or Restraints. No Order issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Mergers shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers.
Section 8.2 Conditions to Obligations of the Company Parties. The obligations of the Company Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by the Company, at or prior to the Closing, of the following additional conditions:
(a) Representations and Warranties. The representations and warranties of the Parent Parties set forth in Article V of this Agreement shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) in all material respects as of the Closing Date, as though made as of the Closing Date, except, in each case, representations and warranties that are made as of a specific date shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) in all material respects only on and as of such date.
(b) Performance of Covenants and Obligations of the Parent Parties. The Parent Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the Closing Date.

(c) Delivery of Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed on behalf of Parent by an executive officer of Parent, certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.
Section 8.3 Conditions to Obligations of the Parent Parties. The obligations of the Parent Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by Parent at or prior to the Closing, of the following additional conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company Parties set forth in Section 4.1(a) and Section 4.1(b) (Organization and Qualification; Subsidiaries), Section 4.2 (Authority; Approval Required), Section 4.20 (Brokers), Section 4.21 (Opinion of Financial Advisor), Section 4.22 (Takeover Statutes) shall be true and correct in all material respects as of the Closing Date, as though made as of the Closing Date, (ii) the representations and warranties set forth in Section 4.4(a), Section 4.4(b) and Section 4.4(c) (Capital Structure) shall be true and correct in all respects, except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by the Parent Parties pursuant to Article III of this Agreement, as of the Closing Date, as though made as of the Closing Date, and (iii) each of the other representations and warranties of the Company Parties set forth in Article IV of this Agreement shall be true and correct as of the Closing Date, as though made as of the Closing Date, except (A) in each case of clauses (i), (ii) and (iii), representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect.
(b) Performance of Covenants and Obligations of the Company Parties. The Company Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement (excluding Section 7.11 (other than as a result of Willful Breach) and Section 7.19) on or prior to the Closing Date.
(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.
(d) Delivery of Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed on behalf of the Company by an Officer certifying that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.
(e) REIT Opinion. Parent shall have received a written tax opinion of REIT Counsel, substantially in the form of Exhibit A to this Agreement and dated as of the Closing Date (which such opinion shall be subject to customary assumptions, qualifications and representations, as set forth in such form opinion, including representations made by the Acquired Companies in the REIT Officers Certificate, and which may contain such changes or modifications from the language set forth in such form as may be deemed reasonably necessary or appropriate by REIT Counsel, provided that such opinion and REIT Officers Certificate remain substantially in the forms of Exhibit A and Exhibit B, and agreed to by Parent (with such agreement not to be unreasonably withheld, conditioned or delayed)), to the effect that (i) beginning with its taxable year ended December 31, 2020 and through its taxable year ended December 31, 2025, the Company has been organized and operated in conformity with the requirements to qualify as a REIT under the Code and (ii) for its taxable year beginning on January 1, 2026, the Company has been organized and operated in conformity with the requirements to qualify as a REIT under the Code for the short taxable year of the Company that ends on the Company Merger Effective Time (or if such taxable year does not end, assuming for this purpose that its taxable year ended at the Company Merger Effective Time), and without regard to the distribution requirements described in Section 857(a) of the Code.
Section 8.4 Failure of Closing Conditions. None of the Parent Parties, on the one hand, nor any of the Company Parties, on the other hand, may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Mergers if such failure (or inability to be satisfied) was caused by such Party’s failure to comply with or perform its obligations under this Agreement (excluding, with respect to the Company, Section 7.11 (to the extent such failure to perform does not constitute a Willful Breach) and Section 7.19).

ARTICLE IX

TERMINATION; FEES AND EXPENSES; AMENDMENT
Section 9.1 Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Partnership Merger Effective Time, notwithstanding receipt of the Shareholder Approval (except as otherwise specified in this Section 9.1):
(a) by mutual written consent of each of the Company and Parent;
(b) by either the Company or Parent, upon prior written notice to the other Party:
(i) if the Mergers shall not have occurred on or before 11:59 p.m. (New York City time) on August 2, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the proximate cause of such failure of the Mergers to be consummated by the Outside Date was the failure of such Party (and, in the case of Parent, including the failure of the other Parent Parties, and in the case of the Company, including the failure of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under this Agreement;
(ii) if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable (provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order was primarily due to the failure of such Party (and, in the case of Parent, including the failure of the other Parent Parties, and in the case of the Company, including the failure of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under this Agreement); or
(iii) if the Shareholder Approval shall not have been obtained at the Shareholders Meeting, duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the Company Merger was taken;
(c) by the Company, upon prior written notice to Parent:
(i) if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the Parent Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 or Section 8.2 not to be satisfied (a “Parent Terminating Breach”), which breach or failure to perform cannot be cured, or, if capable of cure, has not been cured by the earlier of (A) thirty (30) days following written notice thereof from the Company to Parent and (B) the Outside Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a Company Terminating Breach shall have occurred and be continuing at the time the Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i);
(ii) if, at any time prior to receipt of the Shareholder Approval, the Company Board (or a committee thereof) shall have determined to terminate this Agreement in accordance with Section 7.3(g) in order to enter into an alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 7.3(g); provided, however, that this Agreement may not be so terminated (and such termination shall not be effective) unless (A) prior to or concurrently with such termination the Company pays the Company Termination Payment in accordance with and as required by Section 9.3(b), and (B) concurrently with the occurrence of such termination the alternative Acquisition Agreement relating to such Superior Proposal is entered into by the Company; or
(iii) if (A) all of the conditions set forth in Section 8.1 and Section 8.2 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided, that each such condition is, at the time of delivery of the notice referred to in the following clause (B), capable of being satisfied as if such time were the Closing), (B) on or after the date the Closing should have occurred pursuant to Section 2.3, the Company has delivered an irrevocable written notice to Parent to the effect that all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided, that each such condition is then capable of being satisfied as if such time were the Closing) and the Company is ready, willing and able to consummate, and will consummate, the Closing at such time, and (C) the Parent Parties fail to consummate the Closing within four (4) Business Days after delivery of the notice referenced in the preceding clause (B) and the Company was ready, willing and able to consummate the Closing during such four (4) Business Day period (it being understood that during such four (4) Business Day period, neither Parent nor the Company shall be entitled to terminate this Agreement); or
(d) by Parent, upon prior written notice to the Company:
(i) if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the Company Parties set forth in this Agreement (other than the covenants contained in Section 7.3) has occurred that would cause any of the conditions set forth in Section 8.1 and Section 8.3 not to be satisfied (a “Company Terminating Breach”), which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of (A) thirty (30) days following written notice thereof from Parent to the Company and (B) the Outside Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i); or
(ii) if, at any time prior to receipt of the Shareholder Approval, the Company Board (or any committee thereof), for any reason, shall have effected an Adverse Recommendation Change.
The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give a notice of such termination to the other Party setting forth the basis on which, and the subsection of this Section 9.1 pursuant to which, such Party is terminating this Agreement.
Section 9.2 Effect of Termination. In the event of the valid termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company Parties or the Parent Parties, except that the Confidentiality Agreement, the Guarantee and the provisions of Section 7.2 (Access to Information; Confidentiality), Section 7.5 (Public Announcements), Section 7.11(f) (Financing Cooperation), the last two sentences of Section 7.19 (Requested Transactions), this Section 9.2, Section 9.3 (Fees and Expenses), Section 9.4 (Payment of Amount or Expenses), Section 9.5 (Amendment), and Article X (General Provisions) of this Agreement shall survive the termination hereof and shall remain in full force and effect, in each case, in accordance with the terms thereof; provided, that no such termination shall relieve any Party from any liability or damages resulting from any Fraud, or for any Willful Breach of any of such Party’s covenants, obligations or agreements set forth in this Agreement that occurs prior to such termination, subject only, with respect to any such liabilities of the Company, to Section 9.3(b), and with respect to any such liabilities of the Parent Parties, to Section 9.3(c) and Section 10.10(c).
Section 9.3 Fees and Expenses.
(a) Except as otherwise provided in this Section 9.3, all Expenses shall be paid by the Party incurring such fees or Expenses, except that Parent shall pay, whether or not the Mergers or any other transaction contemplated by this Agreement is consummated, all costs and Expenses incurred in connection with the Paying Agent. Notwithstanding anything to the contrary contained herein, Parent shall pay the amount of any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes, fees, and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with this Agreement and the transactions contemplated by this Agreement.
(b) In the event that:
(i) this Agreement is validly terminated by the Company pursuant to Section 9.1(c)(ii) (Superior Proposal);
(ii) this Agreement is validly terminated by (A) Parent pursuant to Section 9.1(d)(ii) (Adverse Recommendation Change) or (B) by the Company pursuant to Section 9.1(b)(iii) (Failure to Obtain Shareholder Approval) (at a time when Parent could have terminated this Agreement pursuant to Section 9.1(d)(ii) (Adverse Recommendation Change)); or
(iii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 9.1(b)(i) (Outside Date) (and at the time of such termination the Company would not have been entitled to terminate this Agreement pursuant to Section 9.1(c)(iii) (Parent Failure to Close)) or Section 9.1(b)(iii) (Failure to Obtain Shareholder Approval), or by Parent pursuant to Section 9.1(d)(i) (Company Terminating Breach), (B) a Competing Proposal shall have been publicly announced or shall have become publicly disclosed or publicly known after the date of this Agreement and prior to the Shareholders Meeting and, in either case, shall not have been publicly withdrawn or otherwise publicly abandoned, and (C) within twelve (12) months following such termination, the Company (x) enters into a definitive written agreement providing for such Competing Proposal that is later consummated or (y) consummates any Competing Proposal (provided, that for purposes of this Section 9.3(b)(iii), the term “Competing Proposal” will have the meaning assigned to such term herein, except that percentages included in the definition of “Competing Proposal” increased to 50%);
then the Company shall pay to Operating Merger Sub, or as otherwise directed by Parent, the Company Termination Payment. Payment of the Company Termination Payment shall be made by wire transfer of same day funds to the account or accounts designated by Parent as follows: (1) in the case of Section 9.3(b)(i), prior to or substantially concurrently with and as a condition to the effectiveness of termination of this Agreement pursuant to Section 9.1(c)(ii); (2) in the case of Section 9.3(b)(ii), within three (3) Business Days after termination of this Agreement pursuant to Section 9.1(d)(ii); and (3) in the case of Section 9.3(b)(iii), within three (3) Business Days of the consummation of such Competing Proposal. For the avoidance of doubt, any payment made by the Company under this Section 9.3(b) shall be payable only once with respect to Section 9.3(b), and not in duplication, even though such payment may be payable under one or more provisions hereof. The payment of the Company Termination Payment in accordance with this Section 9.3(b) shall be deemed to be liquidated damages (and not a penalty) for any and all losses or damages suffered or incurred by the Parent Parties, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination and, upon payment in full of the Company Termination Payment, the Company Parties shall have no further liability, whether pursuant to a claim at Law or in equity, to the Parent Parties or any of their respective Affiliates under this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Parent Parties, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Action against the Acquired Companies or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Payment), any of the contemplated by this Agreement or any matters forming the basis for such termination; provided, that if the Company fails to pay the Company Termination Payment and any Parent Party commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Payment or any portion thereof, then the Company shall pay the Parent Parties their costs and expenses (including reasonable documented fees of outside counsel and disbursements) in connection with such suit, together with interest on the Company Termination Payment at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).
(c) In the event that:
(i) this Agreement is validly terminated by the Company pursuant to Section 9.1(c)(i) (Parent Terminating Breach); or
(ii) this Agreement is validly terminated by the Company pursuant to Section 9.1(c)(iii) (Failure to Close);
in the case of Section 9.3(c)(ii), under circumstances in which the Company Termination Payment is not payable pursuant to Section 9.3(b), then, subject to Section 10.10(c), Parent shall pay or cause to be paid, as directed by the Company, the Parent Termination Payment by wire transfer of same-day funds to an account designated by the Company within four (4) Business Days following such termination in accordance with this Section 9.3(c). For the avoidance of doubt, any payment made by Parent of the Parent Termination Payment pursuant to the terms of this Agreement shall be payable only once, and not in duplication, even though such payment may be payable under one or more provisions hereof. The payment of the Parent Termination Payment in accordance with this Section 9.3(c) shall be deemed to be liquidated damages (and not a penalty) for any and all losses or damages, suffered or incurred by the Company Parties or any of their respective Affiliates under this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and, upon payment in full of the Parent Termination Payment and, if applicable, the Recovery Costs, none of the Parent Parties or any of their Affiliates or Representatives shall have any further liability, whether pursuant to a claim at Law or in equity, to the Company, any of its Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Company Parties, any of their respective Affiliates or any other Person shall not be entitled to bring or maintain any Action against the Parent Parties or any of their Affiliates or

Representatives for damages or any equitable relief arising out of or in connection with this Agreement, any of the transactions contemplated by this Agreement or any matters forming the basis for such termination (other than equitable relief to require payment of the Parent Termination Payment); provided, that if Parent fails to pay the Parent Termination Payment and the Company commences a suit which results in a final, non-appealable judgment against Parent for the Parent Termination Payment, or any portions thereof, then Parent shall pay the Company in accordance with Section 9.4, its costs and expenses (including reasonable documented fees of outside counsel and disbursements) in connection with such suit, together with interest on the Parent Termination Payment at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) plus any amounts payable or reimbursable by Parent pursuant to Section 7.11(f) or Section 7.19 which remain unpaid at the time of such termination (the “Recovery Costs”).
Section 9.4 Payment of Amount or Expenses.
(a) In the event that this Agreement is validly terminated and Parent is obligated to pay the Company the Parent Termination Payment, plus the Recovery Costs, pursuant to and as set forth in Section 9.3(c), but subject to Section 10.10(c), Parent shall pay to the Company from the Parent Termination Payment, plus the Recovery Costs, deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Parent Termination Payment, plus the Recovery Costs, and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (I) or 856(c)(3)(A) through (I) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants (taking into account any known or anticipated income of the Company that is not Qualifying Income and any appropriate “cushion” as reasonably determined by such accountants), plus (B) in the event the Company receives either (x) a letter from the Company’s counsel or accountants indicating that the Company has received a ruling from the IRS described in Section 9.4(b)(ii), or (y) an opinion from the Company’s outside counsel as described in Section 9.4(b)(ii), an amount equal to the Parent Termination Payment, plus the Recovery Costs, less the amount payable under clause (i) above. To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Parent Termination Payment, plus the Recovery Costs, with an escrow agent selected by Parent (that is reasonably satisfactory to the Company) and on such terms (subject to Section 9.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. All fees, costs and expenses of the escrow agent shall be paid by the Company. The payment or deposit into escrow of the Parent Termination Payment, plus the Recovery Costs, pursuant to this Section 9.4(a) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 9.3(c) by wire transfer of immediately available funds.
(b) The escrow agreement shall provide that the Parent Termination Payment, plus the Recovery Costs, in escrow or any portion thereof shall not be released to the Company (or its designee) unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company (or its designee) without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company (or its designee); or (ii) a letter from the Company’s counsel or accountants indicating that the Company received a ruling from the IRS holding that the receipt by the Company (or its designee) of the Parent Termination Payment, plus the Recovery Costs, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Parent Termination Payment, plus the Recovery Costs, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Termination Payment, plus the Recovery Costs, to the Company. Parent shall be deemed to have satisfied its obligations to pay the Parent Termination Payment, plus the Recovery Costs, to the Company so long as it deposits into escrow the Parent Termination Payment, plus the Recovery Costs, notwithstanding any delay or reduction in payment to the Company arising from this Section 9.4(b), and shall have no further liability with respect to payment of the Parent Termination Payment, the Recovery Costs, or otherwise. Parent agrees to amend this Section 9.4(b), at the request of the Company and provided that such amendment would not increase Parent’s or its Affiliates obligations hereunder or result in Parent or its Affiliates incurring any unreimbursed costs or expenses, in order to (x) maximize the portion of the Parent Termination Payment, plus the Recovery Costs, that may be distributed to the Company (or its designee) hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y)

improve the Company’s chances of securing a favorable ruling described in this Section 9.4(b) or (z) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.4(b). The escrow agreement shall also provide that any portion of the Parent Termination Payment, plus the Recovery Costs, that remains unpaid as of the end of a tax year shall be paid as soon as possible during the following tax year, subject to the foregoing limitations of this Section 9.4; provided, however, that any portion of the Parent Termination Payment, plus the Recovery Costs, that remains unpaid as of December 31 following the date which is five (5) years from the date of this Agreement shall be released by the escrow agent to Parent, and Parent shall have no further obligations to the Company with respect thereto. Parent shall not be a party to such escrow agreement.
Section 9.5 Amendment. Subject to compliance with applicable Law, at any time before or after receipt of the Shareholder Approval and prior to the Partnership Merger Effective Time, any provision of this Agreement may be amended or modified by a written agreement of the Parties executed in the same manner as this Agreement; provided, that after the Shareholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Shares, or which, pursuant to applicable Law, requires the further approval of the shareholders of the Company without such further approval of such shareholders (in which case, such further approval shall be deemed the Shareholder Approval for purposes of this Agreement), or (b) any amendment or change not permitted under applicable Law. Notwithstanding anything else to the contrary herein, no amendment, modification or alteration to this sentence of Section 9.5 or the provisions of Section 10.8 (Assignment), Section 10.5 (Third Party Beneficiaries), Section 10.7(b) (Venue), and Section 10.11(b) (Non-Recourse) (in each case, solely to the extent that it relates to the Debt Financing Sources) (and any related definitions to the extent an amendment, modification or alteration of such definitions would modify the substance of any of the foregoing provisions) in any manner materially adverse to the Debt Financing Sources shall be effective as to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letters.
ARTICLE X

GENERAL PROVISIONS
Section 10.1 Non-Survival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Company Merger Effective Time. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Company Merger Effective Time, which shall remain in force and effect following the Closing.
Section 10.2 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (c) immediately upon delivery by hand or email, in each case, to the intended recipient as set forth below (or at such other address or facsimile number for a Party as shall be specified by like notice):

(a)	if to the Parent Parties, the Surviving Partnership or the Surviving Entity, to:

c/o Brookfield Asset Management
250 Vesey Street, 15th Floor
	Attention:	Murray Goldfarb
	E-mail:	[***]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
	Attention:	Brian Scrivani
Drew Flowers

David Perechocky
	E-mail:	bscrivani@gibsondunn.com
dflowers@gibsondunn.com
dperechocky@gibsondunn.com

(b)	if to the Company Parties to:

Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, CA 90245
	Attention:	Nina Momtazee Sitzer
	E-mail:	[***]

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
	Attention:	Julian Kleindorfer
Bradley Helms
Darren Guttenberg
	Email:	julian.kleindorfer@lw.com
bradley.helms@lw.com
darren.guttenberg@lw.com

Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in portable document form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 10.5 Entire Agreement; Third-Party Beneficiaries. (a) This Agreement (including the Exhibits, Schedules and the Company Disclosure Letter), the Access Agreement and the Confidentiality Agreement, the Financing Commitment Letters and the Guarantee constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, and (b) this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (i) Article III (which, from and after the Company Merger Effective Time, shall be for the benefit of holders of Company Common Shares and Company RSU Awards immediately prior to the Company Merger Effective Time), (ii) Article III (which, from and after the Partnership Merger Effective Time, shall be for the benefit of holders of Operating Partnership Units immediately prior to the Partnership Merger Effective Time), (iii) Section 7.9 (which, from and after the Partnership Merger Effective Time shall be for the benefit of the Indemnified Parties), (iv) Section 10.10(c) and Section 10.11(a) (which, in each case, shall be for the benefit of and enforceable by the Non-Recourse Parties), and (v) any claims that the Company may assert against Parent, if, as and when required pursuant to the terms and conditions of the Guarantee. In addition to the foregoing, the Debt Financing Sources shall be third party beneficiaries of, and shall be entitled to enforce the provisions of the second sentence of Section 9.5 (Amendment), Section 10.8 (Assignment), this Section 10.5, Section 10.7(b) (Venue), and Section 10.11(b) (Non-Recourse) (in each case, solely to the extent that it relates to the Debt Financing Sources). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.6 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.6 Extension; Waiver. At any time prior to the Partnership Merger Effective Time, the Parties may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 10.7 Governing Law; Venue.
(a) This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement (other than with respect to issues relating to the Partnership Merger that are required to be governed by the DRULPA), shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).
(b) All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such dispute, and (vi) agrees, with respect to any Action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto agrees that it will not bring or support any legal proceedings against the Debt Financing Sources arising out of or relating to this Agreement, including any dispute arising out of relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or Federal court.
Section 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, that each of Parent, REIT Merger Sub and Operating Merger Sub shall have the right, without the prior written consent of the Company, to assign all or any portion of their respective rights, interests and obligations hereunder to a wholly owned direct or indirect Subsidiary of Parent or to any of their respective Affiliates, or to any debt financing sources (including the Debt Financing Sources) for purposes of creating a security interest herein or otherwise assigning as collateral in respect of any debt financing (including the

Debt Financing), but no such assignment shall relieve Parent, REIT Merger Sub or Operating Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
Section 10.9 Obligation of Parent. Parent shall cause REIT Merger Sub and Operating Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by REIT Merger Sub or Operating Merger Sub, as applicable, in accordance with the terms of this Agreement, the Mergers and the other transactions contemplated by this Agreement. Parent represents, acknowledges and agrees that any breach or default in the performance of any covenant, obligation, agreement or undertaking of REIT Merger Sub and Operating Merger Sub set forth in this Agreement shall also be deemed to be a breach of any such representation and warranty or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have under this Agreement arising out of any such breach or nonperformance directly against Parent, REIT Merger Sub and Operating Merger Sub in the first instance. As applicable, references in this Section 10.9 to “REIT Merger Sub” shall also include the Surviving Entity following the Company Merger Effective Time, and references in this Section 10.9 to “Operating Merger Sub” shall also include the Surviving Partnership following the Partnership Merger Effective Time.
Section 10.10 Specific Performance.
(a) The Parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. The Parties hereto agree that unless and until this Agreement is terminated in accordance with Section 9.1 and any dispute over the right to termination has been finally resolved, (i) the Parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 10.7 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (subject to the limitations set forth in this Section 10.10), without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 9.2 and Section 9.3(b), and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Mergers, and without that right, none of the Company Parties or the Parent Parties would have entered into this Agreement. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such Parties has an adequate remedy at Law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The Parties hereto agree that (A) notwithstanding anything to the contrary set forth herein, no Company Party shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by any of the Parent Parties or to enforce specifically the terms and provisions hereof and (B) that each Company Party’s sole and exclusive remedy relating to a breach of this Agreement by any Parent Party or otherwise shall be the remedy set forth in Section 9.3(c); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent of Section 7.2 or Section 7.5. (provided, however, that in no event shall the Company or any of its Affiliates be entitled to both a grant of specific performance and monetary damages with respect to any such breach).
(b) The Parties hereto further agree that (i) by seeking the remedies provided for in this Section 10.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.10 shall require any party to institute any Action for (or limit any party’s right to institute any Action for) specific performance under this Section 10.10 prior or as a condition to exercising any termination right under Article IX (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 10.10 or anything set forth in this Section 10.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article IX or pursue any other remedies under this Agreement that may be available at any time. In any legal proceeding seeking monetary damages against a party or to compel a party to specifically perform its obligations hereunder, the non-prevailing party in such Action (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its costs and expenses (including reasonable attorneys’ fees and disbursements) in connection with such Action.
(c) Notwithstanding anything to the contrary in this Agreement, other than in the case of Fraud, the maximum aggregate liability of the Parent Parties, together, for monetary damages, losses, costs or expenses of the

Company Parties, their respective Affiliates or any other Person in connection with the failure of the Mergers to be consummated, a breach (including a Willful Breach) of this Agreement by any Parent Party, Fraud, or otherwise relating to this Agreement or the transactions contemplated by this Agreement (including the Mergers) shall be limited to an amount equal to the Parent Termination Payment, plus the Recovery Costs (collectively, the “Parent Liability Cap”). Other than in the case of Fraud, in no event shall any of the Company Parties or any of their respective Affiliates or any other Person seek or permit to be sought on their behalf any amount in excess of the Parent Liability Cap from the Parent Parties or their Affiliates or Representatives in connection with this Agreement or the transactions contemplated by this Agreement (including the Mergers), or in respect of the Guarantee, or any theory of law or equity (including by or through attempted piercing of the corporate, limited partnership or limited liability company veil) or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Each of the Company Parties agrees that it has no right of recovery against, and no liability shall attach to, any of the Parent Parties or any of their Affiliates or Representatives (other than against the Parent Parties as provided by Section 9.3(c) and this Section 10.10(c)), through any Parent Party or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of any Parent Party against the Parent Parties or any of their Affiliates or Representatives, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantors under the Guarantee (but not any other Parent Parties or any of their Affiliates) under and to the extent provided in the Guarantee subject to the Parent Liability Cap and the other limitations described herein. In no event shall any of the Company Parties or any of their respective Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any of the Affiliates or Representatives of the Parent Parties (other than Guarantor to the extent provided in the Guarantee, and in each case subject to the Parent Liability Cap and the other limitations described therein).
Section 10.11 Non-Recourse.
(a) Except for claims for Fraud, each party agrees that all claims, liabilities, or causes of action (whether in contract or in tort, in law or in equity, including clauses for piercing the corporate veil or similar causes of action, or granted by statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the Ancillary Documents or transactions contemplated hereby or thereby, or the negotiation, execution, or performance of this Agreement or the Ancillary Documents (including any representation or warranty made in, in connection with, or as an inducement to enter into, this Agreement or such Ancillary Documents), or any claims or actions alleging breach of this Agreement or the Ancillary Documents, may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties to this Agreement and, in the case of the Ancillary Documents, Persons expressly identified as parties thereto (each, a “Contracting Party”). Except for the liabilities and obligations of the parties to the Guarantee, the Debt Commitment Letter and any other Ancillary Documents to which they are parties, no Person who is not a Contracting Party, including (so long as the same is not a Contracting Party) any current, former or future director, officer, employee, incorporator, member, partner, manager, shareholder, equityholder, Affiliate, agent, attorney, Representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, shareholder, equityholder, Affiliate, agent, attorney, Representative or assignee of any of the foregoing (collectively (and so long as any such Person is not a Contracting Party), the “Non-Recourse Party”), shall have any liability (whether in contract or in tort, in law or in equity, including clauses for piercing the corporate veil or similar causes of action, or granted by statute) for any claims, losses, liabilities, damages, costs or expenses arising under, out of, in connection with, or related in any manner to this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby or based on, in respect of, or by reason of this Agreement or any of the Ancillary Documents or the transactions contemplated hereby or thereby or the negotiation, execution, performance, or breach of this Agreement or any of the Ancillary Documents, and, to the maximum extent permitted by applicable Law, except as provided in the Ancillary Documents, each Contracting Party, on behalf of itself and its Affiliates, hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Recourse Party. Notwithstanding the foregoing provisions of this Section 10.11(a) and any other provision of this Agreement to the contrary, but subject to the terms and conditions of the Ancillary Documents (and without limiting the Company’s respective remedies thereunder), the Company may seek to enforce the terms of the Guarantee to cause the other parties thereto to provide funds to Parent to permit Parent to satisfy (x) any valid Order or award of damages in favor of the Company obtained by the Company pursuant to and in accordance with Section 9.3, (y) payment by Parent of Parent’s indemnification, payment and reimbursement obligations pursuant to Section 7.11(f) and Section 7.19 and/or (z) payment by Parent of the Parent Termination Payment and any Recovery

Costs pursuant to and in accordance with Section 9.3, in each case, solely to the extent provided therein and in accordance with their respective terms. Notwithstanding anything herein to the contrary and for the avoidance of doubt, (A) nothing in this Section 10.11 shall limit the Company’s right to seek specific performance against Parent to prevent any breach by Parent of Section 7.2 and Section 7.5 in accordance with, and to the extent set forth in, Section 10.10(a), and (B) nothing in this Section 10.11 nor Section 10.10 shall limit in any way any Fraud remedies or the remedies of the parties under the Confidentiality Agreement or the Access Agreement. In no event shall the Company seek to, and the Company shall cause its Affiliates not to seek to, and neither the Company nor any of its Affiliates shall be entitled to, recover any consequential damages from any of the Parent Parties.
(b) The Company, on behalf of itself, and its Subsidiaries and each of their respective controlled Affiliates, hereby agrees that none of the Debt Financing Sources shall have any liability to the Company or any of its Subsidiaries or any of their respective controlled Affiliates based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (i) this Agreement and any the Ancillary Documents and any of the transactions contemplated hereunder or thereunder (including the Financing); (ii) the negotiation, execution or performance of this Agreement or any of the Ancillary Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the Ancillary Documents); (iii) any breach or violation of this Agreement or any of the Ancillary Documents; and (iv) any failure of any of the transactions contemplated hereunder or thereunder (including the Financing) to be consummated; provided, that nothing in this Section 10.11(b) shall limit the rights of Parent, REIT Merger Sub and Operating Merger Sub under the Debt Commitment Letters.
Section 10.12 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.12.
Section 10.13 Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

BSREP V Neon Pooling REIT L.P.

By: Brookfield Strategic Real Estate Partners V GP L.P, its general partner

By: BSREP V GP of GP LLC, its general partner

By:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Authorized Signatory

BSREP V Neon Pooling Non-REIT L.P.

By: Brookfield Strategic Real Estate Partners V GP II L.P, its general partner

By: BSREP V GP of GP LLC, its general partner

By:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Authorized Signatory

BSREP V Brookfield Neon Sub L.P.

By: Brookfield Strategic Real Estate Partners V GP II L.P., its general partner

By: BSREP V GP of GP LLC, its general partner

By:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Authorized Signatory

[Signature Page to Merger Agreement]

Neon REIT Merger Sub LLC

By: Brookfield Strategic Real Estate Partners V GP L.P., its manager

By: BSREP V GP of GP LLC, its general partner

By:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Authorized Signatory

Neon OP Merger Sub LLC

By: Brookfield Strategic Real Estate Partners V GP L.P., its manager

By: BSREP V GP of GP LLC, its general partner

By:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title: Authorized Signatory

PEAKSTONE REALTY TRUST

By:	/s/ Michael J. Escalante
Name: Michael J. Escalante
Title: Chief Executive Officer and President

PKST OP, L.P., a Delaware limited partnership

By: Peakstone Realty Trust, a Maryland real estate investment trust, General Partner

By:	/s/ Michael J. Escalante
Name: Michael J. Escalante
Title: Chief Executive Officer and President

[Signature Page to Merger Agreement]

EXHIBIT A
REIT Opinion

EXHIBIT B
REIT Officers Certificate

Schedule I
[Section 16 Officers]

Annex B
Global Corporate & Investment Banking
BofA Securities, Inc.
One Bryant Park, New York, NY 10036
February 2, 2026
The Board of Trustees
Peakstone Realty Trust
1520 E. Grand Ave
El Segundo, CA 90245
Members of the Board of Trustees:
We understand that Peakstone Realty Trust (“Peakstone”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among Peakstone, BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P. (collectively, “Parent”), Neon REIT Merger Sub LLC, a subsidiary of Parent (“REIT Merger Sub”), Neon OP Merger Sub LLC, a subsidiary of Parent (“Operating Merger Sub”), and PKST OP, L.P., a Delaware limited partnership and a majority owned subsidiary of Peakstone (“Operating Partnership”), pursuant to which, among other things, (i) Operating Merger Sub will be merged with and into Operating Partnership (the “Partnership Merger”) and each outstanding Operating Partnership Common Unit other than the Excluded Units (each as defined in the Agreement) will be converted into the right to receive the Partnership Merger Consideration (as defined in the Agreement) and (ii) REIT Merger Sub will merge with and into Peakstone (the “Company Merger”, and together with the Partnership Merger, the “Mergers”) and each outstanding common share of beneficial interest, par value $0.001 per share, of Peakstone (each, a “Peakstone Common Share”) (other than the Excluded Shares (as defined in the Agreement)) will be converted into the right to receive $21.00 in cash (the “Consideration”). The terms and conditions of the Mergers are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Peakstone Common Shares (other than the Excluded Shares) of the Consideration to be received by such holders in the Company Merger.
In connection with this opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to Peakstone;
(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Peakstone furnished to or discussed with us by the management of Peakstone, including certain financial forecasts relating to Peakstone prepared by the management of Peakstone (such forecasts, “Peakstone Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of Peakstone with members of senior management of Peakstone;
(iv)	reviewed the trading history for Peakstone Common Shares and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(v)	compared certain financial and stock market information of Peakstone with similar information of other companies we deemed relevant;
(vi)	compared certain financial terms of the Company Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;
(vii)	reviewed a draft, dated February 1, 2026, of the Agreement (the “Draft Agreement”); and
(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Peakstone that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Peakstone Forecasts, we have been advised by Peakstone, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Peakstone as to the future financial performance of Peakstone. We have relied, at the direction of Peakstone, upon the assessments of the management of Peakstone as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting Peakstone and its business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Peakstone, nor have we made any physical inspection of the properties or assets of Peakstone. We have not evaluated the solvency or fair value of Peakstone or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Peakstone, that the Mergers will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Peakstone or the contemplated benefits of the Mergers. We also have assumed, at the direction of Peakstone, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Mergers (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Mergers, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Mergers or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Peakstone Common Shares and no opinion or view is expressed with respect to any consideration received in connection with the Mergers by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Mergers, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to Peakstone or in which Peakstone might engage or as to the underlying business decision of Peakstone to proceed with or effect the Mergers. We are also not expressing any view or opinion with respect to, and we have relied, the direction of Peakstone, upon the assessment of representatives of Peakstone regarding legal, regulatory, accounting, tax and similar matters relating to Peakstone or the Mergers, as to which matters we understand that Peakstone obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Company Merger or any other matter.
We have acted as financial advisor to the Board of Trustees of Peakstone in connection with the Mergers and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Mergers. In addition, Peakstone has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) Peakstone and certain of its affiliates, and (ii) Brookfield Corporation, an affiliate of Parent (“Brookfield”), and certain affiliates and portfolio companies of Brookfield.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Peakstone and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to Peakstone in connection with a certain acquisition transaction, (ii) having acted or acting as a lender under certain term loan, letters of credit and other credit facilities of Peakstone and/or certain of its affiliates, (iii) having provided or providing certain treasury management services and products to Peakstone and/or certain of its affiliates and (iv) having provided or providing certain derivatives trading services to Peakstone and/or certain of its affiliates.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Brookfield and/or certain of its affiliates and/or portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Brookfield and/or certain of its affiliates and/or portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as administrative agent, bookrunner for, and a lender under, certain term loans, letters of credit and subscription, revolving and other credit, leasing and other facilities for Brookfield and/or certain of its affiliates and/or portfolio companies, including, without limitation, in connection with the financing for certain acquisition transactions, (iii) having acted as manager or underwriter for various debt and equity offerings of Brookfield and/or certain of its affiliates and/or portfolio companies, (iv) having provided or providing certain treasury management services and products to Brookfield and/or certain of its affiliates and/or portfolio companies and (v) having provided or providing certain commodity, derivatives and foreign exchange trading services to Brookfield and/or certain of its affiliates and/or portfolio companies. In addition, certain of our affiliates maintain commercial (including vendor and/or customer) relationships with Brookfield Asset Management Ltd.
It is understood that this letter is for the benefit and use of the Board of Trustees of Peakstone (in its capacity as such) in connection with and for purposes of its evaluation of the Company Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Peakstone or the Mergers. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Company Merger by holders of Peakstone Common Shares (other than Excluded Shares) is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ BofA Securities, Inc.
BOFA SECURITIES, INC.

Peakstone
REALTY TRUST

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V86234-S33715

The undersigned shareholder of Peakstone Realty Trust, a Maryland real estate investment trust, hereby appoints Javier F. Bitar and Nina Momtazee Sitzer, and each of them as proxies with full power of substitution, to attend the Special Meeting of Shareholders of Peakstone Realty Trust to be held on April 29, 2026 at 9:00 a.m. Pacific Time virtually via live webcast at the following website, www.virtualshareholdermeeting.com/PKST2026SM, and at any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote on behalf of the undersigned as designated on the reverse side of this proxy and in their discretion on such other matters as may properly come before the Special Meeting of Shareholders, including matters incident to its conduct. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement.

When properly executed, this proxy will be voted as specified by the undersigned shareholder. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTION IS GIVEN AS TO ANY OF THE PROPOSALS, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATIONS AS INDICATED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

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